FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227446-05

MSC 2019-H7

Free Writing Prospectus

Structural and Collateral Term Sheet

$746,987,515

(Approximate Total Mortgage Pool Balance)

$653,614,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Argentic Real Estate Finance LLC

Morgan Stanley Mortgage Capital Holdings LLC

Starwood Mortgage Capital LLC

Cantor Commercial Real Estate Lending, L.P.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2019-H7

July 9, 2019

MORGAN STANLEY Co-Lead Bookrunning Manager		Cantor Fitzgerald & Co. Co-Lead Bookrunning Manager

The Williams Capital Group, L.P. Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-227446) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$19,200,000		30.000%	(7)	2.83	1 – 59	15.1%	41.7%
Class A-2	AAAsf/AAA(sf)/AAA(sf)	$29,900,000		30.000%	(7)	4.92	59 – 60	15.1%	41.7%
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$26,600,000		30.000%	(7)	7.37	60 – 115	15.1%	41.7%
Class A-3	AAAsf/AAA(sf)/AAA(sf)		(8)	30.000%	(7)	(8)	(8)	15.1%	41.7%
Class A-4	AAAsf/AAA(sf)/AAA(sf)		(8)	30.000%	(7)	(8)	(8)	15.1%	41.7%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$522,891,000	(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$130,723,000	(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/AAA(sf)/AA-(sf)	$62,560,000		21.625%	(7)	9.97	120 – 120	13.5%	46.7%
Class B	AA-sf/AA(sf)/NR	$33,614,000		17.125%	(7)	9.97	120 – 120	12.8%	49.4%
Class C	A-sf/A(sf)/NR	$34,549,000		12.500%	(7)	9.97	120 – 120	12.1%	52.1%

Privately Offered Certificates(11)

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D(12)	BBBsf/BBB+(sf)/NR	$15,873,000	(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Class D(12)	BBBsf/BBB+(sf)/NR	$15,873,000		10.375%	(7)	9.97	120 – 120	11.8%	53.4%
Class E-RR(12)	BBB-sf/BBB-(sf)/NR	$22,410,000		7.375%	(7)	9.97	120 – 120	11.4%	55.2%
Class F-RR	BB-sf/BB(sf)/NR	$17,741,000		5.000%	(7)	9.97	120 – 120	11.2%	56.6%
Class G-RR	B-sf/B+(sf)/NR	$8,403,000		3.875%	(7)	9.97	120 – 120	11.0%	57.3%
Class H-RR	NR/NR/NR	$28,946,514		0.000%	(7)	9.97	120 – 120	10.6%	59.6%

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated on or about July 9, 2019 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% or, in the case of the Class A-3, Class A-4, Class X-D, Class D and Class E-RR certificates, such greater percentages as are contemplated by footnotes (8) and (12) below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $447,191,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$100,000,000 – $205,000,000	9.75 – 9.80	115 – 118 / 115 – 119
Class A-4	$242,191,000 – $347,191,000	9.91 – 9.93	118 – 120 / 119 – 120

(9)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates. If the certificate balance of a class of principal balance certificates constitutes all or part of the notional amount of a class of Class X certificates, then such class of principal balance certificates constitutes “an underlying class of principal balance certificates” for such class of Class X certificates.

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(12)	The initial certificate balance of each class of the Class D and Class E-RR certificates and the initial notional amount of the Class X-D certificates are subject to change based on final pricing of all certificates (other than the Class R Certificates) and the final determination of the fair market value of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “RR Certificates”), which will be retained by Argentic Real Estate Finance LLC, as “retaining sponsor”, or its “majority owned affiliate” (in each case as defined under Regulation RR) or other permitted transferee in satisfaction of the risk retention requirements. The initial certificate balance of the Class D certificates (and correspondingly, the initial notional amount of the Class X-D certificates) is expected to fall within a range of $13,632,000 to $18,114,000. The initial certificate balance of the Class E-RR certificates is expected to fall within a range of $20,169,000 to $24,651,000. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the RR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7

Issue Characteristics

Offered Certificates:	$653,614,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co.
Co-Manager:	The Williams Capital Group, L.P.
Mortgage Loan Sellers:	Argentic Real Estate Finance LLC, Morgan Stanley Mortgage Capital Holdings LLC, Starwood Mortgage Capital LLC and Cantor Commercial Real Estate Lending, L.P.
Rating Agencies:	Fitch, KBRA and S&P
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	LNR Partners, LLC
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Directing Certificateholder:	Argentic Securities Income USA LLC or an affiliate thereof
Credit Risk Retention:	Eligible horizontal residual interest
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2019 (or, in the case of any mortgage loan that has its first due date after July 2019, the date that would have been its due date in July 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of July 15, 2019
Expected Closing Date:	On or about July 25, 2019
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in August 2019.
Rated Final Distribution Date:	The distribution date in July 2052
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSC 2019-H7<MTGE><GO>
Risk Factors:	THE OFFERED CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and advances, costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Class V and Class R certificates), pro rata, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated at the special servicing fee rate based on the outstanding principal balance of each mortgage loan (and any related companion loan) that is serviced under the pooling and servicing agreement for this securitization (a “serviced mortgage loan” and “serviced companion loan”, respectively) and that is being specially serviced or as to which the related mortgaged property has

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7

become an REO property. The special servicing fee rate will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates the product of (a) the amount of such yield maintenance charge or prepayment premium (net of any liquidation fees payable therefrom), (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Control Eligible Certificates) for that distribution date. Any portion of the yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X certificates as follows: (1) first, to the Class X-A and Class X-B certificates, in the case of each such class in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the underlying class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of such class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable distribution date, and (2) second, to the Class X-D certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on the subject distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans expected to be outstanding

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to reduce the certificate balances of the Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based upon their respective certificate balances, until their respective certificate balances have been reduced to zero.
Serviced Whole Loans:

Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Grand Canal Shoppes, SoCal Retail Portfolio, Embassy Suites at Centennial Olympic Park, 125 Borinquen Place, Visions Hotel Portfolio II, Legacy Tower and Eleven Seventeen Perimeter (prior to the securitization of the related control note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the Eleven Seventeen Perimeter whole loan (a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related control note, a servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Tower 28, FedEx Niles, 3 Columbus Circle, Eleven Seventeen Perimeter (on and after the securitization of the related control note) and AC by Marriott San Jose. With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be Argentic Securities Income USA LLC or an affiliate thereof.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar) or the resignation of the then current Directing Certificateholder.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the most senior class of Control Eligible Certificates has a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will be entitled to exercise certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event,” “Consultation Termination Event” and “Operating Advisor Consultation Event,” a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to any Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Excluded DCH Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the closing date with respect to this securitization.

“Borrower Party” means a borrower, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (a) any other person or entity controlling or controlled by or under common control with such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person or entity owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and any servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event (and, in the case of any such whole loan with a subordinate companion loan, only if the holder of such subordinate companion loan is no longer the controlling noteholder), and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan. With respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (in lieu of the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a rehabilitated mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior to such junior notes), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender (or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the mortgaged property or the mortgage loan at the time the mortgage loan became subject of a workout and became (and as part of the modification related to) such AB Modified Loan) as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became the subject of a workout and became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

As used herein, a “Cumulative Appraisal Reduction Amount” will be, as of any date of determination, the sum of (i) with respect to any Mortgage Loan, any Appraisal Reduction Amount then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan(s) until the principal balance(s) thereof has been notionally reduced to zero, and second, to the related mortgage loan and any pari passu companion loan(s) on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts in respect of, or allocable to, any mortgage loan will proportionately reduce the interest portion of debt service advances required to be made in respect of such mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for Collateral Deficiency Amounts on serviced mortgage loans and non-serviced mortgage loans and for Appraisal Reduction Amounts on serviced mortgage loans) will be required to determine, in accordance with the applicable servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related pari passu companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties). If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other specified amounts (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. If the highest offer is made by an Interested Person (i.e., certain specified parties under the pooling and servicing agreement for this transaction, including the parties to such agreement, the Directing Certificateholder, any sponsor, any Borrower Party and known affiliates of the foregoing), the trustee, rather than the special servicer, will generally be required to determine whether the offer constitutes a fair price. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is received from an independent third party. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in the Prospectus.

Notwithstanding any of the foregoing to the contrary, the special servicer will not be required to accept the highest cash offer for a defaulted loan or REO property if it determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists or the mortgage loan is an Excluded DCH Loan) and any related companion loan holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if they constituted a single lender, and, if applicable, taking into account the subordinate nature of any subordinate companion loan).  In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment (but in all cases in accordance with the Servicing Standard), that acceptance of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if they constituted a single lender, and, if applicable, taking into account the subordinate nature of any subordinate companion loan).

In addition, with respect to the Grand Canal Shoppes mortgage loan, Venetian Casino Resort, LLC has the right to purchase such mortgage loan following an acceleration thereof, subject to certain conditions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Split Interests” in the Prospectus.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

The foregoing applies to mortgage loans serviced under the pooling and servicing agreement for this transaction. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted mortgage loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSC 2019-H7 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights allocable to all the principal balance certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7

certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of principal balance certificates evidencing at least 75% of the voting rights that constitute a minimum Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of certificates representing a majority of the outstanding principal balance of all certificates whose holders voted on the matter, provided that the certificateholders and/or certificate owners that so voted on the matter (i) hold certificates representing at least 20% of the outstanding principal balance of all certificates on an aggregate basis and (ii) include at least three certificateholders and/or certificate owners that are not affiliated with each other.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of principal balance certificates evidencing at least 75% of the aggregate voting rights allocable to all principal balance certificates (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof).

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to any servicing shift whole loan and any serviced A/B whole loans as to which the subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSC 2019-H7 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer, following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.

Voting Rights:	Voting rights for the certificates will be allocated as follows: (1) 2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective notional amounts as of the date of determination; and (2) in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related certificate balance of such class of principal balance certificates, determined as of the prior determination date, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the principal balance certificates, determined as of the prior determination date (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in the Preliminary Prospectus, such numerator and denominator will take into account any notional reduction in the certificate balance of any class of principal balance certificates for Cumulative Appraisal Reduction Amounts allocated to such class). The voting rights of any class of certificates will be allocated among certificateholders of such class in proportion to their respective percentage interests. The Class V and the Class R certificates will not be entitled to any voting rights.

Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be entitled to appoint (and may remove and replace with or without cause) a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7

separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded DCH Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the master servicer and the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor will be subject to termination without cause if the holders of certificates representing at least 15% of the voting rights allocable to the Non-Reduced Classes vote to terminate and replace the operating advisor and such vote is approved by the holders of certificates representing more than 50% of the voting rights allocable to the Non-Reduced Classes that exercise their right to vote, provided that the holders of certificates representing at least 50% of the voting rights allocable to the Non-Reduced Classes have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the RR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such classes or (ii) a Control Termination Event has occurred and is continuing.

“Non-Reduced Class” means any class of principal balance certificates then outstanding for which (a)(1) the initial certificate balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates, (y) any Cumulative Appraisal Reduction Amounts allocated to such class of certificates and (z) any realized losses previously allocated to such class of certificates is equal to or greater than (b) 25% of the difference between (1) the initial certificate balance of such class of certificates and (2) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the pooling and servicing agreement for this transaction. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the pooling and servicing agreement for this transaction (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders entitled to not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of the voting rights allocable to those certificateholders who cast votes and (ii) a majority of the voting rights that constitute a minimum Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7

An “Asset Review Quorum” is, in connection with any solicitation of votes to authorize an asset review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders entitled to not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders entitled to at least 75% of the voting rights that constitute a minimum Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement for this transaction to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Argentic Real Estate Finance LLC	20	35	$311,738,454	41.7%
Morgan Stanley Mortgage Capital Holdings LLC	17	17	$235,809,061	31.6%
Starwood Mortgage Capital LLC	8	18	$118,100,000	15.8%
Cantor Commercial Real Estate Lending, L.P.	8	11	$81,340,000	10.9%
Total:	53	81	$746,987,515	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$746,987,515
Number of Mortgage Loans:	53
Average Cut-off Date Balance per Mortgage Loan:	$14,094,104
Number of Mortgaged Properties:	81
Average Cut-off Date Balance per Mortgaged Property:	$9,222,068
Weighted Average Mortgage Rate:	4.4207%
% of Pool Secured by 5 Largest Mortgage Loans:	31.9%
% of Pool Secured by 10 Largest Mortgage Loans:	48.5%
% of Pool Secured by ARD Loans(2):	2.2%
Weighted Average Original Term to Maturity (months)(2):	118
Weighted Average Remaining Term to Maturity (months)(2):	117
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	3.1%
% of Pool Secured by Refinance Loans:	75.5%
% of Pool Secured by Acquisition Loans:	17.1%
% of Pool Secured by Refinance/Acquisition Loans:	3.8%
% of Pool Secured by Recapitalization Loans:	3.6%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	44.0%
% of Pool with Subordinate Mortgage Debt:	14.5%
% of Pool with Mezzanine Debt:	3.5%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	2.14x
Weighted Average UW NOI Debt Yield(4):	10.6%
Weighted Average UW NCF DSCR:	2.01x
Weighted Average UW NCF Debt Yield(4):	9.9%
Weighted Average Cut-off Date LTV Ratio(4)(5):	59.6%
Weighted Average Maturity Date LTV Ratio(2)(5):	55.5%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(2)(6):	358
Weighted Average Remaining Amortization Term (months)(2)(6):	358
% of Pool Interest Only through Maturity:	56.4%
% of Pool Amortizing Balloon:	23.8%
% of Pool Interest Only followed by Amortizing Balloon:	17.6%
% of Pool Interest Only, ARD:	2.2%

Lockboxes

% of Pool with Hard Lockboxes:	45.7%
% of Pool with Springing Lockboxes:	37.6%
% of Pool with Soft Lockboxes:	12.0%
% of Pool with No Lockboxes:	4.7%

Reserves

% of Pool Requiring Tax Reserves:	84.1%
% of Pool Requiring Insurance Reserves:	61.4%
% of Pool Requiring Replacement Reserves:	75.6%
% of Pool Requiring TI/LC Reserves(7):	88.8%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	82.8%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	17.2%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to July 2019.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(4)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield or Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of the appraised values of the individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization; provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(7)	Excludes hospitality, multifamily, self storage and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Grand Canal Shoppes	Las Vegas	NV	Retail	$70,000,000	9.4%	759,891	$1,000.14	2.46x	9.6%	46.3%	46.3%
2	AREF	SoCal Retail Portfolio	Various	CA	Various	$60,000,000	8.0%	1,481,231	$145.00	2.28x	9.9%	52.0%	52.0%
3	AREF	Embassy Suites at Centennial Olympic Park	Atlanta	GA	Hospitality	$45,000,000	6.0%	321	$260,124.61	1.72x	11.7%	68.4%	55.7%
4	SMC	125 Borinquen Place	Brooklyn	NY	Multifamily	$35,000,000	4.7%	125	$416,000.00	2.00x	8.0%	54.4%	54.4%
5	SMC	Visions Hotel Portfolio II	Various	Various	Hospitality	$28,500,000	3.8%	955	$65,130.89	2.08x	14.3%	59.2%	48.1%
6	CCRE	617-625 West 46th Street	New York	NY	Mixed Use	$28,000,000	3.7%	49,500	$565.66	1.63x	8.2%	63.1%	63.1%
7	MSMCH	Tower 28	Long Island City	NY	Multifamily	$26,000,000	3.5%	450	$248,888.89	2.31x	13.0%	33.4%	28.8%
8	AREF	North Carolina Technical Park	Durham	NC	Industrial	$25,500,000	3.4%	272,150	$93.70	1.32x	9.1%	67.3%	54.6%
9	AREF	Brotman Physicians Plaza	Culver City	CA	Office	$23,250,000	3.1%	48,505	$479.33	2.23x	9.2%	56.0%	56.0%
10	MSMCH	Wheatland Towne Crossing	Dallas	TX	Retail	$21,250,000	2.8%	206,874	$102.72	2.97x	12.8%	60.7%	60.7%
		Total/Wtd. Avg.				$362,500,000	48.5%			2.12x	10.4%	55.1%	51.4%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units/Rooms and Cut-off Date Balance per SF/Unit/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	Grand Canal Shoppes	$70,000,000	$690,000,000	$760,000,000	MSC 2019-H7	Midland	LNR	(2)	2.46x	9.6%	46.3%
2	AREF	SoCal Retail Portfolio	$60,000,000	$154,785,000	$214,785,000	MSC 2019-H7	Midland	LNR	MSC 2019-H7	2.28x	9.9%	52.0%
3	AREF	Embassy Suites at Centennial Olympic Park	$45,000,000	$38,500,000	$83,500,000	MSC 2019-H7	Midland	LNR	MSC 2019-H7	1.72x	11.7%	68.4%
4	SMC	125 Borinquen Place	$35,000,000	$17,000,000	$52,000,000	MSC 2019-H7	Midland	LNR	MSC 2019-H7	2.00x	8.0%	54.4%
5	SMC	Visions Hotel Portfolio II	$28,500,000	$33,700,000	$62,200,000	MSC 2019-H7	Midland	LNR	MSC 2019-H7	2.08x	14.3%	59.2%
7	MSMCH	Tower 28	$26,000,000	$86,000,000	$112,000,000	BANK 2019-BNK17	Wells Fargo	Midland	(2)	2.31x	13.0%	33.4%
12	MSMCH	FedEx Niles	$16,500,000	$30,000,000	$46,500,000	MSC 2019-H6	Midland	Midland	MSC 2019-H6	2.14x	9.4%	54.7%
18	MSMCH	Legacy Tower	$13,500,000	$8,500,000	$22,000,000	MSC 2019-H7	Midland	LNR	MSC 2019-H7	1.44x	12.2%	63.4%
19	CCRE	3 Columbus Circle	$12,500,000	$477,500,000	$490,000,000	BMARK 2019-B10	KeyBank	LNR	(3)	2.91x	12.3%	45.4%
22	MSMCH	Eleven Seventeen Perimeter	$12,000,000	$32,000,000	$44,000,000	MSC 2019-H7	Midland	LNR	(4)	2.45x	11.3%	65.8%
29	CCRE	AC by Marriott San Jose	$10,000,000	$50,000,000	$60,000,000	CF 2019-CF1	KeyBank	LNR	CF 2019-CF1	2.05x	11.4%	59.7%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The initial directing holder is the holder of the related Note B until the occurrence of a control appraisal event under the related intercreditor agreement, at which time the directing holder will be the directing certificateholder (or other designated party) under the related lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Prospectus.

(3)	With respect to the 3 Columbus Circle whole loan, the related Note B is currently held by the BMARK 2019-B10 securitization trust and backs a separate series of certificates issued by such trust, and a holder of such certificates is currently entitled to exercise control rights with respect to the 3 Columbus Circle whole loan.

(4)	The Eleven Seventeen Perimeter pari passu companion loan is currently held by MSBNA and is expected to be contributed to one or more future securitization transactions. The Eleven Seventeen Perimeter whole loan will be serviced pursuant to the MSC 2019-H7 pooling and servicing agreement until the securitization of the related control note.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/ Rooms/ Units	Cut-off Date Balance per SF/ Room/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	MSMCH	Grand Canal Shoppes	Las Vegas	NV	Retail	$70,000,000	9.4%	759,891	$1,000.14	2.46x	9.6%	46.3%	46.3%	GSMS 2012-SHOP
3	AREF	Embassy Suites at Centennial Olympic Park	Atlanta	GA	Hospitality	$45,000,000	6.0%	321	$260,124.61	1.72x	11.7%	68.4%	55.7%	JPMCC 2017-FL10
9	AREF	Brotman Physicians Plaza	Culver City	CA	Office	$23,250,000	3.1%	48,505	$479.33	2.23x	9.2%	56.0%	56.0%	DBUBS 2011-LC3A
19	CCRE	3 Columbus Circle	New York	NY	Office	$12,500,000	1.7%	753,713	$650.11	2.91x	12.3%	45.4%	45.4%	Various(2)
22	MSMCH	Eleven Seventeen Perimeter	Atlanta	GA	Office	$12,000,000	1.6%	392,726	$112.04	2.45x	11.3%	65.8%	65.8%	GSMS 2011-GC5
38	MSMCH	Food Lion Mount Airy	Mount Airy	MD	Retail	$8,000,000	1.1%	98,354	$81.34	2.84x	13.1%	57.1%	57.1%	CGCMT 2012-GC8
50	CCRE	Woodland Square Apartments	Pontiac	MI	Multifamily	$4,040,000	0.5%	72	$56,111.11	1.33x	9.2%	75.0%	65.1%	FRESB 2015-SB2
		Total				$174,790,000	23.4%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized within the last 10 years, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/ Room/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	The 3 Columbus Circle mortgage loan was previously securitized in the following securitization transactions: CGCMT 2015-GC29, COMM 2015-CCRE22, COMM 2015-CCRE23 and WFCM 2015-LC20.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
1	MSMCH	Grand Canal Shoppes	$70,000,000	$1,000.14	$215,000,000	2.46x	9.6%	46.3%	1.67x	7.5%	59.5%
7	MSMCH	Tower 28	$26,000,000	$248,888.89	$53,000,000	2.31x	13.0%	33.4%	1.49x	8.8%	49.3%
19	CCRE	3 Columbus Circle	$12,500,000	$650.11	$105,000,000	2.91x	12.3%	45.4%	2.40x	10.2%	55.1%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut- off Date LTV(1)
7	MSMCH	Tower 28	$26,000,000	$248,888.89	$50,000,000	2.31x	13.0%	33.4%	1.07x	6.8%	64.2%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($29,900,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/Units	Cut-off Date Balance per SF/ Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
23	AREF	Bradenton Financial Center	FL	Office	$11,212,500	1.5%	$11,212,500	37.5%	116,839	$95.97	1.96x	10.2%	74.3%	74.3%	60	60
25	SMC	Maplewood Apartments	KY	Multifamily	$10,800,000	1.4%	$10,294,058	34.4%	291	$37,113.40	1.62x	10.7%	65.9%	62.8%	23	59
37	AREF	Lakecrest-Southpointe Portfolio	FL	Office	$8,350,000	1.1%	$8,017,807	26.8%	120,627	$69.22	1.67x	11.9%	57.6%	55.3%	23	59
		Total/Wtd. Avg.			$30,362,500	4.1%	$29,524,365	98.7%			1.76x	10.8%	66.7%	65.0%	37	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	29	$247,071,789	33.1%	4.2014%	2.27x	10.4%	56.1%	54.7%
Anchored	15	$101,068,311	13.5%	4.1336%	2.45x	11.0%	56.2%	55.6%
Specialty Retail	1	$70,000,000	9.4%	3.7408%	2.46x	9.6%	46.3%	46.3%
Shadow Anchored	11	$55,889,728	7.5%	4.5224%	1.93x	10.7%	65.4%	60.3%
Unanchored	2	$20,113,750	2.7%	5.2526%	1.58x	8.7%	64.5%	64.5%
Hospitality	18	$146,582,116	19.6%	4.7482%	1.87x	13.2%	64.7%	53.8%
Full Service	5	$85,037,743	11.4%	4.6713%	1.82x	13.2%	67.3%	55.5%
Limited Service	12	$51,544,373	6.9%	4.8396%	1.91x	13.6%	61.5%	49.8%
Select Service	1	$10,000,000	1.3%	4.9300%	2.05x	11.4%	59.7%	59.7%
Office	8	$98,134,874	13.1%	4.4945%	2.05x	10.7%	60.4%	57.8%
Suburban	5	$51,172,374	6.9%	4.7626%	1.77x	11.2%	63.0%	58.0%
CBD	2	$23,712,500	3.2%	4.4937%	2.46x	11.3%	59.1%	59.1%
Medical	1	$23,250,000	3.1%	3.9050%	2.23x	9.2%	56.0%	56.0%
Multifamily	9	$96,313,000	12.9%	4.1948%	1.96x	9.9%	53.4%	51.4%
Mid Rise	1	$35,000,000	4.7%	3.9000%	2.00x	8.0%	54.4%	54.4%
Garden	4	$28,460,000	3.8%	4.7146%	1.72x	9.9%	68.3%	65.7%
High Rise	1	$26,000,000	3.5%	3.7842%	2.31x	13.0%	33.4%	28.8%
Low Rise	3	$6,853,000	0.9%	5.1000%	1.44x	7.5%	62.2%	62.2%
Industrial	8	$88,038,736	11.8%	4.3536%	1.94x	10.0%	64.5%	57.8%
Warehouse Distribution	2	$35,125,000	4.7%	3.9870%	2.60x	10.6%	58.8%	58.8%
Flex	2	$26,875,000	3.6%	4.4627%	1.41x	9.2%	67.1%	55.0%
Warehouse	3	$20,773,736	2.8%	4.7903%	1.44x	9.6%	70.5%	57.9%
Flex/R&D	1	$5,265,000	0.7%	4.5200%	2.24x	11.1%	65.0%	65.0%
Mixed Use	8	$67,947,000	9.1%	4.8076%	1.53x	7.8%	62.7%	62.1%
Multifamily/Retail	6	$34,547,000	4.6%	4.8300%	1.44x	7.1%	61.5%	61.5%
Office/Retail	2	$33,400,000	4.5%	4.7844%	1.61x	8.5%	64.0%	62.7%
Self Storage	1	$2,900,000	0.4%	4.5200%	1.81x	11.3%	59.8%	49.9%
Self Storage	1	$2,900,000	0.4%	4.5200%	1.81x	11.3%	59.8%	49.9%
Total/Wtd. Avg.	81	$746,987,515	100.0%	4.4207%	2.01x	10.6%	59.6%	55.5%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	25	$194,463,565	26.0%	4.4864%	1.87x	10.2%	55.6%	52.4%
California	17	$102,239,286	13.7%	4.1963%	2.20x	10.1%	54.1%	53.2%
California – Southern(2)	16	$92,239,286	12.3%	4.1168%	2.22x	10.0%	53.5%	52.5%
California – Northern(2)	1	$10,000,000	1.3%	4.9300%	2.05x	11.4%	59.7%	59.7%
Nevada	2	$75,900,000	10.2%	3.7670%	2.46x	9.7%	47.5%	47.5%
Georgia	3	$60,600,000	8.1%	4.5807%	1.84x	11.5%	68.1%	58.1%
Florida	6	$58,662,500	7.9%	4.8466%	2.12x	11.0%	64.4%	62.4%
Texas	4	$51,985,000	7.0%	4.4379%	2.26x	11.4%	64.0%	61.7%
North Carolina	3	$36,641,025	4.9%	4.4395%	1.44x	9.7%	68.4%	56.9%
New Jersey	2	$31,064,388	4.2%	4.7696%	1.65x	11.6%	67.6%	55.4%
Illinois	2	$27,500,000	3.7%	4.2144%	2.36x	10.6%	57.1%	57.1%
Louisiana	1	$16,000,000	2.1%	4.5500%	2.09x	15.6%	64.5%	56.6%
Missouri	2	$13,867,000	1.9%	4.6982%	1.44x	9.4%	74.0%	61.0%
Arizona	2	$12,500,000	1.7%	4.0780%	2.48x	10.8%	61.9%	61.9%
Maryland	2	$11,750,000	1.6%	4.3370%	2.46x	12.7%	62.3%	58.6%
Kentucky	1	$10,800,000	1.4%	4.5400%	1.62x	10.7%	65.9%	62.8%
Wisconsin	1	$10,627,168	1.4%	4.9800%	1.76x	12.6%	69.9%	57.7%
Indiana	2	$10,458,750	1.4%	4.9223%	1.77x	9.5%	66.5%	64.5%
Washington	1	$6,600,000	0.9%	4.9900%	1.34x	9.6%	67.0%	58.1%
Michigan	1	$4,040,000	0.5%	5.1000%	1.33x	9.2%	75.0%	65.1%
Connecticut	1	$3,550,000	0.5%	4.3100%	2.25x	10.2%	63.4%	63.4%
West Virginia	1	$3,450,000	0.5%	4.0200%	1.91x	11.8%	73.2%	63.5%
Ohio	1	$2,900,000	0.4%	4.5200%	1.81x	11.3%	59.8%	49.9%
Pennsylvania	1	$1,388,832	0.2%	4.5500%	2.08x	14.3%	59.2%	48.1%
Total/Wtd. Avg.	81	$746,987,515	100.0%	4.4207%	2.01x	10.6%	59.6%	55.5%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,545,000 - 10,000,000	25	142,976,459	19.1
10,000,001 - 20,000,000	18	241,511,056	32.3
20,000,001 - 30,000,000	6	152,500,000	20.4
30,000,001 - 40,000,000	1	35,000,000	4.7
40,000,001 - 55,000,000	1	45,000,000	6.0
55,000,001 - 70,000,000	2	130,000,000	17.4
Total:	53	$746,987,515	100.0%
Min: $2,545,000	Max: $70,000,000	Avg: $14,094,104

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	25	194,463,565	26.0
California	17	102,239,286	13.7
California – Southern(3)	16	92,239,286	12.3
California – Northern(3)	1	10,000,000	1.3
Nevada	2	75,900,000	10.2
Georgia	3	60,600,000	8.1
Florida	6	58,662,500	7.9
Texas	4	51,985,000	7.0
North Carolina	3	36,641,025	4.9
New Jersey	2	31,064,388	4.2
Illinois	2	27,500,000	3.7
Louisiana	1	16,000,000	2.1
Missouri	2	13,867,000	1.9
Arizona	2	12,500,000	1.7
Maryland	2	11,750,000	1.6
Kentucky	1	10,800,000	1.4
Wisconsin	1	10,627,168	1.4
Indiana	2	10,458,750	1.4
Washington	1	6,600,000	0.9
Michigan	1	4,040,000	0.5
Connecticut	1	3,550,000	0.5
West Virginia	1	3,450,000	0.5
Ohio	1	2,900,000	0.4
Pennsylvania	1	1,388,832	0.2
Total:	81	$746,987,515	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	29	247,071,789	33.1
Anchored	15	101,068,311	13.5
Specialty Retail	1	70,000,000	9.4
Shadow Anchored	11	55,889,728	7.5
Unanchored	2	20,113,750	2.7
Hospitality	18	146,582,116	19.6
Full Service	5	85,037,743	11.4
Limited Service	12	51,544,373	6.9
Select Service	1	10,000,000	1.3
Office	8	98,134,874	13.1
Suburban	5	51,172,374	6.9
CBD	2	23,712,500	3.2
Medical	1	23,250,000	3.1
Multifamily	9	96,313,000	12.9
Mid Rise	1	35,000,000	4.7
Garden	4	28,460,000	3.8
High Rise	1	26,000,000	3.5
Low Rise	3	6,853,000	0.9
Industrial	8	88,038,736	11.8
Warehouse Distribution	2	35,125,000	4.7
Flex	2	26,875,000	3.6
Warehouse	3	20,773,736	2.8
Flex/R&D	1	5,265,000	0.7
Mixed Use	8	67,947,000	9.1
Multifamily/Retail	6	34,547,000	4.6
Office/Retail	2	33,400,000	4.5
Self Storage	1	2,900,000	0.4
Self Storage	1	2,900,000	0.4
Total/Wtd. Avg.	81	$746,987,515	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.7408 - 4.4999	20	373,078,025	49.9
4.5000 - 4.9999	20	280,390,306	37.5
5.0000 - 5.8000	13	93,519,184	12.5
Total:	53	$746,987,515	100.0%
Min: 3.7408%	Max: 5.8000%	Wtd Avg: 4.4207%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	3	30,362,500	4.1
120	50	716,625,015	95.9
Total:	53	$746,987,515	100.0%
Min: 60 mos.	Max: 120 mos.	Wtd Avg: 118 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59 - 60	3	30,362,500	4.1
115 - 120	50	716,625,015	95.9
Total:	53	$746,987,515	100.0%
Min: 59 mos.	Max: 120 mos.	Wtd Avg: 117 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	26	437,511,250	58.6
300	2	11,365,662	1.5
360	25	298,110,602	39.9
Total:	53	$746,987,515	100.0%
Min: 300 mos.	Max: 360 mos.	Wtd Avg: 358 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	26	437,511,250	58.6
295 - 300	2	11,365,662	1.5
358 - 360	25	298,110,602	39.9
Total:	53	$746,987,515	100.0%
Min: 295 mos.	Max: 360 mos.	Wtd Avg: 358 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
AREF	20	311,738,454	41.7
MSMCH	17	235,809,061	31.6
SMC	8	118,100,000	15.8
CCRE	8	81,340,000	10.9
Total:	53	$746,987,515	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	25	421,011,250	56.4
Amortizing Balloon	11	178,070,240	23.8
Partial Interest Only	16	131,406,025	17.6
Interest Only, ARD	1	16,500,000	2.2
Total:	53	$746,987,515	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
33.4 - 50.0	4	112,600,000	15.1
50.1 - 55.0	3	111,500,000	14.9
55.1 - 60.0	8	102,189,286	13.7
60.1 - 65.0	18	199,531,148	26.7
65.1 - 75.0	20	221,167,081	29.6
Total:	53	$746,987,515	100.0%
Min: 33.4%	Max: 75.0%	Wtd Avg: 59.6%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
28.8 - 40.0	1	26,000,000	3.5
40.1 - 50.0	8	138,354,948	18.5
50.1 - 55.0	6	158,451,123	21.2
55.1 - 60.0	12	185,027,168	24.8
60.1 - 65.0	21	185,931,775	24.9
65.1 - 74.3	5	53,222,500	7.1
Total:	53	$746,987,515	100.0%
Min: 28.8%	Max: 74.3%	Wtd Avg: 55.5%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.24 - 1.40	9	80,201,736	10.7
1.41 - 1.60	6	65,801,388	8.8
1.61 - 1.80	13	172,552,116	23.1
1.81 - 2.00	6	66,217,275	8.9
2.01 - 2.20	4	71,000,000	9.5
2.21 - 3.00	15	291,215,000	39.0
Total:	53	$746,987,515	100.0%
Min: 1.24x	Max: 3.00x	Wtd Avg: 2.01x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
6.3 - 9.0	8	123,086,736	16.5
9.1 - 10.0	14	258,850,138	34.7
10.1 - 11.0	8	64,762,500	8.7
11.1 - 12.0	10	116,456,025	15.6
12.1 - 13.0	7	103,866,454	13.9
13.1 - 14.0	3	31,000,000	4.2
14.1 - 16.0	2	44,500,000	6.0
16.1 - 19.1	1	4,465,662	0.6
Total:	53	$746,987,515	100.0%
Min: 6.3%	Max: 19.1%	Wtd Avg: 10.6%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.
(2)	In the case of mortgage loans secured by multiple properties, Cut-off Date Balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

SPRING MTS.
NORTH LAS VEGAS
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
MUDDY MTS.
Winchester
LV Strip
CLARK COUNTY
Enterprise
HENDERSON
Nellis Air Force Base
Downtown Las Vegas 4 miles
STRATOSPHERE
Arizona Coll. of Nursing - Las Vegas
Little Vegas Chapel
W. Sahara Ave.
The Foundry at SLS
Artisan Hotel Boutique
PALACE STATION
SLS LAS VEGAS
SAHARA
Las Vegas Festival Grounds
Las Vegas Freeway
Sammy Davis Jr. Dr.
Las Vegas Blvd.
Desert Moon Productions
Adventuredome Theme Park
CIRCUS CIRCUS
DREW LAS VEGAS
WESTGAGE
Freedom Meats Inc.
RESORTS WORLD LAS VEGAS
WESTGATE LAS VEGAS
Somerset Shopping Center
Las Vegas Convention Center
KKVV Radio
Desert Inn Rd.
TRUMP INTERNATIONAL HOTEL LV
Courtyard by Marriott
Desert Inn Rd.
LV CONV. CENTER
ENCORE LAS VEGAS
Fashion Show Mall
Wynn Las Vegas Golf Club
The Center at Spring Mountain
WYNN LAS VEGAS
Spring Mountain Rd.
Wynn Esplanade
Grand Canal Shoppes
3327 & 3377 Las Vegas Boulevard South
Las Vegas, NV 89109
LAS VEGAS MONORAIL
LAS VEGAS
TREASURE ISLAND
MARDI GRAS HOTEL & CASINO
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
THE VENETIAN
Sands Ave.
Sands Expo and Convention Center
THE MIRAGE
Madam Tussauds LV
E. Twain Ave.
Twain Ave.
Freeway
Rio Pavilion Conference Center
CASINO ROYAL
The Forum Shops at Caesars
HARRAH'S LAS VEGAS
HARRAH'S/ THE LINQ
Paradise Rd.
HOLIDAY INN CLUB LAS VEGAS
THE LINQ
Koval Ln.
RIO HOTEL AND CASINO
The Colosseum
O'Shea's Casino
Las Vegas
GOLD COAST
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
The Meridian Luxury Condos
Valley View Blvd.
WESTIN
W. Flamingo Rd.
Las Vegas Strip
THE CROMWELL
PALMS CASINO RESORT
Via Bellagio
Grand Bazaar Shops
Flamingo Rd.
BALLY'S
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Fountains at Bellagio
BALLY'S/ PARIS
CLARK COUNTY
BALLAGIO
PARIS LAS VEGAS
Paradise Rd.
Miracle MileShops
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
HARD ROCK HOTEL & CASINO
PLANET HOLLYWOOD
VDARA HOTEL & SPA
LAS VEGAS MONORAIL
Harmon Ave.
ARIA RESORT & CASINO
Veer Towers
Harley Davidson Cafe
Harmon Ave.
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV 2 miles
Panorama Towers
CITY CENTER
THE SIGNATURE @ MGM GRAND
Polo Towers
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
Conference Center
Industrial Rd.
Frank Sinatra Dr.
MONTE CARLO
Hard Rock Cafe LV
Rue de Monte Carlo
McCarran International Airport
Nevada Beverage Co. (Budweiser/ Bud Light)
T-Mobile Arena
Showcase Mall
MGM Shops
NEW YORK NEW YORK
MGM GRAND
MGM GRAND
Koval Ln.
David Copperfield Theatre
Tropicana Ave.
Tropicana Ave.
EXCALIBUR
THE NEW TROPICANA
HOOTERS CASINO HOTEL
Grand Canyon Helicopters

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 1 – Grand Canal Shoppes

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	A-/BBB-/NR			Location:	Las Vegas, NV 89109
Original Balance(1):	$70,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$70,000,000			Detailed Property Type:	Specialty Retail
% of Initial Pool Balance:	9.4%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1999/2007
Sponsors:	Brookfield Properties REIT Inc.; Nuveen			Size(6):	759,891 SF
	Real Estate			Cut-off Date Balance per SF(1):	$1,000
Guarantor:	BPR Nimbus LLC			Maturity Date Balance per SF(1):	$1,000
Mortgage Rate(2):	3.7408%			Property Manager:	Brookfield Properties Retail Inc.
Note Date:	6/3/2019				(borrower-related)
First Payment Date:	8/1/2019			Underwriting and Financial Information
Maturity Date:	7/1/2029			UW NOI:	$73,021,709
Original Term to Maturity:	120 months			UW NOI Debt Yield(1):	9.6%
Original Amortization Term:	0 months			UW NOI Debt Yield at Maturity(1):	9.6%
IO Period:	120 months			UW NCF DSCR(1):	2.46x
Seasoning:	0 months			Most Recent NOI:	$71,465,811 (3/31/2019 TTM)
Prepayment Provisions(3):	LO (24); DEF (91); O (5)			2nd Most Recent NOI:	$71,326,473 (12/31/2018)
Lockbox/Cash Mgmt Status:	Hard/Springing			3rd Most Recent NOI:	$74,425,947 (12/31/2017)
Additional Debt Type(1)(4):	Pari Passu / Subordinate			Most Recent Occupancy:	94.0% (5/31/2019)
Additional Debt Balance(1)(4):	$690,000,000 / $215,000,000			2nd Most Recent Occupancy:	93.3% (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy:	93.0% (12/31/2017)
Reserves(5)				Appraised Value (as of):	$1,640,000,000 (4/3/2019)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$2,158
RE Tax:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	46.3%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	46.3%
Recurring Replacements:	$0	Springing	$386,928
TI/LC:	$12,309,694	Springing	$2,321,544
Ground Rent Funds:	$0	Springing	N/A
Gap Rent Reserve Funds:	$1,218,246	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$760,000,000	77.9%	Loan Payoff:	$627,284,452	64.3%
Subordinate Companion Loan:	$215,000,000	22.1%	Return of Equity:	$333,044,567	34.2%%
			Upfront Reserves:	$13,527,940	1.4%%
			Closing Costs:	$1,143,041	0.1%%
Total Sources:	$975,000,000	100.0%	Total Uses:	$975,000,000	100.0%

(1)	The Grand Canal Shoppes Mortgage Loan (as defined below) is part of the Grand Canal Shoppes Whole Loan (as defined below), which is comprised of 23 pari passu senior promissory notes with an aggregate original principal balance of $760,000,000 (the “Senior Notes”, and collectively the “Grand Canal Shoppes Senior Loan”) and one promissory note that is subordinate to the Senior Notes with an original principal balance of $215,000,000 (the “Grand Canal Shoppes Subordinate Companion Loan”, and together with the Grand Canal Shoppes Senior Loan, the “Grand Canal Shoppes Whole Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Grand Canal Shoppes Senior Notes, without regard to the Grand Canal Shoppes Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the entire Grand Canal Shoppes Whole Loan are $1,283, $1,283, 7.5%, 7.5%, 1.67x, 59.5% and 59.5%, respectively. The Grand Canal Shoppes Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”), Goldman Sachs Bank USA (“GS”) and Wells Fargo Bank, N.A. (“WFB”) on June 3, 2019.
(2)	Reflects the Senior Notes only. The Grand Canal Shoppes Subordinate Companion Loan accrues interest at the rate of 6.25% per annum.
(3)	Defeasance of the Grand Canal Shoppes Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Grand Canal Shoppes Whole Loan promissory note to be securitized and (b) June 3, 2022. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in July 2019.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	Size excludes the 84,743 SF space currently leased to Barneys New York. This space is included in the collateral; however, the loan documents permit a free release with respect to such space. As such, no value or rental income has been attributed to this space.

The Mortgage Loan. The largest mortgage loan (the “Grand Canal Shoppes Mortgage Loan”) is part of the Grand Canal Shoppes Whole Loan in the original principal balance of $975,000,000. The Grand Canal Shoppes Whole Loan is secured by a first priority fee and leasehold mortgage encumbering

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

759,891 SF located in Las Vegas, Nevada (the “Grand Canal Shoppes Property”). The Grand Canal Shoppes Whole Loan was co-originated by MSBNA, JPMCB, GS and WFB on June 3, 2019. The Grand Canal Shoppes Whole Loan is comprised of 23 promissory notes, which are pari passu with each other, with an aggregate original principal balance of $760,000,000 and one subordinate promissory note in the aggregate principal balance of $215,000,000. The non-controlling note A-1-1 and note A-1-6, in the aggregate original principal balance of $70,000,000, represent the Grand Canal Shoppes Mortgage Loan and will be included in the MSC 2019-H7 securitization trust. The remaining Senior Loans (collectively, the “Grand Canal Shoppes Serviced Pari Passu Companion Loans”), which had an aggregate original principal balance of $690,000,000, have been or are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Grand Canal Shoppes Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-A/B Whole Loan—The Grand Canal Shoppes Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Grand Canal Shoppes Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Grand Canal Shoppes Mortgage Loan
A-1-1 & A-1-6	$70,000,000	$70,000,000	MSC 2019-H7	No(1)
Grand Canal Shoppes Serviced Pari Passu Companion Loans
A-1-2	$50,000,000	$50,000,000	MSBNA	No
A-1-3	$40,000,000	$40,000,000	MSBNA	No
A-1-4	$40,000,000	$40,000,000	MSBNA	No
A-1-5	$13,846,154	$13,846,154	MSBNA	No
A-1-7	$10,000,000	$10,000,000	MSBNA	No
A-1-8	$10,000,000	$10,000,000	MSBNA	No
A-2-1	$50,000,000	$50,000,000	WFB	No
A-2-2	$50,000,000	$50,000,000	WFB	No
A-2-3	$40,000,000	$40,000,000	WFB	No
A-2-4	$25,000,000	$25,000,000	WFB	No
A-2-5	$10,384,615	$10,384,615	WFB	No
A-3-1	$50,000,000	$50,000,000	JPMCB	No
A-3-2	$50,000,000	$50,000,000	JPMCB	No
A-3-3	$40,000,000	$40,000,000	JPMCB	No
A-3-4	$25,000,000	$25,000,000	JPMCB	No
A-3-5	$10,384,615	$10,384,615	JPMCB	No
A-4-1	$50,000,000	$50,000,000	GS	No
A-4-2	$50,000,000	$50,000,000	GS	No
A-4-3	$40,000,000	$40,000,000	GS	No
A-4-4	$25,000,000	$25,000,000	GS	No
A-4-5	$10,384,615	$10,384,615	GS	No
Grand Canal Shoppes Subordinate Companion Loan
B	$215,000,000	$215,000,000	Third party holder	Yes(1)
Total	$975,000,000	$975,000,000

(1)	The holder of the Grand Canal Shoppes Subordinate Companion Loan will have the right to appoint the special servicer of the Grand Canal Shoppes Whole Loan and to direct certain decisions with respect to the Grand Canal Shoppes Whole Loan, unless a control appraisal event exists under the related co-lender agreement. The Grand Canal Shoppes Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization.

Proceeds of the Grand Canal Shoppes Whole Loan were used to refinance existing securitized mortgage debt, fund upfront reserves, pay closing costs, and return equity to the Grand Canal Shoppes Borrowers (as defined below).

The Borrower and the Borrower Sponsors. The borrowers are Grand Canal Shops II, LLC and The Shoppes at the Palazzo, LLC, each organized as a Delaware limited liability company and each structured to be bankruptcy remote with two independent directors (the “Grand Canal Shoppes Borrowers”).

The borrower sponsors are Brookfield Properties REIT Inc. and Nuveen Real Estate and the nonrecourse carveout guarantor is BPR Nimbus LLC (the “Grand Canal Shoppes Guarantor”), an affiliate of Brookfield Properties REIT Inc.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

Brookfield Properties REIT Inc. ranks among the largest retail real estate companies in the United States. Its portfolio of mall properties spans the nation, encompassing 170 locations across 42 states and representing over 146 million SF of retail space. The company is focused on managing, leasing and redeveloping retail properties.

Nuveen Real Estate is the investment management arm of Teachers Insurance and Annuity Association. Nuveen Real Estate manages various funds and mandates, across both public and private investments, and spanning both debt and equity and has over 80 years of real estate investing experience and more than 500 employees located across over 20 cities throughout the United States, Europe and Asia Pacific.

The Property. The Grand Canal Shoppes Property is a 759,891 SF specialty retail center that predominantly comprises the first-, second-, and third-levels of the Venetian Hotel and Casino and Palazzo Resort and Casino. The Grand Canal Shoppes Property opened in 1999, with an expansion in conjunction with the completion of The Palazzo in 2007, and is anchored by an 84,743 SF, three level Barneys New York, currently slated to close by January 2020. Barneys New York will be part of the collateral for the Grand Canal Shoppes Whole Loan at loan closing, but the Grand Canal Shoppes Borrowers have the right to obtain a free release of the Barneys Parcel (as defined below). At origination, no value or rental income was attributed to the Barneys Parcel.

The Venetian Hotel and Casino and Palazzo Resort and Casino are luxury hotels and casino resorts situated within the southeast quadrant of Las Vegas Boulevard and Sands Avenue. The Venetian Hotel and Casino and the Palazzo Resort and Casino are owned and operated by Las Vegas Sands. The overall resort complex is the largest on The Strip (as defined below), and includes 4,049 rooms within The Venetian, 3,068 rooms/suites within The Palazzo, and 225,000 SF of gaming space (combined), none of which are collateral for the Grand Canal Shoppes Whole Loan. The Grand Canal Shoppes Property is physically connected to the Venetian Hotel and Casino and the Palazzo Resort and Casino, which combine to create a large hotel and resort complex with over 7,000 hotel rooms, 2.3 million SF of meeting space, one million SF of retail space, and more than 30 restaurants. In addition, the Grand Canal Shoppes Property is within walking distance to over 140,000 hotel rooms.

The Grand Canal Shoppes Property is situated across 21.1 acres of land along the central portion of Las Vegas Boulevard (“The Strip”). The Grand Canal Shoppes Property is a premier shopping, entertainment, and dining venue in Las Vegas featuring a unique Venetian-inspired setting with luxury retailers and restaurant concepts. Attractions include a gondola ride through the canals of the Grand Canal Shoppes Property as well as showroom/theater space for live performances.

The Grand Canal Shoppes Property is currently 94.0% leased as of May 31, 2019. According to the appraisal, the Grand Canal Shoppes Property generates average mall shop sales of over $1,000 PSF. The Grand Canal Shoppes Property generated $427.6 million in gross sales with comparable in line sales of $1,182 PSF as of the trailing twelve months ended February 28, 2019. The Grand Canal Shoppes Property generates over 60% of its top line revenue from food and entertainment offerings, including restaurants such as Tao Asian Bistro, which features a night and beach club, Grand Lux Café, Sushi Samba, Delmonico Steakhouse, Cut by Wolfgang Puck, Smith & Wollensky, Verdugo West Brewery, Xiang Tian Xia Chinese Hot Pot and Recital Karaoke, among others. Noteworthy luxury retailers at the Grand Canal Shoppes Property include Louis Vuitton, Salvatore Ferragamo, Fendi and Jimmy Choo.

From 2015 through January 2019, capital expenditures, inclusive of development capital and landlord work, of approximately $20.3 million ($26.70 PSF) were invested in the Grand Canal Shoppes Property. In addition, there is a planned renovation and redevelopment of the common areas within the shopping areas above The Palazzo. Ownership is budgeting approximately $12.0 million to improve lighting and finishes, in an attempt to maintain existing and attract new tenants to this portion of the Grand Canal Shoppes Property. According to management, renovations are expected to begin in September 2019. In addition, renovation, new finishes and lighting are expected to be completed in conjunction with a proposed, 27,422 SF international food hall proposed to be completed in 2020. Such renovation and redevelopment, as well as development of the new food hall, are not required by or reserved for under the Grand Canal Shoppes Whole Loan documents, and we cannot assure you that any such renovation, redevelopment, or food hall development will be effected.

The following table presents a summary of historical tenant sales at the Grand Canal Shoppes Property:

Historical Tenant Sales Summary(1)
	2015	2016	2017	2018	TTM February 2019 Sales	TTM February 2019 Sales PSF
Anchor/Major Sales	$129,599,970	$129,282,829	$130,862,228	$138,705,093	$140,317,346	$1,046
Comparable In-Line Sales	$200,973,916	$207,912,708	$223,524,143	$244,916,086	$244,795,176	$1,154
Comparable Food Court Sales	$17,055,210	$19,744,070	$21,275,466	$23,538,795	$23,688,945	$1,580

(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

The Grand Canal Shoppes Property is anchored by 18 major tenants, which combined generate approximately $140.3 million in annual sales as of TTM February 2019. Since 2015, the Grand Canal Shoppes Property’s sales performance has steadily increased year-over-year, growing 21.4% over this period. Furthermore, comparable sales have consistently exceeded $1,100 PSF reaching $1,182 PSF as of TTM February 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The first floor of Barneys New York and the casino level (ground floor) space are leased by the Grand Canal Shoppes Borrowers, pursuant to air rights ground leases, which do not include the underlying land. The casino level space consists of restaurants and retail shops contained on the casino levels (ground floor) of the Venetian Hotel and Casino and the Palazzo Resort and Casino. The ground lease for the casino level of the Venetian Hotel and Casino portion of the Grand Canal Shoppes Property expires in 2093, and the ground lease for the casino level of the Palazzo Resort and Casino portion of the Grand Canal Shoppes Property expires in 2097. Each of the annual rents for these leases is $1 and the Grand Canal Shoppes Borrowers have the option to purchase the premises for $1 on the respective expiration dates. The remaining collateral, except for the Walgreens air rights lease space, is owned in fee. A portion of the fee is located at the ground level (the retail annex), with the majority fee located on levels 2 and 3. The collateral is part of a vertical subdivision; i.e. the fee ownership is solely of the designated space on the ground level and levels 2 and 3, and doesn’t include the land. A reciprocal easement agreement governs the relationship among the owner of the Grand Canal Shoppes Property, and the owners of other interests in the complex that includes the Venetian Hotel and Casino and the Palazzo Resort and Casino. The Walgreens air rights lease space refers to the air rights above the Walgreens space (the Walgreens space itself is owned by a third party), for which the lease expires in 2064 with one, 40 year extension option. The Walgreens air rights space is currently occupied by Buddy V's Ristorante and Carlo’s Bakery (12,839 SF, 1.5% of underwritten base rent). The Venetian Hotel and Casino subleases a portion of the air rights parcel from the Grand Canal Shoppes Borrowers pursuant to a separate sublease. The Venetian Hotel and Casino is responsible under its sublease for an amount equal to 80.68% of the ground rent under the Walgreens lease.

Pursuant to the reciprocal easement and ground lease documents, transfers (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) of the Grand Canal Shoppes Property are subject to certain transfer restrictions. Additionally, under such documents, Venetian Casino Resort, LLC has the right to cure certain defaults of the Grand Canal Shoppes Borrowers under the Grand Canal Shoppes Whole Loan. See also “Right of First Offer/Right of First Refusal” below.

Historical and Current Occupancy(1)
	2014	2015	2016	2017	2018	Current(2)
The Venetian Hotel and Casino	95.1%	92.6%	98.3%	95.7%	99.1%	97.1%
Palazzo Resort and Casino	88.2%	89.5%	86.2%	88.4%	83.0%	86.2%
Total/Wtd. Avg.	92.6%	91.5%	93.9%	93.0%	93.3%	94.0%

(1)	Historical occupancy provided by the borrower sponsor.
(2)	Current occupancy is based on the May 31, 2019 underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The following table presents certain information relating to the major tenants at the Grand Canal Shoppes Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Annual UW Rent	Annual UW Rent PSF(4)	TTM February 2019 Sales			Term. Options	Lease Expiration
							$	PSF	Occ. Cost %(5)
Major Tenants
Emporio D'Gondola(6)	NR/NR/NR	922	0.1%	$4,051,692	6.0%	$4,394.46	NAV	NAV	NAV	N	5/31/2029
The Venetian Resort (Showroom/Theater)	BBB-/NR/BBB-	38,920	5.1%	$4,051,619	6.0%	$104.10	NAV	NAV	NAV	N	5/31/2029
Regis Galerie(7)	NR/NR/NR	28,099	3.7%	$2,367,955	3.5%	$84.27	$7,010,021	$249	33.8%	N	12/31/2020
Sephora	NR/NR/A+	10,074	1.3%	$2,299,995	3.4%	$228.31	NAV	NAV	NAV	N	7/31/2021
Welcome to Las Vegas(8)	NR/NR/NR	14,234	1.9%	$2,000,502	3.0%	$140.54	$6,612,970	$465	30.3%	N	1/31/2030
Grand Lux Cafe	NR/NR/NR	19,100	2.5%	$1,463,633	2.2%	$76.63	$21,992,535	$1,151	6.7%	N	12/31/2029
CUT By Wolfgang Puck	NR/NR/NR	12,247	1.6%	$1,261,441	1.9%	$103.00	$14,171,737	$1,157	8.9%	N	5/31/2028
Mercato Della Pescheria	NR/NR/NR	16,479	2.2%	$1,131,448	1.7%	$68.66	$9,158,574	$556	12.4%	N	11/30/2025
Bellusso Jewelry	NR/NR/NR	2,999	0.4%	$1,068,964	1.6%	$356.44	$8,173,547	$2,725	13.1%	N	11/30/2022
Golden Gai	NR/NR/NR	12,820	1.7%	$1,034,959	1.5%	$80.73	NAV	NAV	NAV	N	12/31/2029
TAO Asian Bistro	NR/NR/NR	15,175	2.0%	$980,002	1.5%	$64.58	$35,724,404	$2,354	2.7%	N	1/31/2025
Peter Lik Gallery	NR/NR/NR	4,394	0.6%	$979,686	1.5%	$222.96	$3,859,320	$878	25.4%	N	8/31/2021
Smith & Wollensky	NR/NR/NR	14,751	1.9%	$942,502	1.4%	$63.89	NAV	NAV	NAV	N	6/30/2028
Michael Kors(9)	BBB-/NR/BBB-	4,066	0.5%	$917,907	1.4%	$225.75	$3,264,594	$803	28.1%	N	1/31/2026
Recital Karaoke	NR/NR/NR	14,062	1.9%	$897,999	1.3%	$63.86	NAV	NAV	NAV	N	2/28/2029
Subtotal/Wtd. Avg.		208,342	27.4%	$25,450,304	38.0%	$122.16

Other Tenants		506,286	66.6%	$41,584,578	62.0%	$82.14
Vacant Space		45,263	6.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		759,891	100.0%	$67,034,881	100.0%	$93.80

(1)	Information is based on the underwritten rent roll. Tenants are listed in order of underwritten rent.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Total/Wtd. Avg. Annual UW Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.
(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(5)	Occ. Cost % is based on the underwritten rent as of the May 31, 2019 rent roll divided by the most recently reported sales.
(6)	This tenant operates as the gondola attraction at the Grand Canal Shoppes Property.
(7)	Regis Galerie has 8,406 SF expiring on December 31, 2020, 4,654 SF expiring on February 29, 2020 and 15,039 SF expiring on May 31, 2025.
(8)	The Welcome to Las Vegas lease commencement is expected to be February 1, 2020. Gap rent was reserved by the lender at origination. 10,239 SF is expiring on December 31, 2020 and the remaining 3,995 SF is expiring on January 31, 2030.
(9)	Michael Kors has 3,733 SF expiring on January 31, 2026 and 333 SF expiring on March 31, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The following table presents certain information relating to the lease rollover at the Grand Canal Shoppes Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	2,080	$0.00	0.3%	0.3%	$0	0.0%	0.0%
2019	17	39,567	$61.58	5.2%	5.5%	$2,436,560	3.6%	3.6%
2020	26	80,052	$55.90	10.5%	16.0%	$4,475,224	6.7%	10.3%
2021	16	28,634	$200.74	3.8%	19.8%	$5,748,002	8.6%	18.9%
2022	13	35,084	$133.50	4.6%	24.4%	$4,683,674	7.0%	25.9%
2023	20	41,038	$133.79	5.4%	29.8%	$5,490,655	8.2%	34.1%
2024	23	60,412	$105.63	8.0%	37.8%	$6,381,261	9.5%	43.6%
2025	22	146,378	$71.87	19.3%	57.0%	$10,519,793	15.7%	59.3%
2026	9	29,721	$92.59	3.9%	60.9%	$2,751,933	4.1%	63.4%
2027	3	6,142	$139.93	0.8%	61.7%	$859,431	1.3%	64.7%
2028	9	48,011	$102.91	6.3%	68.1%	$4,940,574	7.4%	72.0%
2029	27	185,418	$97.34	24.4%	92.5%	$18,048,649	26.9%	99.0%
2030 & Beyond	2	12,091	$57.82	1.6%	94.0%	$699,125	1.0%	100.0%
Vacant	0	45,263	$0.00	6.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	190	759,891	$93.80	100.0%		$67,034,881	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
(4)	Total UW Rent Rolling reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

The Market. The Grand Canal Shoppes Property is located in Las Vegas, Nevada along The Strip. The Grand Canal Shoppes Property’s tenant mix of retail, restaurants, and entertainment offerings benefits from Las Vegas’s significant number of tourists, convention center attendees, and residents. The Grand Canal Shoppes Property is adjacent to the Sands Expo Convention Center, a 1.8 million SF meeting and convention center. Additionally, Las Vegas has various developments in process that are expected to be completed in 2020 and beyond. The most notable of these developments is the MSG Sphere, an 18,000 seat performance venue being developed by Madison Square Garden and Las Vegas Sands just east of the Grand Canal Shoppes Property, the construction of the 65,000 seat Las Vegas Stadium, the new home of the NFL’s Oakland Raiders, which is expected to also double as a live entertainment and convention venue, and the Las Vegas Convention Center District is under redevelopment with a 1.4 million SF expansion. We cannot assure you as to whether or when such developments will be completed.

Primary access to the Grand Canal Shoppes Property is provided by Interstate 15, the region’s primary north-south route, which is situated approximately one mile west of the Grand Canal Shoppes Property, with access gained via Spring Mountain Road/Sands Avenue. The Grand Canal Shoppes Property is located approximately 3 miles north of the McCarran International Airport and has direct access to Citizen Area Transit, which has over 41 routes running throughout the region. According to the appraisal, there were over 42.1 million visitors traveling to Las Vegas, and convention visitors exceeding 6.5 million in 2018. According to the appraisal, the estimated 2018 population within a five-, seven- and ten-mile radius of the Grand Canal Shoppes Property was 410,151, 911,414 and 1,661,641, respectively. The estimated 2018 average household income within a five-, seven- and ten-mile radius was $54,257, $60,146 and $70,983, respectively.

The Grand Canal Shoppes Property is located in the Southeast submarket of the Las Vegas retail market. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Southeast submarket was approximately 14.5%, with average asking rents of $19.41 PSF and inventory of approximately 5.1 million SF. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Las Vegas retail market was approximately 13.4%, with average asking rents of $22.34 PSF and inventory of approximately 29.9 million SF. The appraiser concluded to a market rent of $98.23 PSF for the space at the Grand Canal Shoppes Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The following table presents certain competitive properties to the Grand Canal Shoppes Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occ.	Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Grand Canal Shoppes Property Las Vegas, NV	Fashion/Specialty	1999/2007	759,891	94.0%(1)	$1,182(2)	TAO Nightclub, Theater, Grand Lux Café, Mercato Della Pescheria, TAO Asian Bistro, Recital Karaoke, Madame Tussaud Las Vegas, Verdugo West Brewery, Golden Gai	N/A
Primary Competition
Forum Shops at Caesars Las Vegas, NV	Fashion/Specialty	1992/1997, 2004	650,000	99%	$1,400 - $1,700	Upscale/themed retail project at Caesars with 1-2 levels	0.5
Wynn Las Vegas Retail Las Vegas, NV	Fashion/Specialty	2005/2008	150,000	95%	$2,000 - $3,000	Upscale retail areas located within The Wynn Las Vegas and Wynn Encore	0.3
The Shops at Crystals Las Vegas, NV	Fashion/Specialty	2009/NAP	360,000	94%	$1,200 - $1,400	Upscale specialty retail center with 3-levels on Las Vegas Strip part of City Center	1.1
Miracle Mile Shops Las Vegas, NV	Fashion/Specialty	2000/2008, 2016	494,000	93%	$825 - $875	Mid-Tier specialty retail center with 1 and 2 stories at Planet Hollywood	1.0
Fashion Show Mall Las Vegas, NV(3)	Super-Regional Center	1981/Various	1,875,400	95%	$825 - $875	Neiman Marcus, Dillard's, Macy's, Saks, Forever 21, Nordstrom, Dick's Sporting Goods	0.3
Secondary Competition
The Linq Promenade Las Vegas, NV	Fashion/Specialty	2014/NAP	268,000	93%	- - -	Retail and entertainment specialty center including a number of restaurants and performance venues	0.4
Bellagio Shops Las Vegas, NV	Fashion/Specialty	1998/NAP	-	100%	- - -	Upscale shopping area located within Bellagio Resort and Casino	0.8
The Showcase Las Vegas, NV	Specialty Retail	1997/2003, 2009	347,281	97%	- - -	Coca-Cola, Ross, Hard Rock, M&M's, Adidas	1.6
Las Vegas Premium Outlets Las Vegas, NV	Outlet Center	2003/NAP	676,113	100%	$1,400 - $1,600	Last Call Neiman Marcus, Off 5th Saks 5th Avenue, Nike	3.5

Source: Appraisal

(1)	Occupancy as of May 31, 2019.
(2)	Comparable inline sales shown as of February 28, 2019.
(3)	Owned by an affiliate of the Grand Canal Shoppes Borrowers.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grand Canal Shoppes Property:

Cash Flow Analysis
	2016	2017	2018	3/31/2019 TTM	UW	UW PSF
Base Rent(1)	$68,255,204	$67,507,328	$66,471,558	$66,941,590	$67,034,881	$88.22
Total Recoveries	$31,633,869	$27,875,777	$25,766,223	$25,166,107	$26,539,087	$34.92
Other Income(2)	$12,765,993	$12,203,223	$10,872,872	$10,365,738	$10,455,366	$13.76
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$112,655,066	$107,586,327	$103,110,653	$102,473,435	$104,029,334	$136.90

Real Estate Taxes	$1,952,631	$1,995,183	$2,076,447	$2,102,023	$2,102,023	$2.77
Insurance	$268,881	$248,826	$253,530	$260,040	$260,040	$0.34
Other Operating Expenses(3)	$31,074,924	$30,916,371	$29,454,203	$28,645,562	$28,645,562	$37.70
Total Expenses	$33,296,436	$33,160,381	$31,784,180	$31,007,624	$31,007,624	$40.81

Net Operating Income(1)	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$73,021,709	$96.09
Capital Expenditures	$0	$0	$0	$0	$0	$0.00
TI/LC	$0	$0	$0	$0	$2,023,806	$2.66
Net Cash Flow	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$70,997,903	$93.43

Occupancy %(4)	93.9%	93.0%	93.3%	93.9%	94.0%
NOI DSCR(5)	2.75x	2.58x	2.47x	2.48x	2.53x
NCF DSCR(5)	2.75x	2.58x	2.47x	2.48x	2.46x
NOI Debt Yield(5)	10.4%	9.8%	9.4%	9.4%	9.6%
NCF Debt Yield(5)	10.4%	9.8%	9.4%	9.4%	9.3%

(1)	UW Base Rent reflects the following: (a) in-place leases based on the March 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020 and excludes any rent associated with the Barneys New York space. The increase from 3/31/2019 TTM to UW Base Rent and Net Operating Income is due to recent leasing activity.
(2)	Other Income includes vending income, enterprise income, advertising revenue sponsorship income, specialty leasing income, overage rent and percent in lieu.
(3)	Other Operating Expenses includes the Walgreens ground/air rights lease rent of which $113,475, 19.32% of the annual ground lease payment, was underwritten. The Venetian Hotel and Casino is responsible under its sublease for the remaining 80.68% of the ground rent under the Walgreens lease.
(4)	UW Occupancy % is as of May 31, 2019.
(5)	Debt service coverage ratios and debt yields are based on the Grand Canal Shoppes Senior Loan and exclude the Grand Canal Shoppes Subordinate Companion Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

Escrows and Reserves.

Real Estate Taxes and Insurance Reserves – During the continuance of a Cash Management Period (as defined below), the Grand Canal Shoppes Borrowers are required to reserve monthly 1/12th of the estimated property taxes and 1/12th of the estimated insurance premiums, provided that the monthly insurance reserve requirement is waived if the Grand Canal Shoppes Borrowers provide the lender with evidence that (a) the insurance policies required to be maintained by the Grand Canal Shoppes Borrowers are maintained pursuant to blanket policies that comply with the requirements of the Grand Canal Shoppes Whole Loan documents and (b) the insurance premiums payable in connection with such policies have been prepaid for not less than one year in advance (or, for the period of coverage under the policies as to which certificates are delivered at origination, such period, if less than one year).

Recurring Replacements Reserve – During the continuance of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to reserve monthly $16,122 for recurring replacement reserves. However, the Grand Canal Shoppes Borrowers will not be required to make any portion of the monthly recurring replacement deposit if the amount then on deposit in the recurring replacement reserve is equal to or exceeds $386,928.

TI/LC Reserve – The Grand Canal Shoppes Whole Loan documents provide for (i) an upfront reserve of $12,309,694 for unfunded tenant improvements and leasing commissions, including for the following tenants at the Grand Canal Shoppes Property: $1,177,693 for Recital Karaoke, $1,472,330 for Verdugo West Brewery, $967,269 for Golden Gai, $63,000 for CUT By Wolfgang Puck, $882,000 for Smith & Wollensky and $20,000 for Once and (ii) during the continuance of a Cash Management Period, an ongoing monthly TI/LC reserve in an amount equal to $96,731. However, the Grand Canal Shoppes Borrowers will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds $2,321,544.

Ground Rent Reserve – During the continuance of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to reserve monthly 1/12th of the annual amounts due by each of the Grand Canal Shoppes Borrowers, as applicable, under the Ground Leases (as defined below)

Gap Rent Reserve – The Grand Canal Shoppes Whole Loan documents provide for an upfront reserve of $1,218,246 for outstanding gap rents.

Notwithstanding the foregoing, the Grand Canal Shoppes Borrowers’ obligations to make any monthly deposits into the real estate taxes and insurance reserves, recurring replacement reserve, TI/LC reserve and/or ground rent reserve as applicable, is deemed to be satisfied to the extent there are sufficient funds to make such deposits in the cash management account, in which case no actual payment from the Grand Canal Shoppes Borrowers is required.

Lockbox and Cash Management. The Grand Canal Shoppes Whole Loan is structured with a hard lockbox and springing cash management. The Grand Canal Shoppes Borrowers are required to direct each tenant of the Grand Canal Shoppes Property to deposit all funds (other than Non-Core Income (as defined below)) directly into the lockbox account, and to deposit any funds received by the Grand Canal Shoppes Borrowers and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. Within two business days of written notification of the commencement of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to establish a lender-controlled cash management account with a cash management bank, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Management Period is continuing. So long as a Cash Management Period is continuing, funds in the cash management account are required to be applied (i) to make deposits into the real estate taxes and insurance reserves (if then required) as described above under “Escrows and Reserves”, (ii) to make deposits into the ground rent reserve as described above under “Escrows and Reserves” (iii) to pay debt service on the Grand Canal Shoppes Whole Loan, (iv) provided no event of default under the Grand Canal Shoppes Whole Loan is continuing as to which the lender has initiated an enforcement action, to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, (v) to make deposits into the recurring replacement reserve and the TI/LC reserve, as described above under “Escrows and Reserves,” (vi) in the event a Cash Sweep Period is continuing, to deposit any excess amount remaining in the lockbox account into an excess cash flow account to be held by the lender as additional security for the Grand Canal Shoppes Whole Loan during the continuance of the Cash Sweep Period (provided that so long as no event of default exists as to which the lender has initiated an enforcement action, funds in such reserve may be applied to operating expenses) and (vii) if no Cash Sweep Period and no event of default under the Grand Canal Shoppes Whole Loan are continuing, all funds in the lockbox account are required to be disbursed to the Grand Canal Shoppes Borrowers.

A “Cash Sweep Period” means a period:

(a)	commencing upon an event of default under the Grand Canal Shoppes Whole Loan and ending if such event of default is cured or waived; or

(b)	commencing upon the determination that the debt yield of the Grand Canal Shoppes Whole Loan is less than 6.0% as of the end of any calendar year and ending upon the date that such debt yield is equal to or in excess of 6.0% for two consecutive calendar quarters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

A “Cash Management Period” means a period:

(a)	commencing upon an event of default under the Grand Canal Shoppes Whole Loan and ending if such event of default is cured or waived; or

(b)	commencing upon the determination that the debt yield of the Grand Canal Shoppes Whole Loan is less than 6.5% as of the end of any calendar year and ending upon the date that such debt yield is equal to or in excess 6.5% for two consecutive calendar quarters.

“Non-Core Income” means (i) certain de minimis amounts of rents received directly by the Grand Canal Shoppes Borrowers from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but excluding rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Grand Canal Shoppes Property. “Seasonal Leases” means leases and/or license agreements having a maximum term of one year or less.

Additional Secured Indebtedness (not including trade debts). In addition to the Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Property also secures the Grand Canal Shoppes Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $690,000,000, and the Grand Canal Shoppes Subordinate Companion Loan which has a Cut-off Date principal balance of $215,000,000. The Grand Canal Shoppes Serviced Pari Passu Companion Loans accrue interest at the same rate as the Grand Canal Shoppes Mortgage Loan. The Grand Canal Shoppes Subordinate Companion Loan accrues interest at the rate of 6.2500% per annum. The Grand Canal Shoppes Senior Loan is generally senior in right of payment to the Grand Canal Shoppes Subordinate Companion Loan. The holders of the Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Serviced Pari Passu Companion Loans and the Grand Canal Shoppes Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Grand Canal Shoppes Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-A/B Whole Loan—The Grand Canal Shoppes Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Barneys Parcel. The Grand Canal Shoppes Borrowers may obtain the release of a portion of the Grand Canal Shoppes Property comprised of the approximately 84,743 SF, three level space currently demised to Barneys New York (the “Barneys Parcel”) pursuant to a lease, which is expected to expire on January 31, 2020, upon a bona fide sale to a third party not affiliated with the Grand Canal Shoppes Borrowers or the Grand Canal Shoppes Guarantor, provided that, among other things, and in accordance with the Grand Canal Shoppes Whole Loan documents: (i) no event of default has occurred and is continuing, (ii) the lender has received reasonably satisfactory evidence that all portions of the Barneys Parcel owned by the Grand Canal Shoppes Borrowers in fee simple have been legally subdivided from all portions of the Grand Canal Shoppes Property remaining after the release, (iii) upon request by the lender, the Grand Canal Shoppes Borrowers deliver a legal opinion stating that the release does not constitute a “significant modification” of the Grand Canal Shoppes Whole Loan under Section 1001 of the Internal Revenue Code of 1986 or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, (iv) following such release, the loan-to-value ratio (as determined by the lender in its sole discretion using only the portion of the remaining Grand Canal Shoppes Property which constitutes acceptable real estate collateral under the Code for a REMIC Trust) is equal to or less than 125% (provided that the Grand Canal Shoppes Borrowers may prepay the “qualified amount” as that term is defined in the Internal Revenue Service Revenue Procedure 2010-30, as the same may be amended, modified or supplemented from time to time, in order to meet the foregoing loan-to-value ratio). From and after the release of the Barneys Parcel, without the prior consent of the lender, neither the Grand Canal Shoppes Borrowers nor any of their affiliates may solicit, cause or facilitate the relocation of any existing tenant at the Grand Canal Shoppes Property to the Barneys Parcel.

Right of First Offer/Right of First Refusal. A transfer of either the Grand Canal Shoppes or the Palazzo Shoppes portion of the Grand Canal Shoppes Property (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) is subject to a right of first offer in favor of Venetian Casino Resort, LLC.

Additionally, in the case of acceleration of the Grand Canal Shoppes Whole Loan, Venetian Casino Resort, LLC has the right, subject to the satisfaction of certain financial covenants, to purchase the Grand Canal Shoppes Whole Loan at a price equal to (a) the principal balance (b) accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums and (5) if the date of purchase is not a scheduled payment date, accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lender in connection with the purchase.

Ground/Air Rights Leases. The Grand Canal Shoppes Borrowers have air rights ground leases (which do not include the underlying land) with Venetian Casino Resort, LLC, as lessor, for portions of the retail and restaurant space on the casino level of each of the Venetian Hotel and the Palazzo Hotel portions of the Grand Canal Shoppes Property. The ground lease for the retail and restaurant space on the casino level of the Venetian Hotel is for an 89-year term commencing on May 14, 2004 and expiring May 13, 2093 with no extension options. The ground lease for the retail and restaurant space on the casino level of the Palazzo Hotel is for an 89-year term commencing on February 29, 2008 and expiring February 28, 2097 with no extension options. Each of the annual rents for these ground leases is $1 and the Grand Canal Shoppes Borrowers have the option to purchase the premises for $1 on the respective expiration dates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$70,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The air rights above the space leased to Walgreens Co. and used as a Walgreen’s store are leased by a third party to the Grand Canal Shoppes Borrowers, as tenants for a 60-year term commencing on March 1, 2004 and expiring February 28, 2064 with one 40-year extension option (such lease, together with the ground leases of the casino level restaurant/retail of the Venetian Hotel and Casino and the Palazzo Casino level restaurant/retail, the “Ground Leases”). The ground rent under the Walgreens air rights lease was initially $600,000; however it escalates annually each year after the seventh lease year (which commenced March 1, 2011) by the same percentage that the consumer price index has increased from the prior year, not to exceed a 2.00% increase in any year. The Venetian Casino Resort, LLC subleases a portion of the Walgreens air rights from the Grand Canal Shoppes Borrowers and is responsible under the sublease to pay an amount equal to 80.68% of the rent under the prime lease. The sublease is coterminous with the prime lease.

Letter of Credit. None.

Terrorism Insurance. The Grand Canal Shoppes Whole Loan documents require that the comprehensive ”special perils” insurance policy required to be maintained by the Grand Canal Shoppes Borrowers provide coverage in an amount equal to the “full replacement cost” of the Grand Canal Shoppes Property. The Grand Canal Shoppes Whole Loan documents also require business income insurance covering no less than the 24-month period commencing at the time of casualty, together with a 12-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program); provided, however, that the Grand Canal Shoppes Borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the “special perils” and business income coverage on a stand-alone basis (excluding any earthquake insurance or terrorism insurance components of such policies) in any policy year. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
E. Los Angeles
Monterey Park
Montebello
Pico Rivera
Whittier
Inglewood
Hawthorne
Gardena
South Gate
Lynwood
Downey
Santa Fe Springs
Norwalk
Compton
Paramount
Bellflower
Lakewood
Cerritos
Redondo Beach
Torrance
Carson
LONG BEACH
Garden Grove
Huntington Beach
Pacific Ocean

Palmdale
Victorville
Apple Valley
Hesperia
SAN GABRIEL MOUNTAINS
Glendale
Pasadena
LOS ANGELES
Rancho Cucamonga
Upland
Rialto
SAN BERNARDINO
Ontario
Fontana
Pomona
Redlands
West Covina
Whittier
Downey
Chino Hills
Chino
RIVERSIDE
Fullerton
Yorba Linda
Moreno Valley
Corona
LONG BEACH
ANAHEIM
Orange
SANTA ANA
Huntington Beach
Irvine
Perris
Hemet
Menifee
Costa Mesa
Murrieta
Newport Beach
Mission Viejo
Laguna Beach
Temecula
San Clemente
Pacific Ocean

Fillmore
Santa Paula
Ventura
Moorpark
Camarillo
OXNARD
Thousand Oaks
Westlake Village
Pacific Ocean
Malibu

Sacramento
San Francisco
San Jose
CALIFORNIA
Fresno
Bakersfield
Camarillo
Los Angeles
San Bernardino
Palm Springs
San Diego
El Cajon

SoCal Retail Portfolio			
1 The Springs	Palm Springs, CA	8 El Cajon (CVS)	El Cajon, CA
2 Summerwood	Lakewood, CA	9 Loma Vista	Fontana, CA
3 Food 4 Less – Target Center	Long Beach, CA	10 MLK Medical	Lynwood, CA
4 El Super Center	La Puente, CA	11 Hawthorne Plaza	Hawthorne, CA
5 Island Plaza	West Covina, CA	12 Five Points Plaza	Rialto, CA
6 Baldwin Park Promenade	Baldwin Park, CA	13 Towne Center Square	Rancho Cucamonga, CA
7 Lynwood Plaza	Lynwood, CA	14 Camarillo	Camarillo, CA

Santee
Lakeside
Winter Gardens
SAN DIEGO
Bostonia
El Cajon
La Mesa
Rancho San Diego
Lemon Grove
Spring Valley
La Presa

North Palm Springs
PALM SPRINGS
COACHELLA VALLEY
Cathedral City
Thousand Palms
Rancho Mirage
PALM DESERT
SAN JACINTO MOUNTAINS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 2 – SoCal Retail Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/S&P):		NR/NR/NR		Location:	Various, CA
Original Balance(1):		$60,000,000		General Property Type(5):	Retail & Office
Cut-off Date Balance(1):		$60,000,000		Detailed Property Type(5):	Various
% of Initial Pool Balance:		8.0%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	Various/Various
Sponsor:		Mark Gabay		Size(5):	1,481,231 SF
Guarantor:		Mark Gabay		Cut-off Date Balance per SF(1):	$145
Mortgage Rate:		4.0590%		Maturity Date Balance per SF(1):	$145
Note Date:		4/25/2019		Property Manager:	Excel Property Management
First Payment Date:		6/6/2019			(borrower-related)
Maturity Date:		5/6/2029		Underwriting and Financial Information
Original Term to Maturity:		120 months		UW NOI:	$21,229,564
Original Amortization Term:		0 months		UW NOI Debt Yield(1):	9.9%
IO Period:		120 months		UW NOI Debt Yield at Maturity(1):	9.9%
Seasoning:		2 months		UW NCF DSCR(1):	2.28x
Prepayment Provisions(2):		LO (26); YM1 (89); O (5)		Most Recent NOI:	$20,078,785 (12/31/2018)
Lockbox/Cash Mgmt Status:		Hard/Springing		2nd Most Recent NOI:	$19,757,624 (12/31/2017)
Additional Debt Type(1)(3):		Pari Passu		3rd Most Recent NOI:	$17,772,993 (12/31/2016)
Additional Debt Balance(1)(3):		$154,785,000		Most Recent Occupancy:	99.0% (3/1/2019)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent Occupancy:	94.6% (12/31/2018)
Reserves(4)				3rd Most Recent Occupancy:	95.4% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$413,250,000 (3/1/2019)
RE Tax:	$680,770	$226,923	N/A	Appraised Value per SF:	$279
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	52.0%
Recurring Replacements:	$0	$24,687	$592,492	Maturity Date LTV Ratio(1):	52.0%
TI/LC:	$3,000,000	Springing	$3,000,000
Other	$729,724	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$214,785,000	100.0%	Refinance Payoff:	$193,896,558	90.3%
			Return of Equity:	$15,151,442	7.1%
			Reserves:	$4,410,494	2.1%
			Closing Costs:	$1,326,506	0.6%
Total Sources:	$214,785,000	100.0%	Total Uses:	$214,785,000	100.0%

(1)	The SoCal Retail Portfolio Mortgage Loan (as defined below) is part of the SoCal Retail Portfolio Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $214,785,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the SoCal Retail Portfolio Whole Loan.

(2)	After the earlier of (i) April 25, 2022 or (ii) two years from the closing date of the securitization that includes the last pari passu note of the SoCal Retail Portfolio Whole Loan to be securitized, and prior to January 6, 2029, the SoCal Retail Portfolio Whole Loan may be prepaid in whole, but not in part, subject to payment of the greater of (a) 1% of any applicable prepayment, or (b) a yield maintenance premium.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of the additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The SoCal Retail Portfolio Properties (as defined below) consist of 13 retail properties comprising 1,448,731 SF and one office property comprising 32,500 SF, of which 5,000 SF is retail.

The Mortgage Loan. The second largest mortgage loan (the “SoCal Retail Portfolio Mortgage Loan”) is part of a whole loan (the “SoCal Retail Portfolio Whole Loan”) evidenced by eight pari passu promissory notes in the aggregate original principal amount of $214,785,000, which are secured by first priority fee mortgages encumbering 13 retail properties comprising 1,448,731 SF and one office property comprising 32,500 SF, of which 5,000 SF is retail, located in various cities in California (the “SoCal Retail Portfolio Properties”). The controlling Note A-1 and the non-controlling Note A-5, in the aggregate original principal amount of $60,000,000, represent the SoCal Retail Portfolio Mortgage Loan and will be included in the MSC 2019-H7 securitization trust. The non-controlling Notes A-2, A-7, and A-8, in the aggregate original principal amount of $64,785,000 were contributed to the MSC 2019-H6 securitization transaction. The non-controlling Notes A-3, A-4, and A-6, in the aggregate original principal amount of $90,000,000 (together with Notes A-2, A-7, and A-8, the “SoCal Retail Portfolio Serviced Pari Passu Companion Loans”), are expected to be contributed to one or more future securitization transactions. The SoCal Retail Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

SoCal Retail Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece (1)
SoCal Retail Portfolio Mortgage Loan
A-1, A-5	$60,000,000	$60,000,000	MSC 2019-H7	Yes(1)
SoCal Retail Portfolio Serviced Pari Passu Companion Loans
A-2, A-7, A-8	$64,785,000	$64,785,000	MSC 2019-H6	No
A-3	$40,000,000	$40,000,000	AREF or an affiliate	No
A-4	$35,000,000	$35,000,000	AREF or an affiliate	No
A-6	$15,000,000	$15,000,000	AREF or an affiliate	No
Total	$214,785,000	$214,785,000

(1)	The SoCal Retail Portfolio Whole Loan will be serviced under the MSC 2019-H7 pooling and servicing agreement.

The Borrowers and the Borrower Sponsor. The borrowers are Iris19 LP, Azalea19 LP, Camellia19 LP, Magnolia19 LP, Carnation19 LP, Lilac19 LP, Lily19 LP, Dahlia19 LP, Marigold19 LP, Lavender19 LP, Primrose19 LP, Gardenia19 LP, Orchid19 LP, Daphne19 LP and Tulip19 LP (the “SoCal Retail Portfolio Borrowers”), each a Delaware limited partnership structured to be a bankruptcy-remote entity. The general partner of the SoCal Retail Portfolio Borrowers is Flowerfield19 LLC, a Delaware limited liability company with two independent directors. The borrower sponsor and nonrecourse carve-out guarantor of the SoCal Retail Portfolio Whole Loan is Mark Gabay.

Mark Gabay owns approximately 50.5% of the ownership interest in the SoCal Retail Portfolio Borrowers and is a co-managing partner at the Charles Company. Headquartered in West Hollywood, the Charles Company is a family-owned real estate development group established in 1979. The Charles Company controls and administers all aspects of acquisition, design planning, property management, and leasing through its in-house staff. It has developed projects throughout California, accumulating over 4.0 million SF of commercial real estate, with a focus on eight Southern California counties (Imperial, Los Angeles, Orange, Riverside, Sacramento, San Bernardino, San Diego and Ventura) and one Nevada county (Washoe).

Arman Gabay, the holder of a non-controlling 49.5% limited interest in the SoCal Retail Portfolio Borrowers and the brother of the borrower sponsor, is a defendant to a criminal complaint alleging, among other things, three felony counts of wire fraud and two felony counts of federal program bribery relating to Arman’s allegedly having conspired with and bribing a senior Los Angeles County Official who had responsibility for Los Angeles County’s process for leasing office space for various of its agencies for the purpose of securing leases in properties in which he owned an interest. None of the leases or properties associated with the criminal proceeding are SoCal Retail Portfolio Properties. The borrower sponsor is not a named defendant in such criminal complaint and the SoCal Retail Portfolio Whole Loan documents prohibit the transfer of a controlling interest in the SoCal Retail Portfolio Borrowers, the general partner of the SoCal Retail Portfolio Borrowers, or any SoCal Retail Portfolio Property to Arman Gabay.

The Properties. The SoCal Retail Portfolio Properties include 13 retail properties comprising 1,448,731 SF and one office property comprising 32,500 SF located in 13 cities throughout Southern California. The SoCal Retail Portfolio Properties range in size from 10,324 SF to 397,718 SF and were built between 1958 and 2014. As of March 1, 2019, the SoCal Retail Portfolio Properties were occupied by 138 tenants and have a portfolio occupancy of 99.0% with six vacant spaces totaling 14,190 SF. The tenant roster is granular, with no tenant comprising more than 10.1% of the portfolio’s total net rentable area or 5.7% of underwritten base income. In addition, the lease expiration schedule is dispersed with no more than 14.9% of net rentable area and 14.8% of underwritten base income expiring during any one year of the SoCal Retail Portfolio Whole Loan term. Ten of the 14 properties are 100.0% occupied. Current tenants have a weighted average remaining lease term of approximately 6.5 years, excluding month-to-month tenants. Approximately 43 tenants (or 50.6% of NRA) have been at the respective properties for over 10 years. Furthermore, investment grade tenants lease 43.9% of the net rentable square footage and contribute to approximately 35.7% of the underwritten base rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the allocated loan balances, appraised values, and UW NCF for the SoCal Retail Portfolio Properties:

Portfolio Summary
Property Name	Property Type	Property SF	Allocated Whole Loan Cut-Off Date Balance	% of Whole Loan Cut-off Date Balance	Appraised Value	% of Total Appraised Value	UW NCF	% of UW NCF
The Springs	Retail	397,718	$45,650,000	21.3%	$87,000,000	21.1%	$3,830,786	19.0%
Summerwood	Retail	178,770	$31,687,000	14.8%	$58,000,000	14.0%	$2,931,334	14.5%
Food 4 Less - Target Center	Retail	196,436	$21,690,000	10.1%	$45,000,000	10.9%	$1,985,727	9.8%
El Super Center	Retail	117,230	$21,219,000	9.9%	$40,000,000	9.7%	$2,058,807	10.2%
Island Plaza	Retail	77,772	$16,220,000	7.6%	$30,500,000	7.4%	$1,572,065	7.8%
Baldwin Park Promenade	Retail	49,906	$11,505,000	5.4%	$23,700,000	5.7%	$1,203,691	6.0%
Lynwood Plaza	Retail	75,245	$11,411,000	5.3%	$23,500,000	5.7%	$1,150,048	5.7%
El Cajon (CVS)	Retail	29,986	$9,902,000	4.6%	$15,500,000	3.8%	$974,290	4.8%
Loma Vista	Retail	97,547	$8,771,000	4.1%	$17,000,000	4.1%	$921,060	4.6%
MLK Medical	Office	32,500	$8,441,000	3.9%	$15,200,000	3.7%	$823,913	4.1%
Hawthorne Plaza	Retail	70,750	$8,111,000	3.8%	$17,500,000	4.2%	$728,567	3.6%
Five Points Plaza	Retail	89,537	$7,922,000	3.7%	$17,100,000	4.1%	$865,842	4.3%
Towne Center Square	Retail	57,510	$7,261,000	3.4%	$14,600,000	3.5%	$682,915	3.4%
Camarillo	Retail	10,324	$4,995,000	2.3%	$8,650,000	2.1%	$463,657	2.3%
Total/Wtd. Avg.		1,481,231	$214,785,000	100.0%	$413,250,000	100.0%	$20,192,703	100.0%

The following table presents certain information relating to the SoCal Retail Portfolio Properties:

				Property Summary
Property Name	City	State	Property SF	Year Built/ Renovated	Physical Occupancy(1)	# of Tenants(1)	Major Tenants(1)
The Springs	Palm Springs	CA	397,718	2008/2015	98.4%	25	The Home Depot(2), Ross Dress for Less, Marshalls, Bed Bath and Beyond, Burlington Coat Factory and Aldi
Summerwood	Lakewood	CA	178,770	1968/2011	100.0%	13	Smart & Final, Marshalls, Henry’s Market/Sprouts, Alin Party Supply, HomeGoods
Food 4 Less - Target Center	Long Beach	CA	196,436	1993, 2007/N/A	100.0%	7	Target(2), Food 4 Less
El Super Center	La Puente	CA	117,230	2012, 2014/N/A	100.0%	14	El Super
Island Plaza	West Covina	CA	77,772	1967, 1968, 1980, 1995/N/A	100.0%	11	Island Pacific Market
Baldwin Park Promenade	Baldwin Park	CA	49,906	2006, 2007/N/A	100.0%	11	Smart & Final, CVS(2)
Lynwood Plaza	Lynwood	CA	75,245	2003/N/A	96.0%	9	Smart & Final, 99cents Only Store, Goodwill
El Cajon (CVS)	El Cajon	CA	29,986	2005/N/A	100.0%	7	CVS
Loma Vista	Fontana	CA	97,547	1990/N/A	99.2%	13	Superior Super Warehouse
MLK Medical	Lynwood	CA	32,500	1958/2005	100.0%	3	ALTAMED Health Services, Kaiser Foundation Health Plan
Hawthorne Plaza	Hawthorne	CA	70,750	1978/N/A	100.0%	2	Marshalls, Walmart
Five Points Plaza	Rialto	CA	89,537	1985-1986/N/A	95.6%	15	El Super, Planet Fitness
Towne Center Square	Rancho Cucamonga	CA	57,510	1995/N/A	100.0%	3	Seafood City Supermarket
Camarillo	Camarillo	CA	10,324	2014/N/A	100.0%	5	N/A(3)
Total/Wtd. Avg.			1,481,231		99.0%	138

(1)	Information is based on the underwritten rent roll.

(2)	The tenants lease their spaces pursuant to a ground lease.

(3)	Camarillo consists of in-line tenants but is a part of a power/outlet shopping center (the remainder of which is not collateral for the SoCal Retail Portfolio Whole Loan) anchored by Saks Off 5th, Neiman Marcus Last Call, Forever 21, and Gap.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the historical occupancies of the SoCal Retail Portfolio Properties:

Historical Occupancy(1)
Property Name	2015	2016	2017	2018	3/1/2019
The Springs	80.3%	91.8%	91.1%	95.7%	98.4%
Summerwood	98.0%	99.2%	100.0%	100.0%	100.0%
Food 4 Less - Target Center	100.0%	100.0%	100.0%	100.0%	100.0%
El Super Center	62.2%	92.6%	77.4%	77.4%	100.0%
Island Plaza	80.7%	100.0%	100.0%	100.0%	100.0%
Baldwin Park Promenade	93.0%	93.0%	97.0%	100.0%	100.0%
Lynwood Plaza	94.4%	90.4%	96.0%	80.1%	96.0%
El Cajon (CVS)	100.0%	100.0%	100.0%	100.0%	100.0%
Loma Vista	100.0%	100.0%	99.2%	99.2%	99.2%
MLK Medical	100.0%	100.0%	100.0%	100.0%	100.0%
Hawthorne Plaza	100.0%	100.0%	100.0%	100.0%	100.0%
Five Points Plaza	98.0%	100.0%	100.0%	77.7%	95.6%
Towne Center Square	100.0%	100.0%	100.0%	100.0%	100.0%
Camarillo	100.0%	100.0%	100.0%	100.0%	100.0%
Total/Wtd. Avg.	89.8%	96.4%	95.4%	94.6%	99.0%

(1)	Information is based on the underwritten rent roll.

The four largest SoCal Retail Portfolio Properties (The Springs, Summerwood, Food 4 Less – Target Center and El Super Center) represent 56.1% of the total Cut-off Date Balance of the SoCal Retail Portfolio Whole Loan, comprise 60.1% of the net rentable area and account for 53.5% of the underwritten base rent.

The Springs (21.3% of Allocated Cut-off Date Balance; 26.9% of NRA; 19.0% of U/W NCF) – The Springs property is a 397,718 SF, multi-tenant anchored neighborhood center featuring nine, single-story buildings located in Palm Springs, California. The Springs property is 98.4% leased as of March 1, 2019 and includes three pad sites that are ground leased to Jack in the Box and Wells Fargo, and one single-tenant outparcel building that is ground leased to The Home Depot. The improvements were constructed in 2008. The Springs property is served by 1,748 open parking spaces providing for a parking ratio of approximately 4.4 spaces per 1,000 SF of net rentable area.

Summerwood (14.8% of Allocated Cut-off Date Balance; 12.1% of NRA; 14.5% of U/W NCF) – The Summerwood property is a 178,770 SF multi-tenant anchored neighborhood center featuring four, single-story buildings in Lakewood, California. The Summerwood property is 100.0% leased as of March 1, 2019 and includes three pad sites that are leased to Chase Bank, US Army, US Air Force, Der Wienerschnitzel, Burgerhim, and IP Nails Spa. The majority of the improvements (main building) were constructed in 1968. The Summerwood property is anchored by Smart & Final, Marshalls, Henry’s Market/Sprouts, Alin Party Supply, and Home Goods with the remaining tenants representing a mix of local and national retailers. The Summerwood property is served by 674 open parking spaces providing for a parking ratio of approximately 3.8 spaces per 1,000 SF of net rentable area.

Food 4 Less – Target Center (10.1% of Allocated Cut-off Date Balance; 13.3% of NRA; 9.8% of U/W NCF) – The Food 4 Less – Target Center property is a 196,436 SF, multi-tenant anchored neighborhood center featuring four, single-story buildings located in Long Beach, California. The Food 4 Less – Target Center property is 100.0% leased as of March 1, 2019. The majority of the improvements (main building) were constructed in 1993 and 2007. The Food 4 Less – Target Center property is anchored by Target and Food 4 Less with the remaining tenants representing a mix of local and national retailers. Target and Taco Bell are leased pursuant to ground leases. The Food 4 Less – Target Center property is served by 782 open parking spaces providing for a parking ratio of approximately 4.0 spaces per 1,000 SF of net rentable area.

El Super Center (9.9% of Allocated Cut-off Date Balance; 7.9% of NRA; 10.2% of U/W NCF) – The El Super Center property is an 117,230 SF, multi-tenant anchored neighborhood center featuring three, single-story buildings located in La Puente, California. The majority of the improvements (main building) were constructed in 2012 and 2014. The El Super Center property is 100.0% leased as of March 1, 2019 and is anchored by El Super with the remaining tenants representing a mix of local and national retailers. The El Super Center property is served by 478 open parking spaces providing for a parking ratio of approximately 4.1 spaces per 1,000 SF of net rentable area.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the leases at the SoCal Retail Portfolio Properties:

Tenant Summary(1)
Tenant Name	Locations	Credit Rating (Fitch/ Moody’s/ S&P) (2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Options (Y/N)	2018 Sales PSF / Occupancy Cost %
RETAIL PROPERTIES
Anchor Tenants
The Home Depot	1	A/A2/A	149,591	10.1%	$572,180	2.4%	$3.82	1/31/2034	5 x 5 Yrs	N	$401 / 1.0%
Target	1	A-/A2/A	133,987	9.0%	$1,168,940	5.0%	$8.72	1/31/2028	8 x 5 Yrs	N	$261 / 4.4%
Marshalls(4)	3	NR/A2/A+	92,132	6.2%	$1,214,542	5.2%	$13.18	Various	Various	N	(5)
El Super(6)	2	NR/NR/NR	91,967	6.2%	$984,419	4.2%	$10.70	Various	Various	N	(7)
Superior Super Warehouse	1	NR/NR/NR	81,071	5.5%	$603,979	2.6%	$7.45	4/30/2021	3 x 5 Yrs	N	$176 / 4.8%
Smart & Final(8)	3	NR/NR/B	73,150	4.9%	$1,328,265	5.7%	$18.16	Various	Various	N	(9)
Food 4 Less	1	NR/Baa1/BBB	52,924	3.6%	$899,708	3.8%	$17.00	6/30/2033	3 x 5 Yrs	N	$505 / 4.2%
Walmart	1	AA/Aa2/AA	35,500	2.4%	$419,000	1.8%	$11.80	7/9/2023	4 x 5 Yrs	N	N/A
Ross Dress for Less	1	NR/A3/A-	30,000	2.0%	$262,500	1.1%	$8.75	2/1/2029	4 x 5 Yrs	N	$433 / 2.7%
Seafood City Supermarket	1	NR/NR/NR	28,583	1.9%	$385,871	1.6%	$13.50	10/31/2023	3 x 5 Yrs	N	$455 / 4.1%
Bed Bath & Beyond	1	NR/Baa3/BB+	28,245	1.9%	$372,834	1.6%	$13.20	1/31/2025	4 x 5 Yrs	N	$276 / 5.7%
Party City	2	NR/NR/NR	27,724	1.9%	$495,203	2.1%	$17.86	Various	Various	N	$166 / 14.1%(10)
Henry’s Market/Sprouts	1	NR/NR/NR	27,072	1.8%	$536,026	2.3%	$19.80	6/30/2021	4 x 5 Yrs	N	$768 / 2.8%
Alin Party Supply	1	NR/NR/NR	27,004	1.8%	$560,603	2.4%	$20.76	5/31/2024	3 x 5 Yrs	N	N/A
Home Goods	1	NR/A2/A+	24,000	1.6%	$252,000	1.1%	$10.50	2/28/2023	4 x 5 Yrs	N	$325 / 3.8%
Planet Fitness	1	NR/NR/NR	19,700	1.3%	$295,500	1.3%	$15.00	5/31/2029	2 x 5 Yrs	N	N/A
Subtotal/Wtd. Avg.			922,650	62.3%	$10,351,569	44.1%	$11.22

Major Tenants			101,738	6.9%	$1,885,286	8.0%	$18.53
In Line Tenants			389,148	26.3%	$9,746,706	41.6%	$25.05
Remaining Outparcel Tenants			20,505	1.4%	$517,454	2.2%	$25.24
Other Tenants			500	0.0%	$63,937	0.3%	$127.87
Subtotal/Wtd. Avg.			511,891	34.6%	$12,213,382	52.1%	$23.86

Vacant Retail			14,190	1.0%

Retail Collateral Subtotal			1,448,731	97.8%	$22,564,951	96.2%	$15.73

Office Collateral Subtotal(11)			32,500	2.2%	$886,881	3.8%	$27.29

Total/Wtd. Avg.			1,481,231	100.0%	$23,451,832	100.0%	$15.99

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through March 2020 totaling $168,288 and straight-line rent totaling $176,105 for investment grade rated tenants through their respective lease terms within the SoCal Retail Portfolio Whole Loan term.

(4)	Marshalls leases 35,250 SF at the Hawthorne Plaza property expiring October 31, 2020, 28,652 SF at The Springs property expiring April 30, 2024 and 28,230 SF at the Summerwood property expiring September 30, 2022.

(5)	The 2018 Sales PSF / Occupancy Cost % for Marshalls at the Hawthorne Plaza property, The Springs property, and the Summerwood property were $336 / 5.0%, $234 / 7.4%, and $336 / 4.1%, respectively.

(6)	El Super leases 46,967 SF at the Five Points Plaza property expiring March 31, 2025 and 45,000 SF at the El Super Center property expiring March 31, 2027.

(7)	The 2018 Sales PSF / Occupancy Cost % for El Super at the Five Points Plaza property and El Super Center property were $516 / 1.9% and $476 / 4.2%, respectively.

(8)	Smart & Final leases 31,500 SF at the Summerwood property expiring June 30, 2021, 20,925 SF at the Lynwood Plaza property expiring September 30, 2023 and 20,725 SF at the Baldwin Park Promenade property expiring December 31, 2022.

(9)	The 2018 Sales PSF / Occupancy Cost % for Smart & Final at the Summerwood property, the Lynwood Plaza property, and the Baldwin Park Promenade property were $619 / 4.1%, $516 / 3.6%, and $753 / 3.3%, respectively.

(10)	2018 Sales PSF / Occupancy Cost % is for the Party City located at the Towne Center Square property.

(11)	5,000 SF of the MLK Medical property is leased to Chase Bank as retail space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the lease rollover schedule at the SoCal Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	15	27,215	$24.74	1.8%	1.8%	$673,216	2.9%	2.9%
2019	8	12,218	$42.17	0.8%	2.7%	$515,232	2.2%	5.1%
2020	13	72,769	$24.41	4.9%	7.6%	$1,776,342	7.6%	12.6%
2021	16	221,015	$15.75	14.9%	22.5%	$3,481,695	14.8%	27.5%
2022	16	128,134	$17.92	8.7%	31.1%	$2,295,693	9.8%	37.3%
2023	22	195,734	$16.69	13.2%	44.4%	$3,266,662	13.9%	51.2%
2024	12	114,267	$20.75	7.7%	52.1%	$2,371,547	10.1%	61.3%
2025	9	103,441	$15.47	7.0%	59.1%	$1,600,345	6.8%	68.1%
2026	3	31,483	$15.29	2.1%	61.2%	$481,336	2.1%	70.2%
2027	5	64,986	$17.13	4.4%	65.6%	$1,113,493	4.7%	74.9%
2028	6	163,984	$11.64	11.1%	76.6%	$1,908,358	8.1%	83.1%
2029	7	86,866	$18.47	5.9%	82.5%	$1,604,278	6.8%	89.9%
2030 & Beyond	6	244,929	$9.65	16.5%	99.0%	$2,363,634	10.1%	100.0%
Vacant	0	14,190	$0.00	1.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	138	1,481,231	$15.99	100.0%		$23,451,832	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The SoCal Retail Portfolio Properties are located in 13 cities and nine submarkets throughout Southern California. For the fourth quarter of 2018, the submarket vacancies for the respective submarkets ranged between 2.7% and 10.1% and asking rent ranged from $17.17 to $28.89 PSF. The population within a three-mile radius of the SoCal Retail Portfolio Properties ranged from 48,516 to 429,921. The median household income within a three-mile radius of the SoCal Retail Portfolio Properties ranged from $42,214 to $94,080.

The following table presents certain information relating to market statistics for the SoCal Retail Portfolio Properties:

Market Statistics(1)
Submarket	Property Type	Submarket	Inventory (SF)	Completions (SF)	Submarket Vacancy	Asking Rent ($/ SF NNN)	Net Absorption (SF)
The Springs	Retail	Coachella Valley	27,060,941	6,004	9.6%	$21.03	(38,054)
Summerwood	Retail	Long Beach	13,077,931	1,958	5.4%	$27.09	(6,302)
Food 4 Less - Target Center	Retail	Long Beach	13,077,931	1,958	5.4%	$27.09	(6,302)
El Super Center	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	(35,787)
Island Plaza	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	(35,787)
Baldwin Park Promenade	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	(35,787)
Lynwood Plaza	Retail	Mid-Cities Retail	50,095,580	3,595	4.2%	$25.31	(149,897)
El Cajon (CVS)	Retail	El Cajon	9,188,919	-	3.6%	$22.41	(44,004)
Loma Vista	Retail	Airport Area	25,730,577	49,335	4.4%	$23.81	45,463
MLK Medical	Office	Mid-Cities Office	12,718,440	-	8.4%	$26.05	(8,101)
Hawthorne Plaza	Retail	Hathorne/Gardena	13,056,068	(5,679)	8.6%	$24.87	(10,996)
Five Points Plaza	Retail	East San Bernardino	30,615,010	324,545	10.1%	$17.17	240,319
Towne Center Square	Retail	Airport Area	25,730,577	49,335	4.4%	$23.81	45,463
Camarillo	Retail	Camarillo/Point Mugu	3,969,547	-	2.7%	$28.89	56,988

Source: Appraisal

(1)	Information is as of fourth quarter of 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to demographics for the SoCal Retail Portfolio Properties:

Demographics(1)
	Population			Median Household Income
Property Name	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
The Springs	6,790	76,543	110,219	$46,718	$49,891	$53,041
Summerwood	25,194	189,839	694,263	$97,235	$84,591	$68,307
Food 4 Less – Target Center	32,522	325,054	729,684	$50,603	$53,094	$57,644
El Super Center	35,118	227,960	517,284	$61,130	$65,727	$65,131
Island Plaza	29,058	184,247	452,622	$67,837	$71,080	$73,079
Baldwin Park Promenade	36,573	246,866	550,678	$54,003	$57,071	$61,888
Lynwood Plaza	53,533	429,921	1,019,580	$44,938	$42,214	$41,818
El Cajon (CVS)	30,732	159,196	323,928	$42,689	$57,248	$62,408
Loma Vista	25,643	184,192	353,738	$47,165	$60,000	$67,422
MLK Medical	50,648	401,924	993,087	$52,947	$45,187	$45,113
Hawthorne Plaza	32,586	301,044	616,823	$63,030	$69,015	$66,332
Five Points Plaza	28,601	168,909	369,807	$45,520	$49,344	$46,296
Towne Center Square	18,587	138,763	277,709	$77,844	$77,476	$77,923
Camarillo	9,811	48,516	87,345	$70,983	$94,080	$91,576

Source: Appraisal

(1)	Information is as of 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the SoCal Retail Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	2018	UW	UW PSF
Gross Potential Rent(1)	$17,808,656	$19,501,322	$20,755,370	$21,205,934	$23,849,512	$16.10
Total Recoveries	$4,098,198	$3,632,909	$4,616,106	$4,506,449	$5,509,490	$3.72
Total Other Income(2)	$46,737	$65,476	$72,632	$60,051	$60,051	$0.04
Less Vacancy	$0	$0	$0	$0	($1,726,743)	($1.17)
Effective Gross Income	$21,953,591	$23,199,707	$25,444,108	$25,772,434	$27,692,309	$18.70

Real Estate Taxes	$1,903,334	$2,101,831	$2,356,042	$2,309,614	$3,044,165	$2.06
Insurance	$336,737	$392,448	$370,666	$398,828	$375,777	$0.25
Management Fee	$658,608	$695,991	$763,323	$773,173	$830,769	$0.56
Other Operating Expenses	$1,787,917	$2,236,444	$2,196,453	$2,212,034	$2,212,034	$1.49
Total Expenses	$4,686,595	$5,426,714	$5,686,484	$5,693,649	$6,462,745	$4.36

Net Operating Income(3)	$17,266,996	$17,772,993	$19,757,624	$20,078,785	$21,229,564	$14.33
Capital Expenditures	$0	$0	$0	$0	$296,246	$0.20
TI/LC	$0	$0	$0	$0	$740,616	$0.50
Net Cash Flow	$17,266,996	$17,772,993	$19,757,624	$20,078,785	$20,192,703	$13.63

Occupancy %	88.7%	96.3%	95.4%	99.0%(4)	94.1%
NOI DSCR(5)	1.95x	2.01x	2.24x	2.27x	2.40x
NCF DSCR(5)	1.95x	2.01x	2.24x	2.27x	2.28x
NOI Debt Yield(5)	8.0%	8.3%	9.2%	9.3%	9.9%
NCF Debt Yield(5)	8.0%	8.3%	9.2%	9.3%	9.4%

(1)	Includes contractual rent steps through March 2020 totaling $168,288 and straight-line rent totaling $176,105 for investment grade rated tenants through their respective lease terms within the SoCal Retail Portfolio Whole Loan term.

(2)	Total Other Income is comprised of miscellaneous fees and expenses.

(3)	The increase in UW Net Operating Income from 2018 Net Operating Income is primarily due to $344,394 of rent steps and straight-line rent and new leases executed at higher rents.

(4)	Based on the underwritten rent roll as of March 1, 2019.

(5)	Debt service coverage ratios and debt yields are calculated based on the SoCal Retail Portfolio Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

Escrows and Reserves.

Real Estate Taxes - The SoCal Retail Portfolio Borrowers escrowed an initial real estate tax reserve of $680,770 at origination and are required to escrow monthly 1/12 of the annual estimated real estate taxes (initially, $226,923 per month).

Insurance - The SoCal Retail Portfolio Borrowers are required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the SoCal Retail Portfolio Borrowers maintain acceptable blanket insurance policies and no event of default is continuing).

Replacement Reserves – The SoCal Retail Portfolio Borrowers are required to escrow monthly replacement reserves of 1/12 of $0.20 multiplied by the portfolio aggregate SF (initially $24,687), subject to a cap of $592,492.

TI/LC Reserve – The SoCal Retail Portfolio Borrowers escrowed an initial TI/LC reserve of $3,000,000 at origination and are required to escrow monthly TI/LC reserves of $123,436 upon the TI/LC reserve balance being less than $1,000,000, subject to a cap of $3,000,000.

Free Rent Reserve – The SoCal Retail Portfolio Borrowers escrowed an amount equal to $729,724 at origination on account of outstanding free rent.

Lockbox and Cash Management. The SoCal Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The SoCal Retail Portfolio Borrowers are required to direct each tenant of the SoCal Retail Portfolio Properties to deposit funds directly into the lockbox account and to deposit any funds received by the SoCal Retail Portfolio Borrowers and property manager, notwithstanding such direction, into the lockbox account within one business day of receipt. If no Cash Management Period (as defined below) exists, amounts on deposit in the lockbox account are required to be disbursed to the SoCal Retail Portfolio Borrowers’ operating account on each business day. Upon the occurrence of a Cash Management Period, the lender may establish, and the SoCal Retail Portfolio Borrowers are required to cooperate to establish, a lender-controlled cash management account. If a Cash Management Period exists, funds on deposit in the lockbox account are required to be transferred to a lender-controlled cash management account, and applied to make monthly deposits to the tax reserve and insurance reserve as described above under “Escrows and Reserves,” to pay debt service on the SoCal Retail Portfolio Whole Loan, to make monthly deposits to the replacement reserve, to make monthly deposits to the TI/LC reserve, to pay approved operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Period) and pay extraordinary expenses approved by the lender, and to pay any remainder into a cash collateral account. In each case, the amounts deposited in the cash collateral account are required to be held as additional collateral for the SoCal Retail Portfolio Whole Loan during the continuance of the Cash Management Period; provided that during the continuance of an event of default under the SoCal Retail Portfolio Whole Loan such amounts may be applied to prepay the debt.

A “Cash Management Period” will commence (a) upon the stated maturity date, (b) upon the occurrence of an event of default under the loan documents, or (c) if, as of the last day of each calendar quarter, the interest only debt service coverage ratio is less than 1.45x. A Cash Management Period will terminate if (i) the SoCal Retail Portfolio Whole Loan and all other obligations under the loan documents have been repaid in full or (ii) the stated maturity date has not occurred and (A) with respect to the matters described in clause (b) above, such event of default has been cured (or has been otherwise waived in writing) and no other event of default is continuing or (B) with respect to the matter described in clause (c) above, the SoCal Retail Portfolio Properties have achieved an interest only debt service coverage ratio of at least 1.50x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). In addition to the SoCal Retail Portfolio Mortgage Loan, the SoCal Retail Portfolio Properties also secure the SoCal Retail Portfolio Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $154,785,000. The SoCal Retail Portfolio Serviced Pari Passu Companion Loans accrue interest at the same rate as the SoCal Retail Portfolio Mortgage Loan. The SoCal Retail Portfolio Mortgage Loan is pari passu in right of payment with the SoCal Retail Portfolio Serviced Pari Passu Companion Loans. The holders of the SoCal Retail Portfolio Mortgage Loan and the SoCal Retail Portfolio Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the SoCal Retail Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. On any business day after the earlier to occur of (i) the third anniversary date of the SoCal Retail Portfolio Whole Loan origination date or (ii) two years after the final note is securitized (the “Release Date”), the SoCal Retail Portfolio Whole Loan documents permit any of the SoCal Retail Portfolio Borrowers to obtain the release of any property in the SoCal Retail Portfolio Properties upon a bona fide third-party sale of such property subject to among other things, the following: (i) no default or event of default has occurred or is continuing, (ii) payment of principal in an amount equal to 120% of the allocated loan amount of the applicable property; provided however, in the event that the debt yield of the SoCal Retail Portfolio Properties is equal to or greater than 10.25%, the foregoing release condition will instead be 110% of the allocated loan amount of the applicable property, (iii) payment of any yield maintenance premium (if then applicable), (iv) the debt yield for all the properties then remaining will be no less than the greater of (A) the lesser of (x) the debt yield immediately preceding such release and (y) 10.00% and (B) 9.25%, and (v) customary REMIC requirements are satisfied.

Transfer and Assumption. In connection with an arms’ length sale of one or more of the SoCal Retail Portfolio Properties to a third party unaffiliated with the SoCal Retail Portfolio Borrowers or the related guarantor (“New Borrower”), the SoCal Retail Portfolio Whole Loan documents grant the SoCal Retail Portfolio Borrowers the one-time right to request the lender’s consent to sever the SoCal Retail Portfolio Whole Loan and have such New Borrower partially assume the SoCal Retail Portfolio Whole Loan, whereby (i) the SoCal Retail Portfolio Properties that are then serving as collateral will be divided into two or more pools of properties (the severed loan(s) that is secured by the SoCal Retail Portfolio Properties being assumed in connection

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #2 SoCal Retail Portfolio	Cut-off Date Balance:	$60,000,000
Various		Cut-off Date LTV:	52.0%
Various, CA		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

with such partial transfer and assumption (the “New Severed Loan”) and the severed loan which is secured by the remaining SoCal Retail Portfolio Properties (the “Existing Severed Loan”)) and (ii) the New Severed Loan(s) and Existing Severed Loan(s) will each be in the principal amount corresponding to the sum of the respective allocated loan amounts of the SoCal Retail Portfolio Properties in the related pool. The lender’s consent to such request may be withheld in its reasonable discretion and will be subject to the satisfaction of certain conditions, including, among other things, the following: (i) no default or event of default is continuing, (ii) the transferee is a special purpose bankruptcy remote entity, (iii) receipt of a rating agency confirmation, (iv) receipt of satisfactory public record searches of such transferee, (v) customary REMIC requirements are satisfied, (vi) delivery of an assumption fee in the amount of 0.25% of the amount of the New Severed Loan; (vii) each pool of properties consists of no less than one property; (viii) after giving effect to such partial transfer and assumption, the debt yield for each of the severed loans will be no less than the greater of (a) the debt yield of the SoCal Retail Portfolio Whole Loan preceding such partial transfer and assumption and (b) 9.25%; (ix) after giving effect to such partial transfer and assumption, the principal balance for each of the severed loans will be no more than 65% of the appraised value of all of the respective properties included in the related pool securing such severed loans; (x) the weighted average of the remaining unexpired lease terms in the pool of SoCal Retail Portfolio Properties securing the New Severed Loan is greater than the weighted average of the remaining unexpired lease terms included in the pools securing all other severed loans; and (xi) the debt service coverage ratio (on an interest-only basis) applicable to each severed loan and the related pool of SoCal Retail Portfolio Properties is no less than 2.28x. Additionally, the related co-lender agreement requires the holders of the SoCal Retail Portfolio Mortgage Loan and the SoCal Retail Portfolio Serviced Pari Passu Companion Loans to cooperate (i) to execute amendments to the related co-lender agreement to reflect the SoCal Retail Portfolio Properties securing the Existing Severed Loan following such partial transfer and assumption and the reduction in the principal balances of the promissory notes evidencing the Existing Severed Loan in an amount corresponding to the principal amount of the New Severed Loan and (ii) to execute a separate co-lender agreement on terms substantially similar to those in the related co-lender agreement with respect to the new promissory notes evidencing the New Severed Loan.

Real Estate Substitution. On any business day after the Release Date, the SoCal Retail Portfolio Whole Loan documents permit any SoCal Retail Portfolio Borrower to obtain the release of a property from the lien of the mortgage and the release of such SoCal Retail Portfolio Borrower’s obligations under the SoCal Retail Portfolio Whole Loan documents with respect to such released property by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that: (i) no monetary event of default has occurred and is continuing; (ii) the allocated loan amounts for all properties substituted would not exceed 20% of the original principal balance of the SoCal Retail Portfolio Whole Loan; (iii) such substitution would not occur in the 12-month period prior to the stated maturity date of the SoCal Retail Portfolio Whole Loan; (iv) after giving effect to such substitution, the debt service coverage ratio for all remaining SoCal Retail Portfolio Properties subject to the lien of the mortgage is greater than or equal to the debt service coverage ratio for all SoCal Retail Portfolio Properties subject to the lien of the mortgage immediately preceding such substitution; (v) the borrower delivers to the lender an appraisal with respect to the released property and the substitute property indicating that the appraised value of such substitute property is greater than or equal to 110% of the appraised value of the released property, (vi) delivery of a rating agency confirmation letter to the lender; (vii) delivery to the lender of all industry standard due diligence materials similar to those delivered at the origination of the SoCal Retail Portfolio Whole Loan; and (viii) customary REMIC requirements are satisfied. Additionally, if two substitutions have previously been requested by a SoCal Retail Portfolio Borrower, any additional substitutions will only be permitted by the lender in its sole discretion.

Right of First Offer/Right of First Refusal. A tenant or tenants at each of Food 4 Less – Target Center, Baldwin Park Promenade, Lynwood Plaza and Loma Vista properties has a right of first refusal to purchase the related SoCal Retail Portfolio Property (or the applicable portion thereof) in the event of a proposed transfer of such property (or the applicable portion of such property). A tenant or tenants at each of Hawthorne Plaza and The Springs properties has a right of first offer to purchase the related SoCal Retail Portfolio Property (or a portion thereof) in the event the applicable SoCal Retail Portfolio Borrower desires to sell such property (or the applicable portion thereof).  None of such rights of first refusal or rights of first offer are applicable to a transfer of (i) any of the related SoCal Retail Portfolio Properties in connection with any foreclosure sale, deed-in-lieu of foreclosure or other similar sale or (ii) the entire portfolio of properties.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The SoCal Retail Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the SoCal Retail Portfolio Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the SoCal Retail Portfolio Properties and 18 months of business interruption insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

Embassy Suites at Centennial Olympic Park
267 Marietta Street
Atlanta, GA 30313
ATLANTA
Midtown
Downtown
Georgia Institute of Technology
Russ Chandler Stadium
Recreation Center
Student Center
Tech Pkwy NW
Bobby Dodd Stadium
Centergy One
TECH SQUARE
AT&T Campus
Honeywell Software Ctr.
AT&T Midtown Center
Fox Theatre
The Varsity
North Avenue
Bank of America Tower
One Georgia Center
Emory Univ. Hospital Midtown
SoNo
Civic Center
Atlanta Civic Center
Central Park
Atlanta Contemporary Art Center
Coca Cola World Headquarters
Centennial Place
Northyards Business Park
North Ave NW
Marietta St NW
Pine St NW
Centennial Hill
W Hotel
Ivan Allen Jr. Blvd
Jones Ave NW
Georgia Aquarium
Children's Museum of Atlanta
World of Coca Cola
SunTrust Plaza
Baker St NE
Georgia Power
Ralph McGill Blvd NE
Atlanta Medical Center
Highland Ave NE
Freedom Pkwy
Hyatt Regency
Marriott Marquis
Hilton Atlanta
Americas Mart
PEACHTREE CENTER
Intl. Blvd NE
Peachtree Center
191 Peachtree Tower
Ellis St NE
Georgia Pacific Center
University Commons
Irwin St NE
Freedom Trail Park
Martin Luther King Jr. Natl. Historic Park
MLK Jr. Birth Home
The King Center
Auburn Ave NE
Edgewood Ave SE
Apex Museum
Atlanta Central Library
Woodruff Park
Hurt Park
Centennial Olympic Park
College Football Hall of Fame
Vine City
GEORGIA WORLD CONGRESS CENTER
Building A
Building B
Building C
Omni Hotel
Tabernacle
Westin Peachtree Plaza
CNN Center
State Farm Arena
Centennial Tower
Rialto Center for the Arts
Luckie St NW
Home Depot Backyard
Georgia Intl. Plaza
Mercedes-Benz Stadium
Dome/GWCC/Philips/CNN
Mitchell St SW
Sam Nunn Atlanta Federal Center
Richard B. Russell Building
Five Points
UNDERGROUND ATLANTA
Georgia State University
Municipal Market of Atlanta
Grady Memorial Hospital
Selena Butler Park
Sweet Auburn
Decatur St SE
MLK Jr. Federal Bldg.
Fulton County Gov't.
Fulton County Courthouse
Georgia State
King Memorial
BLUE/GREEN LINES
RED/GOLD LINES
MARTA
Greyhound Bus Terminal
Castleberry Hill
Garnett
City Hall
State Capitol Building
Oakland Cemetery
MLK Jr Dr SE
Memorial Dr SE
Memorial Dr SW
Capitol Gateway
Woodward Ave SE
Rawson-Washington Park
Whitehall St SW
Glenwood Ave SE
Sydney St SE
Fulton St SW
Mechanicsville
Hartsfield-Jackson Atlanta Intl. Airport 8 miles
Summerhill
Grant Park
Alpharetta
Woodstock
Roswell
Johns Creek
Acworth
Kennesaw
Marietta
Sandy Springs
Dunwoody
Smyrna
Mableton
Decatur
Redan
Douglasville
East Point
Union City

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 3 – Embassy Suites at Centennial Olympic Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):		NR/NR/NR		Location:	Atlanta, GA 30313
Original Balance(1):		$45,000,000		General Property Type:	Hospitality
Cut-off Date Balance(1):		$45,000,000		Detailed Property Type:	Full Service
% of Initial Pool Balance:		6.0%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1999/2017
Borrower Sponsor:		David D. Marvin		Size:	321 Rooms
Guarantor:		David D. Marvin		Cut-off Date Balance per Room(1):	$260,125
Mortgage Rate:		4.5900%		Maturity Date Balance per Room(1):	$211,523
Note Date:		6/7/2019		Property Manager:	LHP ES1, LLC
First Payment Date:		8/6/2019			(borrower-related)
Maturity Date:		7/6/2029
Original Term to Maturity:		120 months		Underwriting and Financial Information
Original Amortization Term:		360 months		UW NOI:	$9,764,237
IO Period:		0 months		UW NOI Debt Yield(1):	11.7%
Seasoning:		0 months		UW NOI Debt Yield at Maturity(1):	14.4%
Prepayment Provisions(2):		LO (24); DEF (92); O (4)		UW NCF DSCR(1):	1.72x
Lockbox/Cash Mgmt Status:		Hard/Springing		Most Recent NOI:	$9,786,692 (4/30/2019 TTM)
Additional Debt Type(1)(3):		Pari Passu		2nd Most Recent NOI:	$8,476,039 (12/31/2018)
Additional Debt Balance(1)(3):		$38,500,000		3rd Most Recent NOI:	$8,144,924 (12/31/2017)
Future Debt Permitted (Type):		No (N/A)		Most Recent Occupancy:	84.2% (5/1/2019)
Reserves(4)				2nd Most Recent Occupancy:	82.2% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	79.4% (12/31/2017)
RE Tax:	$275,906	$68,977	N/A	Appraised Value (as of)(5):	$122,000,000 (5/7/2019)
Insurance:	$38,455	$12,818	N/A	Appraised Value per Room(5):	$380,062
Rent Reserve:	$50,000	$0	N/A	Cut-off Date LTV Ratio(1):	68.4%
FF&E:	$0	$79,022	N/A	Maturity Date LTV Ratio(1):	55.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$83,500,000	100.0%	Loan Payoff:	$81,124,085	97.2%
			Reserves:	$364,361	0.4%
			Cash Out	$761,417	0.9%
			Closing Costs:	$1,250,137	1.5%
Total Sources:	$83,500,000	100.0%	Total Uses:	$83,500,000	100.0%

(1)	The Embassy Suites at Centennial Olympic Park Mortgage Loan (as defined below) is part of the Embassy Suites at Centennial Olympic Park Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $83,500,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Embassy Suites at Centennial Olympic Park Whole Loan.

(2)	Defeasance of the Embassy Suites at Centennial Olympic Park Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Embassy Suites at Centennial Olympic Park Serviced Pari Passu Companion Loans (as defined below) to be securitized and (b) June 7, 2022.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of the additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The appraised value consists of $87,700,000 ($273,000 per room) for the hotel component, $17,200,000 for the parking component, and $17,100,000 for the retail component of the Embassy Suites at Centennial Olympic Park Property, respectively.

The Mortgage Loan. The third largest mortgage loan (the “Embassy Suites at Centennial Olympic Park Mortgage Loan”) is part of a whole loan (the “Embassy Suites at Centennial Olympic Park Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $83,500,000, which are secured by first priority fee mortgages encumbering a 321-room, full service hotel located in Atlanta, Georgia (the “Embassy Suites at Centennial Olympic Park Property”). The controlling Note A-1 and non-controlling Note A-3, in the aggregate original principal amount of $45,000,000, represent the Embassy Suites at Centennial Olympic Park Mortgage Loan and will be included in the MSC 2019-H7 securitization trust. The non-controlling Notes A-2, A-4, A-5, and A-6, in the aggregate original principal amount of $38,500,000 (the “Embassy Suites at Centennial Olympic Park Serviced Pari Passu Companion Loans”), are expected to be contributed to one or more future securitization transactions. The Embassy Suites at Centennial Olympic Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

Embassy Suites at Centennial Olympic Park Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Embassy Suites at Centennial Olympic Park Mortgage Loan
A-1 & A-3	$45,000,000	$45,000,000	MSC 2019-H7	Yes
Embassy Suites at Centennial Olympic Park Serviced Pari Passu Companion Loans
A-2	$20,000,000	$20,000,000	AREF or an affiliate	No
A-4	$10,000,000	$10,000,000	AREF or an affiliate	No
A-5	$4,500,000	$4,500,000	AREF or an affiliate	No
A-6	$4,000,000	$4,000,000	AREF or an affiliate	No
Total	$83,500,000	$83,500,000

The Borrower and the Borrower Sponsor. The borrower is Centennial Hotel Company I, LLC (the “Embassy Suites at Centennial Olympic Park Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor and the non-recourse carve-out guarantor is David D. Marvin. David D. Marvin owns 14.23% of the Embassy Suites at Centennial Olympic Park Borrower.

David D. Marvin is the Founder and President of Legacy Ventures, a hospitality investment, development, and management company founded in 1994. Legacy Ventures is based in Atlanta and has development projects which have ranged in size from $500,000 restaurants to $100 million mixed-use projects. Legacy Ventures currently operates eight hotels (1,819 keys) and over fifteen restaurant venues.

The Property. The Embassy Suites at Centennial Olympic Park Property is an eight-story, full service hotel located adjacent to the Centennial Olympic Park in downtown Atlanta, Georgia. The Embassy Suites at Centennial Olympic Park Property is also located next to the 3.9 million SF, Georgia World Congress Center (“GWCC”), which is the fourth largest convention center in the country. The Embassy Suites at Centennial Olympic Park Property was developed by the borrower sponsor in 1999 and contains approximately 313,072 SF of gross building area. The Embassy Suites at Centennial Olympic Park Property underwent approximately $10.8 million of capital expenditures since 2014, of which approximately $8.7 million ($26,959 per key) was spent in 2017. The 2017 renovation included the replacement of all soft goods, case goods, tiles in the guest bathrooms, replacement of 22 bathtubs with walk-in showers, and replacement of lobby furniture. Approximately $169,068 has also been spent year-to date through March 2019 on items including valet garage doors, washer/dryer units and meeting room access keys. According to information provided by the borrower sponsor, approximately $820,500 is expected to be spent in capital expenditures in 2019 for items such as high speed internet access/connected room Wi-Fi upgrades, new guestroom TV’s in half of all guestrooms, and resurfacing the pool and spa. Such capital expenditures are not required by the Embassy Suites at Centennial Olympic Park Whole Loan documents or mandated by the franchise agreement and have not been reserved for.

The Embassy Suites at Centennial Olympic Park Property features 321 guestrooms comprised of 169 king suites, 149 double/double suites, one centennial suite, one governor suite, and one presidential suite. Amenities include an outdoor pool, fitness center, complimentary breakfast area/evening reception area, guest laundry facilities, business center, sundry shop, approximately 7,855 SF of meeting space and three food and beverage outlets (Ruth’s Chris Steak House, Kwan’s Deli and Korean Kitchen, and Starbucks). In addition to the three food and beverage outlets that are operated by third parties pursuant to leases, the retail component of the Embassy Suites at Centennial Olympic Park Property also includes a gift shop and three leases associated with antenna and signage tenants, and which in aggregate represents approximately $1.1 million or 4.6% of the underwritten revenue.

Although not required for zoning, parking via valet service is available to guests at the Embassy Suites at Centennial Olympic Park Property. There are two levels of underground parking onsite, of which the hotel uses 106 spaces (or 120+ spaces when double stacked) on the first level while the lower level is reserved for residents of an adjacent condominium development (the “Centennial Park West Condominium” or the “Condominium”). There is a parking easement agreement between the Embassy Suites at Centennial Olympic Park Borrower and the Centennial Park West Condominium which provides residents of the adjacent Condominium with access to the parking spaces within the Embassy Suites at Centennial Olympic Park Property. Additional parking (approximately 45 spaces) is also available at the adjacent surface lot. The parking component represents approximately $1.7 million or 7.4% of the underwritten revenue.

The Embassy Suites at Centennial Olympic Park Borrower, the hotel operator which is a borrower affiliate engaged through a hotel management agreement to operate the Embassy Suites at Centennial Olympic Park Property (“Operator”), and Centennial Park West Condominium Association, Inc. (the “Association”) are parties to a service agreement dated April 10, 2014 (“Service Agreement”) whereby the Association provides payment of certain fees and expenses to the Embassy Suites at Centennial Olympic Park Borrower for services rendered by the Operator. Operator agrees to (i) provide the occupants of the Condominium with concierge coverage in the lobby of the Condominium, housekeeping of the common elements, maintenance and repair of the common elements and security services and (ii) permit condominium occupants to have access to the pool, exercise room, business center, restaurant and concierge at the Embassy Suites at Centennial Olympic Park Property. The Operator is compensated separately by the Embassy Suites at Centennial Olympic Park Borrower under the terms of a hotel management agreement. The Service Agreement has automatic and successive one year renewal terms unless a party terminates the agreement with a 30-day written notice prior to the expiration of the then current renewal term or at any time with a 60-day written notice. The Embassy Suites at Centennial Olympic Park Borrower currently receives a net income of approximately $76,000 per year through the terms of the Service Agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

The Embassy Suites at Centennial Olympic Park Property operates under a franchise agreement with Embassy Suites Franchise, LLC that expires on April 30, 2034 with no renewal options remaining.

The Embassy Suites at Centennial Olympic Park Property’s occupancy, ADR, and RevPAR were 84.2%, $205.88 and $173.27 respectively, during the trailing twelve months ended April 30, 2019, resulting in penetration rates of 107.0%, 121.2% and 129.7% respectively against its competitive set.

More specific information about the Embassy Suites at Centennial Olympic Park Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Embassy Suites at Centennial Olympic Park			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	75.3%	$159.29	$119.90	79.8%	$188.43	$150.44	106.1%	118.3%	125.5%
12/31/2018	77.4%	$161.53	$125.08	82.2%	$194.94	$160.24	106.2%	120.7%	128.1%
4/30/2019 TTM	78.7%	$169.87	$133.63	84.2%	$205.88	$173.27	107.0%	121.2%	129.7%

Source: Industry Report

(1)	The competitive set includes the Hyatt Regency Atlanta, Sheraton Atlanta Hotel, Marriot Atlanta Marquis, Omni Hotel at CNN Center, Hilton Atlanta, Westin Peachtree Plaza Atlanta, and Ritz-Carlton Atlanta. Such competitive set is different from the competitive set used in the Property Competitive Summary table below.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Embassy Suites at Centennial Olympic Park Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Embassy Suites at Centennial Olympic Park Property is located along Marietta Street adjacent to Centennial Olympic Park in downtown Atlanta, Georgia. The Embassy Suites at Centennial Olympic Park Property offers a location proximate to downtown Atlanta leisure demand generators such as Centennial Olympic Park, the Chick-Fil-A College Football Hall of Fame, the Georgia Aquarium, the World of Coca-Cola, the State Farm Arena, the GWCC, and the Mercedes-Benz Stadium. The closest public transportation is the MARTA Peachtree Center station, approximately one-half mile east of the Embassy Suites at Centennial Olympic Park Property. Hartsfield-Jackson Atlanta International Airport is located approximately ten miles south of the Embassy Suites at Centennial Olympic Park Property.

New development in downtown Atlanta includes Centennial Yards, which is a $5 billion large scale mixed use development on a 40 acre site located south of the GWCC. The project is expected to create up to 15 new city blocks and 12 million SF of residential space, office space, hotel space, retail space, and pedestrian-friendly green space. Construction of Centennial Yards is expected to ramp up in 2020 and full development is expected to take approximately 15 years. We cannot assure you as to whether, or when such development will occur.

According to a third party report, Downtown Atlanta had nearly 17.5 million SF of office space as of the first quarter of 2019. There are a variety of industries located within the market represented by banking, finance, real estate, hospitality, healthcare, television, and technology firms. The market draws demand from nearby companies such as Coca-Cola, the American Cancer Society, Delta Airlines, Time Warner, AT&T, Ernst & Young, Southern Company, Accenture, U.S. Department of Commerce, Microsoft, Georgia State University, General Electric, Deloitte, SunTrust Banks, KPMG, Oracle, and IBM.

The Downtown Atlanta market also benefits from convention business including annual events such as the Atlanta Gift & Home Furnishings Market, Cheersport, and Dragon Con as well as the Southeastern Conference football championships and Chick-fil-A Peach Bowl to be hosted in the Mercedes Benz Stadium. According to the appraisal, there is a planned convention center hotel to be built at the GWCC, which is expected to induce additional room night demand and have a positive net effect for the surrounding hotels in the core of Atlanta.

According to the appraisal, in 2018 the Embassy Suites at Centennial Olympic Park Property generated approximately 45% of its room nights from meeting and group demand, 30% from leisure demand, and 25% from commercial demand. The top five corporate accounts as of April 2019 at the Embassy Suites at Centennial Olympic Park Property are the Coca-Cola Company, IBM, American Cancer Society, General Electric, and One Coast.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

The following table presents certain information relating to the primary competitive properties to the Embassy Suites at Centennial Olympic Park Property:

Property Competitive Summary(1)(2)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Estimated 2018 Occupancy(3)	Estimated 2018 ADR(3)	Estimated 2018 RevPAR(3)
Embassy Suites at Centennial Olympic Park (Subject)	321	1999	7,855	25%	45%	30%	82.2%	$194.49	$159.86
The Ritz-Carlton, Atlanta	444	1984	16,173	50%	30%	20%	75.0% - 80.0%	$230 - $235	$170 - $175
Ellis Hotel, Atlanta, a Tribute Portfolio Hotel	127	1913	1,475	45%	25%	30%	70.0% - 75.0%	$160 - $165	$115 - $120
Glenn Hotel, Autograph Collection	110	1923	1,510	50%	25%	25%	75.0% - 80.0%	$190 - $195	$145 - $150
The American Hotel Atlanta Downtown – a DoubleTree by Hilton	315	1962	13,025	30%	50%	20%	65.0% - 70.0%	$160 - $165	$110 - $115
AC Hotel Atlanta Downtown	255	1985	1,470	45%	25%	30%	65.0% - 70.0%	$160 - $165	$110 - $115
Twelve Downtown, Autograph Collection	102	2007	4,282	55%	20%	25%	70.0% - 75.0%	$195 - $200	$140 - $145
Hilton Garden Inn Atlanta Downtown	242	2008	7,574	35%	35%	30%	80.0% - 85.0%	$175 - $180	$140 - $145
W Atlanta – Downtown	237	2009	8,900	35%	40%	25%	70.0% - 75.0%	$220 - $225	$160 - $165
Hyatt House Atlanta/Downtown	150	2015	800	55%	20%	25%	75.0% - 80.0%	$180 - $185	$140 - $145
Hotel Indigo Atlanta Downtown	206	2015	18,466	35%	40%	25%	70.0% - 75.0%	$165 - $170	$120 - $125

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Embassy Suites at Centennial Olympic Park Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set identified in the table above is different from the competitive set used in the Historical Occupancy, ADR, RevPAR table above.

(3)	Estimated 2018 Occupancy, Estimated 2018 ADR and Estimated 2018 RevPAR are based on the appraisal’s estimated 2018 year-end figures.

According to the appraisal, three hotels that are under construction, totaling 639 rooms, are deemed competitive with the Embassy Suites at Centennial Olympic Park Property including a 265-room, The Candler Hotel Atlanta, Curio Collection by Hilton (50.0% competitive), a 174-room, Hyatt Place Centennial Park (100.0% competitive), and a 200-room, Reverb by Hard Rock Atlanta Downtown (25.0% competitive). The three hotels are expected to open between August 2019 and February 2020. In addition, a 1,000-room Signia Hotel Atlanta, which will be connected to the GWCC is expected to break ground in 2020 and open between 2023 and 2024. The Signia Hotel Atlanta is expected to contain roughly 75,000 SF of meeting space and given the size, would have limited competitiveness with the Embassy Suites at Centennial Olympic Park Property according to the appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Embassy Suites at Centennial Olympic Park Property:

Cash Flow Analysis
	2016	2017	2018	4/30/2019 TTM	UW	UW per Room
Occupancy	76.0%	79.4%	82.2%	84.2%	83.7%
ADR	$184.55	$189.23	$194.49	$205.35	$200.39
RevPAR	$140.21	$150.21	$159.86	$172.83	$167.63

Room Revenue	$16,473,158	$17,598,923	$18,730,111	$20,249,957	$19,640,044	$61,184
Parking Operations Revenue	$1,434,606	$1,588,244	$1,673,911	$1,703,619	$1,703,619	$5,307
Retail Rent Revenue	$762,662	$800,812	$812,385	$899,822	$1,059,873	$3,302
Other Income(1)	$678,451	$781,352	$592,353	$743,234	$743,234	$2,315
Total Revenue	$19,348,877	$20,769,330	$21,808,761	$23,596,632	$23,146,771	$72,108

Rooms Expense	$4,262,331	$4,287,575	$4,445,855	$4,696,101	$4,554,658	$14,189
Parking Operations Expense	$583,127	$662,131	$667,207	$673,380	673,380	$2,098
Other Departmental Expense	$426,937	$445,730	$370,329	$398,653	$398,653	$1,242
Real Estate Taxes	$774,403	$679,532	$900,930	$853,434	$827,719	$2,579
Insurance	$162,789	$181,840	$196,180	$197,541	$153,819	$479
Other Expenses	$5,988,374	$6,367,598	$6,752,221	$6,990,831	$6,774,304	$21,104
Total Expenses	$12,197,960	$12,624,406	$13,332,721	$13,809,940	$13,382,534	$41,690

Net Operating Income	$7,150,917	$8,144,924	$8,476,039	$9,786,692	$9,764,237	$30,418
FF&E	$773,955	$830,773	$872,350	$943,865	$925,871	$2,884
Net Cash Flow	$6,376,962	$7,314,151	$7,603,689	$8,842,826	$8,838,366	$27,534

NOI DSCR(2)	1.39x	1.59x	1.65x	1.91x	1.90x
NCF DSCR(2)	1.24x	1.43x	1.48x	1.72x	1.72x
NOI Debt Yield(2)	8.6%	9.8%	10.2%	11.7%	11.7%
NCF Debt Yield(2)	7.6%	8.8%	9.1%	10.6%	10.6%

(1)	Other Income consists of reimbursements from the Condominium, equipment rental income, meeting room rental income, guest laundry, vending machines and miscellaneous income.

(2)	Debt service coverage ratios and debt yields are calculated based on the Embassy Suites at Centennial Olympic Park Whole Loan.

Escrows and Reserves.

Real Estate Taxes - The Embassy Suites at Centennial Olympic Park Whole Loan documents provide for an upfront reserve of $275,906 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $68,977).

Insurance - The Embassy Suites at Centennial Olympic Park Whole Loan documents provide for an upfront reserve of $38,455 for insurance and ongoing monthly reserves for insurance in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $12,818).

Rent Reserve - The Embassy Suites at Centennial Olympic Park Whole Loan documents provide for an upfront reserve of $50,000 for gap rent associated with the Orange Barrel Media signage tenant.

FF&E Reserve - The Embassy Suites at Centennial Olympic Park Whole Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to the greater of 1/12 of (i) 4% of the operating income for the Embassy Suites at Centennial Olympic Park Property for the preceding calendar year ($79,022 for the balance of 2019) and (ii) the amount of the deposit required by the franchisor on account of FF&E under the franchise agreement. The monthly deposit may be adjusted by the lender upon 30 days’ written notice to the Embassy Suites at Centennial Olympic Park Borrower.

Lockbox and Cash Management. The Embassy Suites at Centennial Olympic Park Property is structured with a hard lockbox and springing cash management. At origination, the Embassy Suites at Centennial Olympic Park Borrower and manager were required to direct credit card companies to deposit all credit card receipts with respect to the Embassy Suites at Centennial Olympic Park Property into a lockbox account controlled by the lender. If, notwithstanding the foregoing, the Embassy Suites at Centennial Olympic Park Borrower and manager receive any rents from the Embassy Suites at Centennial Olympic Park Property, they are required to deposit such amounts into the lockbox account within two business days of receipt. In the absence of a Cash Management Period (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the Embassy Suites at Centennial Olympic Park Borrower. Upon the first Cash Management Period, the lender has the right to establish, and the Embassy Suites at Centennial Olympic Park Borrower is required to cooperate to establish, a lender-controlled cash management account, and if a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

Cash Management Period is continuing, all funds in the lockbox account are required to be swept to such cash management account, and applied, provided that no event of default is continuing under the Embassy Suites at Centennial Olympic Park Whole Loan, on each monthly payment date to fund the required tax and insurance reserves deposits as described above under “—Escrows and Reserves”, to pay debt service on the Embassy Suites at Centennial Olympic Park Whole Loan, to fund the required monthly deposit into the FF&E reserve, as described above under “—Escrows and Reserves”, to pay monthly operating expenses referenced in the annual budget (which is required to be approved by the lender during the continuance of a Cash Management Period) and extraordinary expenses approved by the lender, and to disburse the remainder into an excess cash flow sweep account to be held as additional collateral for the Embassy Suites at Centennial Olympic Park Whole Loan during the continuance of such Cash Management Period.

A “Cash Management Period” will commence upon:

a)	the stated maturity date;

b)	the occurrence of an event of default and continue until no event of default is continuing;

c)	the date that the debt service coverage ratio as of any Calculation Date (as defined below) falls below 1.25x (amortizing) and will continue until such time as the debt service coverage ratio is at least 1.30x (amortizing) for two consecutive Calculation Dates;

d)	the date that is twelve months prior to the expiration of the franchise agreement or any Replacement Franchise Agreement (as defined below) then in existence to the extent the Embassy Suites at Centennial Olympic Park Borrower has not previously provided evidence of the satisfaction of the New License Conditions (as defined below) until the lender has determined that the Embassy Suites at Centennial Olympic Park Borrower has satisfied the New License Conditions; or

e)	a property improvement plan (“PIP”) is required by the franchisor or Qualified Franchisor (as defined below) and will end when an amount equal to 115.0% of the estimated cost to complete such PIP has been deposited with the lender, or when the Embassy Suites at Centennial Olympic Park Borrower provides evidence that the PIP has been completed.

A “Calculation Date” means the last day of each calendar quarter during the term of the Embassy Suites at Centennial Olympic Park Whole Loan.

“New License Conditions” means the delivery to the lender of the following items, each of which is satisfactory to the lender in its commercially reasonable discretion: (i) a Replacement Franchise Agreement with the franchisor or a Qualified Franchisor for a term that extends at least five years beyond the stated maturity date and which contains market terms consistent with other license agreements then being issued by such franchisor for other hotel properties of similar size, location, class, use, operation and value, (ii) a related tri-party agreement or comfort letter issued by such franchisor for the benefit of the lender in substantially the same form and substance as was provided to the lender prior to origination or as otherwise approved by the lender in its sole, good faith discretion and (iii) the satisfaction and payment in full of all repairs and renovations required in connection with any PIP required by such franchisor.

A “Qualified Franchisor” means any of (i) Embassy Suites Franchise LLC, or (ii) any other reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use, operation and value as the Embassy Suites at Centennial Olympic Park Property and approved by the lender.

A “Replacement Franchise Agreement” means a franchise, trademark and license agreement with a Qualified Franchisor that is either substantially the same in form and substance as the franchise agreement in effect on the loan origination date, or otherwise reasonably acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). In addition to the Embassy Suites at Centennial Olympic Park Mortgage Loan, the Embassy Suites at Centennial Olympic Park Property also secure the Embassy Suites at Centennial Olympic Park Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $38,500,000. The Embassy Suites at Centennial Olympic Park Serviced Pari Passu Companion Loans accrue interest at the same rate as the Embassy Suites at Centennial Olympic Park Mortgage Loan. The Embassy Suites at Centennial Olympic Park Mortgage Loan is pari passu in right of payment with the Embassy Suites at Centennial Olympic Park Serviced Pari Passu Companion Loans. The holders of the Embassy Suites at Centennial Olympic Park Mortgage Loan and the Embassy Suites at Centennial Olympic Park Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Embassy Suites at Centennial Olympic Park Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Embassy Suites at Centennial Olympic Park Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Embassy Suites at Centennial Olympic Park Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Embassy Suites at Centennial Olympic Park Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #3	Cut-off Date Balance:	$45,000,000
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Multifamily – Midrise	Loan #4 125 Borinquen Place	Cut-off Date Balance:	$35,000,000
125 Borinquen Place		Cut-off Date LTV:	54.4%
Brooklyn, New York 11211		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	8.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Midrise	Loan #4 125 Borinquen Place	Cut-off Date Balance:	$35,000,000
125 Borinquen Place		Cut-off Date LTV:	54.4%
Brooklyn, New York 11211		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	8.0%

East River
Greenpoint
Williamsburg
East Williamsburg
South Williamsburg
BROOKLYN
BROOKLYN NAVY YARD
Greenpoint Ave.
WNYC Transmitter Park
The Brooklyn Barge
Milton St.
Noble St.
Brooklyn Bazaar
Key Food
Broadway Stages
Brooklyn EXPO Center
Triskelion Arts
Manhattan Ave.
McGuinness Blvd.
Humboldt St.
Kingsland Ave.
Newtown Creek
Norman Ave.
Windmill Studios
Nassau Ave.
Vinnie's Pizzeria
La Guardia Airport 6 miles
McGorlick Park
Amber Steak House
Greenpoint Fish & Lobster Co.
Selamat Pagi
Driggs Ave.
Warsaw
Lombardy St.
Vanderwoort Ave.
Brooklyn-Queens Expwy
278
Hurricane Point
Franklin St.
Bushwick Inlet Park
N. Williamsburg Ferry Terminal
Brooklyn Bowl/ Brooklyn Brewery
North 5th Street Pier Park
McCarren Park
Ericsson Playground
Kent Ave.
Berry St.
Bedford Ave.
Driggs Ave.
Music Hall of Williamsburg
Museum of Food and Drink (MOFAD) Lab
Richardson St.
Bayard St.
Brooklyn Steel
Studio Eberle
Frost St.
Withers St.
Jackson St.
Skillman Ave.
Conselyea St.
Maspeth Ave.
Cooper Park
Metropolitan Ave.
Devoe St.
East River Ferry
International Paper Museum
Grand St.
Nitehawk Cinema
Brooklyn Winery
Knitting Factory Brooklyn
Vice Media
Manhattan 1 mile
Domino Park
Domino Sugar Project
The City Reliquary Museum
Lorimer St
Graham Ave
Metropolitan Ave - Grand St
Williamsburg Bridge
Powers St.
Grand St.
The Paper Box
Grand Street Campus Field
George Washington at Valley Forge
Broadway
Havemeyer St.
Marcy Ave.
Keap St.
S. 1st St.
Union Ave.
Leonard St.
Manhattan Ave.
Graham Ave.
Humboldt St.
Bushwick Ave.
Peter Luger Steak House
La Guardia Playground
Rodney St.
Hooper St.
125 Borinquen Place
125 Borinquen Place
Brooklyn, NY 11211
Martinez Playground
Meserole St.
Montrose Ave.
Johnson Ave.
Boerum St.
Bedford Playground
Division Ave.
Hewes Street
Broadway-Union Ave
S. Williamsburg Ferry Terminal
Roberto Clemente Ballfield
Wythe Ave.
Roebling Playground
Bklyn-Queens Expwy
Harrison Ave.
Heyward St.
Lynch St.
Middleton St.
Steiner Studios
Flushing Ave.
Wallabout St.
Downtown Brooklyn 1 mile
Bklyn-Qns Expwy
Park Ave.
PATERSON
YONKERS
BRONX
NJ
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN
NEWARK
JERSEY CITY
Elizabeth
Bayonne
STATEN ISLAND
Atlantic Ocean
LONG ISLAND

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 4 – 125 Borinquen Place

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:		SMC		Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):		NR/NR/NR		Location:	Brooklyn, NY 11211
Original Balance(1):		$35,000,000		General Property Type:	Multifamily
Cut-off Date Balance(1):		$35,000,000		Detailed Property Type:	Mid Rise
% of Initial Pool Balance:		4.7%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2017-2018/N/A
Sponsors:		Joel Schwartz; Shaindy Schwartz		Size:	125 Units
Guarantors:		Joel Schwartz; Shaindy Schwartz		Cut-off Date Balance per Unit(1):	$416,000
Mortgage Rate:		3.9000%		Maturity Date Balance per Unit(1):	$416,000
Note Date:		5/31/2019		Property Manager:	Bedford Enterprises LLC
First Payment Date:		7/6/2019			(borrower-related)
Maturity Date:		6/6/2029		Underwriting and Financial Information
Original Term to Maturity:		120 months		UW NOI:	$4,144,545
Original Amortization Term:		0 months		UW NOI Debt Yield(1):	8.0%
IO Period:		120 months		UW NOI Debt Yield at Maturity(1):	8.0%
Seasoning:		1 month		UW NCF DSCR(1):	2.00x
Prepayment Provisions(2):		LO (25); DEF (89); O (6)		Most Recent NOI:	$3,161,834 (2/28/2019 T-6 Ann.)
Lockbox/Cash Mgmt Status:		None/None		2nd Most Recent NOI(5):	N/A
Additional Debt Type(1)(3):		Pari Passu		3rd Most Recent NOI(5):	N/A
Additional Debt Balance(1)(3):		$17,000,000		Most Recent Occupancy(6):	80.0% (5/9/2019)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent Occupancy(5):	N/A
Reserves(4)				3rd Most Recent Occupancy(5):	N/A
Type	Initial	Monthly	Cap	Appraised Value (as of)(7):	$95,600,000 (5/2/2019)
RE Tax:	$52,429	$8,738	N/A	Appraised Value per Unit:	$764,800
Insurance:	$54,594	$6,066	N/A	Cut-off Date LTV Ratio(1):	54.4%
Recurring Replacements:	$0	$2,083	$75,000	Maturity Date LTV Ratio(1):	54.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$52,000,000	100.0%	Loan Payoff:	$48,440,027	93.2%
			Return of Equity:	$2,708,543	5.2%
			Closing Costs:	$744,406	1.4%
			Reserves:	$107,024	0.2%
Total Sources:	$52,000,000	100.0%	Total Uses:	$52,000,000	100.0%

(1)	The 125 Borinquen Place Mortgage Loan (as defined below) is part of the 125 Borinquen Place Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $52,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 125 Borinquen Place Whole Loan.

(2)	Defeasance of the 125 Borinquen Place Whole Loan is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last 125 Borinquen Place Whole Loan promissory note to be securitized and (ii) May 31, 2022. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in July 2019.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Historical occupancy and financial information prior to the 2/29/2019 T-6 Ann. is not applicable as the 125 Borinquen Place Property (as defined below) was completed in 2018.

(6)	The 125 Borinquen Place Property contains 125 units, of which 25 are designated for low-income housing. The low-income housing component of the 125 Borinquen Place Property does not yet have its temporary certificate of occupancy (the “TCO”) and thus is not currently occupied. The 25 low-income housing units, however, are 100.0% pre-leased. Most Recent Occupancy assumes the 25 low-income housing units as vacant. See “The Property” below for further discussion of the TCO.

(7)	The appraised value includes $19,160,000 attributable to the net present value of a 421-a tax abatement applicable to the 125 Borinquen Place Property.

The Mortgage Loan. The fourth largest mortgage loan (the “125 Borinquen Place Mortgage Loan”) is part of a whole loan (the “125 Borinquen Place Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $52,000,000, both of which are secured by a first priority fee mortgage encumbering a mid-rise multifamily property located in Brooklyn, New York (the “125 Borinquen Place Property”). The controlling Note A-1, in the original principal amount of $35,000,000, evidences the 125 Borinquen Place Mortgage Loan and will be contributed to the MSC 2019-H7 transaction. The non-controlling Note A-2, in the original principal amount of $17,000,000 (the “125 Borinquen Place Serviced Pari Passu Companion Loan”) is expected to be contributed to one or more future commercial mortgage securitization transactions or otherwise transferred at any time. The 125 Borinquen Place Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 transaction. The proceeds of the 125 Borinquen Place Whole Loan were primarily used to pay off a prior loan, pay closing costs, fund reserves and return equity to the borrower sponsor. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Midrise	Loan #4 125 Borinquen Place	Cut-off Date Balance:	$35,000,000
125 Borinquen Place		Cut-off Date LTV:	54.4%
Brooklyn, New York 11211		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	8.0%

125 Borinquen Place Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	MSC 2019-H7	Yes
A-2	$17,000,000	$17,000,000	Starwood Mortgage Funding II LLC	No
Total	$52,000,000	$52,000,000

The Borrower and the Borrower Sponsor. The borrower is Grand Residences LLC (the “125 Borinquen Place Borrower”), a New York limited liability company and single purpose entity with two independent directors in its organizational structure. The borrower sponsors and non-recourse carveout guarantors of the 125 Borinquen Place Whole Loan are Joel Schwartz and Shaindy Schwartz (the “125 Borinquen Place Sponsors”). The 125 Borinquen Place Sponsors have experience within the Brooklyn, New York real estate multifamily submarket and collectively own economic interests in over 65 properties. The 125 Borinquen Place Sponsors developed the 125 Borinquen Place Property for a total cost basis of approximately $53.8 million, which does not include the cost of the land. The land has been owned by Gaba Realty Corp. (“Gaba”) for over 40 years and the 125 Borinquen Place Sponsors approached Gaba to form a partnership and build the 125 Borinquen Place Property. Gaba has retained a 50% equity interest in the ownership of the 125 Borinquen Place Property in exchange for contributing the land for the project. The 125 Borinquen Place Sponsors own the remaining 50% interest of the 125 Borinquen Place Borrower.

The Property. The 125 Borinquen Place Property is a newly constructed seven-story multifamily building totaling 125 units located within the Williamsburg neighborhood of Brooklyn, New York. The 125 Borinquen Place Property was completed in September 2018. As of May 9, 2019, the multifamily portion of the 125 Borinquen Place Property was 80.0% leased. The 125 Borinquen Place Property gained a 20% bonus floor area ratio from the inclusionary housing program, and 25 of the multifamily units are set aside for low-income families, which units are 100.0% pre-leased. The remaining 100 multifamily units are market-rate units, which are 100.0% leased. The lottery for the low-income multifamily units took place in September 2018, but this component of the 125 Borinquen Place Property has not yet received its TCO. The 125 Borinquen Place Mortgage Loan will be fully recourse to the 125 Borinquen Place Borrower and the 125 Borinquen Place Sponsors until the 125 Borinquen Place Sponsors have received a Certificate of Completion of Affordable Housing Units pursuant to the related regulatory agreement and thereafter deliver satisfactory evidence that a valid TCO for all of the units of the 125 Borinquen Place Property has been issued.

The 125 Borinquen Place Property benefits from a 421-a tax incentive program, of which is in year three of 25 of the tax exemption. The exemption in place at the 125 Borinquen Place Property lasts for 25 years, providing the 125 Borinquen Place Borrower a 100% exemption from any increases in the 125 Borinquen Place Property’s real estate taxes for 21 years, then phasing out the exemption by 20% every year thereafter. Current unabated taxes are equal to $1,238,281 compared to underwritten abated taxes of $104,858.

The 125 Borinquen Place Property offers a mix of studio, one-, two- and three-bedroom units. The units have high-end finishes with island kitchens, windows, tiled bathrooms, hardwood flooring throughout and stainless steel appliances. In addition, many of the units have an outdoor balcony. Property amenities include elevators, a game-room, laundry facilities, multi-level fitness center, roof terrace, landscaped courtyard and Wi-Fi. The 125 Borinquen Place Property features 63 parking spaces for residents for a monthly fee as well as a secure bicycle storage room. Additionally, the 125 Borinquen Place Property includes approximately 7,442 SF of ground floor retail space that is currently vacant and being marketed, with a market rent (according to the appraisal) of $50.00 PSF on a triple-net basis.

The following table presents certain information relating to the unit mix at the 125 Borinquen Place Property:

Unit Mix(1)
Type	Units	Occupied Units(2)	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit	Monthly Market Rent per Unit
One-Bedroom (Market)	37	37	100.0%	672	24,864	$3,272	$3,300
Two-Bedroom (Market)	61	61	100.0%	678	41,358	$4,269	$4,400
Three-Bedroom (Market)	2	2	100.0%	922	1,844	$5,600	$5,700
Studio (Affordable)	6	0	0.0%	460	2,760	$0	$801
One-Bedroom (Affordable)	5	0	0.0%	646	3,230	$0	$810
Two-Bedroom (Affordable)	14	0	0.0%	882	12,348	$0	$974
Total/Wtd. Avg.	125	100	80.0%	691	86,404	$3,141	$3,395

(1)	Borrower rent roll dated May 9, 2019 and appraisal.

(2)	The low-income multifamily component of the 125 Borinquen Place Property has not yet received its TCO. However, the 25 low-income units are 100.0% pre-leased.

The Market. The 125 Borinquen Place Property is located in Brooklyn, New York, within the Williamsburg neighborhood. According to the appraisal, over the past decade Brooklyn’s private employment sector grew by 19.8% and the number of businesses has grown by 21.0%, making it the fastest

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Midrise	Loan #4 125 Borinquen Place	Cut-off Date Balance:	$35,000,000
125 Borinquen Place		Cut-off Date LTV:	54.4%
Brooklyn, New York 11211		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	8.0%

growing borough in New York City. In recent years, Brooklyn and its neighborhoods have seen growth in large-scale development including cultural, housing, retail and technology projects. Approximately 15 million people visit Brooklyn each year and contribute to the borough’s economy by spending on restaurants, hotels and other attractions. The recent openings of an Apple store and a Whole Foods Market, both on Bedford Avenue, are two recent examples of such attractions. The 125 Borinquen Place Property is located along Borinquen Place, which is located off of Route 278 (the Brooklyn-Queens Expressway), and near the intersection of Union Avenue, a north-south thoroughfare within the area. The 125 Borinquen Place Property is accessible via the M, J, G and the L subway lines.

The 125 Borinquen Place Property is part of the Williamsburg multifamily submarket within the Brooklyn multifamily submarket. Over the past ten years, the Brooklyn multifamily submarket had a compound annual growth rate of 7.2% per year. Vacancy has ranged from 1.7% to 7.1% with an average of 3.7%. As of the fourth quarter of 2018, the Williamsburg multifamily submarket had a vacancy rate of 2.6%. The estimated 2018 population within a 0.50-, 0.75- and one-mile radius of the 125 Borinquen Place Property is 54,454, 122,620 and 168,846, respectively, according to the appraisal. The estimated 2018 average household income within a 0.50-, 0.75- and one-mile radius of the 125 Borinquen Place Property is $89,919, $89,666, and $90,346, respectively, according to the appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 125 Borinquen Place Property:

Market Rent Summary
Unit Type	Total Units	Average Size	Market Rent/SF	Avg Monthly Contract Rent per Unit	Avg Monthly Asking Rent per Unit	Avg Monthly Market Rent per Unit
One-Bedroom (Market)	37	672	$4.91	$3,272	$3,397	$3,300
Two-Bedroom (Market)	61	678	$6.49	$4,269	$4,300	$4,400
Three-Bedroom (Market)	2	922	$6.18	$5,600	$5,600	$5,700
Studio (Affordable)(1)	6	460	$1.74	$801	$801	$801
One-Bedroom (Affordable)(1)	5	646	$1.25	$810	$810	$810
Two-Bedroom (Affordable)(1)	14	882	$1.10	$974	$974	$974

Source: Appraisal

(1)	The low-income multifamily component of the 125 Borinquen Place Property has not yet received its TCO. However, the 25 low-income units are 100.0% pre-leased.

The following table presents certain information relating to comparable rental properties to the 125 Borinquen Place Property:

Comparable Rental Summary
Property Address	Year Built	Type	# Units	Unit Mix	Average SF per Unit	Market Rent per SF(1)	Average Market Rent per Unit(1)
125 Borinquen Place	2017-2018	Mid Rise	125	1BR/1BA 2BR/1BA 3BR/1BA 0BR (Affordable) 1BR/1BA (Affordable) 2BR/1BA (Affordable)	672 678 922 460 646 882	$4.91 $6.49 $6.18 $1.74 $1.25 $1.10	$3,300 $4,400 $5,700 $801 $810 $974
150 Union Avenue	2015	Mid Rise	104	0BR 1BR/1BA 2BR/1BA 3BR/3BA	NAV NAV NAV NAV	NAV NAV NAV NAV	$2,728 $3,145 $3,630 $4,935
94 North 3rd Street	2018	Mid Rise	95	0BR 1BR/1BA 2BR/2BA	518 662 910	$4.70 $4.21 $4.63	$2,433 $2,790 $4,209
500 Metropolitan Avenue	2018	Mid Rise	52	0BR 1BR/1BA 2BR/2BA 3BR/2BA	544 607 1,007 1,276	$6.02 $5.51 $4.27 $5.04	$3,273 $3,345 $4,296 $6,435
223 North 8th Street	2014	Mid Rise	30	0BR 1BR/1BA 2BR/2BA	528 774 990	$4.70 $3.99 $4.68	$2,482 $3,090 $4,635
282 South 5th Street	2016	Mixed Use	82	0BR 1BR/1BA 2BR/2BA	437 647 967	$6.46 $5.77 $5.48	$2,825 $3,733 $5,295

Source: Appraisal

(1)	The 125 Borinquen Place Property and the comparables vary to some degree in terms of physical characteristics, project amenities, unit amenities, parking, laundry and utilities. As such, the appraisal made adjustments to the comparables contract rents to better compare to the 125 Borinquen Place Property. Market Rent per SF and Average Market Rent per Unit represent the adjusted market rents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Midrise	Loan #4 125 Borinquen Place	Cut-off Date Balance:	$35,000,000
125 Borinquen Place		Cut-off Date LTV:	54.4%
Brooklyn, New York 11211		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	8.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 125 Borinquen Place Property.

Cash Flow Analysis(1)
	2/28/2019 T-6 Ann.	UW	UW per unit
Gross Potential Rent - Multifamily	$3,726,500	$4,982,004	$39,856
Gross Potential Rent - Commercial	$0	$372,085	$2,977
Total Recoveries	$0	$0	$0.00
Other Income	$28,288	$243,000	$1,944
Less Vacancy & Credit Loss	$0	($641,989)	($5,136)
Effective Gross Income	$3,754,788	$4,955,100	$39,641

Real Estate Taxes(2)	$103,572	$104,858	$839
Insurance	$69,000	$72,793	$582
Other Expenses	$420,382	$632,904	$5,063
Total Expenses	$592,954	$810,555	$6,484

Net Operating Income	$3,161,834	$4,144,545	$33,156
Capital Expenditures	$0	$26,488	$212
Net Cash Flow	$3,161,834	$4,118,057	$32,944

Occupancy %(3)	80.0%	88.0%
NOI DSCR(4)	1.54x	2.02x
NCF DSCR(4)	1.54x	2.00x
NOI Debt Yield(4)	6.1%	8.0%
NCF Debt Yield(4)	6.1%	7.9%

(1)	Historical financial information prior to 2/28/2019 T-6 Ann. is not available because the 125 Borinquen Place Property was constructed between 2017 and 2018. The increase in UW Gross Potential Rent and Net Operating Income from 2/28/2019 T-6 Ann. is due to lease-up of the 125 Borinquen Place Property.

(2)	See “The Property” with regard to the Section 421-a tax abatement applicable to the 125 Borinquen Place Property. Current unabated taxes are equal to $1,238,281.

(3)	2/28/2019 T-6 Ann. Occupancy % is as of the borrower rent roll dated May 9, 2019. UW Occupancy % is equal to underwritten economic occupancy.

(4)	The debt service coverage ratios and debt yields are based on the 125 Borinquen Place Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The 125 Borinquen Place Whole Loan documents provide for an upfront real estate tax reserve of $52,429 and an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate taxes (initially $8,738).

Insurance – The 125 Borinquen Place Whole Loan documents provide for an upfront insurance reserve of $54,594 and an ongoing monthly insurance reserve in an amount equal to 1/12 of the annual estimated insurance premiums (initially $6,066).

Replacement Reserve - The 125 Borinquen Place Whole Loan documents provide for a monthly capital expenditure reserve of $2,083, capped at $75,000.

Lockbox and Cash Management. None.

Additional Secured Indebtedness (not including trade debts). The 125 Borinquen Place Property also secures the 125 Borinquen Place Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $17,000,000. The 125 Borinquen Place Serviced Pari Passu Companion Loan accrues interest at the same rate as the 125 Borinquen Place Mortgage Loan. The 125 Borinquen Place Whole Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the 125 Borinquen Place Serviced Pari Passu Companion Loan. The holders of the 125 Borinquen Place Mortgage Loan and the 125 Borinquen Place Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 125 Borinquen Place Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not Permitted.

Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The 125 Borinquen Place Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 125 Borinquen Place Property and business interruption insurance for 18 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

Big Flats
Horseheads
Horseheads North
Painted Post
Corning
South Corning
Elmira
Elmira Heights
West Elmira
Southport
Pine Valley
Campbell
Van Etten
Caton
Lindley
NEW YORK
PENNSYLVANIA
Lawrenceville
Millerton
Mosherville
Fassett
Gillett
Tioga
Roseville
Waverly
Sayre
Athens
Milan

Evans Mills
Calcium
Pamelia
JEFFERSON COUNTY
Brownville
Glen Park
Watertown
Black River

Lake Ontario
Lacona
Pulaski
Mexico
Oswego
Fulton
Brewerton
Baldwinsville
Pultneyville
Sodus Point
Williamson
Wolcott
ROCHESTER
Brighton
Marion
Perinton
Macedon
Lyons
Clyde
Newark
Weedsport
SYRACUSE
Canandaigua
Geneva
Seneca Falls
Auburn
Skaneateles
Cayuga
Hemlock
FINGER LAKES
Moravia
Penn Yan
Naples
Cortland

Watertown
Oswego
Rochester
Syracuse
Canandaigua
NEW YORK
Albany
Olean
Horseheads
Sayre
PENNSYLVANIA
New York City
Philadelphia

Visions Hotel Portfolio II		
1	Courtyard Horseheads	Horseheads, NY
2	Home2 Suites Oswego	Oswego, NY
3	Holiday Inn & Suites Rochester Marketplace	Rochester, NY
4	Hampton Inn Corning Painted Post	Painted Post, NY
5	Home2 Suites Rochester Henrietta	Rochester, NY
6	Holiday Inn Express Olean	Olean, NY
7	Fairfield Inn Watertown	Watertown, NY
8	Holiday Inn Express Canandaigua	Canandaigua, NY
9	Candlewood Suites Watertown	Evans Mills, NY
10	Candlewood Suites Sayre	Sayre, PA

Allegany
Bonaventure
Olean
Weston Mills
CATTARAUGUS COUNTY
Portville

Irondequoit
ROCHESTER
Gates
Penfield
Brighton
Pittsford
Henrietta
MONROE COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 5 – Visions Hotel Portfolio II

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		SMC		Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/S&P):		NR/NR/NR		Location:	Various
Original Balance(1):		$28,500,000		General Property Type:	Hospitality
Cut-off Date Balance(1):		$28,500,000		Detailed Property Type:	Various
% of Initial Pool Balance:		3.8%		Title Vesting:	Fee / Leasehold
Loan Purpose(2):		Refinance/Acquisition		Year Built/Renovated:	Various / Various
Sponsors:		Arun Patel; Hemant Patel		Size:	955 Rooms
Guarantors:		Arun Patel; Hemant Patel		Cut-off Date Balance per Room(1):	$65,131
Mortgage Rate:		4.5500%		Maturity Date Balance per Room(1):	$52,890
Note Date:		6/11/2019		Property Manager:	Visions Hotels LLC
First Payment Date:		8/6/2019			(borrower-related)
Maturity Date:		7/6/2029
Original Term to Maturity:		120 months		Underwriting and Financial Information
Original Amortization Term:		360 months		UW NOI:	$8,879,791
IO Period:		0 months		UW NOI Debt Yield(1):	14.3%
Seasoning:		0 months		UW NOI Debt Yield at Maturity(1):	17.6%
Prepayment Provisions(3):		LO (24); DEF (92); O (4)		UW NCF DSCR(1):	2.08x
Lockbox/Cash Mgmt Status:		Springing/Springing		Most Recent NOI(6):	$9,358,373 (3/31/2019 TTM)
Additional Debt Type(1)(4):		Pari Passu		2nd Most Recent NOI(6):	$8,981,413 (12/31/2018)
Additional Debt Balance(1)(4):		$33,700,000		3rd Most Recent NOI(6):	$7,698,028 (12/31/2017)
Future Debt Permitted (Type):		No (N/A)		Most Recent Occupancy:	64.1% (3/31/2019)
Reserves(5)				2nd Most Recent Occupancy:	64.1% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	59.6% (12/31/2017)
RE Tax:	$950,268	$112,167	N/A	Appraised Value (as of)(7):	$105,000,000 (5/1/2019)
Insurance:	$83,002	$27,620	N/A	Appraised Value per Room(7):	$109,948
FF&E:	$0	$40,797	N/A	Cut-off Date LTV Ratio(1)(7):	59.2%
Ground Rent:	$39,245	Springing	N/A	Maturity Date LTV Ratio(1)(7):	48.1%
PIP:	$1,900,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$62,200,000	99.0%	Loan Payoff:	$44,612,450	71.0%
Borrower Equity:	$627,866	1.0%	Purchase Price:	$13,500,000	21.5%
			Reserves:	$2,972,514	4.7%
			Closing Costs:	$1,742,902	2.8%
Total Sources:	$62,827,866	100.0%	Total Uses:	$62,827,866	100.0%

(1)	The Visions Hotel Portfolio II Mortgage Loan (as defined below) is part of the Visions Hotel Portfolio II Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate original principal balance of $62,200,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Visions Hotel Portfolio II Whole Loan.

(2)	The proceeds of the Visions Hotel Portfolio II Mortgage Loan were used to refinance existing debt on eight properties and acquire two properties.

(3)	Defeasance of the Visions Hotel Portfolio II Whole Loan is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last Visions Hotel Portfolio II Whole Loan promissory note to be securitized and (ii) June 11, 2022. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in July 2019.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in historical NOI is primarily due to the fact that individual properties representing approximately 69.6% of the room count within the Visions Hotel Portfolio II Properties (as defined below) have either been built or renovated since 2014. Additionally, ongoing property improvement investments totaling approximately $13.3 million (approximately $13,883 per room) have been completed since 2016.

(7)	The “as is portfolio” Appraised Value of $105.0 million for the Visions Hotel Portfolio II Properties as a whole reflects a 5.3% premium to the aggregate “as is” and “hypothetical – as complete” appraised value of the individual properties and a 7.6% premium to the aggregate “as is” appraised value of the individual properties. The aggregate “as is” and “hypothetical – as complete” appraised value for the individual properties as of May 1, 2019 is $99.7 million, which results in an Appraised Value per Room of $104,398, a Cut-off Date LTV Ratio of 62.4% and a Maturity Date LTV Ratio of 50.7%. The individual Appraised Values for the Fairfield Inn Watertown and Candlewood Suites Watertown properties represent the “hypothetical – as complete” values which assume that scheduled property improvement plans have been completed at each property as of May 1, 2019. At origination, the Visions Hotel Portfolio II Borrower deposited $500,000 and $1,400,000 for PIP work at the Fairfield Inn Watertown and Candlewood Suites Watertown properties, respectively. The “as-is” appraised values for the Fairfield Inn Watertown and Candlewood Suites Watertown properties are $7,500,000 and $6,000,000, respectively. The aggregate “as is” appraised value for the individual properties as of May 1, 2019 is $97.6 million, which results in an Appraised Value per Room of $102,199, a Cut-off date LTV Ratio of 63.7% and a Maturity Date LTV Ratio of 51.8%, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

The Mortgage Loan. The fifth largest mortgage loan (the “Visions Hotel Portfolio II Mortgage Loan”) is part of a whole loan (the “Visions Hotel Portfolio II Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $62,200,000, all of which are secured by first priority fee mortgages encumbering seven limited service hotels throughout New York and by first priority leasehold mortgages encumbering two limited service hotels in New York and Pennsylvania and one full service hotel in New York (the “Visions Hotel Portfolio II Properties”). The controlling Note A-1, in the original principal amount of $28,500,000, evidences the Visions Hotel Portfolio II Mortgage Loan and will be contributed to the MSC 2019-H7 transaction. The non-controlling Note A-2 and Note A-3, in the aggregate original principal amount of $33,700,000 (the “Visions Hotel Portfolio II Serviced Pari Passu Companion Loans”) are expected to be contributed to one or more future commercial mortgage securitization transactions or otherwise transferred at any time. The Visions Hotel Portfolio II Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 transaction.

The proceeds of the Visions Hotel Portfolio II Whole Loan, along with $627,866 of borrower sponsor equity, were primarily used to repay prior debt, acquire two properties, pay closing costs and fund reserves. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Visions Hotel Portfolio II Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,500,000	$28,500,000	MSC 2019-H7	Yes
A-2	$17,000,000	$17,000,000	Starwood Mortgage Funding III LLC	No
A-3	$16,700,000	$16,700,000	Starwood Mortgage Funding III LLC	No
Total	$62,200,000	$62,200,000

The Borrower and the Borrower Sponsors. The borrowers are Erwin Hospitality Associates LLC, Sayre Lodging Associates LLC, Oswego Lodging Group, LLC, Olean Lodging Associates, LLC, Olean Lodging Partners LLC, Henrietta Lodging Associates, LLC, Jefferson Hotel Associates LLC, Canandaigua Lodging Group LLC, Southern Tier Lodging Associates, LLC, Evans Mills Hotel Ventures LLC and Watertown Hotel Ventures LLC (together, the “Visions Hotel Portfolio II Borrower”), each a single-purpose New York limited liability company with a special purpose entity managing member with two independent directors. The borrower sponsors and non-recourse carve-out guarantors are Arun Patel and Hemant Patel. The Visions Hotel Portfolio II Borrower is approximately 39.3% owned by Arun Patel and Hemant Patel.

Arun Patel and Hemant Patel founded their hotel development company, Visions Hotels (“Visions”), in 1996. Visions currently owns and operates over 35 hotels throughout central and upstate New York and Pennsylvania. Visions’ hotel portfolio is comprised of Hampton Inn, Holiday Inn, Holiday Inn Express, Fairfield Inn, Country Inn & Suites, Best Western, Comfort Inn, Days Inn and Econo Lodge hotels.

The Properties. The Visions Hotel Portfolio II Properties are comprised of nine limited service hotels and one full service hotel offering a range of amenities including meeting space, fitness centers, indoor swimming pools, business centers and event space. The hotels range in size from 75 to 120 rooms, with an average count of 95.5 rooms. The Visions Hotel Portfolio II Properties benefit from geographic and brand diversity. Since 2016, portfolio RevPAR has grown from $58.86 to $68.88, representing approximately 17.0% growth. The increase is primarily due to the fact that individual properties representing 69.6% of the room count within the Visions Hotel Portfolio II Properties have either been built or renovated since 2014. In addition to previously completed work since 2016 totaling approximately $13.3 million (approximately $13,883 per room), the Visions Hotel Portfolio II Borrower escrowed $1.9 million at closing for franchise required property improvement plans for the Candlewood Suites Watertown and Fairfield Inn Watertown, which equates to approximately $8,837 per room. Properties representing 82.2% of the total rooms within the portfolio have franchise expirations beyond the July 2029 maturity date of the Visions Hotel Portfolio II Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

A summary of the individual Visions Hotel Portfolio II Properties is provided below:

Visions Hotel Portfolio II Properties Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	% of Allocated Mortgage Loan Amount	Appraised Value(1)	UW NCF	% of UW NCF	TTM Occupancy(2)	TTM RevPAR Penetration(2)	Franchise Expiration Dates
Courtyard Horseheads	Horseheads, NY	98	2016 / N/A	$4,484,771	15.7%	$15,500,000	$931,862	11.8%	55.7%	108.2%	Apr. 2036
Home2 Suites Oswego	Oswego, NY	89	2017 / N/A	$3,616,751	12.7%	$12,500,000	$1,149,310	14.5%	61.5%	122.0%	Oct. 2037
Holiday Inn & Suites Rochester Marketplace	Rochester, NY	120	1968 / 2019	$3,472,081	12.2%	$12,000,000	$747,379	9.5%	62.2%	85.7%	Dec. 2031
Hampton Inn Corning Painted Post	Painted Post, NY	98	2014 / N/A	$3,182,741	11.2%	$11,000,000	$760,511	9.6%	49.7%	84.2%	Nov. 2033
Home2 Suites Rochester Henrietta	Rochester, NY	89	2014 / N/A	$2,893,401	10.2%	$10,000,000	$925,047	11.7%	78.3%	100.3%	Feb. 2034
Holiday Inn Express Olean	Olean, NY	76	1999 / 2016	$2,690,863	9.4%	$10,500,000	$802,173	10.2%	68.5%	116.1%	Aug. 2030
Fairfield Inn Watertown	Watertown, NY	103	2012 / N/A	$2,343,655	8.2%	$8,100,000	$762,913	9.7%	65.7%	123.7%	Aug. 2034
Holiday Inn Express Canandaigua	Canandaigua, NY	75	2012 / N/A	$2,256,853	7.9%	$7,800,000	$603,242	7.6%	61.8%	98.1%	Jan. 2022
Candlewood Suites Watertown	Evans Mills, NY	112	2009 / N/A	$2,170,051	7.6%	$7,500,000	$831,866	10.5%	68.9%	149.7%	Jun. 2034
Candlewood Suites Sayre	Sayre, PA	95	2014 / N/A	$1,388,832	4.9%	$4,800,000	$386,353	4.9%	69.5%	99.3%	Dec. 2021
Total / Weighted Average		955		$28,500,000	100.0%	$99,700,000	$7,900,655	100.0%	64.1%	105.1%
Total with Portfolio Premium						$105,000,000

(1)	The “as is portfolio” Appraised Value of $105.0 million for the Visions Hotel Portfolio II Properties as a whole reflects a 5.3% premium to the aggregate “as is” and “hypothetical – as complete” appraised value of the individual properties and a 7.6% premium to the aggregate “as is” appraised value of the individual properties. The aggregate “as is” and “hypothetical – as complete” appraised value for the individual properties as of May 1, 2019 is $99.7 million. The individual Appraised Values for the Fairfield Inn Watertown and Candlewood Suites Watertown properties represent the “hypothetical – as complete” values which assume that scheduled property improvement plans have been completed at each property as of May 1, 2019. At origination, the Visions Hotel Portfolio II Borrower deposited $500,000 and $1,400,000 for PIP work at the Fairfield Inn Watertown and Candlewood Suites Watertown properties, respectively. The “as-is” appraised values for the Fairfield Inn Watertown and Candlewood Suites Watertown properties are $7,500,000 and $6,000,000, respectively. The aggregate “as is” appraised value for the individual properties as of May 1, 2019 is $97.6 million.

(2)	TTM Occupancy is based on the trailing 12 months ending March 31, 2019 as provided by the Visions Hotel Portfolio II Borrower and TTM RevPAR Penetration is based on a third party industry report.

Courtyard Horseheads

The Courtyard Horseheads property is a limited service hotel with 98 rooms, located off of Route 86 in Horseheads, New York, within close proximity to the Elmira/Corning Regional Airport, Arnot Mall, Walmart Supercenter and other retailers. Amenities at the Courtyard Horseheads property include an indoor pool, a fitness center, a sundry shop, a business center and guest self-laundry. Demand drivers in the area include Arnot Mall, First Arena, Gaffer District, Rockwell Museum, Corning Museum of Glass, Watkins Glen International, the Finger Lakes and Tiogo Downs Casino. The Courtyard Horseheads property franchise agreement with Marriott runs through April 1, 2036.

Home2 Suites Oswego

The Home2 Suites Oswego property is a limited service hotel with 89 rooms, located near the coast of Lake Ontario in Oswego, New York. Amenities at the Home2 Suites Oswego property include complimentary breakfast, a business center, guest self-laundry, indoor pool, fitness center and a sundry shop. Demand drivers and corporate accounts include SUNY Oswego, Oswego Speedway, the Fort Ontario State Historic Site, Lake Ontario, Harborfest, Novelis, Exelon Generation, Oswego Hospital, St. Luke's Health Services and the Syracuse Hancock International Airport. The Home2 Suites Oswego franchise agreement with Hilton runs through October 31, 2037.

Holiday Inn & Suites Rochester Marketplace

The Holiday Inn & Suites Rochester Marketplace property is a full service hotel with 120 rooms, located in Rochester, New York. The Holiday Inn & Suites Rochester Marketplace property is an approximately 11 minute drive from the Greater Rochester International Airport, adjacent to the Marketplace Mall and Walmart Supercenter. Amenities at the Holiday Inn & Suites Rochester property include room service, a business center, guest self-laundry, indoor pool and a fitness center. Demand drivers in the area include the College Town Development, University of Rochester Medical Center, University of Rochester, Neighborhood of the Arts and Photonics Institute. The Holiday Inn & Suites Rochester Marketplace franchise agreement with IHG runs through December 21, 2031.

Hampton Inn Corning Painted Post

The Hampton Inn Corning Painted Post property is a limited service hotel with 98 rooms, located at the intersection of Route 99 and Route 86 in Painted Post, New York. The amenities at the Hampton Inn Corning Painted Post property include a business center, complimentary breakfast, laundry/valet service, a safety deposit box, a snack shop, Wi-Fi, a fitness room and a pool. Demand drivers in the area include Gaffer District, Rockwell Museum, Corning Museum of Glass, Watkins Glen International, Finger Lakes, Tioga Downs Casino Resort and Elmira Corning Regional Airport. The Hampton Inn Corning Painted Post franchise agreement with Hilton runs through November 30, 2033.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

Home2 Suites Rochester Henrietta

The Home2 Suites Rochester Henrietta property is a limited service hotel with 89 rooms, located in Rochester, New York. The Home2 Suites Rochester Henrietta property is an approximately 11 minute drive from the Greater Rochester International Airport, adjacent to the Marketplace Mall and Walmart Supercenter. The amenities at the Home2 Suites Rochester Henrietta property include room service, a business center, guest self-laundry, an indoor pool and a fitness center. Demand drivers in the area include the College Town Development, University of Rochester Medical Center, University of Rochester, Neighborhood of the Arts and Photonics Institute. The Home2 Suites Rochester Henrietta franchise agreement with Hilton runs through February 28, 2034.

The below table presents certain information relating to demand analysis with respect to the Visions Hotel Portfolio II Properties as provided in the appraisals:

Visions Hotel Portfolio II Room Night Demand
Property Name	Commercial	Meeting & Group	Leisure
Courtyard Horseheads	40%	5%	55%
Home2 Suites Oswego	75%	5%	20%
Holiday Inn & Suites Rochester Marketplace	65%	15%	20%
Hampton Inn Corning Painted Post	56%	24%	20%
Home2 Suites Rochester Henrietta	65%	5%	30%
Holiday Inn Express Olean	30%	15%	55%
Fairfield Inn Watertown	35%	25%	40%
Holiday Inn Express Canandaigua	30%	40%	30%
Candlewood Suites Watertown	50%	35%	15%
Candlewood Suites Sayre	60%	10%	30%

Source: Appraisals

More specific information about the Visions Hotel Portfolio II Properties and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Visions Hotel Portfolio II Properties(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2016(4)	55.9%	$107.11	$61.06	56.9%	$103.43	$58.86	101.8%	96.6%	96.4%
12/31/2017(4)	56.5%	$109.16	$62.66	59.6%	$106.45	$63.44	105.5%	97.5%	101.2%
12/31/2018	58.3%	$109.89	$64.94	64.1%	$106.90	$68.48	109.9%	97.3%	105.4%
3/31/2019 TTM	58.7%	$109.93	$65.52	64.1%	$107.54	$68.88	109.0%	97.8%	105.1%

Source: Industry Reports

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Visions Hotel Portfolio II Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Competitive Set data for each individual property is based on a third party industry report and presented on a weighted average basis based on individual property room count.

(3)	Based on operating statements provided by the Visions Hotel Portfolio II Borrower.

(4)	12/31/2016 and a portion of the 12/31/2017 data reflects nine out of the ten Visions Hotel Portfolio II Properties as the Home2 Suites Oswego property did not open for business until June 2017.

The Markets.

Rochester

Two of the Visions Hotel Portfolio II Properties (totaling 22.3% of the allocated Visions Hotel Portfolio II Whole Loan amount and 21.9% of the total rooms) are located in the Rochester market. The Rochester, New York Metropolitan Statistical Area (“MSA”) consists of five counties in western New York, anchored by the city of Rochester. According to the appraisal, the MSA had an estimated population of 1.1 million as of July 2018. Monroe County is the center of the Rochester region, accounting for approximately 742,474 residents as of July 2018, with approximately 28% of those residents living in the City of Rochester. The City of Rochester’s estimated population as of July 2017 was approximately 208,046, making it New York's third most populous city after New York City and Buffalo. Rochester is home to several Fortune 1000 companies and international companies such as Eastman Kodak, Earthlink, IBM, Xerox, Bausch & Lomb, Harris Corporation, CareStream Healthcare, Golisano Childrens Hospital, General Dynamics Corporation, Rochester Institute of Technology and the University of Rochester. Over the past several years, Rochester has become home to a more diversified economy and experienced a rise in high tech industries. The major industry clusters include healthcare, manufacturing, energy/ life science, software and technology. The most recent data available from a federal labor statistics bureau illustrates that as of February 2019, the unemployment rate for Rochester was 3.8%, which is slightly below the national unemployment rate of 4.0% and below New York State’s unemployment of 3.9%.

Watertown/Evan’s Mills

Two of the Visions Hotel Portfolio II Properties (totaling 15.8% of the allocated Visions Hotel Portfolio II Whole Loan amount and 22.5% of the total rooms) are located in the Watertown/Evan’s Mills market. According to the appraisal, leading employment sectors of the surrounding area include

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

educational services and health care (24.2%), retail trade (15.5%), arts, recreation, accommodation & food services (12.9%), public administration (11.0%), and professional, scientific, and management, and administrative and waste management services (7.8%). The surrounding area is home to offices of various national and international companies such as Fort Drum, Samaritan Medical Center (a 294-bed community hospital), Kraft Foods, Great Lakes Cheese, Jefferson Rehabilitation Center, Stream, New York Air Brake, Wal-Mart, Carthage Area Hospital, and Car-Freshener Corporation.

The remaining Visions Hotel Portfolio II Properties (totaling 61.8% of the allocated Visions Hotel Portfolio Whole Loan amount and 55.6% of the total rooms) are located in diversified markets throughout central and northern New York and northern Pennsylvania.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Visions Hotel Portfolio II Properties:

Cash Flow Analysis
	2016(1)	2017(1)	2018	3/31/2019 TTM	UW	UW per Room
Occupancy	56.9%	59.6%	64.1%	64.1%	64.1%
ADR	$103.43	$106.45	$106.90	$107.54	$107.54
RevPAR	$58.86	$63.44	$68.48	$68.88	$68.88

Room Revenue	$18,654,694	$21,103,407	$23,407,789	$24,011,073	$24,011,073	$25,142
Food & Beverage Revenue	$57,303	$100,183	$113,019	$115,258	$115,258	$121
Other Income	$263,106	$293,171	$323,816	$352,073	$352,073	$369
Total Revenue	$18,975,103	$21,496,761	$23,844,625	$24,478,404	$24,478,404	$25,632

Real Estate Taxes	$806,208	$902,922	$949,161	$976,176	$1,341,493	$1,405
Insurance	$176,366	$222,082	$280,932	$290,696	$331,438	$347
Other Expenses	$11,345,374	$12,673,729	$13,633,118	$13,853,159	$13,925,681	$14,582
Total Expenses	$12,327,947	$13,798,733	$14,863,211	$15,120,031	$15,598,613	$16,334

Net Operating Income(2)	$6,647,156	$7,698,028	$8,981,413	$9,358,373	$8,879,791	$9,298
FF&E	$0	$0	$0	$0	$979,136	$1,025
Net Cash Flow	$6,647,156	$7,698,028	$8,981,413	$9,358,373	$7,900,655	$8,273

NOI DSCR(3)	1.75x	2.02x	2.36x	2.46x	2.33x
NCF DSCR(3)	1.75x	2.02x	2.36x	2.46x	2.08x
NOI Debt Yield(3)	10.7%	12.4%	14.4%	15.0%	14.3%
NCF Debt Yield(3)	10.7%	12.4%	14.4%	15.0%	12.7%

(1)	The 2016 and a portion of the 2017 data reflects nine out of the ten Visions Hotel Portfolio II Properties as the Home2 Suites Oswego Property did not open for business until June 2017. Additionally, the Courtyard Horseheads opened in April 2016 and thus did not contribute a full year of operations.

(2)	The increase in historical Net Operating Income is primarily due to the fact that individual properties representing approximately 69.6% of the room count within the Visions Hotel Portfolio II Properties have either been built or renovated since 2014. Additionally, ongoing property improvement investments totaling approximately $13.3 million (approximately $13,883 per room) have been completed since 2016.

(3)	The debt service coverage ratios and debt yields are based on the Visions Hotel Portfolio II Whole Loan.

Escrows and Reserves.

Real Estate Taxes - The Visions Hotel Portfolio II Whole Loan documents provide for an upfront reserve of $950,268 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $112,167).

Insurance - The Visions Hotel Portfolio II Whole Loan documents provide for an upfront insurance reserve of $83,002 and an ongoing monthly insurance reserve in an amount equal to 1/12 of the annual estimated insurance premiums (initially $27,620).

FF&E Reserve - The Visions Hotel Portfolio II Whole Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to (i) 1/12 of 2.0% of total revenues up to and including the payment date in July 2021, (ii) one-twelfth of 3.0% of total revenues beginning on the payment date in August 2021 and up to and including the payment date in July 2024 and (iii) one-twelfth of 4.0% of total revenues on each payment date thereafter.

PIP Reserve - The Visions Hotel Portfolio II Whole Loan documents provide for an upfront reserve of $1,900,000 for scheduled property improvement plans applicable to the Candlewood Suites Watertown and Fairfield Inn Watertown properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

Ground Rent Reserve - The Visions Hotel Portfolio II Whole Loan documents provide for an upfront reserve of $39,245 for ground rent related to the Holiday Inn & Suites Rochester Marketplace, Home2 Suites Rochester Henrietta and Candlewood Suites Sayre properties. If the reserve falls below the equivalent of two months of ground rental payments, the Visions Hotel Portfolio II Borrowers are required to replenish the reserve until it is equal to two months ground rent.

Lockbox and Cash Management. The Visions Hotel Portfolio II Whole Loan is structured with a springing lockbox and springing cash management. Following the occurrence of a Sweep Event (as defined below), the Visions Hotel Portfolio II Borrower and the property manager will be required to establish and maintain a restricted account for the benefit of the lender (the “Clearing Account”) for the remaining term of the Visions Hotel Portfolio II Whole Loan and to direct all credit card companies to pay all Visions Hotel Portfolio II Properties receipts directly into the Clearing Account during a Sweep Event. Following the occurrence and during the continuance of a Sweep Event, all sums on deposit in the Clearing Account (or, if such Sweep Event is a Franchise Sweep Event (as defined below) only, for such affected individual Visions Hotel Portfolio II Properties) are required be transferred on a daily basis to an account designated and controlled by the lender (the “Cash Management Account”), from which the monthly payments required under the Visions Hotel Portfolio II Whole Loan documents will be made and (i) absent the existence of a Sweep Event, any remaining amounts on deposit in the Cash Management Account, are required to be disbursed to the Visions Hotel Portfolio II Borrower and (ii) during the existence of a Sweep Event, any excess cash is required to be held by the lender as additional security for the Visions Hotel Portfolio II Whole Loan.

A “Sweep Event” will commence upon the earlier of:

(i) the occurrence of an event of default under the Visions Hotel Portfolio II Whole Loan, and will continue until the cure (if applicable) of the event of default,

(ii) the debt service coverage ratio, calculated based on the trailing 12 calendar months, being less than 1.20x, and will continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.25x, or

(iii) the termination or expiration of the franchise agreement for two or more of the Visions Hotel Portfolio II Properties (a “Franchise Sweep Event”), and will continue until the lender receives satisfactory evidence that the Visions Hotel Portfolio II Borrower has entered into a replacement franchise agreement satisfactory to the lender and the lender has received a satisfactory comfort letter from the applicable franchisor for each applicable Visions Hotel Portfolio property.

Additional Secured Indebtedness (not including trade debts). The Visions Hotel Portfolio II Properties also secure the Visions Hotel Portfolio II Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $33,700,000. The Visions Hotel Portfolio II Serviced Pari Passu Companion Loans accrue interest at the same rate as the Visions Hotel Portfolio II Mortgage Loan. The Visions Hotel Portfolio II Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Visions Hotel Portfolio II Serviced Pari Passu Companion Loans. The holders of the Visions Hotel Portfolio II Mortgage Loan and the Visions Hotel Portfolio II Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Visions Hotel Portfolio II Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Visions Hotel Portfolio II Whole Loan permits individual property releases (each, a “Release Property”), provided that the following conditions, among others, are satisfied: (i) the Visions Hotel Portfolio II Borrower will partially defease the Visions Hotel Portfolio II Whole Loan in an amount equal to the greatest of: (a) 120% of the allocated whole loan amount for such Release Property, (b) an amount which would result in the debt service coverage ratio on the then remaining balance of the Visions Hotel Portfolio II Whole Loan for the Visions Hotel Portfolio II Properties remaining after giving effect to the release being greater than or equal to 2.00x, (c) an amount which would result in the loan-to-value ratio on the then remaining balance of the Visions Hotel Portfolio II Whole Loan for the Visions Hotel Portfolio II Properties remaining after giving effect to the release being equal to or less than 59.0% and (d) an amount which would result in the debt yield on the then remaining balance of the Visions Hotel Portfolio II Whole Loan for the Visions Hotel Portfolio II Properties remaining after giving effect to the release being equal to or greater than 13.0% and (ii) immediately following the individual property release, if the ratio of the then remaining balance of the Visions Hotel Portfolio II Whole Loan to the value of the remaining real property relating to the Visions Hotel Portfolio II Properties would be greater than 125%, a payment must be made in an amount that would be required in order for the securitization trust to maintain its status as a REMIC trust. Additionally, release for any of the Home2 Suites Oswego property, Hampton Inn Corning Painted Post property or the Courtyard Horseheads property, will not be permitted until a release of all of the other Visions Hotel Portfolio II Properties has occurred.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Various	Loan #5	Cut-off Date Balance:	$28,500,000
Various	Visions Hotel Portfolio II	Cut-off Date LTV:	59.2%
Various		U/W NCF DSCR:	2.08x
		U/W NOI Debt Yield:	14.3%

Release of Unimproved Parcel. For the Hampton Inn Corning Painted Post, Candlewood Suites Sayre and Fairfield Inn Watertown properties only, the Visions Hotel Portfolio II Borrower is permitted to release certain specified unimproved parcels consisting of vacant land (a “Release Parcel”) on the related individual property, provided that the following conditions, among others, are satisfied: (i) the lender receives satisfactory evidence that the remainder of the related property will constitute: (a) a legally subdivided parcel and (b) a separate tax parcel, following the transfer of the Release Parcel therefrom, and the title company issues an endorsement to the lender’s title policy to such effect; (ii) the remainder of the related property and all building improvements continue to comply with all applicable laws following the transfer of the Release Parcel therefrom, including, without limitation, building density, setback, parking and other applicable zoning requirements; and (iii) in the event a competing hotel is constructed on a Release Parcel, the Visions Hotel Portfolio II Borrower and the sponsors will have full recourse liability for a portion of the Visions Hotel Portfolio II Whole Loan in an amount equal to the allocated loan amount of the related individual property. Additionally, immediately following the individual property release, if the ratio of the then remaining balance of the Visions Hotel Portfolio II Whole Loan to the value of the remaining real property relating to the Visions Hotel Portfolio II Properties would be greater than 125%, a payment must be made in an amount that would be required in order for the securitization trust to maintain its status as a REMIC trust.

Right of First Offer/Right of First Refusal. Marriott International, Inc. has a right of first refusal (“ROFR”) to acquire the Courtyard Horseheads property and Fairfield Inn Watertown property in the event of a proposed transfer of (i) such Visions Hotel Portfolio II property, (ii) the related Visions Hotel Portfolio II Borrower’s ownership interest under the related franchise agreement or (iii) a controlling direct or indirect interest in the related Visions Hotel Portfolio II Borrower to a competitor (generally, a person or entity that has a direct or indirect ownership interest in a hotel brand that is comprised of at least (i) 10 luxury hotels, (ii) 20 full-service hotels, or (iii) 50 limited-service hotels, as more fully defined in the franchise agreement (each, a “Competitor”). The ROFR will apply to any foreclosure or deed-in-lieu thereof that results in a transfer to a Competitor and is not extinguished by a foreclosure or deed-in-lieu thereof.

Ground Leases. Three of the Visions Hotel Portfolio II Properties are subject to ground leases: the Holiday Inn & Suites Rochester Marketplace property, the Home2 Suites Rochester Henrietta property and the Candlewood Suites Sayre property. The Holiday Inn & Suites Rochester Marketplace property is subject to a ground lease dated October 14, 2005 with Genesee Valley Regional Market Authority (“GVRMA”) effective through August 31, 2050. There are no extension options. Ground rent payable under the ground lease is currently equal to $73,675. Ground rent increases every five years by an amount related to the increase in CPI during the past five years. Increases are capped at 20% of the rent for the prior five lease year period. The Home2 Suites Rochester Henrietta property is subject to a ground lease dated October 31, 2011 with GVRMA effective through December 31, 2051. There are no extension options. Ground rent payable under the ground lease is currently equal to $69,396. Ground rent increases every five years by the lesser of (i) an amount related to the increase in CPI during the past five years or (ii) 10% of the rent for the prior five lease year period. Increases are capped at 10% of the rent for the prior five lease year period. The Candlewood Suites Sayre property is subject to a ground lease dated December 2, 2011 with Roman Rosh, Carol Rosh, Bud George Rosh and Tammie Rosh effective through December 2, 2041. There are four five-year renewal options remaining under the ground lease. The lender has the right to exercise the renewal options on behalf of the ground lessee. Ground rent payable under the ground lease is currently equal to $92,400. Ground rent increases every five years by 10% over the base rent charged for the previous five year lease term immediately preceding the date of the base rent adjustment.

Letter of Credit. None.

Terrorism Insurance. The Visions Hotel Portfolio II Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Visions Hotel Portfolio II Properties and business interruption insurance for 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	8.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	8.2%

617-625 West 46th Street
617-625 West 46th Street
New York, NY 10036
MANHATTAN
West Side
Hell's Kitchen
Midtown
Theater District
Chelsea
CENTRAL PARK
Hudson River
DeWitt Clinton Park
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
H. Hudson Pkwy.
12th Ave.
11th Ave.
West End Ave.
10th Ave.
Amsterdam Ave.
9th Ave.
Columbus Ave.
8th Ave.
7th Ave.
Broadway
Dyer Ave.
9A
495
Lincoln Tunnel
John Jay College of Criminal Justice
Gerald W. Lynch Theater
Fairfield Inn & Suites NY Manhattan Central Park
Church of St. Paul the Apostle
Mt. Sinai Hospital West
Time Warner Center/ Shops at Columbus Ctr.
COLUMBUS CIRCLE
59TH ST/ COLUMBUS CIRCLE
222 Central Park South
Museum of Arts & Design
CBS Broadcast Center
CBS News
Hotel The Watson
Hearst Tower
Alvin Ailey American Dance Theater
The Moderne Hotel
Park Central Hotel NY
Wellington Hotel
57TH ST
Hilton Garden Inn Central Park South
Ed Sullivan Theater
7TH AVE/ 53RD ST
Passenger Ship Terminal
Ensemble Studio Theatre
Broadway Theater
Sheraton NY Times Sq.
The Daily Show with Trevor Noah
Irish Cultural Center
Hampton Inn Manhattan-Times Sq North
UBS
Gershwin Theatre
Paramount Plaza
The Michelangelo
50TH ST
Con Edison
Kimpton Ink48
Holiday Inn Express Midtown West
Comfort Inn Midtown West
Nomura Securities
Ambassador Theatre
Barclays
Eugene O'Neill Theater
Crowne Plaza Times Sq.
Carolines on Broadway
Union Hall
Longacre Theatre
Morgan Stanley Global HQ
49TH ST
Cranky Cabaret
DoubleTree Hilton NY-Times Sq.
Richard Rogers Theatre
Riu Plaza
Intrepid Sea-Air-Space Museum
The Art Gallery NY
Imperial Theatre
NY Marriott Marquis
TIMES SQUARE
The Davenport Theatre
Al Hirschfeld Theatre
Row NYC
Jacobs Theatre
Majestic Theatre
Viacom Intl.
Interactive Fountain
Westside Theatre
Inter Continental Times Sq.
Paramount Building
Consulate General of the People's Rep. of China
Upright Citizens Brigade Theatre
The Westin Times Square
42ND ST/ PORT AUTHORITY
Port Authority Bus Terminal
Lucky Strike Manhattan
Silver Towers
Ferry Terminal
CUNY Guttman Comm. Coll.
Pier 78
Verizon Corporate Office
NY Museum of Contemporary Art
Jacob Javits Convention Center
DiMenna Center for Classical Music
Hudson Mercantile
High Line Elevated Park
34TH ST/ HUDSON YARDS
HUDSON YARDS
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
HUDSON COUNTY
Greenwich Village
Williamsburg
Hoboken
Hudson River
East River
SoHo
Little Italy
Lower East Side
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 6 – 617-625 West 46th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	New York, NY 10036
Original Balance:	$28,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$28,000,000			Detailed Property Type:	Office/Retail
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2006/2018
Sponsor:	Andrew C. Impagliazzo			Size:	49,500 SF
Guarantor:	Andrew C. Impagliazzo			Cut-off Date Balance per SF:	$566
Mortgage Rate:	4.8200%			Maturity Date Balance per SF:	$566
Note Date:	6/18/2019			Property Manager:	IMP Management, LLC (borrower related)
First Payment Date:	8/6/2019
Maturity Date:	7/6/2029			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$2,284,050
Original Amortization Term:	0 months			UW NOI Debt Yield:	8.2%
IO Period:	120 months			UW NOI Debt Yield at Maturity:	8.2%
Seasoning:	0 months			UW NCF DSCR:	1.63x
Prepayment Provisions:	LO (24); DEF (92); O (4)			Most Recent NOI(2):	N/A
Lockbox/Cash Mgmt Status:	Soft/Springing			2nd Most Recent NOI(2):	N/A
Additional Debt Type:	N/A			3rd Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A			Most Recent Occupancy:	91.9% (5/23/2019)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy(2):	N/A
Reserves(1)				3rd Most Recent Occupancy(2):	N/A
Type	Initial	Monthly	Cap	Appraised Value (as of):	$44,350,000 (4/18/2019)
RE Tax:	$52,500	$52,500	N/A	Appraised Value per SF:	$896
Insurance:	$53,250	Springing	N/A	Cut-off Date LTV Ratio:	63.1%
Recurring Replacements:	$0	$720	N/A	Maturity Date LTV Ratio:	63.1%
TI/LC:	$0	$4,125	$247,500
Holdback Reserve:	$5,000,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,000,000	99.8%	Refinance Payoff:	$21,518,496	76.7%
Sponsor Equity:	$58,438	0.2%	Reserves:	$5,105,750	18.2%
			Closing Costs:	$1,434,192	5.1%
Total Sources:	$28,058,438	100.0%	Total Uses:	$28,058,438	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Most Recent NOI, 2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy are not applicable because of the construction of four additional floors (16,000 SF) to the 617-619 West 46th Street building that was completed in September 2018.

The Mortgage Loan. The sixth largest mortgage loan (the “617-625 West 46th Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,000,000, which is secured by a first priority fee mortgage encumbering a mixed use property comprising 49,500 SF located in Manhattan, New York (the “617-625 West 46th Street Property”). The proceeds of the 617-625 West 46th Street Mortgage Loan were used to repay existing debt, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrower is 617-625 W 46th Street Owner LLC (the “617-625 West 46th Street Borrower”), a Delaware limited liability company structured to be a bankruptcy-remote entity. The borrower sponsor and nonrecourse carve-out guarantor of the 617-625 West 46th Street Mortgage Loan is Andrew C. Impagliazzo (the “617-625 West 46th Street Borrower Sponsor”). In addition, the 617-625 West 46th Street Borrower Sponsor provided a guaranty of the lease to affiliate Hudson Terrace.

The 617-625 West 46th Street Borrower Sponsor owns a commercial plumbing company and has completed or is in the process of developing several commercial projects located throughout the greater New York City area. The 617-625 West 46th Street Borrower Sponsor has owned his plumbing company for nearly 30 years and has experience working on large-scale construction projects for institutional clients such as the Metropolitan Transit Authority, Amtrak and the NY/NJ Port Authority. Specifically, Mr. Impagliazzo’s company has been a contractor on large-scale New York City commercial projects including the Cortlandt Street Station rehabilitation, Grand Central Station, the World Trade Center, and the 91st Street Transfer Station. The 617-625 West 46th Street Borrower Sponsor acquired the 617-625 West 46th Street Property in August 2012. In addition, the 617-625 West 46th Street Borrower Sponsor owns over 15 commercial properties in New York.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	8.2%

The Property. The 617-625 West 46th Street Property consists of two contiguous mixed-use buildings situated on a 0.37-acre lot on the north side of West 46th Street in the Hell’s Kitchen neighborhood of Manhattan, New York. The 617-619 West 46th Street building consists of six-stories and 26,000 SF and the 621-625 West 46th Street building consists of three-stories and 23,500 SF. The 617-619 West 46th Street building and the 621-625 West 46th Street building were built in 2006. The 617-619 West 46th Street building originally consisted of two floors, but was expanded by the 617-625 West 46th Street Borrower to include an additional four floors at a cost of approximately $5.5 million, which construction was completed in 2018. The existing certificate of occupancy for the 617-625 West 46th Street building does not cover the newly added floors. See “Escrows and Reserves—Holdback Reserve” below. The 617-625 West 46th Street Property contains 25,700 SF of commercial space (51.9% of NRA) occupied by Hudson Terrace (a borrower affiliate), Macaron and Spice Brothers (plus one vacant commercial unit), 7,500 SF of retail space (15.2% of NRA) occupied by Sherwin Williams and Auto Craft and 6,000 SF of basement storage space (12.1% of NRA) that is leased by Hudson Terrace. As of May 23, 2019, the 617-625 West 46th Street Property was 91.9% leased to seven tenants.

Major Tenants.

Hudson Terrace (18,700 SF, 37.8% of NRA, 32.6% of underwritten rent). Hudson Terrace is a full-service, two-level event venue with unobstructed views of the Intrepid museum and the Hudson River. Hudson Terrace opened in 2008 and hosts corporate events, press events, fundraisers, galas and weddings for up to 775 guests. Hudson Terrace leases 4,000 SF on the fourth floor of the 617-619 West 46th Street building and 14,700 SF across the second floor, third floor and basement level of the 621-625 West 46th Street building. The 617-625 West 46th Street Borrower Sponsor owns 43% of Hudson Terrace, currently operates the event business and personally guarantees the lease. Hudson Terrace’s lease expires in July 2033, and includes two five-year renewal options and no termination options. Additionally, Hudson Terrace is currently renovating 4,350 SF of its space at the 621-625 West 46th Street building and expanding into the additional 4,000 SF of space it leases at the 617-619 West 46th Street building (which expansion will open the space into one large contiguous space across the two buildings on that floor). Hudson Terrace reported sales at the 617-625 West 46th Street Property for the fiscal years ending December 31, 2016 and 2017 of approximately $6.95 million ($372 PSF) and $6.43 million ($344 PSF), respectively.

Nestlé Waters (6,300 SF, 12.7% of NRA, 17.0% of underwritten rent). Nestlé Waters (“Nestlé Waters” or “Nestlé”) is a producer of bottled water, employing more than 34,000 staff at 100 production sites in 35 countries globally. Nestlé Waters is a subsidiary of Nestlé S.A., a large food company with more than 320,000 employees. Nestlé Waters North America employs approximately 8,000 people, operates 27 bottled water facilities across the U.S., and in 2018 reported annual revenues of $4.5 billion. Nestlé Waters has been a tenant at the 617-625 West 46th Street Property since July 2017. Nestlé Waters’ lease expires in July 2022 and includes one five-year renewal option and a one-time termination option on July 31, 2020, provided that Nestlé Waters provides the 617-625 West 46th Street Borrower with six months’ notice. In the event of a lease termination, Nestlé Waters is responsible for paying all rent in full through the early termination date and reimbursing the 617-625 West 46th Street Borrower for any unamortized expenses or costs of improvements for any tenant improvements and brokerage fees incurred on or before surrendering possession of the space.

Macaron (5,000 SF, 10.1% of NRA, 7.9% of underwritten rent). Macaron is a producer of French pastries and specializes in making macarons. Since 2007, Macaron has expanded to four cafés in Manhattan, with a growing e-commerce business and over one hundred retailers across North America. Macaron’s lease expires in October 2024 and does not include any renewal or termination options.

Sherwin Williams (5,000 SF, 10.1% of NRA, 16.6% of underwritten rent). Sherwin Williams is headquartered in Cleveland, Ohio and primarily manufactures, distributes and sells paints, coatings and related products to professional, industrial, commercial, and retail customers primarily in North America, South America and Europe. Sherwin Williams has been a tenant at the 617-625 West 46th Street Property since 1983. Sherwin Williams’ lease expires in June 2029 and does not include any renewal or termination options.

Chandeliers (4,000 SF, 8.1% of NRA, 11.0% of underwritten rent). Chandeliers, established in 2010, is a full service luxury event planning and design company specializing in private events and corporate functions, ranging from large corporate functions and weddings to intimate dinner parties. Chandeliers offers full service design packages and event lighting. Chandeliers signed its lease at the 617-625 West 46th Street Property in March 2019. The tenant is expected to take occupancy of its premises by September 1, 2019, following the completion of renovations and is required to commence paying rent on September 1, 2019. Chandeliers’ lease expires in August 2029 and includes one five-year renewal option and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	8.2%

The following table presents certain information relating to the leases at the 617-625 West 46th Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)(4)	Lease Expiration	Renewal Options	Term. Options (Y/N)
Hudson Terrace(5)	NR/NR/NR	18,700	37.8%	$886,600	32.6%	$47.41	7/31/2033	2 x 5 Yrs	N
Nestlé	AA-/Aa2/AA-	6,300	12.7%	$461,644	17.0%	$73.28	7/31/2022	1 x 5 Yrs	Y(6)
Macaron	NR/NR/NR	5,000	10.1%	$215,625	7.9%	$43.12	10/31/2024	N/A	N
Sherwin Williams	BBB/Baa3/BBB	5,000	10.1%	$451,250	16.6%	$90.25	6/30/2029	N/A	N
Chandeliers(7)	NR/NR/NR	4,000	8.1%	$300,000	11.0%	$75.00	8/31/2029	1 x 5 Yrs	N
Spice Brothers	NR/NR/NR	4,000	8.1%	$212,500	7.8%	$53.13	1/31/2032	1 x 2 Yrs	N
Auto Craft	NR/NR/NR	2,500	5.1%	$192,593	7.1%	$77.04	11/30/2026	1 x 5 Yrs	N
Subtotal/Wtd. Avg.		45,500	91.9%	$2,720,212	100.0%	$59.78

Vacant		4,000	8.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		49,500	100.0%	$2,720,212	100.0%	$59.78

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through June 2020 totaling $23,149.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Hudson Terrace is currently renovating 4,350 SF of its space at the 621-625 West 46th Street building and expanding into the additional 4,000 SF of space it leases at the 617-619 West 46th Street building.

(6)	Nestlé has a one-time termination option on July 31, 2020, provided that Nestlé provides six months’ notice. In the event of a lease termination, Nestlé is required to pay all rent in full through the early termination date and reimburse the 617-625 West 46th Street Borrower for any unamortized expenses or costs of improvements for any tenant improvements and brokerage fees incurred.

(7)	Chandeliers executed a 10-year lease in March 2019. Chandeliers is currently building out its space. Chandeliers is expected to take occupancy of its premises by September 1, 2019, following the completion of renovations, and is required to commence paying rent no later than September 1, 2019.

The following table presents certain information relating to the lease rollover schedule at the 617-625 West 46th Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	1	6,300	$73.28	12.7%	12.7%	$461,644	17.0%	17.0%
2023	0	0	$0.00	0.0%	12.7%	$0	0.0%	17.0%
2024	1	5,000	$43.12	10.1%	22.8%	$215,625	7.9%	24.9%
2025	0	0	$0.00	0.0%	22.8%	$0	0.0%	24.9%
2026	1	2,500	$77.04	5.1%	27.9%	$192,593	7.1%	32.0%
2027	0	0	$0.00	0.0%	27.9%	$0	0.0%	32.0%
2028	0	0	$0.00	0.0%	27.9%	$0	0.0%	32.0%
2029	2	9,000	$83.47	18.2%	46.1%	$751,250	27.6%	59.6%
2030 & Beyond	2	22,700	$48.42	45.9%	91.9%	$1,099,100	40.4%	100.0%
Vacant	0	4,000	$0.00	8.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	7	49,500	$59.78	100.0%		$2,720,212	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 617-625 West 46th Street Property is located in the neighborhood of Hell’s Kitchen, within the borough of Manhattan in New York City. Manhattan is a commercial, entertainment, and media center. Manhattan also includes the nation’s largest central business district. Numerous companies are headquartered in the area, including JPMorgan Chase, Calvin Klein, Barnes & Noble, The New York Times Company, and MetLife. Important landmarks in Manhattan include the United Nations Headquarters, Carnegie Hall, Madison Square Garden, Times Square, and the Empire State Building. These locations contribute to the area’s economy due to their touristic appeal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	8.2%

Hell’s Kitchen is bordered by 59th Street to the north, Eighth Avenue to the east, 34th Street to the south and the Hudson River to the west. It is situated to the west of Times Square and the Theatre District and is a popular destination for post-theater dining, international restaurants, bars and pubs that are lined along Eighth and Ninth Avenues. Shows on Broadway along central Manhattan are important generators of income, with approximately $1.2 billion worth of tickets sold annually. The most prominent real estate project in the area is the Hudson Yards Redevelopment Project, which is expected to include over 45 million SF of commercial and residential development, a renovation of the Jacob K. Javits Convention Center, and an extension of the IRT Flushing Line to the 34th Street–Hudson Yards station at 34th Street and 11th Avenue. This new station for the No. 7 train opened on September 13, 2015.

According to the appraisal, the estimated 2018 populations within one-, three- and five-mile radii of the 617-625 West 46th Street Property were 106,837, 1,247,270, and 2,489,562, respectively. The 2018 average household incomes within the same radii were $141,321, $145,201, and $123,040, respectively.

The appraiser analyzed five comparable commercial leases and five comparable retail leases to determine market rents for the different types of space at the 617-625 West 46th Street Property. The commercial leases analyzed were Manhattan office leases with lease terms ranging from 2 to 15 years and adjusted rents ranging from $46.20 to $68.88, which is in line with the commercial rents at the 617-625 West 46th Street Property. The retail leases analyzed were Manhattan retail leases with lease terms ranging from 10 to 14 years and adjusted rents ranging from $72.25 to $84.15, which are in line with the retail rents at the 617-625 West 46th Street Property.

The following table presents the appraiser’s market rent conclusions:

Market Rent Summary
	Commercial	Retail	Basement	Chandeliers Space(1)	Nestlé Waters Space(2)
Market Rent	$58.00	$80.00	$25.00	$70.00	$71.25
Lease Term	10 years	10 years	5 years	10 years	5 years
Rental Increase Projection	3.0%	Various	None	3.0%	3.0%

Source: Appraisal.

(1)	The appraiser concluded a market rent for the Chandeliers space that is higher than the market rent for other commercial tenants at the 617-625 West 46th Street Property due to the space’s floor-to-ceiling windows, view of the Hudson River and interior design including a custom skylight.

(2)	The appraiser concluded a lower market rent for the Nestlé space as compared to the other retail tenants at the 617-625 West 46th Street Property because the Nestlé leased premises includes mezzanine office space in addition to its ground floor retail space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	8.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow of the 617-625 West 46th Street Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$2,954,212	$59.68
Total Recoveries	$409,098	$8.26
Total Other Income	$0	$0.00
Vacancy(3)	($234,000)	($4.73)
Effective Gross Income	$3,129,310	$63.22

Real Estate Taxes	$628,411	$12.70
Insurance	$53,227	$1.08
Other Operating Expenses	$163,623	$3.31
Total Expenses	$845,261	$17.08

Net Operating Income	$2,284,050	$46.14
Capital Expenditures	$8,415	$0.17
TI/LC	$49,500	$1.00
Net Cash Flow	$2,226,135	$44.97

Occupancy %	91.9%
NOI DSCR	1.67x
NCF DSCR	1.63x
NOI Debt Yield	8.2%
NCF Debt Yield	8.0%

(1)	Historical cash flows are not applicable because the 617-625 West 46th Street Borrower Sponsor added four additional floors (16,000 SF) to the 617-619 West 46th Street building, which construction was completed in September 2018.
(2)	Includes contractual rent steps through June 2020 totaling $23,149.
(3)	Underwritten vacancy represents 7.0% of gross potential rent and reimbursements, which represents in-place economic vacancy.

Escrows and Reserves.

Real Estate Taxes – The 617-625 West 46th Street Mortgage Loan documents require an upfront reserve of $52,500 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $52,500).

Insurance – The 617-625 West 46th Street Mortgage Loan documents require an upfront reserve of $53,250 for insurance. The 617-625 West 46th Street Mortgage Loan documents do not require monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the insurance coverage for the 617-625 West 46th Street Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 617-625 West 46th Street Borrower provides the lender with evidence of renewal and payment 10 days prior to policy expiration and 30 days prior to delinquency of payment on such policy. If such conditions are not satisfied, the 617-625 West 46th Street Mortgage Loan documents require monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next 12 months (initially $4,438).

Recurring Replacements – The 617-625 West 46th Street Mortgage Loan documents require monthly deposits of $720 into a replacement reserve.

TI/LC Reserve – The 617-625 West 46th Street Mortgage Loan documents require a monthly TI/LC reserve of $4,125 for future tenant improvements and leasing commissions. The 617-625 West 46th Street Borrower will not be required to make the monthly TI/LC reserve deposit if (i) the amount on deposit in the TI/LC reserve is equal to or greater than $247,500, (ii) the 617-625 West 46th Street Property is not less than 90% occupied by tenants that are in occupancy, open for business and paying rent under their applicable lease and (iii) the debt service coverage ratio is not less than 1.25x.

Holdback Reserve – At origination, the 617-625 West 46th Street Borrower deposited $5,000,000 into a holdback reserve, which will be held as additional collateral for the 617-625 West 46th Street Mortgage Loan. The 617-625 West 46th Street Mortgage Loan documents provide for the release of the reserve to the 617-625 West 46th Street Borrower, in increments of not less than $500,000, provided that prior to June 18, 2023, among other things, (a) the 617-625 West 46th Street Borrower provides the lender with (i) a temporary certificate of occupancy (“TCO”) for the 4th floor (leased by Hudson Terrace) of the 617-619 West 46th Street building, together with evidence that such tenant is paying full unabated rent for its space, (ii) a TCO

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	8.2%

for the 5th floor of the 617-619 West 46th Street building, together with an acceptable lease for the 5th floor space for a term of not less than five years and evidence that such tenant is paying full unabated rent for its space (or if in a free rent period, rent amounts have been reserved with lender), or (iv) a TCO for the 6th floor (leased to Chandeliers) of the 617-619 West 46th Street building, together with evidence that such tenant is paying full unabated rent for its space, and (b) in connection with any disbursement, the debt yield is not less than 7.8% and the loan-to-value ratio is not more than 63% (and in each case based on the remaining reserve amount being netted from the outstanding loan balance). In the event that such conditions are not satisfied prior to June 18, 2023 (or are not satisfied as to all funds in such reserve by such date), the lender will have the right to either (x) continue to hold any remaining holdback reserve funds for the remaining term of the 617-625 West 46th Street Mortgage Loan as additional collateral or (y) apply any remaining holdback reserve funds to prepay the 617-625 West 46th Street Mortgage Loan, in which event the 617-625 West 46th Street Borrower will be required to pay the lender any yield maintenance premium due in connection with such prepayment.

Lockbox and Cash Management. A soft lockbox is currently in place and the 617-625 West 46th Street Mortgage Loan documents require a springing hard lockbox and springing cash management upon the occurrence and during the continuance of a Cash Trap Period (as defined below). Upon the occurrence of a Cash Trap Period, the 617-625 West 46th Street Borrower is required to instruct each of the tenants to deposit rents into the lender controlled lockbox account and during the continuance of the Cash Trap Period, all amounts are required to be applied to debt service and reserve accounts as required under the 617-625 West 46th Street Mortgage Loan and any excess cash flow will be required to be held as additional security for the 617-625 West 46th Street Mortgage Loan until the discontinuance of the Cash Trap Period. If no Cash Trap Period is continuing, funds in the lockbox account are required to be disbursed to a 617-625 West 46th Street Borrower operating account.

A “Cash Trap Period” will be in effect:

I.	upon the occurrence of any event of default under the 617-625 West 46th Street Mortgage Loan documents until cured;

II.	if any bankruptcy action of the 617-625 West 46th Street Borrower, a principal, the non-recourse carveout guarantor or the property manager has occurred until, in the case of a bankruptcy action of the property manager only, if the 617-625 West 46th Street Borrower replaces the property manager with a qualified manager under a replacement management agreement, and in the case of a bankruptcy action of the non-recourse carveout guarantor only, if an approved replacement guarantor executes a replacement guaranty and environmental indemnity acceptable to the lender within 10 business days of the occurrence of the Cash Trap Period;

III.	upon the occurrence of a Primary Tenant Cash Trap Period (as defined below) until cured; or

IV.	upon the failure by the 617-625 West 46th Street Borrower to maintain an interest only debt service coverage ratio of 1.15x for two consecutive calendar quarters until the interest only debt service coverage ratio has been at least equal to 1.20x for two consecutive calendar quarters.

A “Primary Tenant Cash Trap Period” will be in effect upon:

I.	the date that Hudson Terrace, Nestlé, or any replacement tenant discontinues its business at its space, vacates its space or gives written notice of its intention to discontinue its business or vacate its space until such tenant renews or extends its lease for all or a portion of its space at a rental rate which results in a debt service coverage ratio of greater than 1.20x for a term of at least five years, among other things;

II.	the earlier of (a) the date that is nine months prior to the expiration date of the Hudson Terrace, Nestlé, or any replacement tenant lease or (b) the date that Hudson Terrace, Nestlé, or any replacement tenant gives notice of its intention not to exercise any remaining renewal options under its lease until such tenant renews or extends its lease for all or a portion of its space at a rental rate which results in a debt service coverage ratio of greater than 1.20x for a term of at least five years, among other things;

III.	the date upon which Hudson Terrace, Nestlé, or any replacement tenant terminates its lease or delivers to the 617-625 West 46th Street Borrower a written notice or otherwise indicates its intention to terminate its lease until the 617-625 West 46th Street Borrower enters into a lease with a replacement tenant for all or a portion of the space at a rental rate which results in a debt service coverage ratio of greater than 1.20x for a term of at least five years, among other things;

IV.	a monetary or material non-monetary default by Hudson Terrace, Nestlé, or any replacement tenant until such default is cured and no other default occurs for a period of six months; or

V.	the date that Hudson Terrace, Nestlé, or any replacement tenant becomes a debtor in any bankruptcy or insolvency proceeding until the earlier to occur of (a) the date that such tenant’s lease is assumed by a third party, (b) the date such tenant ceases to be a debtor in any bankruptcy or insolvency proceeding, or (c) such tenant’s lease is affirmed in the bankruptcy or insolvency proceeding.

In addition, on each payment date, the 617-625 West 46th Street Borrower has the option to deposit (from excess cash flow) $33,216 into a lender controlled reserve, which amount may be used to fund shortfalls in debt service during the term of the 617-625 West 46th Street Mortgage Loan and pay approved leasing expenses incurred by the 617-625 West 46th Street Borrower. Any amounts in this reserve that are not applied to the above will be held as additional collateral and applied to the principal balance at the maturity of the 617-625 West 46th Street Mortgage Loan.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$28,000,000
617-625 West 46th Street	617-625 West 46th Street	Cut-off Date LTV:	63.1%
New York, NY 10036		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	8.2%

Terrorism Insurance. The 617-625 West 46th Street Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 617-625 West 46th Street Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 617-625 West 46th Street Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a twelve-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$26,000,000
42-12 28th Street	Tower 28	Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$26,000,000
42-12 28th Street	Tower 28	Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

Tower 28
42-12 28th Street
Long Island City, NY 11101
QUEENS
Astoria
Queensbridge
Long Island City
MANHATTAN
BROOKLYN
Upper East Side
Roosevelt Island
Dutch Kills
Hunters Point
Greenpoint
East River
Queensboro Bridge
Long Island Expwy
Queens Blvd.
Northern Blvd.
Vernon Blvd.
FDR Drive
York Ave.
Crescent St.
21st St.
Van Dam St.
Honeywell St.
34th Ave.
35th Ave.
36th Ave.
37th Ave.
38th Ave.
39th Ave.
40th Ave.
41st Rd.
43rd Ave.
44th Ave.
47th Ave.
48th Ave.
49th Ave.
Hunters Point Ave
Borden Ave.
Roosevelt Island Garden Club
Rainey Park
Ravenswood Playground
Mac Doughnut
Ravenswood Community Center
Kaufman Astoria Studios
Museum of the Moving Image
La Guardia Airport 4 miles
JFK Intl. Airport 13 miles
Hospital for Special Surgery
Cornell School of Medicine
Sloan-Kettering Cancer Ctr.
New York Weill Cornell Medical Ctr.
Rockefeller Univ. Hospital
Roosevelt Island Library
Ravenswood Generating Station
Fisher Landau Center for Art
Firefighters Field
Queens Bridge Park
JetBlue Corporate Headquarters
Silvercup Studios
Gotham Center
The Foundry
Cornell Tech
The Secret Theatre
Elevator Historical Society Mus.
CUNY School of Law
U.S. Citizenship & Immigration Services
La Guardia Performing Arts Center
The International High School at La Guardia Comm. College
1 Court Square
Long Island City Courthouse
Murray Playground
Franklin D. Roosevelt Four Freedoms Park
4545 Center Blvd.
4540 Center Blvd.
Gantry Plaza State Park
4705 Center Blvd.
4720 Center Blvd.
United Nations Visitors Ctr.
United Nations Headquarters
Queens-Midtown Tunnel
GUM Studios
Alewife-The Brewpub
Transmitter Brewing
Silvercup Studios East
Hunters Point South Park
Long Island Railroad
East River Ferry
E. 34th St./Midtown
Hunters Point South/L.I. City
Newtown Creek
Brooklyn Ice Cream Factory
The Creamery Studio
The Greenpoint Gallery
Le Fanfare
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
Eagle St.
Freeman St.
Green St.
Huron St.
West St.
2nd St.
Roosevelt Island Bridge
Steinway St
36th Ave - Washington Ave
36th St
39th Ave - Beebe Ave
Queensboro Plaza
L.I. City/Queensbridge
Roosevelt Island
23rd St/Ely Ave
45th Rd/Courthouse Sq
Court Sq/Long Island City
33rd St/Rawson St
21st St
Hunters Point Ave
Vernon/Jackson Ave
Long Island City
25
25A
495
N W
N R W
PATERSON
YONKERS
NEWARK
JERSEY CITY
NEW YORK CITY
MANHATTAN
QUEENS
BROOKLYN
BRONX
STATEN ISLAND
NJ
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 7 – Tower 28

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	A/BBB-sf/NR			Location:	Long Island City, NY 11101
Original Balance(1):	$26,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$26,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2018/N/A
Sponsor:	Heatherwood Luxury Rentals			Size:	450 Units
Guarantor:	Douglas S. Partrick			Cut-off Date Balance per Unit(1):	$248,889
Mortgage Rate(2):	3.7842%			Maturity Date Balance per Unit(1):	$214,616
Note Date:	3/11/2019			Property Manager:	Dovedale Sales Corp.; DSP
First Payment Date:	5/1/2019				Managing Corp.
Maturity Date:	4/1/2029				(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$14,566,007
IO Period:	36 months			UW NOI Debt Yield(1):	13.0%
Seasoning:	3 months			UW NOI Debt Yield at Maturity(1):	15.1%
Prepayment Provisions:	LO (27); YM1 (86); O (7)			UW NCF DSCR(1):	3.36x (IO)	2.31x (P&I)
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent NOI:	$12,125,689 (12/31/2018 T-3 Ann.)
Additional Debt Type(1)(3):	Pari Passu/Subordinate/Mezzanine			2nd Most Recent NOI:	$9,436,635 (12/31/2018 T-6 Ann.)
Additional Debt Balance(1)(3):	$86,000,000/$53,000,000/$50,000,000			3rd Most Recent NOI(5):	$4,244,404 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	93.6% (2/25/2019)
Reserves(4)				2nd Most Recent Occupancy:	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	N/A
RE Tax:	$0	Springing	N/A	Appraised Value (as of)(6):	$335,000,000 (1/10/2019)
Insurance:	$0	Springing	N/A	Appraised Value per Unit:	$744,444
Deferred Maintenance:	$60,000	$0	N/A	Cut-off Date LTV Ratio(1):	33.4%
Residential Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	28.8%
Non-Residential Recurring Replacements:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$112,000,000	52.1%	Loan Payoff:	$154,636,300	71.9%
Subordinate Companion Loan:	$53,000,000	24.7%	Return of Equity:	$55,137,899	25.6%
Mezzanine Loan:	$50,000,000	23.3%	Closing Costs:	$5,165,802	2.4%
			Reserves:	$60,000	0.0%
Total Sources:	$215,000,000	100.0%	Total Uses:	$215,000,000	100.0%

(1)	The Tower 28 Mortgage Loan (as defined below) is part of the Tower 28 Whole Loan (as defined below), which is comprised of three pari passu senior promissory notes with an aggregate original principal balance of $112,000,000 (the “Senior Notes”, and collectively the “Tower 28 Senior Loan”) and one promissory note that is subordinate to the Senior Notes with an original principal balance of $53,000,000 (the “Tower 28 Subordinate Companion Loan”, and together with the Tower 28 Senior Loan, the “Tower 28 Whole Loan”). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the Tower 28 Senior Loan, without regard to the Tower 28 Subordinate Companion Loan or the Tower 28 Mezzanine Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire Tower 28 Whole Loan are $366,667, $319,270, 8.8%, 10.1%, 1.49x, 49.3% and 42.9%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Tower 28 Whole Loan and the Tower 28 Mezzanine Loan are $477,778, $420,792, 6.8%, 7.7%, 1.07x, 64.2% and 56.5%, respectively.

(2)	Reflects the Tower 28 Mortgage Loan only. The Tower 28 Subordinate Companion Loan bears interest at the rate of 5.0900% per annum.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below, for a discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Financial information prior to December 31, 2018 is not available because the Tower 28 Property (as defined below) was constructed in 2018.

(6)	The appraised value includes $55,000,000 attributable to the net present value of a 421-a tax abatement applicable to the Tower 28 Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$26,000,000
42-12 28th Street	Tower 28	Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

The Mortgage Loan. The seventh largest mortgage loan (the “Tower 28 Mortgage Loan”) is part of the Tower 28 Whole Loan in the original principal balance of $165,000,000. The Tower 28 Whole Loan is secured by a first priority fee mortgage encumbering a multifamily property located in Long Island City, New York (the “Tower 28 Property”). The Tower 28 Whole Loan was originated by Morgan Stanley Bank, N.A. as to the Tower 28 Senior Loan and by Morgan Stanley Mortgage Capital Holdings LLC, as to the Tower 28 Subordinate Companion Loan. The Tower 28 Whole Loan is comprised of three pari passu senior promissory notes in the aggregate original principal balance of $112,000,000 and one subordinate promissory note in the original principal balance of $53,000,000. The non-controlling senior Note A-3, with an original principal balance of $26,000,000, represents the Tower 28 Mortgage Loan and will be contributed to the MSC 2019-H7 securitization transaction. The senior Note A-1, with an original principal balance of $56,000,000, was contributed to the BANK 2019-BNK17 securitization transaction and the non-controlling senior Promissory Note A-2, with an original principal balance of $30,000,000, was contributed to the MSC 2019-H6 securitization transaction (collectively, the “Tower 28 Non-Serviced Pari Passu Senior Companion Loans”). The Tower 28 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK17 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The Tower 28 Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Tower 28 Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$56,000,000	$56,000,000	BANK 2019-BNK17	No(1)
A-2	$30,000,000	$30,000,000	MSC 2019-H6	No
A-3	$26,000,000	$26,000,000	MSC 2019-H7	No
B	$53,000,000	$53,000,000	Third party holder	Yes(1)
Total	$165,000,000	$165,000,000

(1)	The holder of the Tower 28 Subordinate Companion Loan will have the right to appoint the special servicer of the Tower 28 Whole Loan and to direct certain decisions with respect to the Tower 28 Whole Loan, unless a control appraisal event exists under the related co-lender agreement. The Tower28 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK17 securitization.

The Borrower and the Borrower Sponsor. The borrower is 4212 28ST DE LLC (the “Tower 28 Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor is Heatherwood Luxury Rentals (“Heatherwood”) and the non-recourse carve-out guarantor is Douglas S. Partrick. The Tower 28 Borrower is indirectly owned by Douglas S. Partrick (50.0%), The Partrick Family 2012 Irrevocable Trust (24.5%), Donald G. Partrick Sr. 2012 Irrevocable Trust (24.5%) and Donald G. Partrick (1.0%). Heatherwood is a privately owned, family run company with over 60 years of experience in building residential rental communities, commercial properties and urban spaces. Heatherwood’s portfolio spans rental properties from Brooklyn and Queens to the east end of Long Island.

The Property. The Tower 28 Property is comprised of a 58-story, Class A, multifamily tower totaling 450 units located in Long Island City, New York. Construction of the Tower 28 Property was completed in 2018 and, as of February 25, 2019, the Tower 28 Property was 93.6% leased. Standing at 647 feet in height, the Tower 28 Property is the tallest residential building in Queens and Brooklyn, with views of the East River, the Manhattan skyline and the surrounding cityscape. Amenities at the Tower 28 Property include a 24-hour lobby attendant and concierge service, package room, bike storage, resident storage, common laundry room, on-site parking, and on-site leasing office. In addition, there is a club level on the third floor that includes a resident lounge and game room, demonstration kitchen, children’s playroom, business center and conference room, landscaped roof deck with grilling stations, an indoor pool and lounge chairs. The 4th floor includes a fitness center and the 5th floor includes two movement studios, steam room, and sauna. In addition, the building contains a terrace and resident lounge on the 45th floor and an observation deck and observation room on the 57th floor. In-unit amenities include washers/dryers, floor to ceiling windows in every unit and access to a private balcony or terrace in 67 units. In addition to the residential component, the Tower 28 Property contains a commercial component that consists of two grade level retail suites totaling 5,031 SF and a parking garage on the second floor that contains 50 parking spaces.

The following table presents certain information relating to the unit mix at the Tower 28 Property:

Unit Mix
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit
Studio	131	127	96.9%	455	59,611	$2,616
One-Bedroom	136	122	89.7%	688	93,626	$3,305
1.5-Bedroom	50	49	98.0%	744	37,195	$3,682
Two-Bedroom	104	100	96.2%	975	101,410	$4,697
Three-Bedroom	28	23	82.1%	1,329	37,222	$6,417
Four-Bedroom	1	0	0.0%	1,644	1,644	$7,329
Total/Wtd. Avg.	450	421	93.6%	735	330,708	$3,671

Source: Borrower rent roll dated February 25, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$26,000,000
42-12 28th Street	Tower 28	Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

Tax Abatement and Rent Stabilization. The Tower 28 Property benefits from a 15-year tax abatement, which commenced July 1, 2018, under New York City’s 421-a tax abatement program. The 15-year 421-a tax abatement program allows the Tower 28 Property’s increase in assessed value to be 100% exempt for 11 years (through the 2028-2029 tax year). Thereafter, an increase in the assessment is phased in with 20% increments every year beginning in the 12th year of the abatement (the 2029-2030 tax year), with full taxes commencing in the 2033-2034 tax year. The 421-a tax abatement is capped at an amount equal to $87,355 per dwelling unit, which cap increases by 3.00% annually each January 5. The abated taxes for the 2018-2019 tax year are $436,539, compared to unabated taxes of $5,402,619.

Pursuant to the 421-a tax abatement program, all units at the Tower 28 Property are required to be rent stabilized for the duration of the 421-a tax abatement. Accordingly, rent increases will be subject to limitations set by the New York City Rent Guidelines Board.

The Market. The Tower 28 Property is located in Long Island City, New York, within the borough of Queens in New York City. The Tower 28 Property is located within a neighborhood that was previously zoned as a light industrial district and was rezoned by the City of New York in 2001. This rezoning represented an effort by the City to revitalize an aging mixed use/industrial district and allows alternative uses, including residential and commercial uses. The immediate area surrounding the Tower 28 Property contains a mix of commercial, residential and light industrial uses. There are numerous residential buildings that were or are being built as a result of the rezoning. In addition to new residential uses, there are several large commercial buildings in the immediate vicinity, including the JetBlue Airways headquarters, One Court Square, and Silvercup Studios. The Tower 28 Property features frontage along 27th and 28th Streets and is positioned one block from Queensboro Plaza Station, which provides direct access to Manhattan and the surrounding boroughs via six different subway lines (7, N, W, E, M and R).

According to a third party report, the Tower 28 Property is in the Long Island City multifamily submarket of the New York City multifamily market. As of the third quarter of 2018, the Long Island City multifamily submarket consisted of 17,116 units, and had an average vacancy of 6.7% and average asking rents of $3,601 per unit. As of the third quarter of 2018, the New York City multifamily market consisted of 1,348,165 units, and had an average vacancy of 2.2% and average asking rents of $2,750 per unit. The appraisal concluded to a market rental rate of $62.00 per SF for the residential units at the Tower 28 Property and $70.00 per SF for the retail units at the Tower 28 Property.

The following table presents certain information relating to comparable rental properties to the Tower 28 Property:

Comparable Rental Properties
	Tower 28 Property	2222 Jackson Avenue	1 QPS	The Forge	The Hayden	Halo LIC	Linc LIC
Year Built	2018	2016	2017	2017	2017	2016	2013
Number of units	450	343	390	272	974	284	591
Occupancy	93.6%(1)	99.7%	99.2%	98.5%	97.8%	99.6%	99.0%
Unit size (SF)(2):
- Studio	455	468	465	455	490	438	546
- 1-BR	688	596	707	717	692	693	685
- 1.5-BR	744	N/A	N/A	N/A	N/A	N/A	N/A
- 2-BR	975	823	1,013	941	939	986	1,014
- 3-BR	1,329	1,159	N/A	N/A	N/A	1,246	1,348
- 4-BR	1,644	N/A	N/A	N/A	N/A	N/A	N/A
Monthly Rent per Unit(2):
- Studio	$2,616	$2,613	$2,505	$2,812	$2,807	$2,264	$2,658
- 1-BR	$3,305	$3,473	$3,149	$3,633	$3,616	$3,207	$3,417
- 1.5-BR	$3,682	N/A	N/A	N/A	N/A	N/A	N/A
- 2-BR	$4,697	$4,423	$5,329	$5,070	$4,845	$5,118	$4,538
- 3-BR	$6,417	$5,773	N/A	N/A	N/A	$5,749	$6,100
- 4-BR	$7,329	N/A	N/A	N/A	N/A	N/A	N/A
Monthly Rent per SF(2):
- Studio	$5.75	$5.58	$5.39	$6.18	$5.73	$5.17	$4.87
- 1-BR	$4.80	$5.83	$4.45	$5.07	$5.23	$4.63	$4.99
- 1.5-BR	$4.95	N/A	N/A	N/A	N/A	N/A	N/A
- 2-BR	$4.82	$5.37	$5.26	$5.39	$5.16	$5.19	$4.48
- 3-BR	$4.83	$4.98	N/A	N/A	N/A	$4.61	$4.53
- 4-BR	$4.46	N/A	N/A	N/A	N/A	N/A	N/A

Source: Appraisal

(1)	As of the borrower rent roll dated February 25, 2019.

(2)	Represents the average for each unit size at the Tower 28 Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$26,000,000
42-12 28th Street	Tower 28	Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Tower 28 Property:

Cash Flow Analysis(1)
	12/31/2018 TTM	12/31/2018 T-6 Ann.	12/31/2018 T-3 Ann.	UW	UW per unit
Gross Potential Rent	$10,838,851	$16,079,807	$17,858,742	$20,139,863	$44,755.25
Other Income(2)	$333,177	$466,095	$524,021	$406,810	$904.02
Concessions	($1,476,905)	($1,556,640)	($898,624)	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($1,006,993)	($2,237.76)
Effective Gross Income	$9,695,123	$14,989,262	$17,484,140	$19,539,680	$43,421.51

Real Estate Taxes(3)	$265,695	$437,537	$437,537	$436,539	$970.09
Insurance	$168,000	$168,000	$168,000	$172,000	$382.22
Other Expenses	$5,017,025	$4,947,090	$4,752,914	$4,365,134	$9,700.30
Total Expenses	$5,450,720	$5,552,627	$5,358,451	$4,973,673	$11,052.61

Net Operating Income(4)	$4,244,404	$9,436,635	$12,125,689	$14,566,007	$32,368.91
Capital Expenditures	$0	$0	$0	$113,255	$251.68
TI/LC	$0	$0	$0	$14,529	$32.29
Net Cash Flow	$4,244,404	$9,436,635	$12,125,689	$14,438,224	$32,084.94

Occupancy %	N/A	N/A	93.6%(5)	95.0%(5)
NOI DSCR (IO)(6)	0.99x	2.20x	2.82x	3.39x
NOI DSCR (P&I)(6)	0.68x	1.51x	1.94x	2.33x
NCF DSCR (IO)(6)	0.99x	2.20x	2.82x	3.36x
NCF DSCR (P&I)(6)	0.68x	1.51x	1.94x	2.31x
NOI Debt Yield(6)	3.8%	8.4%	10.8%	13.0%
NCF Debt Yield(6)	3.8%	8.4%	10.8%	12.9%

(1)	Financial information prior to December 31, 2018 is not available because the Tower 28 Property was constructed in 2018.

(2)	Other Income is comprised mainly of amenity and parking revenue.

(3)	UW Real Estate Taxes represent 2018/2019 abated taxes. See “The Property—Tax Abatement and Rent Stabilization” above.

(4)	The increase in Net Operating Income from 12/31/2018 TTM to UW is due to lease up at the Tower 28 Property. The Tower 28 Property was constructed in 2018.

(5)	12/31/2018 T-3 Ann. Occupancy is as of the borrower rent roll dated February 25, 2019. UW Occupancy represents economic occupancy.

(6)	The debt service coverage ratios and debt yields are based on the Tower 28 Senior Loan and exclude the Tower 28 Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – The Tower 28 Whole Loan documents provide for monthly deposits to an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate taxes (however, such monthly deposits are waived if (a) no event of default has occurred and is continuing, (b) the combined debt service coverage ratio (based on the aggregate annual actual interest only or amortizing, as then applicable, debt service due under both the Tower 28 Whole Loan and Tower 28 Mezzanine Loan) is equal to or greater than 1.20x (clauses (a) and (b), together, the “Reserve Waiver Conditions”)) and (c) the Tower 28 Borrower provides the lender with evidence that all taxes then due and payable in connection therewith have been paid in full at least five business days prior to their delinquency).

Insurance – The Tower 28 Whole Loan documents provide for monthly deposits to an insurance reserve in an amount equal to 1/12 of the annual estimated insurance premiums (however, such monthly deposits are waived if (a) no event of default has occurred and is continuing, (b) the Tower 28 Borrower maintains a blanket policy which complies with the requirements under the Tower 28 Whole Loan documents and includes the liability and casualty policies required therein and (c) the Tower 28 Borrower provides the lender with evidence of renewal of such policies prior to the expiration dates of the policies and provides paid receipts for the payment of the insurance premiums by no later than ten days prior to the expiration dates of the policies).

Required Repairs – The Tower 28 Whole Loan documents provide for an upfront required repairs reserve of $60,000.

Residential Capital Expenditure Funds – The Tower 28 Whole Loan documents provide for monthly deposits to a residential capital expenditure reserve of $9,375 (however, such monthly deposits are waived if the Reserve Waiver Conditions are satisfied).

Non-Residential Capital Expenditure Funds – The Tower 28 Whole Loan documents provide for monthly deposits to a non-residential capital expenditure reserve of $1,274 (however, such monthly deposits are waived if the Reserve Waiver Conditions are satisfied).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$26,000,000
42-12 28th Street	Tower 28	Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

Lockbox and Cash Management. The Tower 28 Whole Loan is structured with a hard lockbox with respect to any tenants under a Major Lease (as defined below) and a soft lockbox with respect to any other tenants. The Tower 28 Whole Loan has in place cash management. The Tower 28 Borrower and property manager are required to deposit all rents received by them into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept on each business day to a cash management account controlled by the lender, and applied, provided that no event of default is continuing under the Tower 28 Whole Loan, on each monthly payment date to fund the required tax and insurance reserves deposits as described above under “Escrows and Reserves”, to pay debt service on the Tower 28 Whole Loan, to fund the required residential capital expenditure and non-residential capital expenditure reserves deposits as described above under “Escrows and Reserves”, to pay monthly operating expenses referenced in the lender-approved annual budget and extraordinary expenses approved by the lender, to pay debt service on the Tower 28 Mezzanine Loan and to disburse the remainder, first if no Cash Sweep Event Period (as defined below) has occurred and is continuing and an event of default is continuing under the Tower 28 Mezzanine Loan, to be deposited into a mezzanine excess payment account controlled by the Tower 28 Mezzanine Lender (as defined below) to pay any other amount then due and payable under the Tower 28 Mezzanine Loan until such event of default no longer exists, and second to disburse the remainder (i) if a Cash Sweep Event Period is then in effect, to be deposited into the excess cash flow sweep account to be held as additional collateral for the Tower 28 Whole Loan during the continuance of such Cash Sweep Event Period (upon the termination of any Cash Sweep Event Period, all amounts then on deposit in the excess cash flow sweep account are required to be disbursed to the Tower 28 Borrower); and (ii) if no Cash Sweep Event Period is then continuing, to be disbursed to the Tower 28 Borrower.

A “Cash Sweep Event Period” means the period: (i) commencing upon the occurrence of an event of default under the Tower 28 Whole Loan documents and ending upon the cure of such event of default in accordance with the Tower 28 Whole Loan documents; or (ii) commencing upon the combined debt service coverage ratio (based on the aggregate annual actual interest only or amortizing, as then applicable, debt service due under both the Tower 28 Whole Loan and Tower 28 Mezzanine Loan and tested as of the end of each calendar quarter), being less than 1.05x for six consecutive calendar months and ending upon the combined debt service coverage ratio (calculated on the same basis) being at least 1.05x for six consecutive calendar months.

A “Major Lease” means (i) any lease which, individually or when aggregated with all other leases at the Tower 28 Property with the same tenant or its affiliate, accounts for 10% or more of apartments and/or units at the Tower 28 Property, assuming the exercise of all fixed expansion rights and other preferential rights to lease additional space at the Tower 28 Property (as distinguished from rights of first offer), (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Tower 28 Property (which such rights will be deemed to be exclusive of any rights under any lease to extend the term thereof or to lease additional space at the Tower 28 Property), (iii) any lease entered into during the continuance of an event of default under the Tower 28 Whole Loan documents, (iv) any lease with an affiliate of the Tower 28 Borrower, (v) any lease for commercial and/or retail use, (vi) that certain parking lease, dated as of December 19, 2018, by and between 4212 28ST LLC (as predecessor in interest to the Tower 28 Borrower) and LIC 27 ST LLC, as tenant or (vii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of clauses (i) through (vi) above.

Additional Secured Indebtedness (not including trade debts). In addition to the Tower 28 Mortgage Loan, the Tower 28 Property also secures the Tower 28 Non-Serviced Pari Passu Senior Companion Loans, which have an aggregate Cut-off Date principal balance of $86,000,000, and the Tower 28 Subordinate Companion Loan, which has a Cut-off Date principal balance of $53,000,000. The Tower 28 Non-Serviced Pari Passu Senior Companion Loans accrue interest at the same rate as the Tower 28 Mortgage Loan. The Tower 28 Subordinate Companion Loan accrues interest at the rate of 5.0900% per annum. The Tower 28 Senior Loan is generally senior in right of payment to the Tower 28 Subordinate Companion Loan. The holders of the Tower 28 Mortgage Loan, the Tower 28 Non-Serviced Pari Passu Senior Companion Loans and the Tower 28 Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Tower 28 Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The Tower 28 Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Morgan Stanley Mortgage Capital Holdings LLC (in such capacity, the “Tower 28 Mezzanine Lender”) made a $50,000,000 mezzanine loan (the “Tower 28 Mezzanine Loan” and, together with the Tower 28 Whole Loan, the “Tower 28 Total Debt”) to 4212 28ST Mezz DE, LLC on the loan origination date, secured by 100% of the equity interest in the Tower 28 Borrower. The Tower 28 Mezzanine Loan accrues interest at a rate of 6.5100% per annum, provides for interest-only payments for the first three years of the mezzanine loan term (until and excluding the monthly payment date occurring in May 2022) with 30-year amortization thereafter, and is coterminous with the Tower 28 Whole Loan. The lender and the Tower 28 Mezzanine Lender have entered into an intercreditor agreement. The Tower 28 Mezzanine Loan has been sold to a third party.

The Tower 28 Total Debt is summarized in the following table.

Tower 28 Total Debt Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loan	$112,000,000	3.7842%	2.31x	13.0%	33.4%
Subordinate Companion Loan	$53,000,000	5.0900%	1.49x	8.8%	49.3%
Mezzanine Loan	$50,000,000	6.5100%	1.07x	6.8%	64.2%
Total Debt	$215,000,000	4.7400%	1.07x	6.8%	64.2%

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$26,000,000
42-12 28th Street	Tower 28	Cut-off Date LTV:	33.4%
Long Island City, NY 11101		U/W NCF DSCR:	2.31x
		U/W NOI Debt Yield:	13.0%

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Tower 28 Borrower is required to obtain “all risk” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the then replacement cost, together with twenty-four months of business income/loss insurance, to the extent such policies are commercially available. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	67.3%
Durham, NC 27704		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	67.3%
Durham, NC 27704		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.1%

Hillsborough
Chapel Hill
Carrboro
DURHAM
Redwood
Gorman
Wake Forest
Rolesville
Morrisville
RALEIGH
Cary
Apex
Garner
Holly Springs
Fuquay-Varina
Clayton
Knightdale
Pearrington
ORANGE COUNTY
GRANVILLE COUNTY
FRANKLIN COUNTY
DURHAM COUNTY
WAKE COUNTY
CHATHAM COUNTY
JOHNSTON COUNTY
Snow Hill Rd.
Durham Technical Comm. College
bioMerieux Inc.
Cormetech Inc.
Goodwin Rd.
Vantage Pointe
Snow Hill Rd.
Red Mill Rd.
Old Oxford Rd.
Infinity Rd.
Old Farm Park
Rougemont Quarry
Horner International
Hamlin Rd.
ShopBot Tools Inc.
Glenstone Preserve
Hebron Rd.
Northeast Durham
Willowdale Shopping Ctr.
Cross Creek Shopping Ctr.
Horton Rd.
Denfield St.
Rose of Sharon Rd.
Guess Rd.
Marquis-Pierre
North Duke
Old Oxford Rd.
DURHAM COUNTY
Glenn Rd.
Oxford Commons
North Carolina Technical Park
1101 Hamlin Road
Durham, NC 27704
E. Geer St.
W. Carver Rd.
Cole Mill Rd.
Croasdaile Country Club
Durham County Stadium
Duke Regional Hospital
North Pointe Shopping Ctr.
Broad St.
Colonial Village
Murray Ave.
Club Blvd.
Hillandale Golf Course
University Shopping Ctr.
NC School of Science and Mathematics
Northgate Mall
Roxboro St.
Camden Ave.
Cheek Rd.
Junction Rd.
Club Blvd.
AMTRAK
W. Main St.
Durham VA Health Care
Duke Univ. Hospital
Shops at Erwin Mill
Gregson St.
Duke St.
Markham Ave.
Avondale Dr.
Milan Woods
Duke East Campus
Trinity Ave.
Geer St.
Cheek Rd.
Duke Children's Hospital
Duke University
Brightleaf Square
Durham Convention Center
Junction Rd.
N. Hoover Rd.
Duke Univ. School of Law
Cameron Indoor Stadium
Nasher Museum of Art
Juniper St.
Miami Blvd.
Freeman Rd.
W. Chapel Hill St.
DOWNTOWN DURHAM
DURHAM AMTRAK
Durham Performing Arts Center
Jack Coombs Field
Wallace Wade Stadium
Morehead Ave.
Liberty St.
Ross Rd.
Durham Co. Courthouse
Village Plaza
Wake Forest Hwy.
DURHAM
Duke University Golf Club
Durham Bulls Athletic Park
N. Briggs Ave.
Harvard Ave.
Kent St.
Durham Frwy
AMTRAK
Cornwallis Rd.
University Dr.
Roxboro St.
EAST END CONNECTOR (Under Construction)
Durham Technical Comm. College
NC Central University
Mineral Springs Rd.
Durham-Chapel Hill Blvd.
S. Mineral Springs Rd.
Holder Ave.
Hillside Park
University Dr.
Fayetteville St.
Ellis Rd.
South Square
Hope Valley Rd.
Alston Ave.
Apex Hwy.
Angier Ave.
Archdale Dr.
Riddle Rd.
Raleigh-Durham Intl. Airport 11 miles
Sherron Rd.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 8 – North Carolina Technical Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):		NR/NR/NR		Location:	Durham, NC 27704
Original Balance:		$25,500,000		General Property Type:	Industrial
Cut-off Date Balance:		$25,500,000		Detailed Property Type:	Flex
% of Initial Pool Balance:		3.4%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1984,1996/2017
Sponsor:		Edward J. Easton		Size:	272,150 SF
Guarantor:		Edward J. Easton		Cut-off Date Balance per SF:	$94
Mortgage Rate:		4.5000%		Maturity Date Balance per SF:	$76
Note Date:		6/25/2019		Property Manager:	Easton & Associates
First Payment Date:		8/6/2019			Management Company
Maturity Date:		7/6/2029			(borrower-related)
Original Term to Maturity:		120 months		Underwriting and Financial Information
Original Amortization Term:		360 months		UW NOI:	$2,308,266
IO Period:		0 months		UW NOI Debt Yield:	9.1%
Seasoning:		0 months		UW NOI Debt Yield at Maturity:	11.2%
Prepayment Provisions:		LO (24); DEF (92); O (4)		UW NCF DSCR:	1.32x
Lockbox/Cash Mgmt Status:		Hard/Springing		Most Recent NOI:	$2,555,192 (4/30/2019 TTM)
Additional Debt Type:		N/A		2nd Most Recent NOI:	$2,409,111 (12/31/2018)
Additional Debt Balance:		N/A		3rd Most Recent NOI:	$2,185,918 (12/31/2017)
Future Debt Permitted (Type):		No (N/A)		Most Recent Occupancy:	87.3% (6/7/2019)
Reserves(1)				2nd Most Recent Occupancy:	87.3% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	87.3% (12/31/2017)
RE Tax:	$168,093	$21,012	N/A	Appraised Value (as of)(5):	$37,880,000 (5/29/2019)
Insurance:	$17,125	$5,708	N/A	Appraised Value per SF(5):	$139
Replacement Reserve(2):	$0	Springing	N/A	Cut-off Date LTV Ratio(5):	67.3%
TI/LC(3):	$2,800,000	Springing	$2,800,000	Maturity Date LTV Ratio(5):	54.6%
White Box Reserve(4):	$0	Springing	$500,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,500,000	94.0%	Loan Payoff:	$23,737,368	87.5%
Borrower Equity:	$1,638,220	6.0%	Reserves:	$2,985,217	11.0%
			Closing Costs:	$415,635	1.5%
Total Sources:	$27,138,220	100.0%	Total Uses:	$27,138,220	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	During a Cash Management Period (as defined below), the North Carolina Technical Park Borrower is required to deposit approximately $40,823 or $0.15 PSF into the replacement reserve.

(3)	Collections for monthly TI/LC reserves in the amount of $22,679.17 will commence if the balance in the reserve is less than $300,000 and will continue until the balance reaches $2,800,000.

(4)	In the event the “White Box Conditions” (as defined below) have not occurred on or before the “White Box Completion Date” (as defined below), the North Carolina Technical Park Borrower (as defined below) is required to deposit cash in an amount equal to $500,000 into an escrow.

(5)	The Appraised Value is subject to the extraordinary assumption that the North Carolina Technical Park Borrower will spend $15.00 PSF to “white-box” the vacant space consisting of 34,621 SF (totaling $519,315) as of the date of the valuation. Under the North Carolina Technical Park Mortgage Loan (as defined below) documents, the North Carolina Technical Park Borrower is required to complete the White Box Conditions by July 2020, or at the lender’s discretion, by January 2021. In the event these conditions are not satisfied, the North Carolina Technical Park Borrower is required to deposit cash in an amount equal to $500,000 into an escrow.

The Mortgage Loan. The eighth largest mortgage loan (the “North Carolina Technical Park Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,500,000 and secured by a first priority fee mortgage on a 272,150 SF industrial/flex building located in Durham, North Carolina (the “North Carolina Technical Park Property”). The proceeds of the North Carolina Technical Park Mortgage Loan and borrower equity were used to pay off existing debt, pay closing costs, and fund reserves.

The Borrowers and the Borrower Sponsor. The borrowing entities, EWE Warehouse Investments XXXIII, Ltd., a Florida limited partnership (which is 25.0% owned by EWE Warehouse Investments XXXIII GP, LLC, a Delaware limited liability company), and EWE Warehouse Investments XXXIV, LLC, a Delaware limited liability company (together, the “North Carolina Technical Park Borrower”), are single-purpose, bankruptcy-remote entities which own the North Carolina Technical Park Property as tenants-in-common (“TIC”).  The North Carolina Technical Park Borrower is structured with one independent director for each TIC borrower.  Edward J. Easton is the borrower sponsor and will serve as the nonrecourse carve-out guarantor.  Edward J. Easton and Robbie Easton (his wife) jointly have an approximately 16.50% ownership interest in EWE Warehouse Investments XXXIV, LLC, an approximately 7.66% ownership interest in EWE Warehouse Investments XXXIII, Ltd, and a 11.34% aggregate ownership interest in the  North Carolina Technical Park Borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	54.7%
Durham, NC 27704		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

Edward J. Easton is a Senior Vice President at The Easton Group, a family-run commercial real estate investment, development, brokerage, and management firm based in Miami, Florida. The Easton Group is comprised of three companies built over four decades: Easton & Associates, Easton & Associates Management Company and Easton Development Company. The Easton Group’s current portfolio consists of approximately 3 million SF of industrial, office, and retail space.

The Property. The North Carolina Technical Park Property is a three-building industrial park comprising 272,150 SF, located in Durham, North Carolina, approximately six miles north of the city’s downtown area. The North Carolina Technical Park Property is a former manufacturing facility that has been repurposed into a research and development and life science facility with a mixture of laboratory and office space. The improvements were constructed between 1984 and 1996 and have received several renovations over the years. The North Carolina Technical Park Property is situated on a 34.5 acre site, across three non-contiguous parcels, totaling gross building area of 341,298 SF and includes 492 parking spaces with a parking ratio of 1.8 spaces per 1,000 SF of rentable area.

Major Tenants

KBI BioPharma (145,000 SF, 53.3% of NRA, 68.9% of underwritten rent). KBI BioPharma (“KBI”), is majority-owned by a subsidiary of JSR Corporation/JSR Life Sciences (“JSR”) (OTC: JSCPF). Founded in 1957, JSR has an AA- rating by Rating and Investment Information, Inc. and a reported market capitalization of approximately $3.2 billion as of June 10, 2019. JSR is based in Tokyo, Japan with over 8,700 employees globally and reported approximately $3.9 billion in revenue as of year-end 2018. KBI was founded in 1996 and provides drug development and bio manufacturing services to pharmaceutical and biotechnology companies globally. KBI operates five facilities located in Research Triangle Park, NC, Durham, NC, Boulder, CO, San Diego, CA, and The Woodlands, TX and has been a tenant at the North Carolina Technical Park Property since 2003 occupying 145,000 SF. KBI’s regional manufacturing and development division is located at the North Carolina Technical Park Property where KBI develops and manufactures products for pharmaceutical and biotechnology companies as well as trains employees in product development. At this location, KBI utilizes lab space to operate its analytical research divisions as well as front office operations. The analytical research focuses on improving process development during manufacturing onsite. The office space houses back office operations. KBI has reportedly invested over $27 million ($186 PSF) in its space, including an $18 million investment between 2017 and 2018.

KBI extended its lease in 2016 and currently leases 145,000 SF on a triple-net basis that expires in March 2027. The lease provides for five, 3-year renewal options with no termination options.

bioMérieux (92,529 SF, 34.0% of NRA, 31.1% of underwritten rent). bioMérieux (“bioMérieux”) is an in-vitro diagnostics firm, offering microbiological testing solutions for medical and industrial applications. bioMérieux is a wholly-owned subsidiary of bioMérieux S.A., a multinational biotechnology company headquartered in Marcy-l’Étoile, France. bioMérieux S.A. is present in more than 150 countries through 43 subsidiaries and a large network of distributors. bioMérieux S.A. is traded on the NYSE Euronext Paris Market (BIM.PA) and reported a market capitalization of approximately $8.7 billion as of June 2019. Founded in 1963, bioMérieux is based in Durham, NC with locations in Hazelwood, MO, Lombard, IL, Cambridge, MA, and Saint-Laurent, Canada. The company develops in-vitro diagnostics and microbiology testing services for the treatment of infectious diseases and offers clinical diagnostics and industrial microbiology products. bioMérieux operates its global service and customer service centers at the North Carolina Technical Park Property and utilizes the space for employee training, storage, and other back office operations. The majority of bioMérieux’s research and development occurs at its other locations in the Raleigh-Durham MSA. bioMérieux has been a tenant at the North Carolina Technical Park Property since 2003 and has reportedly invested approximately $2 million ($22 PSF) in its space.

bioMérieux extended its leases in 2014 and currently leases 92,529 SF on a triple-net basis that expires in December 2021. The leases provide for two, 2-year renewal options with no termination options.

The following table presents certain information relating to the leases at the North Carolina Technical Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Termination Option (Y/N)
KBI(2)	NR/NR/NR	145,000	53.3%	$1,705,335	68.9%	$11.76	3/31/2027	N
bioMérieux(3)	NR/NR/NR	92,529	34.0%	$770,049	31.1%	$8.32	12/31/2021	N
Subtotal/Wtd. Avg.		237,529	87.3%	$2,475,384	100.0%	$10.42

Vacant Space		34,621	12.7%	$0	0.0%	$0.00
Total/Wtd. Avg. (4)		272,150	100.0%	$2,475,384	100.0%	$10.42

(1)	Information is based on the underwritten rent roll.

(2)	KBI’s lease provides for five, 3-year renewal options.

(3)	bioMérieux’s leases provide for two, 2-year renewal options.

(4)	Wtd.Avg. excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	67.3%
Durham, NC 27704		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.1%

The following table presents certain information relating to the lease rollover schedule at the North Carolina Technical Park Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	2	92,529	$8.32	34.0%	34.0%	$770,049	31.1%	31.1%
2022	0	0	$0.00	0.0%	34.0%	$0	0.0%	31.1%
2023	0	0	$0.00	0.0%	34.0%	$0	0.0%	31.1%
2024	0	0	$0.00	0.0%	34.0%	$0	0.0%	31.1%
2025	0	0	$0.00	0.0%	34.0%	$0	0.0%	31.1%
2026	0	0	$0.00	0.0%	34.0%	$0	0.0%	31.1%
2027	1	145,000	$11.76	53.3%	87.3%	$1,705,335	68.9%	100.0%
2028	0	0	$0.00	0.0%	87.3%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	87.3%	$0	0.0%	100.0%
2030 & Beyond	0	0	$0.00	0.0%	87.3%	$0	0.0%	100.0%
Vacant	0	34,621	$0.00	12.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	272,150	$10.42	100.0%		$2,475,384	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

The Market. The North Carolina Technical Park Property is located in Durham, North Carolina, in Durham County, on the northeast quadrant of Old Oxford Road and Hamlin Road. Primary access to the area is provided by I-85, a major arterial that crosses the Durham area in a southwest to northeast direction. Public transportation is provided by Go Durham and provides access to the southwest of the North Carolina Technical Park Property along Old Oxford Road at Dearborn Drive. Major employers for the Durham area include: Duke University, Duke University Healthcare, and a variety of research and development/life science companies in Research Triangle Park. Research Triangle Park is located approximately 12 miles southeast of the North Carolina Technical Park Property. Major employers include IBM, Nortel, Cisco Systems, GlaxoSmithKline, Cree, Inc., and Research Triangle Institute. There are a few bio-pharma companies that have operations in northern Durham County. According to the appraisal, the low cost of land in comparison to the Research Triangle Park and the Durham CBD are positive attributes for many users.

According to the appraisal, the 2019 population within a one-, three- and five-mile radius of the North Carolina Technical Park Property was 33,383, 40,161 and 121,177, respectively. The 2019 median household income within the same one-, three- and five-mile radius was $47,677, $47,370 and $47,336, respectively.

The North Carolina Technical Park Property is located in the Durham County Flex/R&D Submarket. According to the appraisal, as of first quarter of 2019, the Durham County Flex/R&D Submarket had 29 buildings with approximately $1.8 million SF with average asking rent of $13.36 PSF and a 2.3% vacancy. According to the appraisal, there are currently no Flex/R&D properties under construction, planned, or proposed in the Durham County Flex/R&D Submarket.

The following table presents certain information relating to the appraiser’s market rent conclusion for the North Carolina Technical Park Property:

Market Rent Summary
Office
Market Rent (PSF)	$12.00
Lease Term (Years)	10
Lease Type (Reimbursements)	NNN
Rent Increase Projection	2.75% annual

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	67.3%
Durham, NC 27704		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.1%

The following table presents comparable leases with respect to the North Carolina Technical Park Property:

Comparable Lease Summary
Property Name/Location	Year Built	Total SF	Tenant Name	Lease SF	Lease Start Date	Lease Term (Yrs.)	Rent PSF	Space SubType	Lease Type
North Carolina Technical Park Property (subject) 1101 Hamlin Road Durham, North Carolina	1984-1996	272,150	KBI	145,000	April 2016	11	$11.76	Flex/R&D	NNN
East Ridge at Perimeter Park 100-1000 Perimeter Park Drive Morrisville, North Carolina	1983-1986	478,627	Sensus Expansion	57,502	Sept. 2018	10.4	$11.40	Flex/R&D	NNN
Research and Development Property 1701 Pinnacle Park Drive Apex, North Carolina	2018	50,000	Pentair	50,000	Sept. 2018	10	$11.00	Flex/R&D	NNN
Venture Center 4117 Emperor Boulevard Durham, North Carolina	1988	142,726	Renesas	38,984	Aug. 2018	10.4	$15.00	Office	NNN
TurnRight 301 Gregson Drive & MacAlyson Court Cary, North Carolina	1986	32,232	SmallHD, LLC	33,232	Aug. 2018	7.8	$12.00	Flex/R&D/office	Absolute Net
Keystone Technology Park 419-639 Davis Drive Durham, North Carolina	1997-2001	806,157	Affordable Care	45,252	Jan 2018	10.3	$15.45	Flex/R&D	NNN
Keystone Technology Park 419-639 Davis Drive Durham, North Carolina	1997-2001	806,157	Recipharm	29,811	Dec 2017	5	$15.96	Flex/R&D	NNN

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the North Carolina Technical Park Property:

Cash Flow Analysis
	2016	2017	2018	TTM 4/30/2019	UW	UW PSF
Gross Potential Rent	$2,434,369	$2,425,358	$2,443,352	$2,453,252	$3,150,493	$11.58
Total Recoveries	$1,657,819	$1,539,087	$2,183,825	$2,299,983	$2,015,121	$7.40
Total Other Income(1)	$0	$3,390	$3,631	$3,631	$3,631	$0.01
Less Vacancy & Credit Loss	$0	$0	$0	$0	($723,186)	($2.66)
Effective Gross Income	$4,092,188	$3,967,836	$4,630,808	$4,756,866	$4,446,059	$16.34

Real Estate Taxes	$156,383	$161,299	$240,132	$268,820	$239,806	$0.88
Insurance	$88,433	$97,706	$93,711	$88,248	$68,499	$0.25
Other Operating Expenses	$1,511,528	$1,522,913	$1,887,855	$1,844,606	$1,829,488	$6.72
Total Operating Expenses	$1,756,344	$1,781,918	$2,221,697	$2,201,674	$2,137,793	$7.86

Net Operating Income	$2,335,844	$2,185,918	$2,409,111	$2,555,192	$2,308,266	$8.48
Capital Expenditures	$0	$0	$0	$0	$60,930	$0.22
TI/LC	$0	$0	$0	$0	$196,263	$0.72
Net Cash Flow	$2,335,844	$2,185,918	$2,409,111	$2,555,192	$2,051,073	$7.54

Occupancy %(2)	87.3%	87.3%	87.3%	87.3%	86.0%
NOI DSCR	1.51x	1.41x	1.55x	1.65x	1.49x
NCF DSCR	1.51x	1.41x	1.55x	1.65x	1.32x
NOI Debt Yield	9.2%	8.6%	9.4%	10.0%	9.1%
NCF Debt Yield	9.2%	8.6%	9.4%	10.0%	8.0%

(1)	The underwritten Total Other Income is comprised of reimbursements and miscellaneous income.

(2)	The underwritten economic vacancy is 14.0%. The North Carolina Technical Park Property was 87.3% physically occupied as of June 7, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	67.3%
Durham, NC 27704		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.1%

Escrows and Reserves.

Real Estate Taxes - The North Carolina Technical Park Mortgage Loan documents provide for an upfront real estate tax reserve of $168,093 and an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate taxes, which currently equates to $21,012.

Insurance - The North Carolina Technical Park Mortgage Loan documents provide for an upfront insurance reserve of $17,125 and an ongoing monthly insurance reserve in an amount equal to 1/12 of the annual estimated insurance premiums, which currently equates to $5,708.

Recurring Replacement Reserve – During any Cash Management Period (as defined below), the North Carolina Technical Park Borrower is required to pay to the lender on each payment date an amount initially equal to one-twelfth of the product obtained by multiplying $0.15 by the total rentable SF at the North Carolina Technical Park Property (the “Springing Monthly Replacement Reserve Amount”). In addition, the North Carolina Technical Park Borrower is required (i) to deliver to the lender on or within 30 days before June 25, 2022, and on or within 30 days before June 25, 2025, a property condition report prepared by an acceptable contractor and in each event containing the same scope of information as contained in the original property condition report dated June 7, 2019 (the “Updated Physical Conditions Report”) and (ii) if any deferred maintenance is noted in an Updated Physical Conditions Report, to complete all required deferred maintenance within 90 days of the date of the applicable Updated Physical Conditions Report and deliver to the lender evidence reasonably satisfactory to the lender indicating that all such work has been timely completed. In addition, upon 30 days’ prior notice to the North Carolina Technical Park Borrower, the lender may (i) based upon the conclusions contained in the Updated Physical Conditions Report, require that the North Carolina Technical Park Borrower deposit the Springing Monthly Replacement Reserve Amount on each payment date. Notwithstanding the foregoing to the contrary, on the first payment date and each payment date thereafter following an assumption of the North Carolina Technical Park Mortgage Loan in accordance with the loan documents, the Springing Monthly Replacement Reserve Amount will be required.

Rollover Reserve - The North Carolina Technical Park Mortgage Loan documents provide for an upfront rollover reserve of $2,800,000 and ongoing monthly rollover reserve in an amount equal to $22,679 when the balance in the reserve is less than $300,000 until the reserve balance reaches $2,800,000.

Provided that no default or Cash Management Period has occurred and is continuing, upon the satisfaction of the bioMérieux Leasing Conditions (as defined below), the lender is required to disburse to the North Carolina Technical Park Borrower an amount from the rollover reserve of $2,250,000, less any tenant allowance, tenant improvement funds and free rent funds pursuant to the renewal bioMerieux lease or the approved replacement lease(s) delivered to the lender in connection with the satisfaction of the bioMérieux Leasing Conditions.

Provided that no default or Cash Management Period has occurred and is continuing, upon the satisfaction of the bioMérieux Assumption Conditions (as defined below), the lender is required to disburse to the North Carolina Technical Park Borrower the amount of (i) $2,000,000 from the rollover reserve if the loan to value ratio or loan to purchase ratio (whichever is less) is equal to or less than 70%, or (ii) $2,500,000 from the rollover reserve if the loan to value ratio or loan to purchase ratio (whichever is less) is equal to or less than 65%.

“bioMérieux Leasing Conditions” – The North Carolina Technical Park Borrower is required to deliver to the lender (A) (i) a lease renewal or extension acceptable to the lender executed by bioMérieux, and (ii) evidence (which may include an acceptable tenant estoppel) satisfactory to the lender that the North Carolina Technical Park Borrower has paid all tenant improvements or allowances in connection with such renewal or extension, or (B) (i) a lease or leases acceptable to the lender from a replacement tenant(s) demising all of the space under the bioMérieux lease, and (ii) an acceptable tenant estoppel executed by each such replacement tenant indicating, among other things, that (x) such tenant has accepted and is occupying all of the space demised under such lease, is open for business and is paying full, unabated rent in accordance with such lease, (y) all of the obligations of the North Carolina Technical Park Borrower, as landlord under such lease, have been duly performed, completed and paid for, including, without limitation, any obligations of the North Carolina Technical Park Borrower to make or to pay or reimburse such tenant for any tenant improvements and leasing commissions, and (z) any improvements described in such lease have been constructed in accordance therewith and have been accepted by such tenant.

“bioMérieux Assumption Conditions” means (i) a transfer and assumption in accordance with the terms and conditions of the North Carolina Technical Park Mortgage Loan documents has occurred prior to the satisfaction of the bioMérieux Leasing Conditions, (ii) the North Carolina Technical Park Borrower is required to deliver to the lender an acceptable tenant estoppel from bioMérieux, and (iii) the purchaser of the North Carolina Technical Park Property in connection with the applicable transfer and assumption is a bona fide third party purchaser pursuant to an arms’ length transaction on market terms.

Other Reserve - The North Carolina Technical Park Mortgage Loan documents require that the North Carolina Technical Park Borrower (i) prepares the space at the North Carolina Technical Park Property that is vacant as of the origination date into a “white box” condition, to the satisfaction of the lender in the lender’s reasonable discretion, and (ii) commences the marketing of such space to prospective tenants (together with clause (i), the “White Box Conditions”), and delivers to the lender evidence reasonably satisfactory to the lender indicating such marketing. The North Carolina Technical Park Borrower is required to complete the White Box Conditions by the payment date occurring in July 2020. The lender holds the option to extend the White Box Conditions completion date until January 2021. If the North Carolina Technical Park Borrower fails to timely satisfy the White Box Conditions, the North Carolina Technical Park Borrower is required to deposit $500,000 into a lender-held reserve (the “White Box Deposit”). The White Box Deposit is recourse to the non-recourse carveout guarantor of the North Carolina Technical Park Mortgage Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	67.3%
Durham, NC 27704		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.1%

Lockbox and Cash Management. The North Carolina Technical Park Mortgage Loan is structured with a hard lockbox and springing cash management. Provided no Cash Management Period (as defined below) is in effect, all funds in the lockbox account are required to be transferred to an account controlled by the North Carolina Technical Park Borrower. Upon the occurrence and during the continuance of a Cash Management Period, all funds are required to be deposited into an account controlled by the lender and applied on each monthly payment date, provided no event of default is continuing under the North Carolina Technical Park Mortgage Loan documents, (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service, (iii) to make deposits to the recurring replacement reserves, (iv) to make deposits to the rollover reserves, (v) to pay for monthly operating expenses in accordance with the annual budget approved by the lender and (vi) to pay any remainder (a) during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), into a special rollover reserve subaccount and (b) otherwise, into a cash collateral reserve.

A “Cash Management Period” will commence upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio is less than 1.15x, or (iii) a Lease Sweep Period (as defined below). A Cash Management Period will expire upon (a) with respect to clause (i) above, such event of default being cured (or otherwise waived) and no other event of default has occurred and is continuing, (b) with respect to clause (ii) above, the debt service coverage ratio equaling or exceeding 1.20x for two consecutive calendar quarters or the North Carolina Technical Park Borrower has delivered cash or a letter of credit in an amount equal to the Minimum DSCR Maintenance Amount (as defined below); provided the North Carolina Technical Park Borrower is not required to deliver any additional cash or letter of credit more than once during any 12 month period and upon the expiration of each succeeding 12 month period, if a 1.20x debt service coverage ratio is not achieved, a Cash Management Period will commence unless the North Carolina Technical Park Borrower again ends or prevents the commencement of a Cash Management Period under clause (ii), above, by delivering to the lender supplemental cash or a supplemental letter of credit in the amount of the then applicable Minimum DSCR Maintenance Amount, and (c) with respect to clause (iii) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the occurrence of (i) the date that is 12 months prior to the stated expiration of a Major Lease (as defined below) other than the bioMérieux lease, (ii) the notice date for a Major Lease renewal, (iii) early termination of a Major Lease, (iv) a Major Tenant (as defined below) going dark or giving notice of intent to do so, (v) a default under a Major Lease, or (vi) a bankruptcy or insolvency proceeding of a Major Tenant. A Lease Sweep Period will end upon (a) with respect to clause (i), (ii), (iii), and (iv) above, upon the earlier to occur of (A) the date on which the Major Tenant exercises its renewal or extension option with respect to all of the space under the Major Lease and sufficient funds have been accumulated to fund anticipated leasing expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space under the Major Lease in question has been fully leased under terms approved by the lender and all approved leasing expenses have been paid in full, (b) with respect to clause (v), the Major Tenant default has been cured and no other Major Tenant default has occurred for a period of six consecutive months following such cure, and (c) with respect to clause (vi), the applicable Major Tenant insolvency proceeding has been terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

Notwithstanding the foregoing with respect to any Lease Sweep Period, in the lender’s reasonable judgment, the Lease Sweep Period will end if either (A) the lender has determined that sufficient funds have accumulated in the special rollover reserve and rollover reserve, collectively, to pay for (i) estimated approved Major Lease leasing expenses in connection with the re-leasing of the space demised under the applicable Major Lease giving rise to the Lease Sweep Period, (ii) after each acceptable replacement lease has been entered into such that the space previously demised under the applicable Major Lease has been fully leased, within five business days of the lender’s determination of such amount, the Lease Sweep True Up Payment (as defined below), and (iii) within five business days of the lender’s determination of such amount, any Anticipated Shortfall Amount (as defined below) (each of the amounts collectively in clauses (i) through (iii) above, the “Sweep Cessation Amount”) or (B) delivery of cash or a letter of credit to the lender, in each event which will be in the amount of the Sweep Cessation Amount; provided however, following the deposit of cash in the amount of the Sweep Cessation Amount into the special rollover reserve, whether pursuant to clause (A) or (B), and whether deposited in cash or if a letter of credit in such amount is delivered to the lender, if at any time the lender determines that a Lease Sweep True Up Payment or Anticipated Shortfall Amount is required, if such additional deposit or supplemental letter of credit in the amount of the Anticipated Shortfall Amount is not deposited with the lender within five business days of the lender’s request thereof, a Lease Sweep Period will commence or re-commence.

“Major Lease” means KBI’s lease, bioMérieux’s lease, or any lease, which individually or when aggregated with all other leases with the same tenant or its affiliate, demises 20.0% or more of the net rentable area or which generates 20.0% or more of the gross income at the North Carolina Technical Park Property.

“Major Tenant” means a tenant under a Major Lease.

“Minimum DSCR Maintenance Amount” means an amount by which the then-outstanding principal balance of the North Carolina Technical Park Mortgage Loan would need to be reduced such that a debt service coverage ratio of at least 1.20x would be maintained on the North Carolina Technical Park Mortgage Loan after repayment of such amount.

“Lease Sweep True Up Payment” means an amount equal to the positive difference, if any, between (i) the estimated approved Major Lease leasing expenses in connection with the re-leasing of the space demised under the applicable Major Lease that is being replaced, and (ii) the actual aggregate amount of tenant improvements, leasing expenses, and landlord obligations in connection with the re-leasing of such space pursuant to the applicable replacement lease(s) approved by the lender.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex	Loan #8	Cut-off Date Balance:	$25,500,000
1101 Hamlin Road	North Carolina Technical Park	Cut-off Date LTV:	67.3%
Durham, NC 27704		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.1%

“Anticipated Shortfall Amount” means the amount determined by the lender in good faith that includes the sum of (i) an amount that is the product of (A) the amount of shortfall calculated by the lender on a monthly basis assuming the applicable Major Tenant vacated or ceased making rental payments under its lease and (B) the underwritten vacancy period determined by the lender following the date that a Major Tenant has vacated or ceased making rental payments under its lease, plus (ii) following the execution of an acceptable replacement lease(s), any additional anticipated shortfall determined by the lender, if any, beyond the amount calculated in clause (i), based upon the actual number of months prior to commencement of full contractual unabated rent under the replacement lease(s).

Additional Secured Indebtedness. None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The North Carolina Technical Park Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the North Carolina Technical Park Property and business interruption insurance for 18 months with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

Penthouse
Southern California Hospital
2,582 SF 1/2020
7
Exodus Recovery, Inc.
1,510 SF 2/2029
Exodus Recovery, Inc.
1,252 SF 2/2029
Linda Narvaez
1,367 SF 3/2022
Amnon Licht, M.D., Inc.
820 SF 6/2021
Vacant
1,707 SF
Exodus Recovery, Inc.
935 SF 2/2029
6
Albert Nejat, D.P.M.
1,254 SF 12/2019
Masoomeh Eskandari, DDS
1,244 SF 2/2019
Herbert Duvivier, MD
(ass .to Gental Circ)
1,286 SF 11/2019
Med Imaging Care, Inc.
2,014 SF 3/2021
Solomon Forouzesh, M.D., Inc.
1,366 SF 2/2029
5
Kamiel/Kirsch MDs
2,419 SF 1/2021
Exodus Recovery, Inc.
1,936 SF 2/2029
Exodus Recovery, Inc.
1,671 SF 2/2029
Ilya Bruce, D.D.S., Inc.
1,244 SF 12/2028
4
Los Angeles Vision Center
3,500 SF 12/2024
Exodus Recovery, Inc.
3,783 SF
3
Exodus Recovery, Inc.
8,000 SF 2/2029
2
Intensive Renal Care
5,281 SF 10/2029
Ground
Intensive Renal Care
950 SF 10/2029
Sungyong Sonny Kim
1,710 SF 10/2022
Sharona Yashar, MD
704 SF 11/2028
Vacant
MTM
2019 – 2020
2021 – 2022
2023+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

Brotman Physicians Plaza
9808 Venice Boulevard
Culver City, CA 90232
University of California - Los Angeles
Westwood
UCLA Medical Plaza
WESTWOOD VILLAGE
LOS ANGELES NATIONAL CEMETERY
The Beverly Hilton
Beverly Hills
Los Angeles Country Club
Wilshire Blvd
The Annenberg Space for Photography
Westfield Century City
Century City
Fox Plaza
20th Century Fox Studios
InterContinental LA-Century City
Olympic Blvd
Pico Blvd
Beverly Dr
Doheny Dr
Robertson Blvd
La Cienega Blvd
Mid-Wilshire
Hancock Park
La Brea Tar Pits
Petersen Automotive Museum
LA County Museum of Art
Little Ethiopia
Fairfax Ave
San Vicente Blvd
Fairfax
LOS ANGELES
VA Los Angeles Healthcare
Sepulveda Blvd
Westwood Blvd
Santa Monica Blvd
Overland Ave
Motor Ave
Hillcrest Country Club
San Diego Fwy
SAWTELLE JAPANTOWN
West L.A.
Westside Pavilion
Manning Ave
Cheviot Hills
Beverwil Dr
Venice Blvd
Kaiser Permanente Medical Center-West Los Angeles
Washington Blvd
Mid-City
Santa Monica Fwy
METRO EXPO LINE
WESTWOOD
BUNDY
PALMS
Natl. Blvd
Helms Bakery District
CULVER CITY
Adams Blvd
Downtown Los Angeles 6 miles
Jefferson Blvd
LA CIENEGA/JEFFERSON
EXPO/LA BREA
FARMDALE
Santa Monica
Palms
National Blvd
DOWNTOWN CULVER CITY
Brotman Medical Ctr.
Beats Electronics
Rodeo Rd
MLK Jr Blvd
Santa Monica Airport
SONY Pictures Studios
Culver City
Culver City Park
Mayme A. Clinton Library & Museum
Doris Japanese Garden
La Brea Ave
Jim Gilliam Recr. Center
Mar Vista
Centinela Ave
Beethoven St
Culver Blvd
The Wende Museum
Kenneth Hahn State Recr. Area
West Los Angeles College
Stocker St
LOS ANGELES COUNTY
Ladera Heights
Windsor Hills
Slauson Ave
Ladera Park
Villa Marina Marketplace
Admiralty Way
Marina Fwy
Westfield Culver City
Marina del Rey Hospital
Marina del Rey
Waterside Marina del Rey
Verizon Digital Media Services
Facebook LA
Sony Computer Entertainment
Lincoln Blvd
YouTube Space
The Promenade at Howard Hughes Center
Loyola Marymount University
Leband Art Gallery
Gersten Arena
Ballona Creek
Del Rey Lagoon Park
Playa Vista
Westchester
Manchester Ave
Sepulveda Blvd
Pershing Dr
Westchester Golf Course
Dockweiler State Beach
Westchester Pkwy
Los Angeles International Airport
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
Monterey Park
Montebello
Pico Rivera
Whittier
Santa Fe Springs
Downey
Norwalk
Bellflower
Cerritos
Lakewood
Long Beach
Huntington Beach
Seal Beach
Garden Grove
Carson
Torrance
Redondo Beach
Hawthorne
Gardena
Compton
Inglewood
Lynwood
South Gate
Florence
East Los Angeles
Santa Monica Bay
Pacific Ocean
El Segundo
Venice

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 9 – Brotman Physicians Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Culver City, CA 90232
Original Balance:	$23,250,000			General Property Type:	Office
Cut-off Date Balance:	$23,250,000			Detailed Property Type:	Medical
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1964 / 2007
Borrower Sponsor:	Edward G. Hudson			Size:	48,505 SF
Guarantor:	Edward G. Hudson			Cut-off Date Balance per SF:	$479
Mortgage Rate:	3.905%			Maturity Date Balance per SF:	$479
Note Date:	6/10/2019			Property Manager:	Boulevard Investment Group, Inc.
First Payment Date:	8/6/2019				(borrower-related)
Maturity Date:	7/6/2029			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$2,129,413
Original Amortization Term:	0 months			UW NOI Debt Yield:	9.2%
IO Period:	120 months			UW NOI Debt Yield at Maturity:	9.2%
Seasoning:	0 months			UW NCF DSCR:	2.23x
Prepayment Provisions:	LO(24);DEF(91);O(5)			Most Recent NOI:	$2,021,857 (3/31/2019 TTM)
Lockbox/Cash Mgmt Status:	Soft/Springing			2nd Most Recent NOI:	$2,022,469 (12/31/2018)
Additional Debt Type:	N/A			3rd Most Recent NOI:	$2,049,161 (12/31/2017)
Additional Debt Balance:	N/A			Most Recent Occupancy:	96.5% (5/14/2019)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy:	96.4% (12/31/2018)
Reserves(1)				3rd Most Recent Occupancy:	99.8% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$41,500,000 (5/15/2019)
RE Tax:	$64,607	$9,230	N/A	Appraised Value per SF:	$856
Insurance:	$26,187	$2,381	N/A	Cut-off Date LTV Ratio:	56.0%
Recurring Replacements:	$0	$1,011	$36,379	Maturity Date LTV Ratio:	56.0%
Immediate Repair Reserve:	$28,629	$0	N/A
Rollover Reserve:	$0	$5,053	$181,894

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,250,000	100.0%	Loan Payoff:	$18,687,798	80.4%
			Return of Equity:	$4,152,134	17.9%
			Closing Costs:	$290,645	1.3%
			Reserves:	$119,423	0.5%
Total Sources:	$23,250,000	100.0%	Total Uses:	$23,250,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “Brotman Physicians Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,250,000 and secured by a first priority fee mortgage on a 48,505 SF medical office building located in Culver City, California (the “Brotman Physicians Plaza Property”). The proceeds of the Brotman Physicians Plaza Mortgage Loan were used to refinance a previous loan, pay closing costs, fund reserves, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Culver City Medical Tower, LLC, a single purpose Delaware limited liability company with at least one independent director (the “Brotman Physicians Plaza Borrower”). Edward G. Hudson is the borrower sponsor and nonrecourse carve-out guarantor. Edward G. Hudson has a 5.0% direct ownership interest in the Brotman Physicians Plaza Borrower with another approximately 27.6% through his living trust and is the sole managing member of the sole member of the Brotman Physicians Plaza Borrower, and thus has indirect control of the Brotman Physicians Plaza Borrower. No entity or individual controls or has a 20.0% or greater direct or indirect ownership interest in the Brotman Physicians Plaza Borrower.

Edward G. Hudson is the President of the Boulevard Investment Group, Inc., a Los Angeles-based commercial real estate investment firm. Edward G. Hudson has been active in the ownership, operation and leasing of commercial real estate for over 40 years. Edward G. Hudson’s real estate portfolio includes four other medical office assets located throughout the Los Angeles metropolitan statistical area.

The Property. The Brotman Physicians Plaza Property is a seven-story, multi-tenant medical office project located in Culver City, California, approximately 11 miles southwest of the downtown Los Angeles central business district. Situated on a 0.41-acre site, the improvements were

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

constructed in 1964, renovated in 2007 and contain 48,505 SF of NRA. The borrower sponsor acquired the Brotman Physicians Plaza Property in 2003, and since 2015, has invested $2.3 million in capital expenditures including hallway, lobby and restroom upgrades, roof repairs, HVAC replacement, elevator upgrades and $4.3 million on tenant improvements and leasing commissions. The Brotman Physicians Plaza Property features a renovated three-level subterranean parking garage with a parking ratio of 3.75 spaces per 1,000 SF of building area. The ground floor of the Brotman Physicians Plaza Property, consisting of 8,465 SF, has a retail build out with a newly renovated office with direct access to a pharmacy and two small doctors’ offices.

Floors 2-8 feature a similar layout with traditional medical office build outs. The Brotman Physicians Plaza Property is across the street from the Southern California Hospital, a 420-bed hospital and a tenant occupying 2,582 SF at Brotman Physicians Plaza Property. The Southern California Hospital was founded in 1924 and offers a range of inpatient and outpatient acute care services as well as rehabilitation, psychiatric care and chemical dependency services. The Southern California Hospital also operates a 24-hour emergency services center.

The Brotman Physicians Plaza Property is 96.5% occupied by 15 tenants as of May 14, 2019. The Brotman Physicians Plaza Property has maintained an occupancy rate of 96.0% or greater since 2011. Tenants comprising approximately 25.2% of the NRA recently renewed for eight to ten year terms. The Brotman Physicians Plaza Property has a diverse tenant base of medical offices including general practitioners, optometry, dialysis, dentistry, and radiology among other specialists that benefit from the proximity to the Southern California Hospital.

Major Tenants.

Exodus Recovery, Inc. (19,087 SF, 39.4% of NRA, 41.1% of underwritten base rent). Exodus Recovery, Inc. (“Exodus”) provides psychiatric and chemical dependency treatment services to Southern California communities. Beginning with the management of hospital based inpatient and outpatient programs, Exodus also expanded into the operation of mental health intensive outpatient clinics as a contractor with both the Los Angeles and San Diego County Departments of Mental Health. In the last 20 years, Exodus has developed and established several hospital-based inpatient and outpatient programs, a psychiatric and internal medicine provider group, and a behavioral health managed care company. Exodus has been in occupancy since February 2014, when it commenced a lease on 14,369 SF and subsequently expanded into a total of 19,087 SF. Its lease expires on February 28, 2029, and there are no remaining renewal options.

Intensive Renal Care, Inc. (6,231 SF, 12.8% of NRA, 13.7% of underwritten base rent). Intensive Renal Care, Inc. is a private free-standing chronic dialysis clinic. Intensive Renal Care, Inc. has been in occupancy since October 2009 and recently extended its lease through October 2029. Intensive Renal Care, Inc. has two, five-year renewal options remaining.

Los Angeles Vision Center (3,500 SF, 7.2% of NRA, 8.1% of underwritten base rent). Los Angeles Vision Center is an optometric practice that has been located in the Greater Los Angeles area for over 35 years. The practice specializes in both hard and soft contact lens care. They have also been involved in the newest techniques of refractive surgery. Los Angeles Vision Center has been in occupancy since July 2006 and recently extended its lease through December 2024. Los Angeles Vision Center has two, five-year renewal options remaining. Los Angeles Vision Center has a one-time right to terminate its lease effective December 31, 2021 with six months’ notice and a termination penalty of $15,000.

The following table presents certain information relating to the tenants at the Brotman Physicians Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Termination Options (Y/N)
Exodus Recovery, Inc.	NR/NR/NR	19,087	39.4%	$997,815	41.1%	$52.28	2/28/2029	N
Intensive Renal Care, Inc.	NR/NR/NR	6,231	12.8%	$331,608	13.7%	$53.22	10/31/2029	N
Los Angeles Vision Center(3)	NR/NR/NR	3,500	7.2%	$196,560	8.1%	$56.16	12/31/2024	Y
Southern California Hospital	NR/NR/NR	2,582	5.3%	$136,724	5.6%	$52.95	1/31/2020	N
Kirsch, MD / Kamiel, MD	NR/NR/NR	2,419	5.0%	$124,296	5.1%	$51.38	3/31/2021	N
Subtotal/Wtd. Avg.		33,819	69.7%	$1,787,003	73.7%	$52.84

Other Tenants		12,979	26.8%	$638,216	26.3%	$49.17
Vacant Space		1,707	3.5%	$0	0.0%	$0.00
Total/Wtd. Avg.(4)		48,505	100.0%	$2,425,219	100.0%	$51.82

(1)	Information is based on the underwritten rent roll dated May 14, 2019.
(2)	Lease types at the Brotman Physicians Plaza Property are on of a combination of NNN, modified gross and gross basis.
(3)	Los Angeles Vision Center has a one-time right to terminate its lease effective December 31, 2021 with six months’ notice and a termination penalty of $15,000.
(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to the lease rollover schedule at the Brotman Physicians Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	1	1,286	$56.36	2.7%	2.7%	$72,483	3.0%	3.0%
2020	2	3,836	$51.56	7.9%	10.6%	$197,801	8.2%	11.1%
2021	4	6,589	$49.88	13.6%	24.1%	$328,658	13.6%	24.7%
2022	2	3,077	$43.43	6.3%	30.5%	$133,649	5.5%	30.2%
2023	0	0	$0.00	0.0%	30.5%	$0	0.0%	30.2%
2024	1	3,500	$56.16	7.2%	37.7%	$196,560	8.1%	38.3%
2025	0	0	$0.00	0.0%	37.7%	$0	0.0%	38.3%
2026	0	0	$0.00	0.0%	37.7%	$0	0.0%	38.3%
2027	0	0	$0.00	0.0%	37.7%	$0	0.0%	38.3%
2028	2	1,948	$50.37	4.0%	41.7%	$98,125	4.0%	42.4%
2029	4	26,562	$52.63	54.8%	96.5%	$1,397,943	57.6%	100.0%
2030 & Beyond	0	0	$0.00	0.0%	96.5%	$0	0.0%	100.0%
Vacant	0	1,707	$0.00	3.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	16	48,505	$51.82	100.0%		$2,425,219	100.0%

(1)	Information is based on the underwritten rent roll dated May 14, 2019.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Brotman Physicians Plaza Property is located in the eastern portion of the West Los Angeles area, Culver City, California. The West Los Angeles area includes the incorporated cities of Malibu, Santa Monica, Culver City, West Hollywood, and Beverly Hills. Due to relatively high land costs, limited supply of large vacant or under-improved parcels and difficulty in assembling development sites in the West Los Angeles area, existing industrial projects are being redeveloped to higher density uses. Culver City has an active commercial retail, office, and industrial redevelopment program. Over 30%, including the area surrounding the Brotman Physicians Plaza Property, of the city was in one of three government redevelopment project areas. A primary goal of the redevelopment plan is to create a favorable location for restaurants, theater, and nightlife. The major projects completed since 1975 include the Culver Regional Business Park, 200 single-family homes (Studio Estates), two major buildings, a 1,600- space parking garage at the MGM/United Artists’ Studios (now Columbia/Sony Pictures Entertainment), and the rehabilitation and expansion of the Culver Studios.

Regional access to Culver City is provided by the Santa Monica Freeway. The Brotman Physicians Plaza Property is specifically located on the southwest corner of Venice Boulevard and Delmas Terrace and just northwest of the Southern California Hospital. Venice Boulevard is a primary connector of West Los Angeles and Downtown Los Angeles. Land uses within the neighborhood are primarily creative office and office uses, industrial uses and single-family residential development. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Brotman Physicians Plaza Property was 46,760, 304,895, and 875,401, respectively. The 2018 average household income within the same radii was $98,335, $110,175, and $113,883, respectively.

According to the appraisal, the inventory of multi-tenant medical office buildings above 15,000 SF of NRA within a 4.0-mile radius of the Brotman Physicians Plaza Property is approximately 4.8 million SF with a direct vacancy rate of 6.4% and average rent of $62.48 per SF. The vacancy rate has remained below 8.5% for the past five years. Further, the appraisal surveyed medical office leases from eight comparable properties which had base rents ranging from $43.20 PSF to $69.00 PSF on a gross basis and weighted average occupancy of 96.0%. The appraisal concluded to a market rent of $54.00 PSF on a gross basis for the medical space and $51.00 PSF on a NNN basis for the ground floor at the Brotman Physicians Plaza Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

The following table presents recent leasing data at comparable office properties with respect to the Brotman Physicians Plaza Property:

Comparable Lease Summary
Property	Year Built/ Renovated	Occupancy	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
Brotman Plaza	1964 / 2007	96.5%(1)	48,505(1)	Various(1)	48,505(1)	Various(1)	$51.82(1)(2)	Various(1)	Various(1)
13831 Hughes Avenue Los Angeles, CA	1981 / N/A	91.0%	55,375	Various	1,554-3,234	Various	$47.40-$51.00	7.0-10.0	Full Service
2336 & 2428 Santa Monica Boulevard Santa Monica, CA	1923 / N/A	96.0%	65,610	Rapid Smile	1,574	Jul-18	$54.00	7.0	Full Service
1269 15th Street Santa Monica, CA	1973 / N/A	99.0%	89,367	Confidential	1,300	Aug-17	$69.00	10.0	Full Service
2825 Santa Monica Boulevard Santa Monica, CA	1984 / N/A	100.0%	52,676	Santa Monica Fertility	7,604	Mar-17	$61.20	5.0	Mod. Gross
2001 $ 2021 Santa Monica Boulevard Santa Monica, CA	1965 / N/A	94.0%	204,312	Various Medical Office	632-1,885	Various	$58.80-$61.80	5.0-10.0	Full Service
10309 Santa Monica Boulevard Los Angeles, CA	1994 / N/A	100.0%	8,372	Fabrizio Physical Therapy	2,265	Mar-19	$47.40	5.0	Full Service
240 S. La Cienega Boulevard Beverly Hills, CA	1955 / N/A	100.0%	17,860	Medical Office	3,020	Apr-19	$57.00	3.0	Full Service
8540 Sepulveda Boulevard Los Angeles, CA	1974 / N/A	100.0%	79,655	Medical Office	1,651	Mar-19	$43.20	5.0	Full Service

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll dated May 14, 2019.
(2)	Represents the weighted average underwritten rent for in-place leases at the Brotman Physician Plaza Property.

The following table presents the appraiser’s market rent conclusions:

Market Rent Summary
	Medical Office	Ground Floor
NRA (SF)	39,860	8,645
Market Rent (PSF)	$54.00	$51.00
Lease Term	10 years	10 years
Rental Increase Projection	3.5%	3.5%

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Brotman Physicians Plaza Property:

Cash Flow Analysis
	2016	2017	2018	TTM 3/31/2019	UW	UW PSF
Gross Potential Rent(1)	$2,179,259	$2,224,250	$2,238,281	$2,237,483	$2,520,469	$51.96
Reimbursements	$212,974	$216,080	$215,028	$215,028	$328,112	$6.76
Other Income(2)	$218,490	$241,649	$244,224	$233,866	$229,815	$4.74
Vacancy and Concessions	$0	$0	$0	$0	($142,429)	($2.94)
Effective Gross Income	$2,610,723	$2,681,978	$2,697,533	$2,686,377	$2,935,967	$60.53

Real Estate Taxes	$101,675	$103,830	$106,388	$106,959	$278,081	$5.73
Insurance	$27,404	$27,372	$30,603	$29,925	$ 28,567	$0.59
Other Operating Expenses	$437,063	$501,616	$538,073	$527,637	$ 499,906	$10.31
Total Operating Expenses	$566,142	$632,817	$675,064	$664,520	$806,554	$16.63

Net Operating Income(1)	$2,044,581	$2,049,161	$2,022,469	$2,021,857	$2,129,413	$43.90
TI/LC	$0	$0	$0	$0	$60,631	$1.25
Replacement Reserves	$0	$0	$0	$0	$12,126	$0.25
Net Cash Flow	$2,044,581	$2,049,161	$2,022,469	$2,021,857	$2,056,656	$42.40

Occupancy %	100.0%	99.8%	96.4%	95.7%	95.0%(3)
NOI DSCR	2.22x	2.23x	2.20x	2.20x	2.31x
NCF DSCR	2.22x	2.23x	2.20x	2.20x	2.23x
NOI Debt Yield	8.8%	8.8%	8.7%	8.7%	9.2%
NCF Debt Yield	8.8%	8.8%	8.7%	8.7%	8.8%

(1)	UW Gross Potential Rent is based on the May 14, 2019 rent roll and includes rent steps taken through April 2020 of $97,586. The increase in UW Gross Potential Rent and UW Net Operating Income from historical Gross Potential Rent and historical Net Operating Income is primarily due to inclusion of rent steps.
(2)	UW Other Income consists of parking revenue and utility bill backs.
(3)	The underwritten economic vacancy is 5.0%. The Brotman Physicians Plaza Property was 96.5% physically occupied as of May 14, 2019.

Escrows and Reserves.

Real Estate Taxes - The Brotman Physicians Plaza Mortgage Loan documents provide for an upfront real estate tax reserve of $64,607 and an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate taxes, which currently equates to $9,230.

Insurance - The Brotman Physicians Plaza Mortgage Loan documents provide for an upfront insurance reserve of $26,187 and an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate taxes, which currently equates to $2,381.

Recurring Replacement Reserve - The Brotman Physicians Plaza Mortgage Loan documents require an ongoing monthly replacement reserve for capital expenditures in an amount equal to $1,011, capped at $36,379.

Immediate Repair Reserve - The Brotman Physicians Plaza Mortgage Loan documents provide for an upfront immediate repair reserve (the “Immediate Repair Reserve”) in an amount equal to $28,629.

Rollover Reserve - The Brotman Physicians Plaza Mortgage Loan documents provide for an ongoing monthly rollover reserve (the “Rollover Reserve”) in an amount equal to $5,053, capped at $181,894.

Lockbox and Cash Management. The Brotman Physicians Plaza Mortgage Loan is structured with a soft lockbox and springing cash management. Provided no Cash Management Period (as defined below) is in effect, all funds in the lockbox account are required to be transferred to an account controlled by the Brotman Physicians Plaza Borrower. Upon the occurrence and during the continuance of a Cash Management Period, funds in the lockbox are required to be deposited into an account controlled by the lender and applied on each monthly payment date, provided no event of default is continuing under the Brotman Physicians Plaza Mortgage Loan documents, (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves", (ii) to pay debt service, (iii) to pay capital reserves, (iv) to pay rollover reserves, (v) to pay for monthly operating expenses in accordance with the annual budget approved by the lender and (vi) to pay any remainder (a) during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), into a special rollover reserve subaccount and (b) otherwise, into a cash collateral reserve.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Medical	Loan #9 Brotman Physicians Plaza	Cut-off Date Balance:	$23,250,000
9808 Venice Boulevard		Cut-off Date LTV:	56.0%
Culver City, CA 90232		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	9.2%

A “Cash Management Period” will commence upon (i) an event of default, (ii) the debt service coverage ratio being less than 1.35x (on an interest only basis) as of the last day of each calendar quarter during the term, or (iii) the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will expire upon (a) with respect to clause (i) above, such event of default being cured (or otherwise waived) and no other event of default has occurred and is continuing, (b) with respect to clause (ii) above, the debt service coverage ratio equaling or exceeding 1.40x (on an interest only basis) for two consecutive calendar quarters and (c) with respect to clause (iii) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon any of the following: (i) the date that is 12 months prior to the expiration of any Major Lease (as defined below), (ii) the notice date on which a tenant under a Major Lease is required to give notice of renewal, if such notice has not been given, (iii) the early termination of a Major Lease, (iv) a tenant under a Major Lease going dark, (v) a default under a Major Lease, or (vi) a bankruptcy or insolvency proceeding of a tenant under a Major Lease.

A Lease Sweep Period will end upon the earlier to occur of (a) the determination by the lender that sufficient funds have accumulated to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period or (b) with respect to clauses (i) through (iv) above, upon the earlier to occur of (A) the date on which the Major Tenant (as defined below) exercises its renewal or extension option with respect to all of the space demised under its Major Lease, and sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the Lease Sweep Period) to pay for all anticipated approved leasing expenses (including rent during free rent periods) for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the terms of the Brotman Physicians Plaza Mortgage Loan documents, and all approved leasing expenses have been paid in full (or reserved for in the special rollover reserve subaccount), (c) with respect to clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure, and (d) with respect to clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A “Major Lease” means the Exodus Recovery, Inc. lease and any other lease that covers 9,700 or more net rentable SF.

A “Major Tenant” means any tenant under either a Major Lease or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 9,700 or more rentable SF.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Brotman Physicians Plaza Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Brotman Physicians Plaza Property and business interruption insurance for 12 months with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

Wheatland Towne Crossing
2525 West Wheatland Road
Dallas, TX 75237
DFW Intl. Airport 18 miles
Downtown Dallas 3 miles
Grand Prairie
Mountain Valley North Park
Mountain Creek Lake
Mountain View College
Cockrell Hill
Oak Cliff
Trinity River Corridor
Dallas Zoo
Wynnewood Village
Wynnewood North
Oak Cliff Nature Preserve
Kiest Park
DALLAS
Dallas Baptist University
Frito-Lay Technology Process Ctr.
Standard Meat Co.
Cedar Crest Park GC
VA North Texas Health Care System
VA MEDICAL CENTER
Redbird
Dallas Executive Airport
Wolf Creek
DALLAS COUNTY
Oak Cliff Country Club
Southwest Center Mall
Duncanville
Cedar Park Shopping Ctr.
Cedar Square Center
Wheatland Village
Methodist Charlton Medical Ctr.
Serta Warehouse
Frito-Lay
Home Depot Corporate Office
Jesse Owns Athletic Complex
International Museum of Cultures
Harrington Park
Thorntree Golf Club
Lancaster North
DeSoto
Lancaster
Pleasant Run Village
Townsend Square
Tom Thumb DeSoto Shopping Ctr.
Fountain Village
The Courtyard at Pleasant Run
Blue Grove Plaza
Ten Mile Creek Neighborhood
Glen Heights
Davis St
Jefferson Blvd
Illinois Ave
Kiest Blvd
Ledbetter Dr
Ranchero Ln
Red Bird Ln
Camp Wisdom Rd
LBJ Frwy
Wheatland Rd
Danieldale Rd
Wintergreen Rd
Pleasant Run Rd
Belt Line Rd
Main St
Parkerville Rd
Bear Creek Rd
Saner Ave
Walter Walker Blvd
Cockrell Hill Rd
Duncanville Rd
Hampton Rd
Polk St
Marsalis Ave
University Hills Blvd
Lancaster Rd
Clark Rd
Westmoreland Rd
Houston School Rd
Cedar Crest Blvd
Sunnyvale St
RED LINE
DART
BLUE LINE
WESTMORELAND
HAMPTON
TYLER/VERNON
8TH & CORINTH
MORRELL
ILLINOIS
KIEST
LEDBETTER
DALLAS ZOO
Allen
Lucas
Lewisville
Plano
Flower Mound
Carrollton
Wylie
Coppell
Addison
Richardson
Sachse
Farmers Branch
Garland
Rowlett
Irving
Mesquite
Grand Prairie
DALLAS
Balch Springs
Seagoville
Duncanville
Hutchins
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Midlothian
Ovilla
Red Oak

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 10 – Wheatland Towne Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Dallas, TX 75237
Original Balance:	$21,250,000			General Property Type:	Retail
Cut-off Date Balance:	$21,250,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2012/2013
Sponsor:	The Rainier Companies			Size:	206,874 SF
Guarantor:	J. Kenneth Dunn			Cut-off Date Balance per SF:	$103
Mortgage Rate:	4.0350%			Maturity Date Balance per SF:	$103
Note Date:	5/10/2019			Property Manager:	Rainier Realty Management, LLC
First Payment Date:	7/1/2019				(borrower-related)
Maturity Date:	6/1/2029
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$2,713,839
IO Period:	120 months			UW NOI Debt Yield:	12.8%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	12.8%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NCF DSCR:	2.97x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,477,663 (3/31/2019 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,364,949 (12/31/2018)
Additional Debt Balance:	N/A			3rd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	95.6% (4/23/2019)
Reserves(1)				2nd Most Recent Occupancy:	94.0% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	N/A
RE Tax:	$308,234	$61,647	N/A	Appraised Value (as of):	$35,000,000 (4/19/2019)
Insurance:	$0	Springing	N/A	Appraised Value per SF:	$169
Recurring Replacements:	$0	$2,586	N/A	Cut-off Date LTV Ratio:	60.7%
TI/LC:	$500,000	Springing	$500,000	Maturity Date LTV Ratio:	60.7%
Outstanding Tenant Obligations:	$221,050	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$21,250,000	89.7%	Loan Payoff:	$21,899,034	92.5%
Borrower Equity:	$2,429,489	10.3%	Reserves:	$1,029,284	4.3%
			Closing Costs:	$751,172	3.2%
Total Sources:	$23,679,489	100.0%	Total Uses:	$23,679,489	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Wheatland Towne Crossing Borrower did not own the Wheatland Towne Crossing Property (as defined below) until 2017; accordingly, prior history is not available.

The Mortgage Loan. The tenth largest mortgage loan (the “Wheatland Towne Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,250,000 and is secured by a first priority fee mortgage encumbering an anchored retail center located in Dallas, Texas (the “Wheatland Towne Crossing Property”). Proceeds from the Wheatland Towne Crossing Mortgage Loan were used to refinance the previous loan secured by the Wheatland Towne Crossing Property, return equity to the Wheatland Towne Crossing Borrower, fund upfront reserves and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Rainier Wheatland Acquisitions, LLC (the “Wheatland Towne Crossing Borrower”), a Delaware limited liability company with no independent director. The borrower sponsor is The Rainier Companies and the non-recourse carveout guarantor is J. Kenneth Dunn. The Rainier Companies, founded in 2003, is a Dallas, Texas based real estate investment firm that provides real estate investments, finance, brokerage, development, asset management and property management services. J. Kenneth Dunn, co-founder of The Rainer Companies, has over 20 years of experience in commercial real estate and finance. The Rainier Companies investment portfolio includes multifamily, office, retail, medical, government and hotel properties nationwide. The non-recourse carveout guarantor indirectly owns approximately 1.5% of the Wheatland Towne Crossing Borrower, and affiliates of the borrower sponsor own approximately 5%. Approximately 48% of the Wheatland Towne Crossing Borrower is owned by Emira Property Fund Limited, a South African public real estate investment trust, and the remaining interest is generally owned by various individual investors.

The Property. The Wheatland Towne Crossing Property is an anchored neighborhood retail center comprised of three, one-story buildings totaling 206,874 SF located in Dallas, Texas at the confluence of I-20 and US Highway 67 and is an approximately fifteen minute drive from the Dallas central business district. The Wheatland Towne Crossing Property is located adjacent to a non-collateral Aldi, and there is a non-collateral Target located

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

between two collateral buildings, which is considered to be a shadow anchor. The Wheatland Towne Crossing Property is situated on an approximately 25.43-acre site and features 1,083 parking spaces (5.22 spaces per 1,000 SF).

The Wheatland Towne Crossing Property was built in 2012. As of April 23, 2019, the Wheatland Towne Crossing Property was 95.6% occupied by 27 tenants, 11 of which are junior anchors. The junior anchor tenants include Conn’s Home Plus, Ross Dress For Less, PetSmart, Office Depot and Party City and collectively comprise 77.8% of the NRA and account for 67.7% of underwritten rent. Nine tenants, totaling 48.5% of the NRA, have been at the Wheatland Towne Crossing Property for more than 6 years. Over 80% of the tenants have leases with co-tenancy provisions, including many which are tied to the non-collateral Target store.

Major Tenants.

Conn’s Home Plus (40,120 SF, 19.4% of NRA, 13.8% of underwritten rent). Conn’s Home Plus has been a tenant at the Wheatland Towne Crossing Property since 2013 and is a retail chain of furniture, electronics and home appliance stores. Founded in 1890 and headquartered in Texas, Conn’s Home Plus operates 124 stores in the United States and has more than 4,500 employees. Conn’s Home Plus has a lease expiration of December 31, 2023 and has four, 5-year renewal options remaining.

Ross Dress For Less (22,000 SF, 10.6% of NRA, 7.1% of underwritten rent). Ross Dress For Less has been a tenant at the Wheatland Towne Crossing Property since 2012 and is a chain of off-price department stores that offers a selection of women’s and men’s apparel, accessories, footwear and furniture. Based in California, Ross Dress For Less has more than 71,000 employees and over 1,483 stores in 37 states. Ross Dress For Less has a lease expiration of January 31, 2023 and has four, 5-year renewal options remaining.

PetSmart (19,882 SF, 9.6% of NRA, 8.2% of underwritten rent). PetSmart has been a tenant at the Wheatland Towne Crossing Property since 2012 and is a retail chain that offers pet products and in store services including grooming, training and pet adoption. Based in Arizona, PetSmart has approximately 56,000 employees and over 1,650 pet stores in the United States, Canada and Puerto Rico. PetSmart has a lease expiration of April 30, 2022 and has four, 5-year renewal options remaining.

Office Depot (16,800 SF, 8.1% of NRA, 8.6% of underwritten rent). Office Depot has been a tenant at the Wheatland Towne Crossing Property since 2012 and is an office supply company, providing various products such as office supplies, office machines, technology, and business services both online and in stores. Founded in 1986, Office Depot operates approximately 1,350 stores and has more than 38,000 employees. Office Depot has a lease expiration of May 31, 2022 and has three, 5-year renewal options remaining.

Party City (12,000 SF, 5.8% of NRA, 6.3% of underwritten rent). Party City has been a tenant at the Wheatland Towne Crossing Property since 2012 and is a retail chain of party goods and supply stores. Party City offers costumes, party favors, tableware, event decorations and event supplies. Founded in 1986 and headquartered in New Jersey, Party City operates over 900 stores in the United States and has more than 15,000 employees. Party City has a lease expiration of January 31, 2023 and has three, 5-year renewal options remaining.

The following table presents a summary regarding the largest tenants at the Wheatland Towne Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/KBRA/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF		Most Recent Sales(3)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(5)	Term. Option(4)	Lease Expiration
Conn’s Home Plus	NR/NR/B	40,120	19.4%	$385,152	$9.60	13.8%	NAV	NAV	NAV	N	12/31/2023
Ross Dress For Less	NR/NR/A-	22,000	10.6%	$198,000	$9.00	7.1%	NAV	NAV	NAV	N	1/31/2023
PetSmart	NR/NR/CCC	19,882	9.6%	$228,643	$11.50	8.2%	NAV	NAV	NAV	N	4/30/2022
Office Depot	NR/NR/B	16,800	8.1%	$239,400	$14.25	8.6%	NAV	NAV	NAV	N	5/31/2022
Party City	NR/NR/NR	12,000	5.8%	$174,000	$14.50	6.3%	$1,844,762	$154	9.4%	N	1/31/2023
Subtotal/Wtd. Avg.		110,802	53.6%	$1,225,195	$11.06	44.0%

Other Tenants		86,880	42.0%	$1,558,423	$17.94	56.0%
Vacant Space		9,192	4.4%	$0	$0	0.0%
Total/Wtd. Avg.(6)		206,874	100.0%	$2,783,618	$14.08	100.0%

(1)	Information is based on the underwritten rent roll dated as of April 23, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Most Recent Sales determined as of December 31, 2018.
(4)	All top five tenants have co-tenancy provisions tied to the non-collateral Target shadow anchor.
(5)	Occ. Cost % is based on the underwritten rent as of the April 23, 2019 underwritten rent roll divided by the most recently reported sales.
(6)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

The following table presents certain information with respect to the lease rollover at the Wheatland Towne Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	1,610	$17.11	0.8%	0.8%	$27,547	1.0%	1.0%
2019	1	903	$27.58	0.4%	1.2%	$24,905	0.9%	1.9%
2020	1	0	$0.00	0.0%	1.2%	$7,200	0.3%	2.1%
2021	3	5,394	$24.01	2.6%	3.8%	$129,535	4.7%	6.8%
2022	7	65,698	$13.68	31.8%	35.6%	$898,736	32.3%	39.1%
2023	8	100,820	$11.83	48.7%	84.3%	$1,192,752	42.8%	81.9%
2024	2	10,471	$16.30	5.1%	89.4%	$170,655	6.1%	88.1%
2025	0	0	$0.00	0.0%	89.4%	$0	0.0%	88.1%
2026	1	4,061	$23.11	2.0%	91.3%	$93,870	3.4%	91.4%
2027	0	0	$0.00	0.0%	91.3%	$0	0.0%	91.4%
2028	3	8,725	$27.33	4.2%	95.6%	$238,418	8.6%	100.0%
2029	0	0	$0.00	0.0%	95.6%	$0	0.0%	100.0%
2030 & Beyond	0	0	$0.00	0.0%	95.6%	$0	0.0%	100.0%
Vacant	3	9,192	$0.00	4.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	30	206,874	$14.08	100.0%		$2,783,618	100.0%

(1)	Information is based on the underwritten rent roll dated as of April 23, 2019.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes Vacant Space.

The Market. The Wheatland Towne Crossing Property is located in Dallas, Texas approximately a fifteen minute drive from the Dallas central business district. The area immediately surrounding the Wheatland Towne Crossing Property is developed with retail property that includes tenants such as Southwest Center Mall, Target, Aldi, Sam’s Club, Home Depot and Lowe’s. Other commercial uses include fast food establishments and a medical center. Additionally, the Wheatland Towne Crossing Property is approximately a 30 minute drive to the Dallas-Fort Worth International Airport. Regional access to the Wheatland Towne Crossing Property is provided primarily by Interstate 20, Interstate 35 and U.S. Highway 67.

The Wheatland Towne Crossing Property is located in the Dallas-Fort Worth retail market and the Southwest Dallas County retail submarket. According to the appraisal, as of the first quarter of 2019, the Dallas-Fort Worth retail market had approximately 428.9 million SF of retail space inventory, overall vacancy in the market was approximately 4.5% and asking rent was $17.34 PSF. According to the appraisal, as of the first quarter of 2019, the Southwest Dallas County retail submarket had approximately 14.6 million SF of retail space inventory, overall vacancy in the submarket was approximately 4.8% and asking rent was $14.55 PSF.

The estimated 2018 population within a one-, three- and five-mile radius of the Wheatland Towne Crossing Property was 10,804, 90,695 and 248,272, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius of the Wheatland Towne Crossing Property was $38,123, $54,634 and $62,255, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Wheatland Towne Crossing Property:

Market Rent Summary
	In-Line Space	Junior Anchor Space	Outparcel Space
Market Rent (PSF)	$27.00	$15.00	$34.00
Lease Term (Months)	60	120	120
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projection	2.50% per annum	2.50% per annum	2.50% per annum

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

The following table presents recent leasing data at comparable in-line retail properties with respect to the Wheatland Towne Crossing Property:

Comparable Retail Property Summary
Property Name/ City, State	Built	GLA	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Months)	Rent PSF
Wheatland Towne Crossing 2525 West Wheatland Road Dallas, TX	2012	206,874	N/A	N/A	N/A	N/A	N/A
Carrier Towne Crossing 3824-3980 South Carrier Grand Prairie, TX	1998	323,729	Undisclosed	3,000	Jan. 2019	60	$27.50
Cedar Hill Town Center 140 FM 1382 Road Cedar Hill, TX	2002	285,879	Undisclosed	1,200	Nov. 2018	84	$27.00
Epic Town Crossing 1506 Mayfield Road Grand Prairie, TX	2017	216,939	Undisclosed	1,000	Jul. 2018	60	$28.00
Great Southwest Crossing 2307-2525 W. I-20 Grand Prairie, TX	1996	312,849	Undisclosed	1,500	Sep. 2018	60	$25.00
Pleasant Run Towne Crossing 707-751 U.S. Highway 67 Cedar Hill, TX	2003	413,496	Undisclosed	1,800	Feb. 2019	120	$26.75

Source: Appraisal

The following table presents recent leasing data at comparable junior anchor retail tenants with respect to the Wheatland Towne Crossing Property:

Comparable Junior Anchor Retail Property Summary
Tenant/ City, State	Built	Leased NRA	Lease Start	Lease Term (Years)	Base Rent
Five Below Lewisville, TX	2009	8,000	2015	10	$17.00
Rue 21 Greenville, TX	1972/2014-2016	4,500	2016	10	$14.50
Dirt Cheap Euless, TX	1982	35,848	2016	10	$15.00
PetCo Denton, TX	2012	10,000	2016	10	$14.00
Altitude Trampoline Park Cedar Hill, TX	1985	33,421	2016	10	$16.00
Burlington Coat Factory Fort Worth, TX	1990	40,315	2017	10	$12.00
Zoe Furniture Euless, TX	1982/2004	9,232	2018	10	$15.00
Urban Air Adventure Park Arlington, TX	1988	20,472	2018	10	$18.50

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Wheatland Towne Crossing Property:

Cash Flow Analysis(1)
	2018	3/31/2019 TTM	UW	UW PSF
Gross Potential Rent(2)	$2,651,524	$2,681,427	$3,019,946	$14.60
Total Recoveries	$1,139,661	$1,277,375	$1,417,410	$6.85
Discount Concessions	$0	$0	$0	$0.00
Other Income	$13,674	$12,274	$11,200	$0.05
Less Vacancy & Credit Loss	$0	$0	($299,307)	($1.45)
Effective Gross Income	$3,804,858	$3,971,076	$4,149,248	$20.06

Real Estate Taxes	$739,791	$780,694	$739,800	$3.58
Insurance	$47,758	$51,461	$56,818	$0.27
Other Expenses	$652,361	$661,288	$638,792	$3.09
Total Expenses	$1,439,910	$1,493,443	$1,435,410	$6.94

Net Operating Income(3)	$2,364,949	$2,477,633	$2,713,839	$13.12
Capital Expenditures	$0	$0	$31,031	$0.15
TI/LC	$0	$0	$105,156	$0.51
Net Cash Flow	$2,364,949	$2,477,633	$2,577,652	$12.46

Occupancy %	94.0%	95.6%(4)	95.0%
NOI DSCR	2.72x	2.85x	3.12x
NCF DSCR	2.72x	2.85x	2.97x
NOI Debt Yield	11.1%	11.7%	12.8%
NCF Debt Yield	11.1%	11.7%	12.1%

(1)	The Wheatland Towne Crossing Borrower did not own the Wheatland Towne Crossing Property until 2017; accordingly, prior history is not available.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated April 23, 2019 and includes rent steps through March 2020 totaling $240,206.
(3)	The increase in Net Operating Income from 2019 to UW is primarily due to five new leases totaling 15,257 SF (7.4% NRA, 13.8% UW rent) with lease commencement dates ranging from August 2018 to February 2019.
(4)	3/31/2019 TTM Occupancy % is based on the underwritten rent roll dated April 23, 2019.

Escrows and Reserves.

Real Estate Taxes - The Wheatland Towne Crossing Mortgage Loan documents provide for an upfront reserve of $308,234 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $61,647).

Insurance - The Wheatland Towne Crossing Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the insurance coverage for the Wheatland Towne Crossing Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the Wheatland Towne Crossing Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Recurring Replacements Reserve - The Wheatland Towne Crossing Mortgage Loan documents provide for monthly deposits of approximately $2,586 into a replacement reserve.

TI/LC Reserve - The Wheatland Towne Crossing Mortgage Loan documents provide for an upfront reserve of $500,000 for existing tenant improvements and leasing commissions. In addition, if at any time the amount in such reserve is less than $500,000, monthly deposits of $12,930 are required to be made into such reserve until the amount then on deposit in such reserve is at least equal to $500,000.

Outstanding Tenant Obligations - The Wheatland Towne Crossing Mortgage Loan documents provide for an upfront reserve of $221,050 for outstanding tenant obligations.

Lockbox and Cash Management. The Wheatland Towne Crossing Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below), the Wheatland Towne Crossing Borrower is required to establish a lockbox account, to direct tenants to pay rents directly into the lockbox account, and, if notwithstanding such direction, the Wheatland Towne Crossing Borrower or property manager receives any rents, to deposit such rents into the lockbox account within one business day of receipt. Upon the first occurrence of a Cash Sweep Period, the lender is required to establish a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically (and upon lender’s request on each business day), so long as a Cash Sweep Period is

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

continuing. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the Wheatland Towne Crossing Mortgage Loan documents. So long as a Cash Sweep Period is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required) as described above under “Escrows and Reserves", (ii) to pay debt service on the Wheatland Towne Crossing Mortgage Loan, (iii) to make deposits into the recurring replacements reserve, and (if then required) TI/LC reserve, as described above under “Escrows and Reserves,” (iv) provided no event of default has occurred, to pay operating expenses set forth in the annual budget and other amounts incurred by the Wheatland Towne Crossing Borrower in connection with the operation and maintenance of the Wheatland Towne Crossing Property and approved by the lender and (v) provided no event of default has occurred (in which event the lender may apply funds in the lockbox to the obligations under the Wheatland Towne Crossing Mortgage Loan documents in its discretion), to pay any remainder into an excess cash flow account to be held by the lender as additional security for the Wheatland Towne Crossing Mortgage Loan during the continuance of the Cash Sweep Period. If no Cash Sweep Period and no event of default is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the Wheatland Towne Crossing Borrower.

A “Cash Sweep Period” means a period:

(a)	Commencing upon an event of default under the Wheatland Towne Crossing Mortgage Loan and ending if no event of default exists; or

(b)	Commencing upon the debt service coverage ratio (assuming a 30-year amortization schedule) based on the trailing six month period immediately preceding the date of such determination being less than 1.25x for six consecutive calendar months and ending upon the debt service coverage ratio (assuming a 30-year amortization schedule) based upon the trailing six month period immediately preceding the date of such determination being greater than 1.30x for six consecutive calendar months; or

(c)	Commencing upon a Critical Tenant Trigger Event and ending upon the occurrence of the applicable Critical Tenant Trigger Event Cure.

A “Critical Tenant” means individually and collectively, (i) Conn Appliances, Inc. (“Conn’s”) and (ii) the non-collateral Target doing business near the Wheatland Towne Crossing Property, together with its successors and assigns (“Target”), together with their respective successors and assigns (and any lease entered into pursuant to which a tenant is leasing the space presently leased to and/or operated by a Critical Tenant, a “Critical Tenant Lease”).

A “Critical Tenant Space Re-tenanting Event” means, with respect to a Critical Tenant Lease, the satisfaction of all of the following conditions: (i) the related Critical Tenant’s space has been leased to one or more replacement tenants for a term and on terms and conditions reasonably acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant’s space have been paid in full, and (iii) the replacement tenant(s) is conducting normal business operations at the related Critical Tenant’s space.

A “Critical Tenant Trigger Event” means an occurrence of any of the following: (i) Conn’s gives notice of its intention to terminate its lease or vacate its demised premises, or Conn’s gives notice of its intention to not extend or renew its lease, or Conn’s otherwise terminates its applicable lease, (ii) on or prior to six months prior to the then applicable expiration date under its lease, Conn’s fails to give irrevocable notice of its election to renew its lease, (iii) on or prior to any earlier date by which Conn’s is required under its lease to notify the landlord of its election to renew its lease, Conn’s fails to give such notice, (iv) a monetary or material non-monetary event of default occurs under the Critical Tenant Lease with Conn’s, (v) a bankruptcy action of any Critical Tenant or any guarantor of a Critical Tenant Lease occurs, (vi) Conn’s elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease, (vii) any Critical Tenant goes “dark” or discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs), or (viii) a Shadow Anchor Event.

A “Critical Tenant Trigger Event Cure” means (a) in the event of a Critical Tenant Trigger Event described in clause (i), (ii) or (iii) of the definition thereof, the date that (1) a lease extension is duly executed by Conn’s in accordance with the provisions of its lease for all of its space and all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender will have been escrowed, or (2) a Critical Tenant Space Re-tenanting Event has occurred, (b) in the event of a Critical Tenant Trigger Event described in clause (iv) of the definition thereof, a cure of the applicable event of default under the related Critical Tenant Lease, (c) in the event of a Critical Tenant Trigger Event described in clause (v) of the definition thereof relating to a bankruptcy action of a Critical Tenant, the Critical Tenant has ceased to be a debtor in the applicable bankruptcy action or the affirmation of the related Critical Tenant Lease in the applicable bankruptcy action, provided that Critical Tenant is actually paying all rents and other amounts due under its lease, (d) in the event of a Critical Tenant Trigger Event described in clause (vi) of the definition thereof, Conn’s has recommenced the payment of full unabated rent, (e) in the event of a Critical Tenant Trigger Event described in clause (vii) of the definition thereof, the related Critical Tenant re-commences its normal business operations at its demised or leased premises or a Critical Tenant Space Re-tenanting Event has occurred, or (f) in the event of a Shadow Anchor Event, a cure of the applicable Shadow Anchor Event.

A “Shadow Anchor Event” means any failure by the Wheatland Towne Crossing Borrower to furnish to the lender (1) within 45 days after the end of each fiscal quarter an officer’s certificate certifying that to the best of the Wheatland Towne Crossing Borrower’s knowledge either: (A) no Critical Tenant Trigger Event has occurred with respect to Target, or (B) if a Critical Tenant Trigger Event has occurred with respect to Target, both (i) all relevant details, information and evidence known to the Wheatland Towne Crossing Borrower regarding such Critical Tenant Trigger Event, and (ii) upon a Critical Tenant Trigger Event Cure with respect to Target, all relevant details, information and evidence known to the Wheatland Towne Crossing Borrower regarding the said Critical Tenant Trigger Event Cure and (2) such other reasonable information in connection with Target or any period during which there is an uncured Critical Tenant Trigger Event relating to Target, as requested by the lender in connection with such quarterly officer’s certificate.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10 Wheatland Towne Crossing	Cut-off Date Balance:	$21,250,000
2525 West Wheatland Road		Cut-off Date LTV:	60.7%
Dallas, TX 75237		U/W NCF DSCR:	2.97x
		U/W NOI Debt Yield:	12.8%

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The Wheatland Towne Crossing Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Wheatland Towne Crossing Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Wheatland Towne Crossing Property. The loan documents also require business income/loss of rents insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 11 – West Palm Beach Industrial

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Various
Original Balance:	$20,000,000			General Property Type:	Industrial
Cut-off Date Balance:	$20,00,000			Detailed Property Type:	Various
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Sponsors:	Daniel Taillard; Yaniv Sananes			Size:	211,049 SF
Guarantors:	Daniel Taillard; Yaniv Sananes			Cut-off Date Balance per SF:	$95
Mortgage Rate:	3.7700%			Maturity Date Balance per SF:	$95
Note Date:	6/7/2019			Property Manager:	Y and M, LLC (borrower-related)
First Payment Date:	8/6/2019
Maturity Date:	7/6/2029			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI(2):	$2,332,257
Original Amortization Term:	0 months			UW NOI Debt Yield:	11.7%
IO Period:	120 months			UW NOI Debt Yield at Maturity:	11.7%
Seasoning:	0 months			UW NCF DSCR:	3.00x
Prepayment Provisions:	LO (24); DEF (92); O (4)			Most Recent NOI(2):	$2,023,621 (3/31/2019 TTM)
Lockbox/Cash Mgmt Status:	Springing/Springing			2nd Most Recent NOI(2):	$1,988,376 (12/31/2018)
Additional Debt Type:	N/A			3rd Most Recent NOI(2):	$1,677,875 (12/31/2017)
Additional Debt Balance:	N/A			Most Recent Occupancy:	91.0% (6/1/2019)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy(3):	N/A
Reserves				3rd Most Recent Occupancy(3):	N/A
Type	Initial	Monthly	Cap	Appraised Value (as of):	$32,000,000 (5/1/2019)
RE Tax:	$206,008	$22,890	N/A	Appraised Value per SF:	$152
Insurance:	$43,682	$11,678	N/A	Cut-off Date LTV Ratio:	62.5%
Recurring Replacements/TI/LC(1):	$0	$3,472	N/A	Maturity Date LTV Ratio:	62.5%
Deferred Maintenance:	$58,605	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,000,000	100.0%	Loan Payoff:	$11,179,431	55.9%
			Return of Equity:	$7,964,928	39.8%
			Closing Costs:	$547,345	2.7%
			Reserves:	$308,295	1.5%
Total Sources:	$20,000,000	100.0%	Total Uses:	$20,000,000	100.0%

(1)	The West Palm Beach Industrial Mortgage Loan (as defined below) is structured with an ongoing recurring replacements and general TI/LC reserve in an amount equal to $3,472 per month.

(2)	See “Cash Flow Analysis” below for details regarding the increases in historical NOI.

(3)	Historical occupancy is not available as most of the buildings were recently acquired and renovated. The West Palm Beach Industrial Sponsors (as defined below) acquired the West Palm Beach Industrial Properties (as defined below) through four separate transactions from November 2015 to April 2019, most of which properties were bought in distressed situations. The West Palm Beach Industrial Sponsors have invested approximately $4.1 million of capital improvements since the acquisitions, which included rehabilitating most of the buildings that make up the West Palm Beach Industrial Properties, inclusive of roof repairs. These capital improvements have allowed the West Palm Beach Industrial Sponsors to increase occupancy and rents. Since the beginning of 2017, 123 new leases have been signed, which accounts for approximately 75.8% of the net rentable area of the West Palm Beach Industrial Properties.

The Mortgage Loan. The eleventh largest mortgage loan (the “West Palm Beach Industrial Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,000,000 and secured by a first priority fee mortgage encumbering two industrial properties located in West Palm Beach and Dania Beach, Florida (the “West Palm Beach Industrial Properties”). Proceeds from the West Palm Beach Industrial Mortgage Loan were used to refinance the previous loan secured by the West Palm Beach Industrial Properties, return equity to the West Palm Beach Industrial Borrower (as defined below), pay closing costs and fund upfront reserves.

The Borrower and the Sponsors. The borrowers, YM 26 Flex, LLC, YM 26 Flex 2, LLC and YM Flex Space, LLC (collectively, the “West Palm Beach Industrial Borrower”), are each a Florida limited liability company and single purpose entity. There are no independent directors. The borrower sponsors and the non-recourse carveout guarantors are Daniel Taillard and Yaniv Sananes (collectively, the “West Palm Beach Industrial Sponsors”).

Taillard Capital, founded by Daniel Taillard, has been active in South Florida commercial real estate markets since 2010 and invests in a wide range of commercial real estate assets including industrial, retail, office and multifamily properties. Daniel Taillard is the Chairman and Chief Executive Officer of Taillard Capital. The West Palm Industrial Borrower is 100% owned, in the aggregate, by the West Palm Beach Industrial Sponsors. Yaniv Sananes is a real estate owner, developer and investor with over ten years of experience in the south Florida market across various property types.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #11 West Palm Beach Industrial	Cut-off Date Balance:	$20,000,000
Various		Cut-off Date LTV:	62.5%
Various		U/W NCF DSCR:	3.00x
		U/W NOI Debt Yield:	11.7%

The Property. The West Palm Beach Industrial Properties are comprised of two properties totaling 211,049 SF. The West Palm Beach property is comprised of 14 warehouse and distribution buildings totaling 198,389 SF and located in West Palm Beach, Florida. The West Palm Beach property buildings were constructed in phases in 1965, 1972, 1974 and 1987. The clear height in the West Palm Beach property warehouses ranges from 11' to 16' and the average office finish approximates 10.0%. The West Palm Beach property is 90.4% occupied by 136 tenants. The West Palm Beach property includes 270 parking spaces, resulting in a parking ratio of approximately 1.4 spaces per 1,000 SF of net rentable area.

The Dania Beach property is a 12,660 SF industrial property that is located in Dania Beach, Florida. The Dania Beach property is subject to a condominium regime comprised of 48 units. The collateral comprising the Dania Beach property represents three units or 6.3% of the voting interest in the larger condominium, and accordingly the West Palm Beach Industrial Borrower does not control the condominium. The Dania Beach property was constructed in 2005. The clear height of the Dania Beach property is 24 feet and the office/air-conditioning finish approximates 21.6%. The Dania Beach property has two concrete drive-in ramps and one dock high loading position. The Dania Beach property includes 12 parking spaces, resulting in a parking ratio of approximately 0.9 spaces per 1,000 SF of net rentable area. The Dania Beach property is 100.0% occupied by two tenants: Icee Company, which occupies 8,560 SF (67.6% of the NRA at the Dania Beach property; 4.1% of the portfolio NRA) under a lease effective through November 2027 and Taillard Capital, which occupies 4,100 SF (32.4% of NRA at the Dania Beach property; 1.9% of the portfolio NRA) under a lease effective through April 2020. Taillard Capital is an affiliate of one of the West Palm Beach Industrial Sponsors.

The West Palm Beach Industrial Sponsors acquired the West Palm Beach Industrial Properties through four separate transactions from November 2015 to April 2019, most of which properties were bought in distressed situations. The West Palm Beach Industrial Sponsors have invested approximately $4.1 million of capital improvements since the acquisitions, which included rehabilitating most of the buildings that make up the West Palm Beach Industrial Properties, inclusive of roof repairs. Since the beginning of 2017, 123 new leases have been signed, which accounts for approximately 75.8% of the net rentable area of the West Palm Beach Industrial Properties.

As of June 1, 2019, the West Palm Beach Industrial Properties were 91.0% occupied by 138 tenants.

The following table presents detailed information with respect to each of the West Palm Beach Industrial Properties:

Portfolio Summary
Property Name	Property SF	Allocated Whole Loan Cut-Off Date Balance(1)	% of Whole Loan Cut-off Date Balance(1)	Appraised Value	% of Total Appraised Value	UW NCF	% of UW NCF
West Palm Beach	198,389	$18,625,000	93.1%	$29,800,000	93.1%	$2,180,338	95.2%
Dania Beach	12,660	$1,375,000	6.9%	$2,200,000	6.9%	$110,258	4.8%
Total/Wtd. Avg.	211,049	$20,000,000	100.0%	$32,000,000	100.0%	$2,290,596	100.0%

(1)	No individual property releases are permitted. Allocated loan amounts are based on the Appraised Value.

The following table presents detailed information with respect to each of the buildings at the West Palm Beach Industrial Properties:

West Palm Beach Industrial Properties Summary(1)
Property	Address	Occupancy	Year Built / Renovated	NRA	% of Total NRA3)	Clear Height (Feet)
West Palm Beach	1510 Latham Road	100.0%	1987 / N/A	14,711	7.0%	14.5
West Palm Beach	1520 Latham Road	100.0%	1987 / N/A	7,821	3.7%	12.5
West Palm Beach	1530 Latham Road	72.7%	1987 / N/A	7,104	3.4%	10.0
West Palm Beach	1540 Latham Road	100.0%	1987 / N/A	4,810	2.3%	12.5
West Palm Beach	1550 Latham Road	76.6%	1987 / N/A	13,040	6.2%	14.0
West Palm Beach	1560 Latham Road	100.0%	1987 / N/A	13,680	6.5%	14.5
West Palm Beach	1650 Latham Road	93.0%	1972 / N/A	16,835	8.0%	11.0
West Palm Beach	1655 Donna Road	97.6%	1972 / N/A	16,807	8.0%	11.0
West Palm Beach	1700 Latham Road	100.0%	1972 / N/A	16,289	7.7%	13.5
West Palm Beach	1705 Donna Road	96.7%	1974 / N/A	16,204	7.7%	12.0
West Palm Beach	1721 Donna Road	90.4%	1972 / N/A	18,838	8.9%	12.5
West Palm Beach	1750 Latham Road	95.8%	1972 / N/A	20,091	9.5%	12.0
West Palm Beach	1817, 1841, 1861 & 1883 Church Street	75.0%	1965 / N/A	23,819	11.3%	16.0
West Palm Beach	2758 Old Okeechobee Road	60.0%	1965 / N/A	8,340	4.0%	16.0
Subtotal	West Palm Beach	90.4%		198,389	94.0%
Dania Beach	11 SW 12th Avenue	100.0%	2005 / 2017-2018	12,660	6.0%	24.0
Total		91.0%		211,049	100.0%

(1)	Information obtained from the underwritten rent roll dated June 1, 2019 and the appraisals.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #11 West Palm Beach Industrial	Cut-off Date Balance:	$20,000,000
Various		Cut-off Date LTV:	62.5%
Various		U/W NCF DSCR:	3.00x
		U/W NOI Debt Yield:	11.7%

The following table presents a summary regarding the tenants at the West Palm Beach Industrial Properties:

Tenant Summary(1)
Tenant Name	Property	Tenant SF	Approx. % of Portfolio SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Term. Option (Y/N)	Lease Expiration	Renewal Options
Icee Company	Dania Beach	8,560	4.1%	$114,618	3.9%	$13.39	N	11/30/2027	2, 5-year
PB Auto Services / Palm Beach Garage	West Palm Beach	6,350	3.0%	$72,000	2.5%	$11.34	N	11/15/2019	N/A
Central Auto Trim / Richard Schneider	West Palm Beach	5,952	2.8%	$57,744	2.0%	$9.70	N	12/31/2019	N/A
Motor Haus, Inc./ Martin Lopez	West Palm Beach	4,810	2.3%	$70,019	2.4%	$14.56	N	6/30/2022	(3)
Taillard Capital(4)	Dania Beach	4,100	1.9%	$65,600	2.2%	$16.00	N	4/30/2020	(3)
Subtotal/Wtd. Avg.		29,772	14.1%	$379,982	13.0%	$12.76

Other Tenants		162,221	76.9%	$2,543,724	87.0%	$15.68
Vacant Space		19,056	9.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		211,049	100.0%	$2,923,706	100.0%	$15.23(5)

(1)	Information is based on the underwritten rent roll dated as of June 1, 2019.

(2)	Annual UW Rent and Annual UW Rent PSF include rent steps through December 2019 totaling $12,806.

(3)	Tenant has automatic annual renewal options.

(4)	Space is leased by an affiliate of Daniel Taillard, one of the West Palm Beach Industrial Sponsors.

(5)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information with respect to the lease rollover at the West Palm Beach Industrial Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	%of Annual UW Rent Rolling	Cumulative% of Annual UW Rent Rolling
MTM(3)	28	28,376	$14.75	13.4%	13.4%	$418,630	14.3%	14.3%
2019	43	58,078	$14.74	27.5%	41.0%	$856,127	29.3%	43.6%
2020	57	66,051	$16.50	31.3%	72.3%	$1,089,916	37.3%	80.9%
2021	9	12,487	$15.27	5.9%	78.2%	$190,682	6.5%	87.4%
2022	6	17,822	$13.62	8.4%	86.6%	$242,708	8.3%	95.7%
2023	1	619	$17.81	0.3%	86.9%	$11,025	0.4%	96.1%
2024	0	0	$0.00	0.0%	86.9%	$0	0.0%	96.1%
2025	0	0	$0.00	0.0%	86.9%	$0	0.0%	96.1%
2026	0	0	$0.00	0.0%	86.9%	$0	0.0%	96.1%
2027	1	8,560	$13.39	4.1%	91.0%	$114,618	3.9%	100.0%
2028	0	0	$0.00	0.0%	91.0%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	91.0%	$0	0.0%	100.0%
Thereafter	0	0	$0.00	0.0%	91.0%	$0	0.0%	100.0%
Vacant	0	19,056	$0.00	9.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	145	211,049	$15.23(4)	100.0%		$2,923,706	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2019 and includes rent steps through December 2019 totaling $12,806.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Includes a 1,390 SF administrative office.

(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The West Palm Beach property is located in West Palm Beach, Florida within close proximity to the Palm Beach International Airport and is located just south of the Okeechobee Boulevard exit off of Interstate 95. The Dania Beach property is located in close proximity to the Fort Lauderdale-Hollywood International Airport and is situated just north of the Stirling Road exit off of Interstate 95.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the West Palm Beach property was approximately 10,239, 106,886 and 253,445, respectively; and the estimated 2018 average household income within the same radii was approximately $40,343, $65,758 and $65,453, respectively. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Dania Beach property was approximately 6,665, 95,692 and 238,642, respectively; and the estimated 2018 average household income within the same radii was approximately $96,839, $80,747 and $77,354, respectively.

According to the appraisal, the West Palm Beach property is situated within the West Palm Beach industrial submarket of the Palm Beach County market. As of the fourth quarter of 2018, the West Palm Beach industrial submarket reported a total inventory of approximately 15.4 million SF with a 3.3% vacancy rate, which has remained below 4.0% for 13 consecutive quarters. The submarket reported an average asking rent of $9.84 per SF. According to the appraisal, the Dania

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #11 West Palm Beach Industrial	Cut-off Date Balance:	$20,000,000
Various		Cut-off Date LTV:	62.5%
Various		U/W NCF DSCR:	3.00x
		U/W NOI Debt Yield:	11.7%

Beach property is situated within the Southwest Broward industrial submarket of the Broward County market. As of the fourth quarter of 2018, the Southwest Broward industrial submarket reported a total inventory of approximately 18.2 million SF with a 3.4% vacancy rate. The submarket reported an average asking rent of $9.00 per SF.

The appraiser for the West Palm Beach property identified six directly competitive industrial properties totaling approximately 194,239 SF with an average occupancy rate of 99.1% and rents ranging from $12.23 to $21.00 PSF, on a modified or industrial gross basis (with one property rent at $9.00 on a triple net basis).

The following table presents certain information relating to the appraisal’s market rent conclusion for the West Palm Beach property:

Market Rent Summary
Industrial
Market Rent (PSF)	$16.00
Lease Term (Years)	2
Lease Type (Reimbursements)	Modified Gross
Rent Increase Projection	3.0% per annum
Tenant Improvements (New Tenant) (PSF)	None
Tenant Improvements (Renewal) (PSF)	None

Source: Appraisal

The following table presents recent leasing data at comparable industrial properties with respect to the West Palm Beach property:

Comparable Leases Summary
Property Name / City. State	Built / Renovated	NRA	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (yrs.)	Rent PSF	Lease Type
West Palm Beach(1) Various West Palm Beach, FL	1965, 1972, 1974, 1987 / N/A	198,389	-	90.4%	-	-	-	$15.30	Modified Gross
1177 Clare Avenue 1177 Clare Avenue West Palm Beach, FL	1977 / N/A	14,070	2.3 miles	100.0%	Quoted	-	-	$18.00	Modified Gross
3728 Georgia Avenue 3728 Georgia Avenue West Palm Beach, FL	1984 / N/A	24,360	3.8 miles	100.0%	Quoted	-	-	$12.23	Industrial Gross
Old Okeechobee Commerce Ctr. 1253 Old Okeechobee Road West Palm Beach, FL	1987 / N/A	30,235	1.8 miles	94.0%	Quoted	-	-	$14.00	Industrial Gross
Parkland – 1211 Okeechobee 1211 Okeechobee Road West Palm Beach, FL	1970 / N/A	7,100	1.8 miles	100.0%	Quoted	-	-	$20.00	Modified Gross
Parkland Industrial Warehouse 1109 & 1142 Okeechobee Road West Palm Beach, FL	1980 / 2017	34,420	2.1 miles	100.0%	Coda Builders LLC Gianetto Racing Quoted	770 1,800 -	Oct. 18/1.0 Oct. 18/1.0 -	$21.00 $15.00 $20.00	Modified Gross
Landmark Commerce Ctr. I 1300 North Florida Mango Road West Palm Beach, FL	1985 / N/A	84,054	0.8 miles	100.0%	Quoted	-	-	$9.00	NNN

Source: Appraisal and third party market research provider

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #11 West Palm Beach Industrial	Cut-off Date Balance:	$20,000,000
Various		Cut-off Date LTV:	62.5%
Various		U/W NCF DSCR:	3.00x
		U/W NOI Debt Yield:	11.7%

The appraiser for the Dania Beach property identified six directly competitive industrial properties totaling approximately 230,924 SF with an average occupancy rate of 93.4% and rents ranging from $10.75 to $13.50 PSF for three properties, on a triple net basis, and rents ranging from $9.60 to $16.00 PSF for three properties, on a modified gross or gross basis.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Dania Beach property:

Market Rent Summary
Industrial
Market Rent (PSF)	$15.00
Lease Term (Years)	5
Lease Type (Reimbursements)	Modified Gross
Rent Increase Projection	3.0% per annum
Tenant Improvements (New Tenant) (PSF)	None
Tenant Improvements (Renewal) (PSF)	None

Source: Appraisal

The following table presents recent leasing data at comparable industrial properties with respect to the Dania Beach property:

Comparable Leases Summary
Property Name / City. State	Built / Renovated	NRA	Distance from Subject	Occ. %	Tenant Name	Lease Area (SF)	Lease Date / Lease Term (yrs.)	Rent PSF	Lease Type
Dania Beach(1) 11 SW 12th Avenue Dania Beach, FL	2005 / 2017-2018	12,660	-	100.0%	-	-	-	$14.24	Modified Gross
595 Corporate Park of Commerce Building 10428 10428 West State Road 84 Davie, FL	2008 / N/A	4,000	11.3 miles	100.0%	Quoted	-	-	$15.00	Modified Gross
Broward Business Park 3600-3750 Hacienda Boulevard Davie, FL	1982 / N/A	117,168	6.1 miles	87.0%	Quoted	-	-	$13.50	NNN
Dania Industrial Park 108-B SW 12th Avenue Dania Beach, FL	2002 / N/A	58,760	0.1 miles	100.0%	Quoted	-	-	$10.75	NNN
Davie Small Bay Warehouses 5079 & 5081 SW 48th Street Davie, FL	1972 / N/A	21,600	10.0 miles	100.0%	T.M.T. Auto Wholesale, Inc. Professional Concessions Inc. Marine Generator Rebuilders Inc. Quoted	900 1,800 5,500 -	Feb.18/1.0 Feb.18/1.0 Feb.18/2.0 -	$12.00 $16.67 $9.60 $9.60	Gross
Monte Industrial 4100 North 29th Avenue Hollywood, FL	1968 / N/A	20,000	1.3 miles	100.0%	Quoted	-	-	$12.00	NNN
Sims Building 2980 Simms Street. Hollywood, FL	1979 / N/A	9,396	2.0 miles	100.0%	Quoted	-	-	$16.00	Modified Gross

Source: Appraisal and third party market research provider

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Various	Loan #11 West Palm Beach Industrial	Cut-off Date Balance:	$20,000,000
Various		Cut-off Date LTV:	62.5%
Various		U/W NCF DSCR:	3.00x
		U/W NOI Debt Yield:	11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the West Palm Beach Industrial Properties:

Cash Flow Analysis(1)
	2016	2017	2018	3/31/2018 TTM	UW	UW PSF
Gross Potential Rent(2)	$974,056	$2,040,789	$2,283,737	$2,348,655	$3,228,602	$15.30
Total Recoveries	$0	$0	$100,785	$116,947	$116,947	$0.55
Other Income	$44,049	$58,925	$114,499	$83,697	$36,354	$0.17
Less Vacancy & Credit Loss	$0	$0	$0	$0	($314,055)	($1.49)
Effective Gross Income	$1,018,105	$2,099,714	$2,499,020	$2,549,298	$3,067,847	$14.54

Real Estate Taxes	$166,920	$213,031	$222,639	$222,728	$266,437	$1.26
Insurance	$73,296	$74,724	$69,944	$71,275	$140,134	$0.66
Other Expenses	$85,927	$134,085	$218,061	$231,674	$329,018	$1.56
Total Expenses	$326,143	$421,840	$510,644	$525,677	$735,589	$3.49

Net Operating Income	$691,962	$1,677,875	$1,988,376	$2,023,621	$2,332,257	$11.05
Capital Expenditures	$0	$0	$0	$0	$41,662	$0.20
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$691,962	$1,677,875	$1,988,376	$2,023,621	$2,290,596	$10.85

Occupancy %(3)	N/A	N/A	N/A	91.0%	90.6%
NOI DSCR	0.91x	2.19x	2.60x	2.65x	3.05x
NCF DSCR	0.91x	2.19x	2.60x	2.65x	3.00x
NOI Debt Yield	3.5%	8.4%	9.9%	10.1%	11.7%
NCF Debt Yield	3.5%	8.4%	9.9%	10.1%	11.5%

(1)	The historical financials do not include the buildings located at 1817-1897 Church Street and 2758 Old Okeechobee Road, which were acquired by the West Palm Beach Industrial Sponsors in January 2019 and March 2019, respectively. These properties account for a combined 11.7% of the UW Gross Potential Rent. Additionally, the West Palm Beach Industrial Sponsors purchased the Dania Beach property in August 2016 when the building was in shell condition. The West Palm Beach Industrial Sponsors subsequently built out the property for the current tenants and put in dropped ceilings, floorings, air conditioning, ramps and bathrooms. UW Net Operating Income is higher than TTM Net Operating Income primarily due to newly executed leases totaling 25.8% of portfolio NRA since 2019.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated June 1, 2019 and includes rent steps through December 2019 totaling $12,806.
(3)	Historical occupancy is not available as most of the buildings were recently acquired and renovated. 3/31/2018 TTM Occupancy is as of June 1, 2019. The West Palm Beach Industrial Sponsors acquired the West Palm Beach Industrial Properties through four separate transactions from November 2015 to April 2019, most of which properties were bought in distressed situations. The West Palm Beach Industrial Sponsors have invested approximately $4.1 million of capital improvements since the acquisitions, which included rehabilitating most of the buildings that make up the West Palm Beach Industrial Properties, inclusive of roof repairs. UW Occupancy % represents economic occupancy. The West Palm Beach Industrial Properties were 91.0% leased as of June 1, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 12 – FedEx Niles

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	Niles, IL 60714
Original Balance(1):	$16,500,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$16,500,000			Detailed Property Type:	Warehouse Distribution
% of Initial Pool Balance:	2.2%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2015/N/A
Sponsor:	N/A			Size:	314,202 SF
Guarantor:	N/A			Cut-off Date Balance per SF(1):	$148
Mortgage Rate(2):	4.2320%			Maturity Date or ARD Balance per SF(1):	$148
Note Date:	5/3/2019			Property Manager:	Self-managed
First Payment Date:	7/1/2019			Underwriting and Financial Information
Anticipated Repayment Date(2):	6/1/2029			UW NOI:	$4,370,540
Maturity Date(2):	5/1/2030			UW NOI Debt Yield(1):	9.4%
Original Term to Maturity(2):	120 months			UW NOI Debt Yield at Maturity or ARD(1):	9.4%
Original Amortization Term(2):	0 months			UW NCF DSCR(1):	2.14x
IO Period(2):	120 months			Most Recent NOI:	$4,769,768 (12/31/2018)
Seasoning:	1 months			2nd Most Recent NOI:	$4,684,549 (12/31/2017)
Prepayment Provisions:	LO (25); YM1 (90); O (5)			3rd Most Recent NOI:	$4,284,170 (12/31/2016)
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent Occupancy:	100.0% (7/1/2019)
Additional Debt Type(1):	Pari Passu			2nd Most Recent Occupancy:	100.0% (12/31/2018)
Additional Debt Balance(1):	$30,000,000			3rd Most Recent Occupancy:	100.0% (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			Appraised Value (as of):	$85,000,000 (3/21/2019)
Reserves				Appraised Value per SF:	$271
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio(1):	54.7%
RE Tax:	$1,338,626	Springing	N/A	Maturity Date or ARD LTV Ratio(1):	54.7%
Insurance:	$3,033	Springing	N/A
Recurring Replacements:	$0	Springing	N/A
TI/LC:	$0	Springing	$76,612
Environmental Reserve(3):	$39,085	$0	N/A
Environmental Deductible(3):	$50,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$46,500,000	53.6%	Purchase Price:	$84,262,035	97.2%
Borrower Equity:	$40,182,815	46.4%	Reserves:	$1,430,744	1.7%
			Closing Costs:	$990,036	1.1%
Total Sources:	$86,682,815	100.0%	Total Uses:	$86,682,815	100.0%

(1)	The FedEx Niles Mortgage Loan (as defined below) is part of the FedEx Niles Whole Loan (as defined below), which is comprised of two pari passu notes with an aggregate principal balance of $46,500,000. The Cut-off Date Balance per SF, Maturity Date or ARD Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity or ARD, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the FedEx Niles Whole Loan.

(2)	The FedEx Niles Whole Loan has an initial term of 120 months to the anticipated repayment date (“ARD”) of June 1, 2029, with a final maturity date of May 1, 2030. From and after the ARD until the outstanding principal balance of the FedEx Niles Whole Loan and all accrued interest has been paid in full, or until the final maturity date on May 1, 2030, the FedEx Niles Whole Loan will accrue interest at a per annum rate (the “Adjusted Rate”) equal to the lesser of (i) 4.2320% (the “Initial Interest Rate”) plus 4.0000%, and (ii) the greater of (a) the Initial Interest Rate plus 2.5000% and (b) the Treasury Rate (as defined below) plus 2.5000%. In addition, from and after the ARD, (i) the FedEx Niles Whole Loan requires a constant monthly payment of $228,262.31, to be applied first to interest at the Initial Interest Rate and then to principal, and (ii) all excess cash flow from the FedEx Niles Property (as defined below) is required to be collected by the lender and applied to reduce the principal balance of the FedEx Niles Whole Loan until the entire outstanding principal balance of the FedEx Niles Whole Loan is paid in full, and then to pay accrued interest on the FedEx Niles Whole Loan which has accrued at the excess of the Adjusted Rate over the Initial Interest Rate (the “Excess Interest”) and has been deferred until repayment of the principal balance of the FedEx Niles Whole Loan. “Treasury Rate” means, as of the ARD, the yield, calculated by the lender by linear interpolation (rounded to the nearest 0.001%) of the yields of non-inflation adjusted noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the final maturity date, as determined by the lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or another recognized source of financial market information selected by the lender. Original Term to Maturity, Original Amortization Term and IO Period are based on the ARD.

(3)	See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Mortgage Loan. The twelfth largest mortgage loan (the “FedEx Niles Mortgage Loan”) is part of a whole loan in the original principal balance of $46,500,000 (the “FedEx Niles Whole Loan”). The FedEx Niles Whole Loan is secured by a first priority fee mortgage encumbering a 314,202 SF industrial property known as FedEx Niles in Niles, Illinois (the “FedEx Niles Property”). The non-controlling Note A-2, in the original principal amount of $16,500,000, represents the FedEx Niles Mortgage Loan and will be included in the MSC 2019-H7 securitization transaction. The controlling Note A-1, in the original principal amount of $30,000,000 (the “FedEx Niles Non-Serviced Pari Passu Companion Loan”) has been contributed to the MSC 2019-H6 securitization transaction. The FedEx Niles Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse Distribution	Loan #12	Cut-off Date Balance:	$16,500,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

FedEx Niles Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	MSC 2019-H6	Yes
A-2	$16,500,000	$16,500,000	MSC 2019-H7	No
Total	$46,500,000	$46,500,000

The Borrower. The borrower is Niles Property Holding Company LLC (the “FedEx Niles Borrower”), a single-purpose Delaware limited liability company with one independent director in its organizational structure. The FedEx Niles Borrower is ultimately owned by Stream Property Corp. whose sole member is GSS Property Services III, Inc. which is owned by Frank B. Bilotta (33%), Kevin P. Burns (33%) and Bernard J. Angelo (34%). The owners are principals of Global Securitization Services, LLC (GSS), which is a corporate services company that sets up and administers a number of special purpose vehicle entities involved with securitizations and Shari’ah-compliant financings. The FedEx Niles Borrower was formed in connection with structuring the FedEx Niles Whole Loan as a Shari’ah compliant mortgage loan. There is no nonrecourse carve-out guarantor or environmental indemnitor (other than the FedEx Niles Borrower) for the FedEx Niles Whole Loan.

In order to facilitate a Shari’ah compliant structure, the FedEx Niles Borrower master leases the FedEx Niles Property to Niles Operating Company LLC, a newly formed Delaware entity (the “FedEx Niles Master Tenant”), which in turn leases the FedEx Niles Property to FedEx Ground Package System, Inc. (“FedEx Ground”), the sole tenant. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans” in the Preliminary Prospectus.

The FedEx Niles Master Tenant is indirectly owned by certain investors who are members of the Islamic faith and managed by two individuals who are personnel of Saudi Economic and Development Company (“SEDCO”), which is an affiliate of SEDCO Holding, a private wealth management organization that is a Shari’ah compliant investor.

Equity interests in the FedEx Niles Borrower and FedEx Niles Master Tenant are freely transferable without restriction, subject to certain administrative requirements.

The FedEx Niles Master Tenant has certain purchase options with respect to the FedEx Niles Property and with respect to ownership interests in the FedEx Niles Borrower. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

The Property. The FedEx Niles Property is an industrial property comprising 314,202 SF located in Niles, Illinois, that is leased to FedEx Ground. The FedEx Niles Property is comprised of three Class A buildings, including a 306,448 SF warehouse distribution building, a 5,278 SF vehicle maintenance garage that is used for service and repair, and a 2,476 SF gateway building where a security guard is located. The distribution warehouse building features 4.87% of office space and has 32 foot clear heights. The FedEx Niles Property has 102 dock doors and 10 drive-in doors (6 for the warehouse building and 4 for the vehicle maintenance building). The FedEx Niles Property was constructed in 2015 and is 100% leased to FedEx Ground as of July 1, 2019. Additionally, the FedEx Niles Property received LEED Silver status in March 2016. The FedEx Niles Property is situated on a 37.45 acre site, across two non-contiguous parcels, totaling 1,631,354 SF, and includes 860 parking spaces (467 spaces for employees and 393 trailer spaces).

Major Tenant.

FedEx Ground (314,202 SF, 100.0% of NRA, 100.0% of underwritten rent). FedEx Ground, a division of FedEx Corporation, is a North American provider of small-package ground delivery services. FedEx Corporation provides transportation, e-commerce and business services. FedEx Ground provides low-cost, day-certain delivery service to any business address in the U.S. and Canada, as well as residential delivery to U.S. residences through its FedEx Home Delivery service. FedEx Ground has been in occupancy at the FedEx Niles Property since 2015, currently occupies three buildings and has expanded its space at the FedEx Niles Property once. FedEx Ground’s lease expires on May 31, 2030 with two, five-year renewal options remaining. Annual rent under the two renewal options, if exercised, would be $5,463,291 and $5,873,037.

The following table presents certain information relating to the leases at the FedEx Niles Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Termination Option (Y/N)
FedEx Ground	NR/Baa2/BBB	314,202	100.0%	$4,790,396	100.0%	$15.25	5/31/2030	N
Subtotal/Wtd. Avg.		314,202	100.0%	$4,790,396	100.0%	$15.25

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		314,202	100.0%	$4,790,396	100.0%	$15.25

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse Distribution	Loan #12	Cut-off Date Balance:	$16,500,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the lease rollover schedule at the FedEx Niles Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030 & Beyond	1	314,202	$15.25	100.0%	100.0%	$4,790,396	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	314,202	$15.25	100.0%		$4,790,396	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The FedEx Niles Property is located in Niles, Illinois, in Cook County, approximately 10 miles from O’Hare International Airport. The FedEx Niles Property is situated adjacent to Interstate 94 and US 14, both of which provide access to the greater Chicago metro area. The FedEx Niles Property is located in the North Cook submarket of the Chicago industrial market. Demand in this locally oriented submarket is driven primarily by small and mid-sized companies in HVAC and plumbing construction and repair, commercial printing, fabricated metals, machinery, and durable and non-durable goods wholesaling. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the North Cook submarket was approximately 5.8%, with average asking rents of $8.12 PSF and inventory of approximately 52.2 million SF. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Chicago industrial market was approximately 5.9%, with average asking rents of $6.02 PSF and inventory of approximately 1,308 million SF.

According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the FedEx Niles Property was 10,144, 168,217 and 615,377, respectively. The 2018 median household income within the same one-, three- and five-mile radius was $80,527, $79,455 and $71,175, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the FedEx Niles Property:

Market Rent Summary
Industrial
Market Rent (PSF)	$15.00
Lease Term (Years)	15
Lease Type (Reimbursements)	NNN
Rent Increase Projection	3.0% every five years

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse Distribution	Loan #12	Cut-off Date Balance:	$16,500,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

The following table presents comparable leases with respect to the FedEx Niles Property:

Comparable Lease Summary
Property Name/Location	Year Built	Total SF	Occupancy	Tenant Name	Lease SF	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
FedEx Niles Property (subject) 5959 West Howard Street Niles, Illinois	2015	314,202	100%(1)	FedEx Ground(1)	314,202(1)	June 2015(1)	15(1)	$15.25(1)	NNN(1)
1965 Terminal Ct 1965 Terminal Ct Joliet, Illinois	2017	133,930	100%	FedEx	133,930	Oct. 2017	12	$15.48	NNN
FedEx 1430 South Wolf Road Wheeling, Illinois	1990	123,000	100%	FedEx	123,000	June 2017	10	$10.40	NNN
530-584 US Highway 130 FedEx Ground 530-584 US Highway 130 FedEx Ground Trenton, New Jersey	2017	347,363	100%	FedEx	347,363	May 2017	15	$15.34	NNN
95 Demarest Dr FedEx Ground 95 Demarest Drive Wayne, New Jersey	2017	163,253	100%	FedEx	163,253	Jan. 2017	14	$14.80	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

The following table presents information relating to comparable industrial property sales for the FedEx Niles Property:

Comparable Property Sales
Property Name/Location	Sale Date	Year Built	Total SF	Total Occupancy	Sale Price	Sale Price per SF
FedEx Niles Property (subject) Niles, IL	Feb. 2019	2015	314,202(1)	100.0%(1)	$84,262,035	$268.18
FedEx Boylston, MA	Nov. 2018	2018	366,057	100.0%	$93,870,000	$256.44
530-584 US Highway 130 FedEx Ground Trenton, NJ	Oct. 2018	2017	347,363	100.0%	$85,248,352	$245.42
FedEx - Seekonk, MA Seekonk, MA	Oct. 2017	2017	248,370	100.0%	$47,400,000	$190.84
601 River Rd. – FedEx Conshohocken, PA	Nov. 2016	2016	305,733	100.0%	$64,200,000	$209.99

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse Distribution	Loan #12	Cut-off Date Balance:	$16,500,000
5959 West Howard Street	FedEx Niles	Cut-off Date LTV:	54.7%
Niles, IL 60714		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the FedEx Niles Property:

Cash Flow Analysis
	2016	2017	2018	UW	UW PSF
Gross Potential Rent	$4,422,649	$4,779,837	$4,817,672	$4,790,396	$15.25
Total Recoveries	$882,799	$1,297,824	$1,373,995	$1,460,319	$4.65
Total Other Income	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($239,520)	($0.76)
Effective Gross Income	$5,305,449	$6,077,661	$6,191,667	$6,011,195	$19.13

Real Estate Taxes	$967,943	$1,335,686	$1,373,995	$1,460,319	$4.65
Insurance	$0	$0	$0	$0	$0.00
Other Operating Expenses	$53,335	$57,426	$47,904	$180,336	$0.57
Total Operating Expenses	$1,021,279	$1,393,112	$1,421,898	$1,640,655	$5.22

Net Operating Income	$4,284,170	$4,684,549	$4,769,768	$4,370,540	$13.91
Capital Expenditures	$0	$0	$0	$31,420	$0.10
TI/LC	$0	$0	$0	$78,551	$0.25
Net Cash Flow	$4,284,170	$4,684,549	$4,769,768	$4,260,570	$13.56

Occupancy %(1)	100.0%	100.0%	100.0%	95.0%
NOI DSCR(2)	2.15x	2.35x	2.39x	2.19x
NCF DSCR(2)	2.15x	2.35x	2.39x	2.14x
NOI Debt Yield(2)	9.2%	10.1%	10.3%	9.4%
NCF Debt Yield(2)	9.2%	10.1%	10.3%	9.2%

(1)	As of July 1, 2019, the FedEx Niles Property is 100.0% physically occupied. UW Occupancy % represents an economic vacancy of 5.0%.

(2)	Debt service coverage ratios and debt yields are based on the FedEx Niles Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 13 – DoubleTree Princeton

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Location:	Princeton, NJ 08540
Original Balance:		$16,100,000		General Property Type:	Hospitality
Cut-off Date Balance:		$16,100,000		Detailed Property Type:	Full Service
% of Initial Pool Balance:		2.2%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	1983/2016
Sponsors:		Israel Neiss; Benzion Willner;		Size:	238 Rooms
		Abraham Florans; Simcha Kaus		Cut-off Date Balance per Room:	$67,647
Guarantor:		Israel Neiss		Maturity Date Balance per Room:	$55,322
Mortgage Rate:		4.7600%		Property Manager:	Mountainview Hotel Group LLC
Note Date:		6/17/2019			(borrower-related)
First Payment Date:		8/6/2019		Underwriting and Financial Information
Maturity Date:		7/6/2029		UW NOI:	$2,131,539
Original Term to Maturity:		120 months		UW NOI Debt Yield:	13.2%
Original Amortization Term:		360 months		UW NOI Debt Yield at Maturity:	16.2%
IO Period:		0 months		UW NCF DSCR:	1.78x
Seasoning:		0 months		Most Recent NOI:	$2,158,457 (5/31/2019 TTM)
Prepayment Provisions:		LO (24); DEF (92); O (4)		2nd Most Recent NOI:	$2,127,726 (12/31/2018)
Lockbox/Cash Mgmt Status:		Springing/Springing		3rd Most Recent NOI:	$1,577,206 (12/31/2017)
Additional Debt Type:		N/A		Most Recent Occupancy:	67.5% (5/31/2019)
Additional Debt Balance:		N/A		2nd Most Recent Occupancy:	68.8% (12/31/2018)
Future Debt Permitted (Type):		No (N/A)		3rd Most Recent Occupancy:	67.4% (12/31/2017)
Reserves				Appraised Value (as of)(4):	$23,100,000 (6/1/2020)
Type	Initial	Monthly	Cap	Appraised Value per Room:	$97,059
RE Tax:	$45,052	$15,017	N/A	Cut-off Date LTV Ratio:	69.7%
Insurance:	$23,176	$7,725	N/A	Maturity Date LTV Ratio:	57.0%
FF&E(1):	$0	$28,278	N/A
PIP(2):	$1,000,000	Springing	N/A
Seasonality(3):	$80,000	$16,667	$130,000
Immediate Repairs:	$2,813	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,100,000	68.0%	Purchase Price:	$22,000,000	92.9%
Borrower Equity:	$7,590,221	32.0%	Reserves:	$1,151,041	4.9%
			Closing Costs:	$539,180	2.3%
Total Sources:	$23,690,221	100.0%	Total Uses:	$23,690,221	100.0%

(1)	Monthly FF&E collections will begin on the payment date in August 2020.

(2)	The initial property improvement plan (“PIP”) reserve represents 125% of the required PIP. On the date that any PIP is imposed by the franchisor pursuant to the franchise agreement, the borrower is required to deposit funds equal to 125% of the sum required to pay for such PIP into the PIP reserve.

(3)	The borrower is required to deposit an amount equal to $16,667 on each of the payment dates occurring in September 2019, October 2019, and November 2019 and if the amount falls below $130,000, an amount sufficient to increase the seasonality reserve to be equal to or greater than $130,000.

(4)	The appraised value represents the “As-is (PIP Extraordinary Assumption)” value as of June 1, 2020, which assumes that funds in the amount of $800,000 have been fully escrowed and are available to fund the proposed capital improvements. At origination of the DoubleTree Princeton Mortgage Loan (as defined below), $1,000,000 was escrowed which represents 125% of the cost of the proposed capital improvements.

The Mortgage Loan. The thirteenth largest mortgage loan (the “DoubleTree Princeton Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,100,000 secured by a first priority fee mortgage encumbering a 238-room, full service hotel in Princeton, New Jersey known as the DoubleTree Princeton (the “DoubleTree Princeton Property”). The proceeds of the DoubleTree Princeton Mortgage Loan were primarily used to acquire the DoubleTree Princeton Property for $22.0 million, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrowers are Princeton Hotel Group LLC and Ocean Hospitality LLC (the “DoubleTree Princeton Borrower”), each a single-purpose Delaware limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor is Israel Neiss.

Israel Neiss is the founder and managing partner of Mountainview Capital, a New Jersey-based owner/operator that was founded in 2012. Mountainview Capital currently owns and operates office, retail and multifamily assets in the Tri-State Area, Florida, Pennsylvania and Michigan. In 2013, Mr. Neiss partnered with Charles Group Hotels, a hotel group that owns and operates five hotels totaling 974 keys (Four Points by Sheraton Miami Beach; Holiday

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #13	Cut-off Date Balance:	$16,100,000
4355 US Route 1	DoubleTree Princeton	Cut-off Date LTV:	69.7%
Princeton, NJ 08540		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	13.2%

Inn Miami Beach – Oceanfront; Lexington Hotel Miami Beach; Best Western Atlantic Beach Resort; Seagull Hotel Miami Beach) and a parking garage in Miami Beach.

The Property. The DoubleTree Princeton Property is a six-story, full service hotel located in Princeton, New Jersey, in the west quadrant of the intersection formed by U.S.Route 1 and Ridge Road. The DoubleTree Princeton Property is situated on 7.78 acres and was built in 1983. The DoubleTree Princeton Property contains 238 rooms, including 123 queen bedrooms, 94 king bedrooms, and 21 suites. Amenities include a restaurant (Ridgeway Bar & Lounge), an indoor pool, fitness center, lobby workshop, market pantry, guest laundry room, and vending areas. The DoubleTree Princeton Property also features approximately 7,552 SF of meeting space spread across eight rooms.

In 2016-2017, the seller of the DoubleTree Princeton Property spent approximately $3.8 million ($15,966 per key) to renovate the DoubleTree Princeton Property, which included updating rooms, public areas, fitness center, meeting space and the restaurant. In accordance with a change of ownership PIP, the DoubleTree Princeton Borrower is required to invest approximately $800,000 into the DoubleTree Princeton Property, which includes upgrades to mechanical and HVAC systems, landscaping, parking lot, sidewalk, and swimming pool. At origination date of the DoubleTree Princeton Mortgage Loan, $1.0 million was escrowed with the lender, which represents 125% of the cost of the anticipated PIP. The DoubleTree Princeton Property operates under a franchise agreement with Hilton Franchise Holding LLC that expires on June 30, 2034 with no renewal options remaining.

More specific information about the DoubleTree Princeton Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			DoubleTree Princeton			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	62.2%	$140.36	$87.32	66.5%	$110.30	$73.34	106.9%	78.6%	84.0%
12/31/2018	63.6%	$142.62	$90.65	68.7%	$118.00	$81.02	108.0%	82.7%	89.4%
3/31/2019 TTM	63.2%	$143.04	$90.46	68.3%	$117.46	$80.17	107.9%	82.1%	88.6%

Source: Industry Report.

(1)	The competitive set includes Hyatt Regency Princeton, Marriott Princeton at Forrestal, Crowne Plaza Princeton Conference Center, Holiday Inn Princeton and Westin Princeton at Forrestal Village.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the DoubleTree Princeton Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The DoubleTree Princeton Property is located in Princeton, New Jersey, approximately 48 miles northeast of the city of Philadelphia. Primary commercial demand generators in the area include philanthropic, pharmaceutical, healthcare, government, and education institutions, including the nearby Princeton University. Top five employers in the market include Robert Wood Johnson University Hospital, Novo Nordisk, Wakefern Food Corporation, JFK Medical Center and Bristol-Myers Squibb. Primary access through the area is provided by north/south U.S. Highway 1, which provides access to Newark to the north and Philadelphia, Pennsylvania, to the south. The DoubleTree Princeton Property is also in close proximity to the Newark Liberty International Airport, which is the primary airport in New Jersey, about 30 miles from the DoubleTree Princeton Property.

According to the appraisal, in 2018 the DoubleTree Princeton Property generated approximately 55% of its room nights from commercial demand, 30% from meeting and group demand, and 15% from leisure demand. The DoubleTree Princeton Property’s top five corporate accounts include Johnson & Johnson, Accenture PLC, Sun Pharmaceutical Industries Limited, General Electric, and DXC Technology.

The following table presents certain information relating to the primary competitive properties for the DoubleTree Princeton Property:

Property Competitive Summary(1)
Property Name	Competitiveness	No. of Rooms	Commercial	Meeting & Group	Leisure	Estimated 2018 Occupancy	Estimated 2018 ADR	Estimated 2018 RevPAR
DoubleTree Princeton	Subject	238	55%	30%	15%	68.8%	$117.69	$81.00
Crowne Plaza Princeton	Primary	291	45%	40%	15%	50.0% - 55.0%	$125 - $130	$65 - $70
Holiday Inn Princeton	Primary	182	65%	15%	20%	60.0% - 65.0%	$85 - $90	$50 - $55
Hyatt Regency Princeton	Secondary	330	40%	45%	15%	65.0% - 70.0%	$150 - $160	$105 - $110
Marriott at Forrestal Princeton	Secondary	302	50%	35%	15%	65.0% - 70.0%	$160 - $170	$105 - $110
Westin Princeton At Forrestal Village	Secondary	296	55%	30%	15%	65.0% - 70.0%	$150 - $160	$105 - $110

Source: Appraisal.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the DoubleTree Princeton Property are attributable to variances in reporting methodologies and/or timing differences.

An industry report identified two primary competitors and three secondary competitors within the markets, all of which are located within four miles from the DoubleTree Princeton Property. The secondary competitors were selected based on similar locations and full-service product offerings; however, these hotels operate at higher price points according to the appraisal. The comparables range in size from 182 rooms to 330 rooms, with 1,589 total rooms. Based on the appraisal, there are no new planned hotels in the market that will be competitive with the DoubleTree Princeton Property

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #13	Cut-off Date Balance:	$16,100,000
4355 US Route 1	DoubleTree Princeton	Cut-off Date LTV:	69.7%
Princeton, NJ 08540		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the DoubleTree Princeton Property:

Cash Flow Analysis
	2016	2017	2018	5/31/2019 TTM	UW	UW per Room
Occupancy	65.6%	67.4%	68.8%	67.5%	67.5%
ADR	$111.14	$108.73	$117.69	$118.87	$118.87
RevPAR	$72.93	$73.33	$81.00	$80.23	$80.23

Room Revenue	$6,352,508	$6,370,165	$7,036,776	$6,969,600	$6,969,310	$29,283
Food & Beverage Revenue	$1,043,484	$1,041,025	$1,293,112	$1,376,144	$1,376,144	$5,782
Other Income(1)	$129,531	$65,429	$81,866	$78,805	$78,805	$331
Total Revenue	$7,525,523	$7,476,619	$8,411,754	$8,424,549	$8,424,259	$35,396

Real Estate Taxes	$174,768	$177,000	$181,874	$185,104	$180,208	$757
Insurance	$75,470	$137,464	$84,052	$72,744	$92,705	$390
Other Expenses	$5,683,766	$5,584,949	$6,018,102	$6,008,244	$6,019,808	$25,293
Total Expenses	$5,934,004	$5,899,413	$6,284,028	$6,266,092	$6,292,721	$26,440

Net Operating Income	$1,591,519	$1,577,206	$2,127,726	$2,158,457	$2,131,539	$8,956
FF&E	$0	$0	$0	$0	$336,970	$1,416
Net Cash Flow	$1,591,519	$1,577,206	$2,127,726	$2,158,457	$1,794,568	$7,540

NOI DSCR	1.58x	1.56x	2.11x	2.14x	2.11x
NCF DSCR	1.58x	1.56x	2.11x	2.14x	1.78x
NOI Debt Yield	9.9%	9.8%	13.2%	13.4%	13.2%
NCF Debt Yield	9.9%	9.8%	13.2%	13.4%	11.1%

(1)	Other income consists of shop revenue, guest laundry charges, and communications revenue.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 14 – Marriott Metairie at Lakeway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):		NR/NR/NR		Location:	Metairie, LA 70002
Original Balance:		$16,000,000		General Property Type:	Hospitality
Cut-off Date Balance:		$16,000,000		Detailed Property Type:	Full Service
% of Initial Pool Balance:		2.1%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	1987/2015
Sponsor:		Naveen Shah		Size:	220 Rooms
Guarantor:		Naveen Shah		Cut-off Date Balance per Room:	$72,727
Mortgage Rate:		4.5500%		Maturity Date Balance per Room(1):	$63,860
Note Date:		5/22/2019		Property Manager:	Paramount Management
First Payment Date:		7/1/2019			Associates, LLC
Maturity Date(1):		6/1/2029		Underwriting and Financial Information
Original Term to Maturity(1):		120 months		UW NOI:	$2,499,994
Original Amortization Term:		360 months		UW NOI Debt Yield:	15.6%
IO Period:		36 months		UW NOI Debt Yield at Maturity:	17.8%
Seasoning:		1 month		UW NCF DSCR:	2.09x (P&I) 2.77x (IO)
Prepayment Provisions:		LO (25); DEF (90); O (5)		Most Recent NOI:	$2,560,589 (3/31/2019 TTM)
Lockbox/Cash Mgmt Status:		Springing/Springing		2nd Most Recent NOI:	$2,418,351 (12/31/2018)
Additional Debt Type:		N/A		3rd Most Recent NOI:	$1,968,242 (12/31/2017)
Additional Debt Balance:		N/A		Most Recent Occupancy:	78.5% (3/31/2019)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent Occupancy:	79.7% (12/31/2018)
Reserves				3rd Most Recent Occupancy:	77.2% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$24,800,000 (3/12/2019)
RE Tax:	$195,706	$32,618	N/A	Appraised Value per Room:	$112,727
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	64.5%
Deferred Maintenance:	$5,688	$0	N/A	Maturity Date LTV Ratio:	56.6%
FF&E(2):	$0	$18,856	N/A
PIP(3):	$1,250,000	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,000,000	65.4%	Purchase Price:	$22,750,000	92.9%
Borrower Equity:	$8,478,576	34.6%	Reserves:	$1,451,394	5.9%
			Closing Costs:	$277,182	1.1%
Total Sources:	$24,478,576	100.0%	Total Uses:	$24,478,576	100.0%

(1)	The maturity date is the earlier to occur of the date above and the date the condominium relating to the Marriott Metairie at Lakeway Property (as defined below) is terminated as a result of any condemnation or casualty; provided that the lender agrees not to accelerate the debt until 60 days after such an event.

(2)	The Marriott Metairie at Lakeway Mortgage Loan ( as defined below) documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to 1/12 of 2.0% of annual gross revenues for the Marriott Metairie at Lakeway Property (as defined below) from July 2019 to June 2020, 3.0% of annual gross revenues for the Marriott Metairie at Lakeway Property from July 2020 to June 2021, and 4.0% thereafter.

(3)	The Marriott Metairie at Lakeway Borrower (as defined below) (i) deposited $1,250,000, which amount represents 50% of the total outstanding scheduled PIP at origination and (ii) is required to deposit $1,250,000, representing the remaining 50% of the total outstanding scheduled PIP within 12 months from the origination date .

The Mortgage Loan. The fourteenth largest mortgage loan (the “Marriott Metairie at Lakeway Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,000,000 and secured by a first priority fee mortgage encumbering a hotel condominium unit comprised of the full service, 220-room Marriott Metairie at Lakeway hotel located in Metairie, Louisiana (the “Marriott Metairie at Lakeway Property”). The proceeds of the Marriott Metairie at Lakeway Mortgage Loan, together with approximately $8.5 million of borrower equity, were used to acquire the Marriott Metairie at Lakeway Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Blue Ocean Hospitality LLC (the “Marriott Metairie at Lakeway Borrower”), a single-purpose Delaware limited liability company with no independent directors. The borrower sponsor and non-recourse carveout guarantor is Naveen Shah. The Marriott Metairie at Lakeway Borrower is wholly owned by Navika Capital Group LLC. The executive committee of the board of managers is comprised of Vinod F. Shah, Kanti Vadsola, and Naveen Shah.

Navika Group of Companies, founded in 2005, acquires, owns and manages income generating real estate nationwide, with a current portfolio consisting of nearly 40 full- and limited-service hotels under various Marriott, Hilton, IHG, Wyndham and Best Western flags and nine office buildings, shopping complexes, and recreational assets.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$16,000,000
3838 North Causeway Boulevard	Marriott Metairie at Lakeway	Cut-off Date LTV:	64.5%
Metairie, LA 70002		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	15.6%

The Property. The Marriott Metairie at Lakeway Property is a 33-story, full service hotel located in Metairie, Louisiana. The Marriott Metairie at Lakeway Property contains 220 rooms, including 102 double/double bedrooms, 85 king bedrooms, and 33 suites. Amenities include a restaurant and lounge, Starbucks / grab and go outlet, fitness center, business center, guest laundry, complimentary Wi-Fi, and 9,195 SF of meeting space. The Marriott Metairie at Lakeway Property is a condominium unit in a building known as Three Lakeway Center, which is a 33-story, approximately 483,420 SF office/hotel structure that houses the Marriott Metairie at Lakeway Property, an office and parking garage unit and a Premier Fitness Club unit. Three Lakeway Center is located within a larger mixed-use development known as the Lakeway Center. The Lakeway Center is home to the Three Lakeway Center building that includes the Marriott Metairie at Lakeway Property, two additional office buildings, and a parking structure. The hotel lobby and mezzanine occupy the first floor, along with the majority of the public areas of the hotel. Guestrooms are located on portions of the ninth and tenth floor, and all of the 11th through 16th floors of the Three Lakeway Center building. The condominium declaration provides the hotel with exclusive access to 105 reserved parking spaces on the mezzanine, first and second floor of the garage, and up to 223 parking spaces on levels 2 through 7 of the garage on a non-exclusive unreserved basis, at monthly fees equal to $50  per month (adjusted by the CPI index) per reserved space, plus a daily flat rate of $12 per space used by each guest that exceeds the 105 daily reserved parking spaces until January 1, 2020, and $15 per space used by each guest that exceeds the 105 daily reserved parking spaces thereafter. In addition to a small fitness center located within the hotel unit, hotel guests have access to the Premier Fitness Club (which includes a sauna, tennis courts, indoor pool and jogging track) pursuant to the condominium declaration, which sets a per diem fee for such access at $5.00, subject to annual consumer price index increases.

The Marriott Metairie at Lakeway Property accounts for 28% of the total shares in the condominium regime, and the Marriott Metairie at Lakeway Borrower has the right to appoint one of three directors and, accordingly, does not control the condominium. Amendments to the condominium declaration and articles of incorporation, any increases in annual condominium charges greater than 5% of the prior year’s condominium charges and major assessments which account for more than 20% of the projected annual common expenses require a vote of 75% of the condominium members. Abandonment or termination of the condominium regime requires the consent of any first priority mortgagee(s) which have been identified to the condominium association as such, except in the case of a casualty or condemnation. The condominium may be terminated without the consent of the Marriott Metairie at Lakeway Borrower or the lender upon certain casualty or condemnation events. The Marriott Metairie at Lakeway Property operates under a franchise agreement with Marriott International, Inc. that expires on May 22, 2039 with no renewal options remaining.

The Marriott Metairie at Lakeway Borrower is required to complete a change of ownership property improvement plan (“PIP”) totaling $2.5 million (approximately $11,364/room), of which $1.25 million was reserved for at origination of the Marriott Metairie at Lakeway Mortgage Loan. The Marriott Metairie at Lakeway Borrower is required to deposit the remaining $1.25 million with the lender by the date that is twelve months from the origination date. The majority of the planned renovations are expected to be to guestrooms, lobby area, corridors and meeting spaces. This includes replacing carpet, wallcovering, painting, upgrading vending areas and paving and hardscape work. The change of ownership PIP is required to be completed by 2022. The Marriott Metairie at Lakeway Property was built in 1987 and underwent its last major upgrade in 2015. Since 2015, the Marriott Metairie at Lakeway Property has undergone approximately $4.2 million in renovations consisting of a lobby and restaurant renovation in 2015, replacement of chiller and central plant in 2016, an addition of a small fitness center for the hotel, and upgrades to the exterior curtain wall. The Marriott Metairie at Lakeway Property underwent a $27 million renovation in 2006, following damage caused by Hurricane Katrina and a $5.0 million renovation in 2007 to convert the hotel from a Sheraton to a Marriott.

According to the appraisal, in 2018 the Marriott Metairie at Lakeway Property generated approximately 60% of its room nights from commercial demand, 30% from group demand and 10% from leisure demand.

More specific information about the Marriott Metairie at Lakeway Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Marriott Metairie at Lakeway Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	71.9%	$113.07	$81.31	77.2%	$137.61	$106.20	107.3%	121.7%	130.6%
12/31/2018	73.6%	$112.81	$82.97	79.7%	$135.39	$107.92	108.4%	120.0%	130.1%
3/31/2019 TTM	73.5%	$112.91	$82.96	78.5%	$137.42	$107.85	106.8%	121.7%	130.0%

Source: Industry Report.

(1)	The competitive set includes Doubletree by Hilton Hotel New Orleans Airport, Holiday Inn Metairie New Orleans Airport, Wyndham Garden Hotel New Orleans Airport, Hilton New Orleans Airport, Courtyard New Orleans Metairie and Sheraton Hotel Metairie New Orleans.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Metairie at Lakeway Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Marriott Metairie at Lakeway Property is located in Metairie, Louisiana, approximately 6.8 miles northwest of the New Orleans central business district and the French Quarter. According to the appraisal, the central business district has the largest concentration of office uses in the greater New Orleans area with approximately 16.7 million SF of space within 233 buildings, a vacancy of 9.0% and quoted rental rates of $19.77 per square foot. The main demand generating locations include the Mercedes-Benz Superdome and Smoothie King Center, the city’s NFL and NBA team venues, New Orleans Cruise port, Ernest N. Morial Convention Center, Tulane Medical Center, and the Orpheum Theater. The central business district is also home to several corporate headquarters for well-known entities including Entergy Corporation, Hibernia Corporation, and Taylor Energy. Tourism is also a demand driver for New Orleans with two of the most notable events being Mardi Gras and Jazz Fest. Primary access to the Marriott Metairie at Lakeway Property is provided by North Causeway Boulevard and Interstate 10, which bisects Metairie, providing east/west travel nearly through the center of Metairie, connecting with Interstate 610 to the east and providing direct access to the downtown New Orleans area. The Marriott Metairie at

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$16,000,000
3838 North Causeway Boulevard	Marriott Metairie at Lakeway	Cut-off Date LTV:	64.5%
Metairie, LA 70002		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	15.6%

Lakeway Property is located 6.5 miles northeast of the Louis Armstrong New Orleans International Airport, which is the primary airport for New Orleans and southeastern Louisiana and is considered a demand generator in the market, including crew business.

The following table presents certain information relating to the primary competitive properties to the Marriott Metairie at Lakeway Property:

Property Competitive Summary(1)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Group	Leisure	Estimated 2018 Occupancy(2)	Estimated 2018 ADR(2)	Estimated 2018 RevPAR(2)
Marriott Metairie at Lakeway	220	1987	9,195	60%	30%	10%	79.7%	$135.39	$107.92
DoubleTree by Hilton Hotel New Orleans Airport	245	1973	10,208	50%	30%	20%	79%	$113.00	$89.27
Holiday Inn Metairie New Orleans Airport	205	1972	12,000	50%	30%	20%	68%	$110.00	$74.80
Wyndham Garden Hotel New Orleans Airport	220	1970	5,565	50%	15%	35%	63%	$84.00	$52.92
Hilton New Orleans Airport	319	1989	21,180	50%	40%	10%	81%	$128.00	$103.68
Courtyard New Orleans Metairie	153	1999	3,433	65%	20%	15%	78%	$127.00	$99.06
Sheraton Hotel Metairie New Orleans	181	2002	5,742	50%	25%	25%	66%	$105.00	$69.30

Source: Appraisal.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Marriott Metairie at Lakeway Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Estimated 2018 Occupancy, Estimated 2018 ADR and Estimated 2018 RevPAR are based on the appraisal’s estimated 2018 year-end figures.

According to the appraisal, eight major projects are currently under development or have been recently opened in the market. There is one hotel in Metairie, a planned future midscale select-service Fairfield Inn with no estimated timeframe, as well as six select-service, extended-stay, or boutique hotels in the New Orleans central business district, and an unflagged full-service property in Gretna. According to the appraisal, these developments are not expected to directly compete with the Marriott Metairie at Lakeway Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Metairie at Lakeway Property:

Cash Flow Analysis
	2016	2017	2018	3/31/2019 TTM	UW	UW per Room
Occupancy	79.0%	77.2%	79.7%	78.5%	78.5%
ADR	$139.89	$137.61	$135.39	$137.42	$137.42
RevPAR	$110.54	$106.20	$107.92	$107.85	$107.85

Room Revenue	$8,900,609	$8,527,631	$8,666,035	$8,660,564	$8,660,564	$39,366.20
Food & Beverage Revenue	$2,078,747	$1,971,927	$2,070,818	$2,164,211	$2,164,211	$9,837.32
Other Income	$546,958	$584,649	$544,188	$529,788	$529,788	$2,408.13
Total Revenue	$11,526,314	$11,084,207	$11,281,041	$11,354,563	$11,354,563	$51,611.65

Real Estate Taxes	$427,347	$426,943	$391,597	$380,315	$414,775	$1,885.34
Insurance	$464,029	$427,048	$449,996	$446,203	$401,495	$1,824.98
Other Expenses	$8,580,737	$8,261,974	$8,021,097	$7,967,456	$8,038,299	$36,537.72
Total Expenses	$9,472,113	$9,115,965	$8,862,690	$8,793,974	$8,854,569	$40,248.04

Net Operating Income	$2,054,201	$1,968,242	$2,418,351	$2,560,589	$2,499,994	$11,363.61
FF&E	$461,056	$443,368	$451,242	$454,192	$454,183	$2,064.47
Net Cash Flow	$1,593,145	$1,524,874	$1,967,109	$2,106,397	$2,045,812	$9,299.14

NOI DSCR (IO)	2.78x	2.67x	3.28x	3.47x	3.39x
NOI DSCR (P&I)	2.10x	2.01x	2.47x	2.62x	2.55x
NCF DSCR (IO)	2.16x	2.07x	2.67x	2.85x	2.77x
NCF DSCR (P&I)	1.63x	1.56x	2.01x	2.15x	2.09x
NOI Debt Yield	12.8%	12.3%	15.1%	16.0%	15.6%
NCF Debt Yield	10.0%	9.5%	12.3%	13.2%	12.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 15 – UES Multi Portfolio

Mortgage Loan Information				Properties Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/S&P):	NR/NR/NR			Location:	New York, NY 10075
Original Balance:	$15,900,000			General Properties Type:	Mixed Use
Cut-off Date Balance:	$15,900,000			Detailed Properties Type(1):	Multifamily/Retail
% of Initial Pool Balance:	2.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1910/Various
Sponsor:	Salvatore Gaudio			Size:	20,703 SF
Guarantor:	Salvatore Gaudio			Cut-off Date Balance per SF:	$768
Mortgage Rate:	4.4500%			Maturity Date Balance per SF:	$768
Note Date:	6/24/2019			Property Manager:	Self-managed
First Payment Date:	8/6/2019			Underwriting and Financial Information
Maturity Date:	7/6/2029			UW NOI:	$997,698
Original Term to Maturity:	120 months			UW NOI Debt Yield:	6.3%
Original Amortization Term:	0 months			UW NOI Debt Yield at Maturity:	6.3%
IO Period:	120 months			UW NCF DSCR:	1.38x
Seasoning:	0 months			Most Recent NOI:	$1,104,738 (4/30/2019 TTM)
Prepayment Provisions(2):	LO (24); DEF (92); O (4)			2nd Most Recent NOI:	$980,066 (12/31/2018)
Lockbox/Cash Mgmt Status:	Soft/Springing			3rd Most Recent NOI:	$823,923 (12/31/2017)
Additional Debt Type:	N/A			Most Recent Occupancy:	100.0% (6/14/2019)
Additional Debt Balance:	N/A			2nd Most Recent Occupancy:	100.0% (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy:	100.0% (12/31/2017)
Reserves				Appraised Value (as of):	$24,000,000 (5/15/2019)
Type	Initial	Monthly	Cap	Appraised Value per Unit:	$1,159
RE Tax:	$73,822	$36,911	N/A	Cut-off Date LTV Ratio:	66.3%
Insurance:	$16,799	$2,800	N/A	Maturity Date LTV Ratio:	66.3%
Replacement:	$0	$845	$25,000
Deferred Maintenance:	$19,875	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,900,000	98.5%	Loan Payoff:	$15,590,150	96.6%
Borrower Equity:	$246,227	1.5%	Closing Costs:	$445,582	2.8%
			Reserves:	$110,496	0.7%
Total Sources:	$16,146,227	100.0%	Total Uses:	$16,146,227	100.0%

(1)	The UES Multi Portfolio Properties (as defined below) consist of 15,603 SF of multifamily space and 5,100 SF of retail space.

(2)	The UES Multi Portfolio Borrowers (as defined below) are permitted to obtain one or more partial releases of each of the individual properties after the date that is two years from the closing date of the MSC 2019-H7 securitization transaction subject to, among other conditions as set forth in the UES Multi Portfolio Mortgage Loan (as defined below) documents (i) no event of default is continuing, (ii) no cash management period exists, (iii) the UES Multi Portfolio Borrower has defeased an amount equal to the greater of (a) 130% of the allocated loan amount or (b) 100% of the net sales proceeds, (iv) the loan-to-value ratio following release is not greater than the lesser of (a) 66.3% or (b) the aggregate loan-to-value ratio prior to such release, (v) the debt yield is not less than the greater of (a) the debt yield prior to such release and (b) 6.3% (vi) the debt service coverage ratio is not less than the greater of (a) the debt service coverage ratio prior to the such release and (b) 1.35x and (vii) satisfaction of customary REMIC requirements.

The Mortgage Loan. The fifteenth largest mortgage loan (the “UES Multi Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,900,000 secured by a first priority fee mortgage encumbering three, mixed use buildings totaling 20,703 SF located in the Upper East Side of Manhattan, New York (the “UES Multi Portfolio Properties”). The proceeds of the UES Multi Portfolio Mortgage Loan and borrower equity were primarily used to refinance a previous loan of approximately $15.6 million, fund reserves, and pay closing costs.

The Borrowers and Borrower Sponsor. The borrowers are 304 E78 LLC, A&L 1494 LLC and 1496 Second Avenue Realty LLC, each a single purpose New York limited liability company (collectively, the “UES Multi Portfolio Borrowers”). Salvatore Gaudio is the nonrecourse carve-out guarantor and the borrower sponsor of the UES Multi Portfolio Mortgage Loan.

Mr. Gaudio has been in the real estate business for over 25 years and is involved in the management and the day-to-day operations of his portfolio. He has experience investing in multifamily, retail and hotel properties throughout New York City and holds a portfolio of investments including Casa 74, a residential condominium building located at 255 E. 74th Street and the SLS Hotel on Park Avenue South.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Multifamily/Retail	Loan #15	Cut-off Date Balance:	$15,900,000
Various	UES Multi Portfolio	Cut-off Date LTV:	66.3%
New York, NY 10075		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	6.3%

The Properties. The UES Multi Portfolio Properties encompass three, mixed-use buildings located in the Upper East Side neighborhood of Manhattan in New York. The UES Multi Portfolio Properties are located adjacent to one another at the corner of 2nd Avenue and East 78th Street. Each building is five stories, with retail space on the ground floor and multifamily units on floors two through five. The UES Multi Portfolio Properties contain 32 multifamily units in total and four retail suites that total 5,100 SF of the net rentable area. Six of the multifamily units are rent-stabilized, with the remaining 26 currently leased at market rates. The UES Multi Portfolio Properties are 100.0% occupied as of June 14, 2019 and have been at full or near full occupancy since 2016.

The retail space at the UES Multi Portfolio Properties is 100.0% occupied as of June 14, 2019 and generally consists of local tenants and has an average remaining lease term of approximately 8.7 years. The UES Multi Portfolio Mortgage Loan is structured without any on-going TI/LC reserve collections, however, the UES Multi Portfolio borrower sponsor executed a master lease, dated June 24, 2019 and with a lease term of 15 years, with respect to the retail spaces currently occupied by the tenants in the Tenant Summary chart below (collectively, the “Primary Tenant”) pursuant to the terms of the applicable lease agreements in effect as of the date of the master lease agreement, such that if any Primary Tenant (i) fails or is not obligated to pay all base rent, additional rent and other amounts due to the landlord pursuant to the terms of the applicable primary lease or (ii) otherwise defaults in the performance of any of its material obligations under its primary lease, in each case during any period of time in which the lease is in effect (and in each case whether due to the occurrence of a default under, or as a result of the termination, expiration, rejection, surrender or cancellation of, such primary lease), then the UES Multi Portfolio borrower sponsor covenants and agrees to pay all of the rent and other sums due thereunder to the landlord and to cause the performance of any such other material obligations of the Primary Tenant on account of such obligations under the primary lease.

304 East 78th Street

The 304 East 78th Street property is a five-story, mixed-use building situated on a 0.05-acre site. The improvements were constructed in 1910 and consist of eight, one-bedroom residential units and 1,500 SF of ground floor retail space. The average size of the apartment units is 518 SF, with four of the units having a duplex layout. Of the eight residential units, six are offered at market rates and two are rent stabilized. The kitchen and bathroom areas have tile flooring, with the kitchens offering a standard appliance package with gas ranges/ovens and refrigerators. The property is currently 100.0% occupied, with the retail space leased to Anand Indian Cuisine, a local Indian restaurant, with a lease expiration in September 2027 and no renewal options remaining.

1494 2nd Avenue

The 1494 2nd Avenue property is a five-story, mixed-use building situated on a 0.05-acre site. The improvements were constructed in 1910, were renovated in 1985, and consist of 16 studio residential units and 1,750 SF of ground floor retail space. The average size of the residential units is 338 SF, with one unit rent stabilized and the remainder offered at market rents. The kitchen and bathroom areas have tile flooring, with the kitchens offering a standard appliance package with gas ranges/ovens and refrigerators. The improvements are currently 100.0% occupied, with the retail space leased to Lusardi’s Restaurant, a local Italian restaurant, that recently executed a lease extension through May 2025 and has one, five-year renewal option remaining.

1496 2nd Avenue:

The 1496 2nd Avenue property is a five-story, mixed-use building situated on a 0.05-acre site. The improvements were constructed in 1910, renovated in 1988, and consist of eight, two- bedroom residential units and 1,850 SF of ground floor retail space. The average size of the residential units is 757 SF. Of the eight residential units, five are offered at market rates and three are rent stabilized. The kitchen and bathroom areas have tile flooring, with the kitchens offering a standard appliance package with gas ranges/ovens and refrigerators. The retail space is fully occupied by a Quality Branded (a restaurant) which leases 1,350 SF, and Tony’s Cleaners (a dry-cleaner) which leases 500 SF. The dry cleaning space operates as a drop off location, with no laundering service taking place on the premises. Neither tenant has any renewal options remaining.

The table below shows a portfolio summary of the UES Multi Portfolio Mortgage Loan:

UES Multi Portfolio Summary
Property Name	Allocated Whole Loan Cut-Off Date Balance	% of Whole Loan Cut-Off Date Balance	Property SF(1)	Year Built/Renovated	Occupancy%(1)	Multifamily Units(1)	Retail SF(1)	Appraised Value	UW NCF
1494 2nd Avenue	$6,650,000	41.8%	7,150	1910/1985	100.0%	16	1,750	$9,800,000	$413,379
1496 2nd Avenue	$5,700,000	35.8%	7,908	1910/1988	100.0%	8	1,850	$8,700,000	$355,849
304 East 78th Street	$3,550,000	22.3%	5,645	1910/N/A	100.0%	8	1,500	$5,500,000	$219,450
Total/Wtd. Avg.	$15,900,000	100.0%	20,703		100.0%	32	5,100	$24,000,000	$988,678

(1)	Information based on underwritten rent roll dated June 14, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Multifamily/Retail	Loan #15	Cut-off Date Balance:	$15,900,000
Various	UES Multi Portfolio	Cut-off Date LTV:	66.3%
New York, NY 10075		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	6.3%

The table below shows the apartment unit mix at the UES Multi Portfolio Properties:

UES Multi Portfolio Properties Unit Mix Summary(1)
Properties	Unit Type	Rent Type	No. of Units	% of Total Units	Average Unit Size (SF)	Total SF	Monthly In-Place Rent Per Unit	Market Rent
1494 2nd Avenue	Studio	Market	15	46.9%	338	5,063	$1,960	$2,000
1494 2nd Avenue	Studio	Rent Stabilized	1	3.1%	338	338	$1,375	$2,000
1496 2nd Avenue	Two-Bedroom	Market	5	15.6%	757	3,786	$2,587	$2,800
1496 2nd Avenue	Two-Bedroom	Rent Stabilized	3	9.4%	757	2,272	$1,676	$2,800
304 East 78th Street	One-Bedroom	Market	6	18.8%	518	3,109	$2,588	$2,600
304 East 78th Street	One-Bedroom	Rent Stabilized	2	6.3%	518	1,036	$1,926	$2,600
Total/Wtd. Avg.			32	100.0%	488	15,603	$2,129	$2,350

(1)	Information based on underwritten rent roll dated June 14, 2019.

The following table presents certain information relating to the retail tenants at the UES Multi Portfolio Properties:

	Tenant Summary(1)
Tenant Name	Credit Ratings (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of Retail SF	Annual UW Rent	Annual UW Rent PSF	App. % of Total Annual UW Retail Rent	Lease Expiration	Termination Options (Y/N)
Lusardi’s Restaurant(2)	NR/NR/NR	1,750	34.3%	$330,000	$188.57	37.4%	5/31/2025	N
Anand Indian Cuisine	NR/NR/NR	1,500	29.4%	$138,060	$92.04	15.6%	9/30/2027	N
Quality Branded	NR/NR/NR	1,350	26.5%	$327,828	$242.84	37.1%	3/30/2032	N
Tony’s Cleaners	NR/NR/NR	500	9.8%	$87,624	$175.25	9.9%	9/30/2027	N
Subtotal/Wtd. Avg.		5,100	100.0%	$883,512	$173.24	100.0%

Vacant Space		0	0.0%	$0	$0.00
Total/Wtd. Avg.		5,100	100.0%	$883,512	$173.24	100.0%

(1)	Information Based on underwritten rent roll dated June 14, 2019.

(2)	Lusardi’s Restaurant has one, five-year renewal option remaining.

The Market. The UES Multi Portfolio Properties are located in the Upper East Side neighborhood of Manhattan in New York City. According to a local government planning department, 46.1% of the land use in the area is multifamily residential with mixed residential and commercial as the second largest land use at 21.7%. The area also includes 14.5% institutional land use. The immediate area surrounding the UES Multi Portfolio Properties consists primarily of low-to-midrise apartment buildings, with grade level local retail. The Rockefeller University is southeast of the UES Multi Portfolio Properties as well as Memorial Sloan Kettering Hospital, New York Presbyterian, Weill Cornell Medical, and Hospital for Special Surgery. Just west of the UES Multi Portfolio Properties at Lexington Avenue is Lenox Hill Hospital. The neighborhood is also home to many museums such as the Metropolitan Museum of Art, the Solomon R. Guggenheim Museum and the Jewish Museum of New York. Primary access to the area is provided by the N and Q trains along 2nd Avenue and 72nd Street, and the 4 and 6 trains on Lexington Avenue and 77th Street. The FDR highway runs along the East River and provides access to lower Manhattan, the Triboro Bridge, the 59th Street Bridge, Midtown Tunnel, Brooklyn and Williamsburg Bridges. The UES Multi Portfolio Properties are located approximately eight miles from LaGuardia International Airport.

The UES Multi Portfolio Properties are located within the Upper East Side multifamily and retail submarkets of New York City. According to the appraisals, as of the first quarter of 2019, the Upper East Side multifamily submarket contained 88,576 inventory units, and had an average vacancy of approximately 3.7% and asking rents of $4,107 per month. According to the appraisals, as of the first quarter of 2019, the Upper East Side retail submarket contained 3,617,942 SF of rentable area, and had an average vacancy of approximately 2.6% and asking rents of $143.98 PSF

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Multifamily/Retail	Loan #15	Cut-off Date Balance:	$15,900,000
Various	UES Multi Portfolio	Cut-off Date LTV:	66.3%
New York, NY 10075		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	6.3%

Comparable rental properties to the UES Multi Portfolio Properties are shown in the tables below:

UES Multi Portfolio Properties Comparable Rentals Summary (304 E. 78th Street)
Properties Name / Address	Year Built	Number of Stories	Total Units	Unit Type	Rent Per Month	Distance to Property
304 East 78th Street New York, NY	1910	5	8	One-Bedroom	$2,422
519 East 78th Street New York, NY	1911	6	100	One-Bedroom	$2,526	0.3 Miles
1413 York Avenue New York, NY	1935	6	22	One-Bedroom	$2,525	0.4 Miles
171 East 74th Street New York, NY	1910	5	9	One-Bedroom	$2,775	0.4 Miles
1479 York Avenue New York, NY	1910	5	8	One-Bedroom	$2,600	0.2 Miles
1481 York Avenue New York, NY	1910	5	8	One-Bedroom	$2,550	0.2 Miles
181 East 78th Street New York, NY	1910	4	14	One-Bedroom	$2,400	0.2 Miles

Source: Appraisal.

UES Multi Portfolio Properties Comparable Rentals Summary (1494 2nd Avenue)
Properties Name / Address	Year Built	Number of Stories	Total Units	Unit Type	Rent Per Month	Distance to Property
1494 2nd Avenue New York, NY	1910	5	16	Studio	$1,924
1277 Third Avenue New York, NY	1910	5	16	Studio	$1,900	0.3 Miles
347 East 78th Street New York, NY	1910	5	17	Studio	$1,825	0.1 Miles
233 East 80th Street New York, NY	1910	6	22	Studio	$2,050	0.2 Miles
1555 Second Avenue New York, NY	1930	4	6	Studio	$2,050	0.2 Miles
1378 Third Avenue New York, NY	1917	5	12	Studio	$1,895	0.2 Miles
247 East 81st Street New York, NY	1920	4	16	Studio	$2,000	0.2 Miles

Source: Appraisal.

UES Multi Portfolio Properties Comparable Rentals Summary (1496 2nd Avenue)
Properties Name / Address	Year Built	Number of Stories	Total Units	Unit Type	Rent Per Month	Distance to Property
1496 2nd Avenue New York, NY	1910	5	8	Two-Bedroom	$2,245
309 East 76th Street New York, NY	1910	5	20	Two-Bedroom	$2,695	0.1 Miles
324 East 82nd Street New York, NY	1972	5	72	Two-Bedroom	$2900	0.3 Miles
417 East 74th Street New York, NY	1910	6	22	Two-Bedroom	$2,795	0.4 Miles
1437 First Avenue New York, NY	1910	5	40	Two-Bedroom	$2,975	0.3 Miles
511 East 78th Street New York, NY	1911	6	100	Two-Bedroom	$2,950	0.3 Miles
1273 First Avenue New York, NY	1910	5	12	Two-Bedroom	$2,725	0.6 Miles

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Multifamily/Retail	Loan #15	Cut-off Date Balance:	$15,900,000
Various	UES Multi Portfolio	Cut-off Date LTV:	66.3%
New York, NY 10075		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	6.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the UES Multi Portfolio Properties:

Cash Flow Analysis
	2016	2017	2018	4/30/2019 TTM	UW	UW per SF
Multifamily Gross Potential Rent	$685,595	$747,913	$752,646	$810,970	$817,423	$52.39(1)
Retail Gross Rent(2)	$771,548	$792,789	$811,353	$822,727	$897,010	$175.88(3)
Less Vacancy & Credit Loss	$0	$0	$0	$0	($85,722)	($4.14)
Effective Gross Income	$1,457,143	$1,540,702	$1,563,999	$1,633,697	$1,628,711	$78.67

Real Estate Taxes	$418,449	$444,687	$406,541	$406,540	$441,732	$21.34
Insurance	$30,616	$30,929	$26,801	$32,528	$32,528	$1.57
Other Expenses	$152,246	$241,162	$150,591	$89,892	$156,753	$7.57
Total Expenses	$601,311	$716,779	$583,933	$528,959	$631,013	$30.48

Net Operating Income	$855,832	$823,923	$980,066	$1,104,738	$997,698	$48.19
Capital Expenditures	$0	$0	$0	$0	$9,020	$0.44
Net Cash Flow	$855,832	$823,923	$980,066	$1,104,738	$988,678	$47.76

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%(4)
NOI DSCR	1.19x	1.15x	1.37x	1.54x	1.39x
NCF DSCR	1.19x	1.15x	1.37x	1.54x	1.38x
NOI Debt Yield	5.4%	5.2%	6.2%	6.9%	6.3%
NCF Debt Yield	5.4%	5.2%	6.2%	6.9%	6.2%

(1)	Multifamily Gross Potential Rent per SF was calculated based on total multifamily SF only.

(2)	Retail Gross Rent includes $13,488 in recovery income from the retail tenants.

(3)	Retail Gross Rent per SF was calculated based on total retail SF only.

(4)	The underwritten economic vacancy is 5.0%. The UES Multi Portfolio Properties were 100.0% physically occupied as of June 14, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-H7

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Cantor Fitzgerald & Co. (together with its affiliates, “Cantor”) and The Williams Capital Group, L.P. (together with its affiliates, “WCG” and, collectively with Morgan Stanley and Cantor, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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